UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALPHATEC HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.0001, of Alphatec Holdings, Inc. (“Alphatec common stock”)

(2)	Aggregate number of securities to which transaction applies: 24,000,000 shares of Alphatec common stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined on the basis of 24,000,000 shares of Alphatec common stock to be issued in the transaction at an assumed price of $5.02, which is the average of the high and low prices per share of Alphatec common stock on December 18, 2009, as reported on The NASDAQ Stock Market. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000713 by the value set forth in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $120,480,000

(5)	Total fee paid: $8,590

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUBJECT TO COMPLETION, DATED DECEMBER 24, 2009

PROXY STATEMENT

ALPHATEC HOLDINGS, INC.

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

Alphatec Holdings, Inc. has entered into a share purchase agreement under which we will purchase directly or indirectly approximately 95% of the issued and outstanding shares of Scient’x S.A., or Scient’x, which is a global medical device company based in Guyancourt, France that designs, develops and manufactures surgical implants to treat disorders of the spine. In addition, the Scient’x shareholders have agreed to use their commercially reasonable efforts to cause the shareholders of Scient’x who hold the remaining approximately 5% of the shares of Scient’x that we are not purchasing pursuant to the share purchase agreement to sell to us those shares on substantially the same terms and conditions as set forth in the share purchase agreement, so that we will acquire 100% of the issued and outstanding shares of Scient’x. Our acquisition of substantially all of the shares of Scient’x is referred to as the Share Purchase. Following the Share Purchase, Scient’x will be an indirectly owned subsidiary of ours.

We will issue 24,000,000 shares of our common stock in consideration for 100% of the outstanding shares of Scient’x, which represents 45.7% of our voting shares prior to the issuance and will represent 31.3% of our voting shares following the issuance, based on our outstanding capital stock at December 15, 2009. The shares of our common stock being issued to the shareholders of Scient’x pursuant to the share purchase agreement and any additional agreements to purchase the remaining approximately 5% of the shares of Scient’x that we are not acquiring pursuant to the share purchase agreement are referred to in this proxy statement as the Shares or the Share Purchase Shares.

Our shares of common stock are listed on The NASDAQ Global Market under the symbol “ATEC”. As of December 23, 2009, the last trading day before the date of this proxy statement, the last sales price of our common stock, as quoted on The NASDAQ Global Market, was $5.34.

This proxy statement has been prepared in connection with a special meeting of our stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at 666 Third Avenue, 25th Floor, New York, NY 10076, on                     , 2010 at              a.m., Eastern Standard time. At the special meeting, our stockholders will consider a proposal to approve the issuance of the Shares. Pursuant to applicable NASDAQ Marketplace Rules, the issuance of the Shares requires approval by holders of a majority of the shares of our common stock present and voting at a special meeting of stockholders at which a quorum is present. Two of our principal stockholders, HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., which hold approximately 38.1% of our voting shares, have agreed to vote in favor of the proposal.

This proxy statement sets forth more information about Alphatec, Scient’x, the Scient’x shareholders and the Share Purchase. We encourage you to carefully read this proxy statement before voting, including the section entitled “Risk Factors” beginning on page 23.

Sincerely,

Dirk Kuyper
President and Chief Executive Officer

This document is dated                     , 2010, and is first being mailed to our stockholders on or about                     , 2010.

ALPHATEC HOLDINGS, INC.

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the stockholders of Alphatec Holdings, Inc.:

A special meeting of our stockholders will be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at 666 Third Avenue, 25th Floor, New York, NY 10076, on                     , 2010 at              a.m., Eastern Standard time. At the special meeting, stockholders will consider and act upon the following matter:

•	the issuance of 24,000,000 shares of our common stock in consideration for 100% of the outstanding shares of Scient’x.

Pursuant to applicable NASDAQ Marketplace Rules, the issuance of shares of our common stock pursuant to the share purchase agreement and any additional agreements to acquire the remaining approximately 5% of the shares of Scient’x that we are not acquiring pursuant to the share purchase agreement requires approval by holders of a majority of our shares of common stock present and voting at a special meeting of stockholders at which a quorum is present.

Our board of directors formed a special committee of disinterested directors to evaluate and, if appropriate, negotiate the proposed Share Purchase because two of our principal stockholders, HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., which we refer to collectively as HealthpointCapital, and their affiliates hold approximately 39.4% of our voting shares and approximately 94.8% of the voting shares of Scient’x as of December 15, 2009. Five of our directors, Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil and Stephen H. Hochschuler, M.D. are beneficial owners of or affiliated with HealthpointCapital, LLC, which is the ultimate parent of HealthpointCapital. The special committee retained its own legal counsel, obtained valuation advice and a fairness opinion from an independent investment bank, and negotiated the terms of the Share Purchase with the Scient’x shareholders. The Special Committee unanimously determined that the terms of the Share Purchase are advisable, fair to, and in the best interests of our stockholders unaffiliated with HealthpointCapital. Upon the special committee’s unanimous recommendation, our board of directors then unanimously determined that the terms of the Share Purchase are advisable, fair to, and in the best interests of, our stockholders unaffiliated with HealthpointCapital. The special committee and our board of directors believe that combining Scient’x with Alphatec will create valuable synergies and scale that will benefit all stockholders and recommends that you approve the proposal described in the accompanying proxy statement.

After careful consideration, and upon the unanimous recommendation of a special committee of the disinterested directors, our board of directors has unanimously approved the proposal referred to above and concluded that it is advisable, fair to, and in the best interests of our stockholders unaffiliated with HealthpointCapital. The special committee and our board of directors unanimously recommend that our stockholders vote “FOR” the proposal referred to above.

Only those holders of our common stock of record as of the close of business on                     , 2010 are entitled to notice of, and to vote at, the special meting and at any adjournments thereof. A total of              shares of our common stock were issued and outstanding as of that date. Each share of common stock entitles its holder to one vote. HealthpointCapital, which holds approximately 38.1% of our voting shares, has agreed to vote in favor of the proposal.

The proxy statement accompanying this notice sets forth more information about us, Scient’x, the Scient’x shareholders, the Share Purchase and the interests of some of our directors and principal stockholders in the Share Purchase. The accompanying materials also provide instructions on how to vote your shares in person at the special meeting or by proxy.

Your vote is very important. At least a majority of all issued and outstanding shares of common stock entitled to vote at a meeting is required to constitute a quorum. Accordingly, whether you plan to attend the special meeting or not, we ask that you complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

By order of the board of directors,

Ebun S. Garner, Esq.
General Counsel, Vice President and Secretary

December 24, 2010

Carlsbad, California

i

ii

QUESTIONS AND ANSWERS

The following questions and answers briefly address some commonly asked questions about the special meeting and this proxy statement. They may not include all the information that is important to you. You should carefully read this entire proxy statement, including the annexes and the other documents referred to herein.

Q:	What will happen in connection with the Share Purchase?

A:	We have entered into a share purchase agreement, or the Share Purchase Agreement, with certain direct and indirect shareholders of Scient’x S.A. pursuant to which we will acquire, directly or indirectly, approximately 95% of the issued and outstanding shares of Scient’x S.A., or Scient’x. Scient’x is a global medical device company based in Guyancourt, France that designs, develops and manufactures surgical implants to treat disorders of the spine. A copy of the Share Purchase Agreement is attached to this proxy statement at Annex B.

In addition, HealthpointCapital has agreed to use its commercially reasonable efforts to cause the shareholders of Scient’x who hold the remaining approximately 5% of the shares of Scient’x that we are not purchasing to sell to us those shares substantially on the same terms and conditions as set forth in the Share Purchase Agreement, so that we will acquire 100% of the issued and outstanding shares of Scient’x. Our acquisition of substantially all of the shares of Scient’x is referred to as the Share Purchase. Following the Share Purchase, Scient’x will be an indirectly owned subsidiary of ours.

We will issue 24,000,000 shares of our common stock in consideration for 100% of the outstanding shares of Scient’x, which represents 45.7% of our voting shares prior to the issuance and will represent 31.3% of our voting shares following the issuance, based on our outstanding capital stock at December 15, 2009. The shares of our common stock being issued to Scient’x shareholders pursuant to the Share Purchase Agreement and any additional agreements to purchase the remaining approximately 5% of the shares of Scient’x that we are not acquiring pursuant to the Share Purchase Agreement are referred to in this proxy statement as the Shares or the Share Purchase Shares. The number of shares to be issued will be reduced by a certain number of shares calculated at the closing in exchange for our payment of certain fees and expenses incurred by HealthpointCapital in the Share Purchase, as described below under “The Share Purchase Agreement—Expenses and Reimbursement” on page 71.

For a further discussion of the Share Purchase Agreement, see “The Share Purchase Agreement” beginning on page 62.

Q:	Why are you receiving this proxy statement?

A:	Our stock is listed on The NASDAQ Global Market. Rule 5635(a) of the NASDAQ Marketplace Rules requires listed companies to obtain stockholder approval of issuances of common stock in certain circumstances, including:

•

in connection with the stock or assets of another company, where due to the issuance of common stock or securities convertible into common stock, the securities to be issued represent 20% or more of the number of shares of common stock outstanding before the issuance;

•

in connection with the stock or assets of another company, where due to the issuance of common stock or securities convertible into common stock, the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; and

•

in connection with the stock or assets of another company, any director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the listed company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

You are being asked to approve the issuance of the Share Purchase Shares because the issuance implicates each of the circumstances listed above, and, pursuant to the Share Purchase Agreement, our stockholders’ approval of the issuance of the Share Purchase Shares is a condition to closing the Share Purchase. We will hold a special meeting of our stockholders to obtain approval of the issuance of the Share Purchase Shares. This proxy statement contains important information about the special meeting, us, Scient’x, the Scient’x shareholders, the Share Purchase and the interests of some of our directors and principal stockholders in the Share Purchase, and you should read it carefully.

Q:	Why is Alphatec proposing the Share Purchase?

A:

We and Scient’x believe that the acquisition will provide substantial strategic and financial benefits to the stockholders of both companies. We are seeking to grow our business, particularly in international markets and in the underserved market for conditions that affect the aging spine. Consistent with that objective, we have been focused on increasing our international distribution presence and acquiring intellectual property that can be commercialized for use in the aging spine market. Scient’x has an established international market presence, with distribution representation or direct sales representatives in more than 50 countries. We believe that we will be able to capitalize on this international penetration by selling both our core products and our aging spine products through this distribution channel. In addition, Scient’x is considered to be a pioneer in the area of dynamic fusion, which uses a semi-rigid rod to potentially increase the success rate for fusion surgery. We believe that the dynamic fusion product portfolio of Scient’x is an important addition to our aging spine product line. In fact, we already have FDA approval to immediately begin selling the Scient’x IsoBarTM semi-rigid rod with the Alphatec Zodiac® polyaxial pedicle screw. In addition, we believe that the business of Scient’x will accelerate in the United States with access to our established marketing and sales infrastructure.

For a description of the other factors considered by the special committee of our board of directors in determining to recommend approval of the Share Purchase, see “The Share Purchase — Our Reasons for the Share Purchase” beginning on page 48.

Q:	Do our Special Committee and board of directors recommend voting in favor of the issuance of the Share Purchase Shares?

A:	Yes. Our board of directors appointed a special committee of disinterested directors, who have no interest in Scient’x or any entities affiliated with HealthpointCapital to evaluate and, if appropriate, negotiate the terms of the Share Purchase. We refer to them in this proxy statement as the Special Committee. The Special Committee unanimously determined that the terms of the Share Purchase are advisable, fair to, and in the best interests of our stockholders that are unaffiliated with HealthpointCapital. The Special Committee has unanimously recommended that you vote FOR approval of the issuance of the Share Purchase Shares. Based solely on the Special Committee’s unanimous recommendation, our board of directors has also unanimously recommended that you vote FOR approval of the issuance of the Share Purchase Shares.

The reasons the Special Committee’s recommendation are discussed in detail in “The Share Purchase — Our Reasons for the Share Purchase” beginning on page 48.

Q:	Is the Share Purchase a related person transaction?

A:

Yes. HealthpointCapital and its affiliates in the aggregate hold approximately 39.4% of our voting shares and approximately 94.8% of the voting shares of Scient’x as of December 15, 2009. Five of our directors, Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil and Stephen H. Hochschuler, M.D., are beneficial owners of or affiliated with HealthpointCapital, LLC, which is the ultimate parent of HealthpointCapital. Our board of directors formed the Special Committee to evaluate and, if appropriate, negotiate the proposed Share Purchase. The Special Committee retained its own legal counsel, obtained valuation advice and a fairness opinion from an independent investment bank, and negotiated the terms of the Share Purchase with the Scient’x shareholders.

HealthpointCapital has agreed to vote in favor of the proposal.

For a further discussion of related persons, see “Alphatec Certain Relationships and Related Transactions” beginning on page 114.

Q:	What will the Scient’x shareholders receive as consideration for the Share Purchase?

A:	We will issue 24,000,000 shares of our common stock in consideration for 100% of the outstanding shares of Scient’x, which represents 45.7% of our voting shares prior to the issuance and will represent 31.3% of our voting shares following the issuance, based on our outstanding capital stock at December 15, 2009. Upon the closing of the Share Purchase, we will issue the Scient’x shareholders their pro rata portion of the 24,000,000 shares, and upon the closing of any additional agreements to purchase the remainder of the approximately 5% of the shares of Scient’x that we are not acquiring pursuant to the Share Purchase Agreement, we will issue an additional pro rata portion or portions of the 24,000,000 shares. The number of shares to be issued will be reduced by a certain number of shares calculated at the closing in exchange for our payment of certain fees and expenses incurred by HealthpointCapital in the Share Purchase, as described below under “The Share Purchase Agreement—Expenses and Reimbursement” on page 71.

For a further discussion of the consideration payable to acquire the issued and outstanding shares of Scient’x, see “The Share Purchase — Share Purchase Consideration” on page 59.

Q:	When does Alphatec expect to complete the Share Purchase?

A:	Subject to satisfaction or waiver of all conditions, including approval of the issuance of the Share Purchase Shares at the special meeting, we expect to complete the Share Purchase no later than the fifth business day following the special meeting. We currently expect to complete the Share Purchase by the end of the first quarter of 2010.

For a description of the conditions to completion of the Share Purchase, see “The Share Purchase Agreement — Conditions to the Completion of the Share Purchase” beginning on page 63.

Q:	Are there risks you should consider in deciding whether to vote for the issuance of the Share Purchase Shares?

A:	Yes. In evaluating whether to vote for the issuance of the Share Purchase Shares, you should carefully consider the factors discussed under the heading “Risk Factors” beginning on page 23.

Q:	What vote is required by Alphatec stockholders to approve the issuance of the Share Purchase Shares?

A:	Pursuant to applicable NASDAQ Marketplace Rules and our by-laws, the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and voting on such matter at a special meeting at which a quorum is present is required to approve the issuance of the Share Purchase Shares. As of December 15, 2009, our directors and executive officers and their affiliates, including HealthpointCapital, were entitled to vote approximately 40.9% of our outstanding shares of common stock.

In addition, in the event that the Special Committee changes its recommendation regarding the Share Purchase, the affirmative vote of a majority of the shares of our common stock represented in person or by proxy and voting on such matter, and unaffiliated with HealthpointCapital, is also required to approve the issuance of the Share Purchase Shares.

Q:	Has HealthpointCapital agreed to approve the issuance of the Share Purchase Shares?

A:	Yes. HealthpointCapital, which holds approximately 38.1% of our voting shares, has agreed to vote its shares in favor of the issuance of the Share Purchase Shares.

Q:	Are there any restrictions on the Share Purchase Shares?

A:	Yes. All of the shares of our common stock issued in the Share Purchase will be restricted securities and may not be sold absent registration under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or pursuant to Rule 144 or another available exemption from registration.

In addition, we have entered into a corporate governance agreement with HealthpointCapital pursuant to which it has agreed generally not to, directly or indirectly, and subject to certain exceptions, effect, seek, offer or propose to effect or participate in any arrangement or scheme to acquire any of our securities, to join any group regarding any transaction to acquire our securities, or to make any public announcement with respect to, or submit an unsolicited proposal for or offer of (with or without condition), any extraordinary transaction involving us or our securities or assets. It has also agreed that it will not transfer or permit any of its affiliates or associates to transfer any of their shares of our common stock, except as provided in the agreement. The agreement is described below under the heading “Corporate Governance Agreement” beginning on page 75.

Q:	Will the Scient’x shareholders be entitled to any registration rights for their Shares?

A:	Yes. In connection with the closing of the Share Purchase, we will enter into a registration rights agreement with the Scient’x shareholders pursuant to which the Scient’x shareholders will have registration rights under certain circumstances. The agreement is described below under the heading “Registration Rights Agreement” beginning on page 76.

Q:	What do you need to do now?

A:	We urge you to carefully read and consider the information contained in this document, including the annexes, and to consider how the Share Purchase, including the issuance of the Share Purchase Shares, will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this document and on the enclosed proxy card.

Q:	When and where is the special meeting?

A:	The special meeting of our stockholders will be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at 666 Third Avenue, 25th Floor, New York, NY 10076, on , 2010 at a.m., Eastern Standard time.

Q:	How do you vote?

A:	If you are a record holder, meaning your shares are registered in your name, you may vote:

(1)	Over the Internet: Go to the website of our tabulator, BNY Mellon Investor Services, at www.proxyvoting.com/atec. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2)	By Telephone: Call 1-800-540-5760 toll free from the United States, Canada and Puerto Rico, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3)	By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to . Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

(4)	In Person at the Special Meeting: If you attend the special meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name”, meaning they are held for your account by a broker or other nominee, you may vote:

(1)	Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2)	By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)	In Person at the Special Meeting: Contact your broker or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the special meeting. You will not be able to vote in person at the special meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q:	Will my shares be voted if I do not return my proxy card?

A:	If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”

If you do not vote at the special meeting by submitting a proxy or otherwise, your shares will not be counted as present for the purpose of determining a quorum and will have no effect on the outcome of the proposal to approve the issuance of the Share Purchase Shares. If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the special meeting. If you hold shares in street name and do not instruct your broker how to vote your shares, your shares will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the special meeting. As a result, your abstention will have the same effect as a vote against the proposal. A “broker non-vote” will have no effect on, and will not be counted towards, the total vote. The proposal to be considered at the special meeting requires the affirmative vote of a majority of the votes cast at the special meeting.

Q:	Can you change your vote after you have mailed your signed proxy?

A:	Yes. If you want to change your vote, send our corporate secretary a later dated, signed proxy card before the special meeting or attend the special meeting and vote in person, or you may vote over the Internet or by telephone as only your latest Internet or telephone vote received before the special meeting will be counted. You may also revoke your proxy by sending written notice to our corporate secretary before the special meeting. If you have instructed your broker to vote your shares, you must follow your broker’s directions in order to change those instructions.

Q:	How many votes do you have?

A:	Each share of our common stock that you own entitles you to one vote.

Q:	Are you entitled to appraisal rights?

A:	Our stockholders are not entitled to appraisal rights in connection with the proposal to be considered at the special meeting.

Q:	Who will bear the costs of the proxy solicitation?

A:	We will bear the costs of soliciting proxies, including the printing, mailing and filing of this proxy statement and any additional information furnished to stockholders. HealthpointCapital and our directors, officers and employees may also solicit proxies by telephone, email, facsimile and in person, without additional compensation. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

Q:	Whom should you call with questions?

A:	If you have any questions about the Share Purchase or the proposal to be considered at the special meeting, or if you need additional copies of this document or the enclosed proxy, you should contact:

Investor Relations

Alphatec Holdings, Inc.

Telephone: (760) 494-6746

Facsimile: (760) 431-9823

E-mail: investorrelations@alphatecspine.com

You may also obtain additional information about us from documents filed with the Securities and Exchange Commission by following the instructions under “Where You Can Find More Information” on page 119.

SUMMARY TERM SHEET

This summary highlights only selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Share Purchase and the proposal being considered at the special meeting, you should carefully read this entire proxy statement, including the Consolidated Financial Statements of Scient’x attached at Annex A, the Share Purchase Agreement attached at Annex B, the opinion of Thomas Weisel Partners LLC attached at Annex C, and the other documents to which we refer to or incorporate by reference in this proxy statement. You may obtain further information about us by following the instructions under the heading “Where You Can Find More Information” on page 119. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Share Purchase and the Share Purchase Agreement (see pages 36 and 62)

We have agreed to acquire, directly or indirectly, approximately 95% of the equity interests in Scient’x from HealthpointCapital and certain of its affiliates pursuant to the Share Purchase Agreement.

In addition, HealthpointCapital has agreed to use its commercially reasonable efforts to cause the shareholders of Scient’x who hold the remaining approximately 5% of the shares of Scient’x that we are not purchasing pursuant to the Share Purchase Agreement to sell to us those shares on substantially the same terms and conditions as set forth in the Share Purchase Agreement, so that we will acquire 100% of the issued and outstanding shares of Scient’x. Following the Share Purchase, Scient’x will be an indirectly owned subsidiary of ours.

We will issue 24,000,000 shares of our common stock in consideration for 100% of the outstanding shares of Scient’x, which represents 45.7% of our voting shares prior to the issuance and will represent 31.3% of our voting shares following the issuance, based on our outstanding capital stock at December 15, 2009. The shares of our common stock being issued to the shareholders of Scient’x pursuant to the Share Purchase Agreement and any additional agreements to purchase the remaining approximately 5% of the shares of Scient’x that we are not acquiring pursuant to the Share Purchase Agreement are referred to in this proxy statement as the Shares or the Share Purchase Shares. The number of shares to be issued will be reduced by a certain number of shares calculated at the closing in exchange for our payment of certain fees and expenses incurred by HealthpointCapital in the Share Purchase, as described below under “The Share Purchase Agreement—Expenses and Reimbursement” on page 71.

The Share Purchase Agreement, which is the legal document governing the Share Purchase, is attached at Annex B to this document. You should read the agreement carefully and in its entirety.

Structure of Scient’x and the Share Purchase

In this proxy statement, we refer to Scient’x Groupe S.A.S., Scient’x S.A. and the subsidiaries of Scient’x S.A. collectively as Scient’x unless specifically noted. Scient’x S.A. is the primary operating company in the Scient’x group of companies. Approximately 66.4% of Scient’x S.A. is owned by Scient’x Groupe S.A.S. Approximately 28.4% of Scient’x S.A. is owned by an affiliate of HealthpointCapital. The remainder of Scient’x S.A., approximately 5.2%, is owned by other shareholders that are unaffiliated with HealthpointCapital. Scient’x Groupe S.A.S. is a holding company that is 100% owned by an affiliate of HealthpointCapital.

Under the Share Purchase Agreement, we have agreed to acquire 100% of the issued and outstanding shares of Scient’x Groupe S.A.S. from HealthpointCapital, thereby indirectly acquiring approximately 66.4% of the issued and outstanding shares of Scient’x S.A., and also to acquire approximately 28.4% of the issued and outstanding shares of Scient’x S.A. directly from an affiliate of HealthpointCapital.

The Acquired Business

Scient’x Groupe S.A.S.

Scient’x S.A.

Bâtiment Calypso — Parc Ariane 3

5 rue Alfred Kastler

78280 Guyancourt, France

331 39 30 69 30

Scient’x is a global medical device company based in Guyancourt, France that designs, develops and manufactures surgical implants to treat disorders of the spine. Scient’x believes it is one of the largest independent spine companies outside of the Untied States.

Of central importance to Scient’x’s 20 year history in the spinal implant business are differentiated products used in spinal fusions, posterior dynamic fusion and cervical disc arthroplasty. The company’s product offering includes the Isobar TTL and Isobar EvolutionTM rods, which are semi-rigid rod technologies used in spinal fusion surgeries, as well as cervical and lumbar implants that are also used predominantly in spinal fusion surgeries. In addition, Scient’x markets motion preservation products outside of the United States. Internationally, Scient’x sells one of the only commercially available ceramic-on-ceramic cervical discs, the Discocerv®, which has been implanted in over 3,000 patients since its launch in 2006.

The Scient’x international distribution network consists of a direct sales force and independent distributors in approximately 50 countries, including the United States. The Scient’x global surgeon education and training network augments its global distribution capabilities.

Parties to the Share Purchase

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

We are a Delaware corporation. We were incorporated in March 2005. Our principal executive offices are located at 5818 El Camino Real, Carlsbad, California 92008.

We are a medical technology company focused on the design, development, manufacturing and marketing of products for the surgical treatment of spine disorders, with a focus on products that treat conditions that affect the aging spine. Our broad product portfolio and pipeline includes a variety of spinal disorder products and systems focused on solutions addressing the cervical, thoracolumbar, intervertebral, minimally invasive, vertebral compression fracture, poor bone quality, and spinal stenosis markets. Our principal product offerings are focused on the market for orthopedic spinal disorder solution products, which is estimated in the United States to be approximately $5.8 billion in revenue in 2008 and is expected to grow more than 10% annually over the next three years. Our “surgeons’ culture” emphasizes collaboration with spinal surgeons to conceptualize, design and co-develop a broad range of products. We have a state-of-the-art, in-house manufacturing facility that provides us with a unique competitive advantage, and enables us to rapidly deliver solutions to meet surgeons’ and patients’ critical needs. Our products and systems are made of titanium, titanium alloy, stainless steel and a strong, heat resistant, radiolucent, biocompatible plastic called polyetheretherketone, or PEEK. We also sell products made of allograft, a precision-milled and processed human bone that surgeons can use in place of metal and synthetic materials. We also sell bone-grafting products that are comprised of both tissue-based and synthetic materials. We believe that our products and systems have enhanced features and benefits that make them attractive to surgeons and that our broad portfolio of products and systems provide a comprehensive solution for the safe and successful surgical treatment of spine disorders. All of our implants that are sold in the United States that require United States Food and Drug Administration, or FDA, clearance have been cleared by the FDA and these products have been used in over 10,700 and 8,600 spine disorder surgeries in 2008 and 2007, respectively. In addition to selling our products in the United States, we also sell our products in Japan, the European Union, South America and Hong Kong.

HealthpointCapital Partners, L.P.

HealthpointCapital Partners II, L.P.

505 Park Avenue, 12th Floor

New York, NY 10022

(212) 935-7780

Founded in 2002 and headquartered in New York City, HealthpointCapital, LLC is a values-driven, research-based private equity firm exclusively focused on the musculoskeletal surgical implant sector. Its cumulative 100 years of experience in healthcare technology, research and investing enable it to help its clients capitalize on the explosive growth and unique investment opportunities in the musculoskeletal industry. The firm also publishes extensively on musculoskeletal technologies and industry activities. HealthpointCapital, LLC is the ultimate parent of HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., which, collectively, are our largest stockholder.

Recommendations of the Special Committee and Our Board of Directors; Our Reasons for the Share Purchase (see pages 50 and 48)

After careful consideration, the Special Committee of our board of directors, which was delegated the authority to evaluate and, if appropriate, negotiate the proposed acquisition of Scient’x, has unanimously determined that the terms of the Share Purchase are advisable, fair to and in the best interests of our stockholders that are unaffiliated with HealthpointCapital, has unanimously recommended that our board of directors approve the Share Purchase and the related agreements and transactions, has unanimously recommended that our board of directors recommend the Share Purchase and the related transactions, including the issuance of the Shares contemplated in the Share Purchase Agreement, to our stockholders, and has unanimously recommended that you vote FOR the issuance of the Shares contemplated in the Share Purchase, as described in this proxy.

Based solely upon the unanimous recommendations of the Special Committee, our board of directors has also unanimously determined that the terms of the Share Purchase are advisable, fair to and in the best interests of our stockholders unaffiliated with HealthpointCapital, has unanimously approved the Share Purchase and related agreements and transactions, and authorized us to enter into the Share Purchase Agreement, and has unanimously recommended that you vote FOR the issuance of the Shares contemplated in the Share Purchase, as described in this proxy.

The factors that our board of directors and the Special Committee relied upon to approve the Share Purchase and related transactions and to recommend stockholder approval are described in more detail under the heading “The Share Purchase — Our Reasons for the Share Purchase” beginning on page 48 and “—Recommendations of the Special Committee and our Board of Directors” beginning on page 50.

Opinion of the Special Committee’s Financial Advisor Regarding the Share Purchase (see page 51)

In considering whether to recommend approval of the issuance of the Share Purchase Shares, the Special Committee received a written opinion of Thomas Weisel Partners LLC, or Thomas Weisel Partners, dated December 17, 2009, that the consideration to be paid by us pursuant to the Share Purchase is fair, from a financial point of view to us, as of the date of the opinion, the date the Share Purchase Agreement was signed.

The full text of the written opinion of Thomas Weisel Partners is attached to this proxy statement at Annex C. You are encouraged to read the opinion carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Thomas Weisel Partners’s opinion was delivered to the Special Committee and addresses only the fairness to us, from a financial point of view, of the consideration to be paid by us pursuant to the Share Purchase. The opinion does not address any other aspect of the proposed Share Purchase, nor does it constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters related to the Share Purchase or the Share Purchase Agreement. You should carefully consider the discussion of Thomas Weisel Partners’s analysis under the heading “The Share Purchase — Opinion of the Special Committee’s Financial Advisor Regarding the Share Purchase” beginning on page  51.

Financial Projections (see page 110)

Neither we nor Scient’x, as a matter of course, publish our respective business plans and strategies or make public projections as to future revenues, earnings, or other results other than our periodic revenue and earnings guidance. However, our management and Scient’x’s management prepared the respective prospective financial information set forth under “Selected Financial Projections” on page 110 of this proxy statement to present certain projections of financial performance for the respective companies, and these projections were provided to HealthpointCapital, the Special Committee, Thomas Weisel Partners and our board of directors in connection with their financial analysis of the proposed Share Purchase. The projections were prepared by management of the respective companies solely for the purpose of evaluating the Share Purchase.

This prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with U.S. generally accepted accounting principles, or GAAP, the published guidelines of the Securities and Exchange Commission, or SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, but, in the view of our and Scient’x’s management, was prepared on a reasonable basis, reflects the best estimates and judgments available as of the date of their preparation, and presents, to the best of each management’s knowledge and belief, a potential course of action and potential future financial performance of the respective companies at the time the projections were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

Neither our nor Scient’x’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The assumptions and estimates underlying the prospective financial information are inherently uncertain and, though considered reasonable by our and Scient’x’s management, respectively, as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, the risks and uncertainties described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the prospective results are indicative of our future performance or that of the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Neither we nor Scient’x intends to update or otherwise revise the prospective financial information to reflect circumstances existing or events occurring, including changes in general economic or industry conditions, since its preparation, even if any or all of the underlying assumptions are shown to be in error.

Interests of Certain Persons in the Share Purchase; Our Current Relationship with Certain of the Scient’x Shareholders (see page 59)

Two of our principal stockholders, HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., which we refer to collectively as HealthpointCapital, and their affiliates indirectly hold approximately 94.8% of the shares of Scient’x. Accordingly, they will directly or indirectly receive shares of our common stock in connection with the Share Purchase proportional to their ownership interests in Scient’x. Five of our directors, Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil and Stephen H. Hochschuler, M.D. are beneficial owners of or affiliated with HealthpointCapital, LLC, which is the ultimate parent of HealthpointCapital. Our board of directors formed a Special Committee of disinterested directors to evaluate and, if appropriate, negotiate the proposed Share Purchase. The Special Committee retained its own legal counsel, obtained valuation advice and a fairness opinion from an independent investment bank, and negotiated the terms of the Share Purchase with the Scient’x shareholders. Upon the Special Committee’s recommendation, our board of directors unanimously determined that the terms of the Share Purchase are advisable, fair to, and in the best interests of, our stockholders unaffiliated with HealthpointCapital. The board members affiliated with HealthpointCapital approved the transactions solely upon the Special Committee’s unanimous recommendation. See “The Share Purchase — Interests of Certain Persons in the Share Purchase” beginning on page 59.

Vote Required to Approve the Issuance of the Share Purchase Shares; Voting Commitment (see page 32)

Pursuant to applicable NASDAQ Marketplace Rules and our by-laws, the affirmative vote of the holders of a majority of the shares of our common stock present and voting on the matter at the special meeting is required to approve the issuance of the Share Purchase Shares. HealthpointCapital, which holds approximately 38.1% of our voting shares, has agreed to vote in favor of the proposal.

Conditions to Completion of the Share Purchase (see page 63)

Several conditions must be satisfied or waived before we and the Scient’x shareholders complete the Share Purchase, including, but not limited to, those summarized below:

•	approval by our stockholders of the issuance of the Shares at the special meeting;

•

receipt of any required authorizations, consents, orders, approvals, actions or non-actions of a governmental authority, including compliance with or expiration of waiting periods under the Hart-Scott-Rodino Act and any other applicable antitrust laws;

•	receipt by each party of the waivers, permits, consents, approvals or other authorizations required to complete the Share Purchase, as specified in the Share Purchase Agreement;

•	filing by us of all filings required to be filed with NASDAQ;

•	accuracy of each party’s respective representations and warranties in the Share Purchase Agreement;

•	compliance by each party with its covenants in the Share Purchase Agreement; and

•	absence of court orders or legal proceedings that would prevent the consummation of the Share Purchase or cause the Share Purchase to be illegal or impose material damages on the parties.

Termination of the Share Purchase Agreement Under Specified Circumstances (see page 70)

Under circumstances specified in the Share Purchase Agreement, either we or HealthpointCapital may terminate the Share Purchase Agreement and, as a result, the Share Purchase would not be completed. These include, but are not limited to, the following circumstances:

•	if our stockholders do not approve the issuance of the Shares;

•	if the Share Purchase is not consummated by April 17, 2010;

•	in certain circumstances, if certain covenants have been breached and not cured;

•	in certain circumstances, if certain representations and warranties are, or have become, untrue or inaccurate;

•	if our board of directors or the Special Committee fails to recommend the issuance of the Shares or changes its recommendation in favor of the issuance of the Shares;

•	if we receive a superior proposal, provided we have not materially breached our obligations not to solicit acquisition proposals; or

•	by mutual written consent of us and HealthpointCapital.

We May Be Required to Pay a Termination Fee Under Specified Circumstances (see page 71)

Under certain circumstances, we may be required to pay a termination fee to HealthpointCapital equal to $3.2 million.

U.S. Federal Income Tax Consequences of the Share Purchase

No gain or loss will be recognized by us or by holders of shares of our common stock as a result of the Share Purchase.

Anticipated Accounting Treatment

We will account for the Share Purchase as a purchase under U.S. generally accepted accounting principles, or GAAP. Under the acquisition method of accounting, the assets and liabilities of Scient’x will be recorded as of the date of the closing of the Share Purchase, at their respective fair values, and consolidated with those of us. The results of operations of Scient’x will be consolidated with ours beginning on the date of the Share Purchase.

Share Ownership of Directors and Executive Officers of Alphatec (see page 115)

As of December 15, 2009, our directors and executive officers and their affiliates, including HealthpointCapital, beneficially owned and were entitled to vote approximately 40.9% of the shares of our common stock outstanding on that date.

Regulatory Approvals (see page 60)

We are not aware of any governmental or regulatory approval required for completion of the Share Purchase, other than compliance with applicable antitrust laws and other regulatory requirements, compliance with applicable corporate laws of Delaware, compliance with state securities laws and the filing with The NASDAQ Global Market of a Notification Form for Listing Additional Shares and a Notification Form for Change in the Number of Shares Outstanding, with respect to the shares of our common stock to be issued to the Scient’x shareholders pursuant to the Share Purchase Agreement.

The Hart-Scott-Rodino Antitrust Improvements Act, as amended, and the implementing regulations thereunder, which we refer to as the HSR Act, requires the parties to certain acquisitions and other transactions that meet specified minimum size requirements to file a notification with the U.S. Department of Justice, Antitrust Division, and the U.S. Federal Trade Commission, unless an exemption applies. HealthpointCapital and us are each expected to file a notification under the HSR Act concerning HealthpointCapital’s acquisition of our voting securities in connection with the Share Purchase. Our acquisition of the shares of Scient’x is exempt from notification requirements under the HSR Act, however, because Scient’x is a French company with insufficient sales or assets in the United States. Accordingly, neither we nor Scient’x are expected to make a notification under the HSR Act with respect to our acquisition of the shares of Scient’x.

If any other governmental approvals or actions are required, we intend to try to obtain them. We cannot assure you, however, that we will be able to obtain any such approvals or actions.

Appraisal Rights

Appraisal rights are not available under the Delaware General Corporation Law with respect to the Share Purchase.

SELECTED CONDENSED CONSOLIDATED

FINANCIAL DATA OF ALPHATEC

Presented below is Alphatec’s selected condensed consolidated financial data. The selected condensed consolidated statements of operations data for the years ended December 31, 2008, 2007 and 2006 and the selected condensed consolidated balance sheet data as of December 31, 2008 and 2007 have been derived from the audited consolidated financial statements of Alphatec contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is incorporated by reference into this proxy statement. The selected condensed consolidated statements of operations data for the years ended December 31, 2005 and 2004 and the selected condensed consolidated balance sheet data as of December 31, 2006 and 2005 have been derived from Alphatec’s audited consolidated financial statements for such years, which have not been incorporated into this proxy statement by reference. The condensed consolidated statements of operations data for the nine months ended September 30, 2009 and 2008 and the condensed consolidated balance sheet data as of September 30, 2009 have been derived from Alphatec’s unaudited condensed consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which are incorporated by reference into this proxy statement. The unaudited condensed consolidated financial statements of Alphatec have been prepared on the same basis as the audited consolidated financial statements and notes thereto, and reflect all adjustments which, in the opinion of management of Alphatec, are necessary for a fair statement of the results for the periods presented. All such adjustments are of a normal and recurring nature. You should read this selected historical financial data together with the financial statements that are incorporated by reference into this proxy statement and their accompanying notes and management’s discussion and analysis of operations and financial condition of Alphatec contained in such reports. The historical results are not necessarily indicative of results to be expected for the year ending December 31, 2009, or in any future period.

	Successor
	Nine Months Ended September 30,
	2009	2008
	(In thousands, except per share amounts)
Condensed Consolidated Statement of Operations Data:
Revenues	$95,550	$72,866
Operating income (loss)	$(9,232)	$(23,635)
Net income (loss)	$(11,969)	$(24,230)
Accretion to redemption value of redeemable convertible preferred stock, Rolling common and Series C common stock	$—	$—

Net income (loss) available to common stockholders	$(11,969)	$(24,230)
Net income (loss) per common share:
Basic	$(0.25)	$(0.52)
Diluted	$(0.25)	$(0.52)
Weighted-average shares used in computing net income (loss) per share:
Basic	48,411	46,221
Diluted	48,411	46,221

	Successor	Successor	Successor	Combined	Successor	Predecessor	Predecessor
	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	March 18, 2005 to December 31, 2005	January 1, 2005 to March 17, 2005	Year Ended December 31, 2004
	(In thousands, except per share amounts)
Condensed Consolidated Statement of Operations Data:
Revenues	$101,313	$80,031	$74,005	$42,326	$36,276	$6,050	$17,821
Operating income (loss)	(27,806)	(19,686)	(22,114)	(15,043)	(13,967)	(1,076)	178
Net income (loss)	(29,288)	(20,202)	(25,816)	(14,054)	(12,865)	(1,189)	509
Accretion to redemption value of redeemable convertible preferred stock, Rolling common and Series C common stock	—	—	(3,450)	(7,601)	(7,601)	—	—

Net income (loss) available to common stockholders	(29,288)	(20,202)	(29,266)	(21,655)	(20,466)	(1,189)	509
Net income (loss) per common share:
Basic	$(0.63)	$(0.54)	$(1.07)	$(1.19)	$(1.12)	$(0.13)	$0.06
Diluted	$(0.63)	$(0.54)	$(1.07)	$(1.19)	$(1.12)	$(0.13)	$0.05
Weighted-average shares used in computing net income (loss) per share:
Basic	46,290	37,283	27,238	18,201	18,201	9,211	9,179
Diluted	46,290	37,283	27,238	18,201	18,201	9,211	9,620

Note: The Predecessor refers to Alphatec Spine, Inc. (formerly known as Alphatec Manufacturing, Inc.) prior to its acquisition by Alphatec Holdings, Inc. on March 18, 2005. The consolidated financial statements of the Predecessor include the accounts of Alphatec Spine, Inc. and its wholly owned subsidiaries, Alphatec Pacific, Inc., Milverton Limited and Nexmed, Inc. The Successor refers to Alphatec Holdings, Inc. and Alphatec Spine, Inc. and its wholly owned subsidiaries, Alphatec Pacific, Inc., Milverton Limited and Nexmed, Inc. The consolidated statements of operations for the period from March 18, 2005 to December 31, 2005 also includes the results of the Cortek business from September 9, 2005, the date Alphatec Spine, Inc. acquired substantially all of the assets of Cortek.

		As of December 31,
	As of September 30, 2009	2008	2007	2006	2005
		(In thousands)
Condensed Consolidated Balance Sheet Data:
Cash and cash equivalents	$14,110	$18,315	$25,843	$16,943	$2,180
Working capital	30,593	34,299	39,802	24,108	4,249
Total assets	164,305	155,548	147,240	129,277	109,139
Long-term debt, less current portion	23,724	26,488	1,954	3,111	1,728
Redeemable convertible preferred, Rolling common and Series C common stock	—	—	—	—	99,413
Redeemable preferred stock and common stock	23,605	23,605	23,612	23,703	—
Total stockholders’ equity (deficit)	75,252	71,469	94,850	74,996	(19,257)

Note: The balance sheet data of the Predecessor at December 31, 2004 is not presented because it is on a different basis of accounting and is not considered meaningful.

SELECTED CONDENSED CONSOLIDATED

FINANCIAL DATA OF SCIENT’X

Presented below is Scient’x’s selected condensed consolidated financial data. The selected condensed consolidated statements of operations data for the years ended December 31, 2008 and 2007 and the selected condensed consolidated balance sheet data as of December 31, 2008 have been derived from the audited consolidated financial statements of Scient’x included in this proxy statement at Annex A. The condensed consolidated statements of operations data for the nine months ended September 30, 2009 and 2008 and the condensed consolidated balance sheet data as of September 30, 2009 have been derived from Scient’x’s unaudited condensed consolidated financial statements included in this proxy statement at Annex A. The unaudited condensed consolidated financial statements of Scient’x have been prepared on the same basis as the audited consolidated financial statements and notes thereto, and reflect all adjustments which, in the opinion of management of Scient’x, are necessary for a fair statement of the results for the periods presented. All such adjustments are of a normal and recurring nature. You should read this selected historical financial data together with the financial statements that are included in this proxy statement and their accompanying notes and management’s discussion and analysis of operations and financial condition of Scient’x included elsewhere in this proxy statement. The historical results are not necessarily indicative of results to be expected for the year ending December 31, 2009, or in any future period.

	Successor	Successor	Predecessor	Successor	Predecessor	Predecessor
	Nine Months Ended September 30, 2009	January 25, 2008 through September 30, 2008	January 1, 2008 through January 24, 2008	January 25, 2008 through December 31, 2008	January 1, 2008 through January 24, 2008	Year Ended December 31, 2007
	(In thousands, except per share amounts)
Condensed Consolidated Statement of Operations Data:
Revenues	$36,856	$35,321	$2,032	$42,820	$2,032	$40,697
Operating (loss) income	(13,173)	(14,795)	485	(75,261)	485	(3,711)
Net (loss) income before noncontrolling interest	(11,887)	(11,124)	299	(72,093)	299	(3,671)
Net (loss) income attributable to the noncontrolling interest	(1,719)	(1,011)	94	(3,871)	94	708

Net (loss) income attributable to Scient’x	(10,168)	(10,113)	205	(68,222)	205	(4,379)
Net (loss) income per common share attributable to Scient’x shareholders:
Basic and diluted	$(2.84)	$(3.17)	$0.67	$(20.86)	$0.89	$(1.25)
Weighted-average shares used in computing net (loss) income per share:
Basic and diluted	3,580	3,195	305	3,270	230	3,500

Note: In 2007, Scient’x, formerly known as Ideal Medical Product S.A., was a public listed company in France active in the medical products engineering and implants businesses. HealthpointCapital Partners, L.P. had acquired a 33.01% interest in June 2004 in Scient’x S.A. for a total consideration of approximately $28.0 million. On November 16, 2007, Olivier Carli, then CEO of Scient’x, and HealthpointCapital Partners II, L.P. signed a purchase and sale agreement involving the sale by Olivier Carli and Christian Carli of their interests totaling 61.32% of Scient’x’s share capital (and 61.14% of the voting rights) at a sale price of approximately $28.90 per share for a total consideration of approximately $111.0 million. As of January 25, 2008, HealthpointCapital and its affiliates owned 97.05% of the share capital and 96.89% of the voting rights of Scient’x Groupe S.A.S.

As a result of the change in control, the purchase consideration and related costs paid by HealthpointCapital Partners, L.P. were recorded by Scient’x Groupe S.A.S. and resulted in a new basis of accounting. Scient’x’s consolidated financial statements separate Scient’x’s 2008 financial year into two distinct periods to indicate the application of two different basis of accounting between the periods presented: (1) the period up to, and including, the January 24, 2008 acquisition date (labeled “Predecessor”) and (2) the period after that date (labeled “Successor”). The accompanying consolidated financial statements include a black line division which indicates that the Predecessor and Successor reporting entities shown are not comparable.

	Successor	Successor	Predecessor
	As of September 30, 2009	As of December 31, 2008	As of December 31, 2007
	(In thousands)
Condensed Consolidated Balance Sheet Data:
Cash and cash equivalents	$6,435	$1,648	$3,262
Working capital	25,481	23,722	22,384
Total assets	123,387	123,337	53,752
Long-term debt, less current portion	4,957	489	1,513
Total shareholders’ equity	80,754	83,553	28,762

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

In accordance with Article 11 of Regulation S-X under the Securities Act, we have prepared a combined pro forma balance sheet as of September 30, 2009 and combined pro forma statement of operations for the nine months ended September 30, 2009 and the fiscal year ended December 31, 2008, giving effect to the Share Purchase. The following selected unaudited pro forma condensed combined financial data is designed to show how the acquisition by Alphatec of Scient’x might have affected Alphatec’s historical financial statements if the acquisition had been completed at an earlier time and was prepared based on the historical financial results reported by Alphatec and Scient’x. The following should be read in connection with “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 101 and Alphatec’s audited consolidated financial statements, which are incorporated by reference into this proxy statement, and the Scient’x audited consolidated financial statements, which are included in this proxy statement at Annex A.

The pro forma data in the tables assume that the Scient’x acquisition is accounted for using the acquisition method of accounting and represents a current estimate based on available information of the company’s results of operations for the periods presented. As of the date of this document, Alphatec has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of Scient’x’s assets to be acquired and liabilities to be assumed and the related allocations of purchase price, nor has it identified all the adjustments necessary to conform Scient’x’s financial data to Alphatec’s accounting policies. However, Alphatec has made certain adjustments to the historical book values of the assets and liabilities as of September 30, 2009 to reflect certain preliminary estimates of the fair values necessary to prepare the unaudited pro forma combined data. The fair value adjustments included in the unaudited pro forma condensed combined financial data represent management’s estimate of these adjustments based upon currently available information. The preliminary Scient’x purchase price allocation assigned value to certain identifiable intangible assets. Actual results may differ from this pro forma condensed combined financial data once Alphatec has determined the final purchase price for Scient’x and has completed the detailed valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting policy changes for Scient’x. Accordingly, the final purchase price allocation, which will be determined subsequent to the closing of the acquisition, and its effect on results of operations, may differ materially from the pro forma combined amounts included in this section, although these amounts represent Alphatec management’s best estimates as of the date of this document.

The unaudited pro forma condensed combined balance sheet data assumes that the Scient’x acquisition took place on September 30, 2009 and combines Alphatec’s historical consolidated balance sheet as of September 30, 2009 with Scient’x’s historical consolidated balance sheet as of September 30, 2009. The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2008 and for the nine months ended September 30, 2009 give effect to the Scient’x acquisition as if it occurred on January 1, 2008.

The following unaudited pro forma combined financial data should be read in conjunction with our audited and unaudited historical financial statements and those of Scient’x and the unaudited pro forma combined financial statements and related notes included in this proxy statement at Annex A. The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been a single company during these periods.

	Nine Months Ended September 30, 2009	12 Months Ended December 31, 2008
	(In thousands, except per share amounts)
	(Unaudited)
Statement of Operations Data:
Revenues	$132,406	$146,165
Operating loss	$(17,907)	$(51,250)
Net loss before noncontrolling interest	$(20,146)	$(51,215)
Net loss attributable to the noncontrolling interest	$(1,719)	$(3,777)
Net loss	$(18,427)	$(47,438)
Net loss per common share-basic and diluted	$(0.25)	$(0.67)
Weighted-average shares used in computing net loss per share-basic and diluted	72,411	70,290

	As of September 30, 2009
	(In thousands) (Unaudited)
Balance Sheet Data:
Cash and cash equivalents	$20,545
Working capital	58,304
Total assets	327,883
Long-term debt, less current portion	28,681
Redeemable preferred stock and common stock	23,605
Total stockholders’ equity	193,243

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following tables set forth the historical net loss and book value per share of Alphatec and Scient’x common stock and the unaudited pro forma combined net loss and book value per share. The unaudited pro forma combined net loss per share data reflects the acquisition of Scient’x as if it had been consummated on January 1, 2008 and the unaudited pro forma combined book value per share data reflects the acquisition of Scient’x as if it had been consummated on September 30, 2009.

The unaudited pro forma data in the tables assume that the Scient’x acquisition is accounted for using the acquisition method of accounting and represents a current estimate based on available information of the combined companies’ results of operations for the periods presented. As of the date of this proxy statement, Alphatec has not completed its detailed valuation studies necessary to arrive at the required estimates of the fair value of the Scient’x assets to be acquired and liabilities to be assumed and the related allocations of purchase price, nor has it identified all the adjustments necessary to conform Scient’x’s data to Alphatec’s accounting policies. However, Alphatec has made certain adjustments to the historical book values of the assets and liabilities as of September 30, 2009 to reflect certain preliminary estimates of the fair values necessary to prepare the unaudited pro forma combined data. The fair value adjustments included in the unaudited pro forma combined consolidated financial data represent management’s estimate of these adjustments based upon currently available information. The preliminary Scient’x purchase price allocation assigned value to certain identifiable intangible assets. Actual results may differ from this unaudited pro forma combined financial data once Alphatec has determined the final purchase price for Scient’x and has completed the detailed valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting policy changes for Scient’x. Accordingly, the final purchase price allocation, which will be determined subsequent to the closing of the acquisition, and its effect on results of operations, may differ materially from the unaudited pro forma combined amounts included in this section, although these amounts represent Alphatec management’s best estimates as of the date of this proxy statement.

The unaudited pro forma combined financial data is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Alphatec would have been had the acquisition of Scient’x occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The information below reflects the historical net loss and net book value per share of our common stock in comparison with the unaudited pro forma net loss and book value per share after giving effect to our acquisition of Scient’x on a purchase basis. The information in the following tables is based on, and should be read together with, the Alphatec historical financial information contained in prior SEC filings, which are incorporated by reference into this proxy statement, the audited and unaudited financial statements of Scient’x and the related notes at Annex A to this proxy statement, and the unaudited pro forma combined financial statements and related notes included elsewhere in this proxy statement.

	Nine Months Ended September 30, 2009	12 Months Ended December 31, 2008
Alphatec historical data:
Net loss per common share-basic and diluted	$(0.25)	$(0.63)
Book value per share as of the end of the period(1)	$1.43	$1.51

	Nine Months Ended September 30, 2009	Period from January 25, 2008 through December 31, 2008	Period from January 1, 2008 through January 24, 2008
Scient’x historical data:
Net (loss) income per common share attributable to Scient’x shareholders-basic and diluted	$(2.84)	$(20.86)	$0.89
Book value per share as of the end of the period(1)	$19.18	$21.11	$6.39

	Nine Months Ended September 30, 2009	12 Months Ended December 31, 2008
Pro Forma combined data:
Net loss per common share-basic and diluted(2)	$(0.25)	$(0.67)
Book value per share as of the end of the period(1)	$2.52

(1)	The historical book value per share is computed by dividing total shareholders’ equity by the total number of shares of Alphatec or Scient’x common stock outstanding at the end of the period. The pro forma combined book value per share is computed by dividing the pro forma combined stockholders’ equity by the pro forma combined number of shares of Alphatec common stock outstanding as of September 30, 2009, assuming the acquisition had occurred as of that date.

(2)	Shares used to calculate the unaudited pro forma combined basic and diluted net loss per share are based on the sum of the following:

a.	The number of Alphatec weighted-average shares used in computing historical net loss per share, basic and diluted; and

b.	The number of Alphatec common shares issued to the former Scient’x shareholders as consideration for that acquisition.

MARKET PRICE AND DIVIDEND INFORMATION

Our common stock is traded on The NASDAQ Global Market under the symbol “ATEC.”

The following table sets forth the high and low intraday sales prices of our common stock as reported on The NASDAQ Global Market for each of the periods set forth below.

	High	Low
2009
First Quarter	$3.02	$1.14
Second Quarter	$3.32	$1.54
Third Quarter	$5.21	$2.97
Fourth Quarter (through December 23, 2009)	$5.34	$4.19

2008
First Quarter	$6.44	$4.57
Second Quarter	$5.51	$4.08
Third Quarter	$5.05	$3.41
Fourth Quarter	$5.00	$1.51

2007
First Quarter	$5.00	$3.53
Second Quarter	$4.29	$3.29
Third Quarter	$4.27	$3.42
Fourth Quarter	$5.25	$3.51

The last reported sale price of our common stock on The NASDAQ Global Market on December 23, 2009 was $5.34 per share.

On December 16, 2009, the last trading day prior to announcement of the Share Purchase, the closing price of our common stock was $5.01. Based on the issuance of 24,000,000 shares of our common stock to acquire 100% of the issued and outstanding shares of Scient’x, the shareholders of Scient’x would have realized approximately $120.2 million. Because the market price of our common stock is subject to fluctuation, the value of the shares to be issued to the shareholders of Scient’x pursuant to the Share Purchase Agreement and any additional agreements to purchase the remaining approximately 5% of the shares of Scient’x that we are not acquiring pursuant to the Share Purchase Agreement may increase or decrease.

As of December 15, 2009, there were approximately 208 holders of record of an aggregate of 52,556,828 shares of our common stock. For detailed information regarding the beneficial ownership of our common stock see “Security Ownership of Certain Beneficial Owners and Management of Alphatec” beginning on page 115.

Market price data regarding Scient’x is not provided as there is no public market for its equity.

Given the absence of a public trading market for the outstanding equity of Scient’x, the foregoing per share market data may not provide meaningful information to you in determining whether to approve the issuance of the Share Purchase Shares. Our stockholders are urged to obtain current market quotations for our common stock and to carefully review the other information contained in this proxy statement or incorporated herein by reference in considering whether to approve the issuance of the Share Purchase Shares. See “Where you Can Find More Information” beginning on page 119.

Dividends

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Scient’x has not declared a dividend in any of the last three fiscal years and currently intends to retain all available funds and any future earnings for use in the operation and expansion of Scient’x’s business. Scient’x does not anticipate paying any cash dividends in the foreseeable future and is currently restricted from doing so pursuant to the terms of Scient’x’s lending arrangements with its primary lender.

RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the issuance of the Shares in connection with the Share Purchase. You should also consider the other information in this proxy statement and the other documents and information incorporated by reference into this proxy statement, especially the other risk factors about us. See “Incorporation of Certain Documents by Reference” beginning on page 119 and “Where You Can Find More Information” beginning on page 119. Risks relating to Alphatec’s business are described under “Risks Related to Alphatec.” Risks relating to the Scient’x business are described under “Risks Related to the Combined Business Following the Share Purchase.”

Risks Related to the Share Purchase

We will issue a large number of shares of common stock in connection with the Share Purchase, which will result in substantial dilution to our existing stockholders. Our stockholders may not realize a benefit from the Share Purchase commensurate with the ownership dilution they will experience in connection with the Share Purchase.

The consideration for our acquisition of Scient’x consists of shares of our common stock. We will issue 24,000,000 shares of our common stock in consideration for 100% of the outstanding shares of Scient’x, which represents 45.7% of our voting shares prior to the issuance and will represent 31.3% of our voting shares following the issuance, based on our outstanding capital stock at December 15, 2009. Our issuance of the Share Purchase Shares will result in substantial percentage dilution of our existing stockholders’ ownership interests. Our issuance of the Share Purchase Shares may also have an adverse impact on our net income per share in fiscal periods that include (or follow) the closing of the Share Purchase.

If we are unable to realize the strategic and financial benefits currently anticipated from the Share Purchase, our stockholders will have experienced substantial dilution of their ownership interest without receiving commensurate benefit.

The actual value of the consideration we will pay to the Scient’x shareholders may exceed the value allocated to it at the time we entered into the Share Purchase Agreement.

Under the Share Purchase Agreement, the number of shares of common stock we will issue as consideration at closing is fixed, and there will be no adjustment for changes in the market price of our common stock. Neither we nor the Scient’x shareholders are permitted to “walk away” from the Share Purchase nor are we permitted to re-solicit the vote of our stockholders solely because of changes in the market price of our common stock between the signing of the Share Purchase Agreement and the closing. Our common stock has historically experienced significant volatility. Stock price changes may result from a variety of factors that are beyond our control, including changes in our business, operations and prospects, regulatory considerations and general market and economic conditions. The value of the shares we issue to acquire Scient’x may be significantly higher at the closing than when we entered into the Share Purchase Agreement.

If the conditions to the closing of the Share Purchase are not met, the Share Purchase will not occur, which could adversely impact the market price of our common stock as well as our business, financial condition and results of operations.

Specified conditions must be satisfied or waived before the Share Purchase can be completed, including, without limitation, obtaining the requisite approval of our stockholders with respect to our proposed issuance of common stock in the Share Purchase. These conditions are summarized in the section in this proxy statement entitled “The Share Purchase Agreement — Conditions to the Completion of the Share Purchase” beginning on page 63 and are described in detail in the Share Purchase Agreement attached to this proxy statement at Annex B. We cannot assure you that each of the conditions will be satisfied.

If the conditions are not satisfied or waived in a timely manner and the Share Purchase is delayed, we may lose some or all of the intended or perceived benefits of the transaction which could cause our stock price to decline and harm our business. If the acquisition is not completed for any reason, our stock price may decline to the extent that the current market price reflects a market assumption that the Share Purchase will be completed.

In addition, we will be required to pay our costs related to the acquisition even if the Share Purchase is not completed, such as amounts payable to legal and financial advisors and independent accountants, and such costs are significant. All of these costs will be incurred whether or not the transaction is completed.

The integration of us and Scient’x may not be completed successfully, cost-effectively or on a timely basis.

After completing the acquisition of Scient’x, we will have significantly more assets and employees to manage than we did prior to the acquisition. The integration process will require us to significantly expand the scope of our operations and financial systems. Our management will be required to devote a significant amount of time and attention to the process of integrating the operations of us and Scient’x. There is a significant degree of difficulty and management involvement inherent in that process. These difficulties include, among others:

•	the diversion of management’s attention from the day-to-day operations of the combined company;

•	the management of a significantly larger company than before completion of the Share Purchase;

•	the assimilation of Scient’x employees and the integration of two business cultures;

•	challenges in attracting and retaining key personnel;

•	the integration of information, accounting, finance, sales, billing, payroll and regulatory compliance systems;

•	challenges in keeping existing customers and obtaining new customers; and

•	challenges in combining product offerings and sales and marketing activities.

There is no assurance that we will successfully or cost-effectively integrate Scient’x’s operations with our own. For example, the costs of achieving systems integration may substantially exceed our current estimates. As a non-public, non-U.S. company, Scient’x has not had to comply with the requirements of the Sarbanes-Oxley Act of 2002 for internal control and other procedures. Bringing its systems into compliance with those requirements may cause us to incur substantial additional expense. In addition, the integration process may cause an interruption of, or loss of momentum in, the activities of our business after completion of the acquisition. If our management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer and its results of operations and financial condition may be harmed.

Failure to complete the Share Purchase could harm our common stock price and future business and operations.

If the Share Purchase is not completed, we may be subject to the following risks:

•	the price of our common stock may decline;

•	we will not realize our expected benefits of the Share Purchase;

•	under certain circumstances we will be required to pay HealthpointCapital a termination fee of $3.2 million; and

•

the costs incurred by us, and certain costs incurred by the Scient’x shareholders, related to the Share Purchase, such as certain accounting fees, must be paid by us even if the Share Purchase is not completed.

The Share Purchase may be completed even though material adverse changes may result from the announcement of the Share Purchase, industry-wide changes and other causes.

In general, either party can refuse to complete the Share Purchase if there is a material adverse change affecting the other party between December 17, 2009, the date of the Share Purchase Agreement, and the closing. However, certain types of changes do not permit either party to refuse to complete the Share Purchase, even if such change would have a material adverse effect on us or Scient’x, including:

•

changes resulting from general political, business, economic or securities markets conditions or conditions generally affecting the spinal implant industry which do not disproportionately affect either Scient’x or us, as applicable, relative to other participants in the spinal implant industry;

•	natural disasters, acts of war or other hostilities or terrorism;

•

the loss of customers, prospective customers, suppliers, prospective suppliers, employees, prospective employees, business relationships or prospective business relationship as a result of the announcement, pendency or consummation of the Share Purchase;

•	changes in any applicable accounting regulations or principles or the interpretation thereof; or

•	a failure to meet revenue, earnings or other projections, excluding any underlying effect that may have caused such change.

If adverse changes occur but we and the Scient’x shareholders still complete the Share Purchase, our stock price may suffer.

The market price of our common stock may decline as a result of the Share Purchase.

The market price of our common stock may decline as a result of the Share Purchase for a number of reasons including if:

•	we do not achieve the perceived benefits of the Share Purchase as rapidly or to the extent anticipated by financial or industry analysts;

•	the effect of the Share Purchase on our business and prospects is not consistent with the expectations of financial or industry analysts; or

•	investors react negatively to the effect on our business and prospects from the Share Purchase.

As shares of our common stock issued in the Share Purchase become eligible for resale, the sale of those shares could adversely impact our stock price.

All of the shares of our common stock issued in the Share Purchase will be restricted securities and may not be sold absent registration under the Securities Act or pursuant to Rule 144 or another available exemption from registration. We have agreed to enter into a registration rights agreement among us and the Scient’x shareholders effective as of the closing date pursuant to which we will agree under certain circumstances to register for resale the Share Purchase Shares and all of our other shares held by the Scient’x shareholders that are restricted from sale under the Securities Act, including all of our shares currently held by HealthpointCapital. Accordingly, the Share Purchase Shares, which represent a substantial number of shares of our common stock, will become eligible for resale 180 days after the closing date under Rule 144, and such shares and our other shares held by HealthpointCapital will become eligible for resale without restrictions if we file and have declared effective a registration statement with the SEC for the resale of such shares. Our stock price may suffer a significant decline as a result of the sudden increase in the number of shares sold in the public market or market perception that the increased number of shares available for sale will exceed the demand for our common stock.

Risks Related to Alphatec

Risks relating to our business are described in our Annual Report on Form 10-K for the year ended December 31, 2008 and our other SEC filings which are incorporated by reference into this proxy statement. See “Incorporation of Certain Documents by Reference” beginning on page 119 and “Where You Can Find More Information” beginning on page 119.

Risks Related to the Combined Business Following the Share Purchase

In addition to the other information included in this proxy statement, you should carefully consider the following risks before deciding whether to vote for approval of the issuance of the shares of our common stock in the Share Purchase. Risks related to Alphatec’s business are described above under “Risks Related to Alphatec.” In the event the Share Purchase is completed, we will also face the following risks.

We may face challenges in integrating our business with Scient’x and, as a result, we may not realize the expected benefits of the proposed Share Purchase.

Even though our and Scient’x’s businesses are relatively distinct, integrating the operations and personnel of us and Scient’x will require a significant investment of management’s time and effort as well as the investment of capital, particularly with respect to information systems. The successful integration of us and Scient’x will require, among other things, coordination of certain manufacturing operations and sales and marketing operations and the integration of Scient’x operations into our organization. The diversion of the attention of our and Scient’x’s senior management and any difficulties encountered in the process of combining the companies could cause the disruption of, or a loss of momentum in, the activities of the combined business.

The inability to successfully integrate the operations and personnel of us and Scient’x, or any significant delay in achieving integration, could have a material adverse effect on the combined business after the completion of the acquisition, and, as a result, on our cash flows, results of operations and financial position.

The future profitability, growth and success of our combined business will also depend on our ability to achieve further product cost reductions by our combined operations.

The future profitability and growth of our combined business depends upon our ability to achieve further product cost reductions by our combined operations, including improved operating and manufacturing efficiencies and marketing and research and development synergies. If product cost reductions are not achieved on a timely basis, the future profitability of our combined business will be delayed and may not be delivered.

The combined business will be subject to an increased risk of costly and damaging product liability claims and may not be able to maintain sufficient product liability insurance to cover claims against us.

With the expansion of our product offerings, the combined company will be subject to an increased risk of product liability claims. If any of our or Scient’x’s products is found to have caused or contributed to injuries or deaths, we could be held liable for substantial damages. Claims of this nature may also adversely affect our reputation, which could damage our position in the market. Although neither Alphatec nor Scient’x has been a party to any material product liability claims, it is reasonably likely that the combined business will be party to future product liability claims. Although we maintain insurance, including product and excess liability insurance, we cannot provide assurance that any claim that may be brought against us will not result in court judgments or settlements in amounts that are in excess of the limits of our insurance coverage. Our insurance policies also have various exclusions, and we may be subject to a product liability claim for which we have no coverage. We will have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance.

Any product liability claim brought against the combined company, with or without merit, could result in the increase of our product liability insurance rates or the inability to secure additional insurance coverage in the future. A product liability claim, whether meritorious or not, could be time consuming, distracting and expensive to defend and could result in a diversion of management and financial resources away from our primary business, in which case our business may suffer.

We expect to increase the level of our insurance coverage following the completion of the proposed Share Purchase, however, future claims could exceed our applicable insurance coverage.

The combined companies will continue to maintain insurance for property and general liability, directors’ and officers’ liability, products liability, workers compensation and other coverage in amounts and on terms deemed adequate by management based on our expectations for future claims. Although we may increase the level of our insurance coverage following the completion of the Share Purchase, future claims could exceed our applicable insurance coverage, or in some instances our coverage may not cover the applicable claims.

We expect to incur significant costs associated with the proposed Share Purchase.

We estimate that we will incur direct transaction costs of approximately $5.3 million in connection with the proposed Share Purchase. In addition, the combined business may incur charges to operations that we cannot currently reasonably estimate in the quarter in which the Share Purchase is completed or the following quarters to reflect costs associated with integrating the two businesses. There can be no assurance that the combined business will not incur additional charges relating to the transaction in subsequent periods, which could have a material adverse effect on our cash flows, results of operations and financial position.

The success of the combined business will depend on the services of each of our senior executives as well as certain key engineering, scientific, manufacturing, clinical and marketing personnel, the loss of whom could negatively affect the combined business.

Our success has always depended upon the skills, experience and efforts of our senior executives and other key personnel, including our research and development and manufacturing executives and managers. Following the completion of the Share Purchase, this will be even more important as we work to integrate our businesses. For both us and Scient’x, much of our expertise is concentrated in relatively few employees, the loss of whom for any reason could negatively affect our business. The failure of key employees to remain with the combined business could be harmful to the success of the combined business. Competition for our highly skilled employees is intense and we cannot prevent the future resignation of any employee. Most of the combined business’s employees have agreements which impose obligations that may prevent a former employee from working for a competitor for a period of time; however, these clauses may not be enforceable, or may be enforceable only in part.

The combined business will continue to require significant capital to build the business, and financing may not be available to us on reasonable terms, if at all.

The combined business will continue to require significant working capital for the manufacture of implants and instrumentation and marketing and research and development activities as well as the expansion and integration of Scient’x’s operations. If our existing resources are insufficient to satisfy our liquidity requirements, we may need to sell additional equity or debt securities. Any sale of additional equity or debt securities may result in additional dilution to our stockholders, and we cannot be certain that we will be able to obtain additional public or private financing in amounts, or on terms, acceptable to us, or at all.

Our financial projections are only estimates of future results and there is no assurance that we will achieve the results shown in the financial projections.

The financial projections included elsewhere in this proxy statement are only estimates of possible future operating results and not guarantees of future performance. The future operating results of the combined business will be affected by numerous factors, including those discussed in this “Risk Factors” section of this proxy statement. In addition, we and Scient’x prepared the financial projections in good faith based upon assumptions. Although such assumptions are believed to be reasonable, no assurance can be given regarding the attainability of the projections or the reliability of the assumptions on which they are based. The projections are subject to the uncertainties inherent in any attempt to predict the results of operations for each of the businesses and the combined business, especially where new products and services are involved. Certain of the assumptions used will inevitably not materialize and unanticipated events will occur. Therefore, the actual results of operations are likely to vary from the projections and such variations may be material and adverse to us. We will conduct our business in a manner different from that set forth in the assumptions as changing circumstances may require.

Our executive officers and directors, together with their affiliates and related persons, own a large percentage of our voting common stock and could limit new stockholders’ influence on corporate decisions or could delay or prevent a change in corporate control.

Our directors and executive officers and their affiliates, including HealthpointCapital, will beneficially own, in the aggregate, approximately 57.8% of our outstanding shares of common stock (not including options, warrants or other convertible securities) assuming the issuance of 24,000,000 shares of our common stock to acquire all of the issued and outstanding shares of Scient’x, based on our outstanding capital stock at December 15, 2009. The interests of this group of stockholders may not always coincide with our corporate interests or the interests of other stockholders, and they may act in a manner with which you may not agree or that may not be in the best interests of other stockholders. This concentration of ownership may have the effect of:

•	delaying, deferring or preventing, or alternatively, accelerating or causing, a change in control of our company;

•	entrenching our management and/or board of directors;

•	impeding a merger, consolidation, takeover or other business combination involving our company; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Scient’x was named as a defendant in a qui tam complaint, and despite the fact that the matter was dismissed without prejudice, the government continues to review the allegations raised in the complaint.

On August 13, 2009, a complaint filed under the qui tam provisions of the Federal False Claims Act, or the FCA, that had been filed by private parties against Scient’x’s subsidiary, Scient’x USA, Inc., or Scient’x USA, was unsealed by the United States District Court for the Middle District of Florida (Hudak v. Scient’x USA, Inc., et al. (Civil Action No. 6:08-cv-1556-Orl-22DAB, U.S. District Court, W.D. Florida). Such complaint alleged violations of the FCA arising from allegations that Scient’x USA engaged in improper activities related to consulting payments to surgeon customers. Under the FCA, the United States Department of Justice, Civil Division, or DOJ, had a certain period of time in which to decide whether to intervene and conduct the action against Scient’x USA, or to decline to intervene and allow the private plaintiffs to proceed with the case. On August 7, 2009, the DOJ filed a notice informing the court that it was declining to intervene in the case. On December 4, 2009, the private plaintiffs who filed the action moved the court to dismiss the matter without prejudice and the Attorney General consented to such dismissal on December 14, 2009.

The matter was dismissed without prejudice on December 15, 2009. Despite the dismissal of this matter, the DOJ is continuing its review of the facts alleged by the original plaintiffs in this matter. Scient’x USA believes that its business practices were in compliance with the FCA and intends to vigorously defend itself with respect to the allegations contained in the qui tam complaint if further litigation is instituted. To date, Scient’x USA has not been subpoenaed by any governmental agency in connection with the governmental review. The ultimate outcome of any governmental review is difficult to estimate. A negative outcome of a governmental review is likely to have a material effect on the combined business’s cash flows, results of operations and financial position.

If Scient’x fails to comply with regulatory requirements, regulatory agencies may take action against it, which could significantly harm its business.

Scient’x’s products are subject to continual requirements and review by the FDA and other regulatory bodies. Even if Scient’x receives regulatory approval for one of its products, the approval may be subject to limitations on the indicated uses for which the product may be marketed or to the conditions of approval or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. For example, on October 5, 2009, the FDA issued an order requiring manufacturers of certain spinal implant products, including Scient’x USA, to conduct postmarket surveillance studies to develop additional safety and effectiveness data. As a result of this notice from the FDA, Scient’x plans to conduct a postmarket study on its Isobar Evolution rod. In addition, the FDA recently issued a deficiency letter requesting additional data for the Isobar Evolution rod. Scient’x plans to respond to the FDA and has received permission to continue marketing the products while addressing the FDA’s request. If Scient’x is not able to successfully satisfy the requests of the FDA for clinical information and/or data, Scient’x may not be able to continue to market these products in the United States, which could have an impact on the combined business’s cash flows, results of operations and financial position.

Scient’x conducts a significant amount of its sales activity outside of the United States, which subjects it to additional business risks and may adversely affect the combined business’s results of operations and financial condition due to increased costs.

During the year ended December 31, 2008 and the period September 30, 2009, Scient’x derived approximately $35.6 million, or 79.4% of its net sales and $28.5 million, or 77.3% of its net sales, respectively, from sales of its products outside of the United States. The combined business intends to continue to pursue growth opportunities in sales internationally, which could expose it to additional risks associated with international sales and operations that we do not currently face. Scient’x’s international operations are, and the combined business’s international operations will continue to be, subject to a number of risks and potential costs, including:

•	changes in foreign medical reimbursement policies and programs;

•	unexpected changes in foreign regulatory requirements;

•	differing local product preferences and product requirements;

•	diminished protection of intellectual property in some countries outside of the United States;

•	differing payment cycles;

•	trade protection measures and import or export licensing requirements;

•	difficulty in staffing, training and managing foreign operations;

•	differing legal regulations and labor relations;

•	potentially negative consequences from changes in tax laws (including potentially taxes payable on earnings of foreign subsidiaries upon repatriation); and

•	political and economic instability.

In addition, Scient’x is subject to risks arising from currency exchange rate fluctuations, which could increase the combined business’s costs and may adversely affect its results of operations. The U.S. dollar value of Scient’x’s foreign-generated revenues varies with currency exchange rate fluctuations. Measured in local currency, the majority of Scient’x’s foreign-generated revenues were generated in Europe. Significant increases in the value of the U.S. dollar relative to foreign currencies could have a material adverse effect on the combined business’s results of operations. Scient’x’s consolidated net sales were negatively affected by approximately 1.3% during the year ended December 31, 2008 as a result of the impact of foreign currency translation.

Any of these factors may, individually or as a group, have a material adverse effect on the combined business’s business, financial condition, results of operations and cash flows.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this proxy statement regarding our strategy, future operations, future financial position, future revenues, financial projections and assumptions, projected costs, prospects and plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying any of our forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. We have identified below some important factors that could cause our forward-looking statements to differ materially from actual results, performance or financial conditions:

•	our ability to market, commercialize and achieve market acceptance of any of our products or any product candidates that we are developing or may develop in the future;

•	our ability to successfully achieve and maintain regulatory clearance or approval for our products in applicable jurisdictions;

•	our estimates of market sizes and anticipated uses of our products, including without limitation the market size of the aging spine market and our ability to successfully penetrate such market;

•	our business strategy and our underlying assumptions about market data, demographic trends, reimbursement trends, pricing trends, and trends relating to customer collections;

•	trends related to the treatment of spine disorders, including without limitation the aging spine market;

•	our estimates regarding anticipated operating losses, future revenue, expenses, capital requirements, and liquidity;

•	our ability to control our costs, achieve profitability, and the potential need to raise additional funding;

•	our ability to maintain an adequate sales network for our products, including to attract and retain independent distributors;

•	our ability to enhance our international sales networks and product penetration;

•	our ability to attract and retain a qualified management team, as well as other qualified personnel and advisors;

•	our ability to enter into licensing and business combination agreements with third parties and to successfully integrate the acquired technology and/or businesses;

•	our management team’s ability to accommodate growth and manage a larger organization;

•	our ability to protect our intellectual property, and to not infringe upon the intellectual property of third parties;

•	our ability to meet the financial covenants under our and Scient’x’s credit facility;

•	our ability to conclude that we have effective disclosure controls and procedures;

•	our ability to establish the industry standard in clinical and legal compliance and corporate governance programs;

•	loss of key personnel;

•	liability resulting from litigation;

•	failure to complete the Share Purchase or to realize the benefits of the proposed Share Purchase;

•	failure to successfully integrate us and Scient’x;

•	liability resulting from a governmental review of our or Scient’x’s business practices; and

•	other factors discussed elsewhere in this proxy statement.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We have included important factors in the cautionary statements included in this proxy statement, particularly in the section entitled “Risk Factors” beginning on page 23 that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

THE SPECIAL MEETING OF ALPHATEC STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by our board of directors for use at the special meeting of stockholders to be held on                     , 2010 and at any adjournment, postponement or continuation thereof. This document is first being furnished to our stockholders on or about                     , 2010.

Date, Time and Place

The special meeting of our stockholders will be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at 666 Third Avenue, 25th Floor, New York, NY 10076, on                     , 2010 at              , Eastern Standard time.

Purpose of the Special Meeting

At the special meeting, our stockholders will consider and act upon the following matter:

•	the issuance of 24,000,000 shares of our common stock in consideration for 100% of the outstanding shares of Scient’x.

Record Date, Shares of Common Stock Outstanding and Entitled to Vote

We have fixed the close of business on                     , 2010 as the record date for determining the holders of our common stock entitled to notice of and to attend and to vote at the special meeting or at any adjournment thereof. As of the close of business on                     , 2010, there were shares of our common stock outstanding and entitled to vote. Each share of our common stock entitles its holder to one vote on each of the matters presented at the special meeting.

Quorum and Vote of Alphatec Stockholders Required

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

The approval of the issuance of the Share Purchase Shares requires the affirmative vote of a majority of the votes cast at the special meeting at which a quorum is present.

HealthpointCapital, which holds approximately 38.1% of our voting shares, has agreed to attend the special meeting in person or by proxy and to vote in favor of the proposal.

If you do not submit a proxy card or vote at the special meeting, your shares of common stock will not be counted as present for the purpose of determining a quorum and will have no effect on the outcome of the proposal to approve the issuance of the Share Purchase Shares.

Voting Instructions

The following section summarizes important information on how to vote your shares of common stock.

Voting by Proxy

If you are a record holder, meaning your shares are registered in your name, you may vote over the Internet, by telephone, by mail or in person at the special meeting pursuant to the following instructions:

Over the Internet: Go to the website of our tabulator, BNY Mellon Investor Services, at www.proxyvoting.com/atec. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

By Telephone: Call 1-800-540-5760 toll free from the United States, Canada and Puerto Rico, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to . Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

In Person at the Special Meeting: If you attend the special meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

Voting of Shares Held in Street Name

If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you will receive instructions from your broker or other nominee regarding how to vote your shares over the Internet, by telephone or by mail. You should follow those instructions. If you wish to vote your shares in person at the special meeting, contact your broker or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the special meeting. You will not be able to vote in person at the special meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Abstention of Proxies

If you do not vote at the special meeting by submitting a proxy or otherwise, your shares will not be counted as present for the purpose of determining a quorum and will have no effect on the outcome of the proposal to approve the issuance of the Share Purchase Shares. If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the special meeting. If you hold shares in street name and do not instruct your broker how to vote your shares, your shares will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the special meeting. As a result, your abstention will have the same effect as a vote against the proposal. A “broker non-vote” will have no effect on, and will not be counted towards, the total vote. The proposal to be considered at the special meeting requires the affirmative vote of a majority of the votes cast at the special meeting.

Voting of Proxies at the Special Meeting

All properly executed proxies that we receive prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the issuance of the Share Purchase Shares.

Properly executed proxies, other than proxies voting against the issuance of the Share Purchase Shares, will also be voted for any adjournment or postponement of our special meeting of stockholders for the purpose of soliciting additional votes to approve the issuance of the Share Purchase Shares, if necessary. Our board of directors does not currently intend to bring any other business before the special meeting and, so far as our board of directors knows, no other matters are to be brought before the special meeting. If other business properly comes before the special meeting, the proxies will vote in accordance with their own judgment.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers, employees or agents of Alphatec in person or by telephone, telegram or other means of communication. No additional compensation will be paid to our directors, officers or other regular employees for such services.

Revocation of Proxies

Stockholders may revoke their proxies at any time prior to use by delivering to our corporate secretary a signed notice of revocation or a later-dated signed proxy, or by attending the special meeting in person and revoking the proxy by signing a notice of revocation. If you vote your shares over the Internet or by telephone, only your latest Internet or telephone vote will be counted at the special meeting. Attendance at the special meeting does not in itself constitute the revocation of a proxy. Stockholders who have instructed their broker to vote their shares of common stock must follow their broker’s directions in order to change those instructions. You may also attend the special meeting in person instead of submitting a proxy; however, please see the instructions above under “Voting of Shares Held in Street Name” if you wish to vote such shares in person at the special meeting.

Solicitation of Proxies

We will pay for all costs incurred in connection with the solicitation of proxies from our stockholders on behalf of our board of directors, including assembly, printing and mailing of this document, its related attachments, and the proxy card. HealthpointCapital, our directors, officers and employees may solicit proxies by telephone, email, facsimile and in person, without additional compensation. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

MATTER BEING SUBMITTED TO A VOTE OF ALPHATEC STOCKHOLDERS

Approval of the Issuance of the Share Purchase Shares

At the special meeting and any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon a proposal to approve the issuance of 24,000,000 shares of our common stock in consideration for 100% of the outstanding shares of Scient’x.

Further information with respect to the issuance of the Share Purchase Shares, the Share Purchase, Scient’x and the Scient’x shareholders is contained elsewhere in this proxy statement, including the sections “The Share Purchase” beginning on page 36 and “The Share Purchase Agreement” beginning on page 62.

THE SPECIAL COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ISSUANCE OF THE SHARE PURCHASE SHARES.

UPON THE UNANIMOUS RECOMMMENDATION OF THE SPECIAL COMMITTEE, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ISSUANCE OF THE SHARE PURCHASE SHARES.

THE SHARE PURCHASE

The following is a description of the material aspects of the Share Purchase, including the Share Purchase Agreement. While we believe that the following description covers the material terms of the Share Purchase, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire proxy statement, including the Share Purchase Agreement attached to this proxy statement at Annex B, for a more complete understanding of the Share Purchase.

Background of the Share Purchase

In October of 2008 our board of directors formed a Strategic Planning Committee to review our strategic opportunities. From October 2008 through the first quarter of 2009 the Strategic Planning Committee met from time to time.

In April 2009 our President and Chief Executive Officer, Dirk Kuyper contacted our Chairman of the Board, Mortimer Berkowitz, III and stated that he thought that our management should look into whether Scient’x would be a good acquisition candidate for us. Mr. Berkowitz is also the president and a managing director of HealthpointCapital, LLC and a director of Scient’x. Mr. Berkowitz agreed to have materials provided to Mr. Kuyper after a nondisclosure agreement had been executed.

On May 13, 2009, Scient’x and Alphatec Spine, our operating subsidiary, entered into a confidentiality agreement relating to information to be provided by Scient’x to Alphatec Spine. Scient’x then provided limited financial information to us.

On June 19, 2009, there was a meeting of the Strategic Planning Committee that was also attended by Messrs. Kuyper, Ebun Garner, our General Counsel and Vice President and John McCormick, a managing director of HealthpointCapital, LLC. During such meeting, Mr. Kuyper gave a presentation on the benefits of acquiring Scient’x. The Strategic Planning Committee then directed that this presentation be made to the board of directors at the upcoming meeting in June 2009.

On June 24, 2009, our board of directors held a special meeting, which was also attended by a representative of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., or Mintz Levin, our outside counsel, at which our board of directors considered a presentation by management regarding the possible acquisition of Scient’x. During the meeting, Mintz Levin representatives reviewed the fiduciary duties of the board of directors and advised on the possible establishment of a special committee. Our board of directors reviewed the possible benefits of such an acquisition, including Scient’x’s strong international distribution, the Scient’x product line, and the increased scale that the combined company would have. Our board of directors noted that this transaction would be a related party transaction, given the significant ownership by HealthpointCapital in us and its controlling ownership stake in Scient’x, and because five of our directors are beneficial owners of or affiliated with HealthpointCapital and three of them are members of the board of directors of Scient’x or its affiliate.

After discussion regarding the proposed transaction, our board of directors established a Special Committee of two directors, Siri Marshall and James Glynn, who were not affiliated with HealthpointCapital, to review, evaluate and investigate the possible acquisition and, if appropriate, to negotiate the terms of an acquisition of Scient’x, to engage independent financial advisors, legal counsel and other experts as the Special Committee deemed necessary, to make such reports to the board of directors as the special committee deemed appropriate, to determine if any such transaction is fair to, and in the best interests of, our stockholders unaffiliated with

HealthpointCapital, after execution of any agreement, to take such action as the agreement may contemplate by the Special Committee, including any recommendation regarding such transaction, and to exercise any other power or authority that may be otherwise exercised by the board of directors and that the Special Committee may determine is necessary or advisable to carry out and fulfill its duties.

Subsequent to the formation of the Special Committee, the Special Committee was informed by Scient’x that Mr. Berkowitz would be negotiating the potential transaction on behalf of HealthpointCapital.

On June 25, 2009, the Special Committee held a telephonic meeting. Mr. Berkowitz attended the meeting. Peter Wulff, our Chief Financial Officer, Messrs. Kuyper, Garner, McCormick, and a representative of Mintz Levin were also present at this meeting. The Special Committee discussed timing and process for the transaction, and received input from management about possible independent counsel and independent financial advisors for consideration by the Special Committee.

On June 26, 2009, the Special Committee met and appointed Ms. Marshall as chair of the Special Committee. The Special Committee discussed the engagement of independent counsel and independent financial advisors. Ms. Marshall and Mr. Glynn thereafter contacted various potential financial and legal advisors with respect to the transaction.

On June 30, 2009, the Special Committee had a telephonic meeting. The Special Committee met with representatives of DLA Piper LLP (US), or DLA Piper, who advised the Special Committee regarding its fiduciary duties under Delaware law in connection with the Special Committee’s evaluation of the transaction, and provided additional legal advice regarding the potential transaction. The Special Committee had a separate telephonic meeting with Messrs. Kuyper and Garner, and discussed the progress toward engagement of a financial advisor and various timing issues. Thereafter, the Special Committee discussed legal representation for the Special Committee and decided to engage DLA Piper as independent legal counsel for the Special Committee.

On July 12, 2009, the Special Committee had a telephonic meeting with representatives of DLA Piper, who provided a further legal briefing on the Special Committee’s fiduciary duties and the role and authority of the Committee. The Special Committee also discussed the process for engaging a financial advisor.

On July 13, 2009, the Special Committee held a telephonic meeting with representatives of DLA Piper and decided to engage Thomas Weisel Partners as the Special Committee’s independent financial advisor.

On July 14, 2009, representatives of DLA Piper participated in a teleconference with representatives of HealthpointCapital, Covington & Burling LLP, or Covington, U.S. counsel for HealthpointCapital and Scient’x, and Darrois Villey Maillot Brochier A.A.R.P., or Darrois, French counsel for HealthpointCapital and Scient’x, to discuss the tax structure for the transaction and various diligence issues. Following this call, counsel for the respective parties had various teleconferences relating to the proposed tax structure, diligence matters and the creation of an electronic data room to facilitate the Special Committee’s diligence requests.

On July 17, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper. DLA Piper then discussed the Special Committee’s fiduciary duties with regard to the proposed transaction, and the Special Committee discussed the fact that the transaction involved a potential change of control, given the significant number of shares of our common stock that could be issued in the transaction to HealthpointCapital. The Special Committee determined that it was appropriate to review the strategic alternatives available to us. The Special Committee requested that Thomas Weisel Partners provide the Special Committee with an independent review of our strategic alternatives. Thomas Weisel Partners provided its preliminary views regarding a possible transaction with Scient’x. The Special Committee discussed the nature of the consideration for an acquisition and the diligence questions to be addressed at the scheduled management presentations.

On July 20, 2009, the Special Committee held a meeting in Philadelphia. Representatives of DLA Piper, Thomas Weisel Partners and Morris Nichols Arsht & Tunnel, or Morris Nichols, Delaware counsel to the Special Committee, attended this meeting. Counsel provided a briefing on fiduciary duties of the Special Committee. Counsel also discussed possible governance terms that might be relevant to the transaction. The Special Committee discussed methods to evaluate whether a possible transaction for the acquisition of Scient’x was the best available transaction for us and our shareholders. Thomas Weisel Partners reviewed a preliminary analysis of our current operating plan, as well as alternatives available to us, and preliminary valuation perspectives on the transaction, and confirmed their view that contribution analysis would be an important basis for valuation. Thomas Weisel Partners reviewed a preliminary contribution analysis as well as a range of potential relative ownership percentages for Scient’x and our stockholders in the combined company based on various potential valuations of Scient’x, and the purchase price multiples implied by various valuations. Thomas Weisel Partners also reviewed various precedent transactions.

On July 21, 2009, the Special Committee met in Philadelphia with representatives of Scient’x, HealthpointCapital, and our management, as well as the parties’ respective counsel and financial advisors. Management for the respective companies made presentations and responded to questions. The Special Committee then met with Mr. Kuyper, as well as representatives of DLA Piper and Thomas Weisel Partners. Mr. Kuyper discussed his views on Scient’x, including possible opportunities and benefits, as well as potential risks, of an acquisition of Scient’x. Mr. Kuyper noted Scient’x’s international distribution network, and the cost and time required for us to build a similar network, as well as Scient’x’s complementary products. He also discussed the benefits of scale and its importance in competitive positioning of the combined company. Mr. Kuyper discussed several other possible acquisition targets. Mr. Kuyper noted that although several of the alternative acquisition candidates offered interesting complementary products, none of the other acquisition candidates provided the extensive international distribution network offered by Scient’x, and he discussed the potential value of such an international network for the combined company. He also discussed the possibility of us being acquired, and noted that we had not recently been contacted by any third party regarding an acquisition.

On July 23, 2009, DLA Piper and Morris Nichols had a telephone conference with Covington and Darrois. DLA Piper and Morris Nichols proposed various governance terms related to HealthpointCapital’s receipt of additional shares in this transaction, and Covington provided initial input regarding these proposals.

On July 27, 2009, Ms. Marshall met with Mr. Berkowitz to discuss the transaction, including timing and governance issues.

On July 28, 2009, at a regular meeting of our board of directors, the Special Committee briefed the board of directors on the process undertaken by the Special Committee to date and the board of directors discussed the requirements that Scient’x provide financial statements converted into GAAP, and the impact of this requirement on the timing of the transaction.

On July 28, 2009, the Audit Committee and Compensation Committee of our board of directors each approved compensation for the members of the Special Committee. The compensation was to be paid without regard to whether a transaction was consummated or not.

On July 28, 2009, the Special Committee held a telephonic meeting and representatives of DLA Piper and Thomas Weisel Partners attended the meeting. Ms. Marshall reviewed the topics discussed at the most recent meeting with HealthpointCapital. The Special Committee discussed the timing of the delivery of converted financial statements of Scient’x. The Special Committee discussed HealthpointCapital’s willingness to consider restricted voting stock, and the concerns HealthpointCapital had expressed as to the impact on deal certainty from a condition of approval of the transaction by the majority of unaffiliated stockholders, and discussed with counsel the ramifications of these provisions. The Special Committee also discussed the financial condition of Scient’x, and the timing for Thomas Weisel Partners financial diligence on Scient’x. Thomas Weisel Partners reviewed information relating to the spinal implant industry, various industry dynamics and the implications for us.

On July 30, 2009, the Special Committee held a telephonic meeting with representatives of DLA Piper, Morris Nichols and Thomas Weisel Partners. Thomas Weisel Partners reviewed key issues and implications for an acquisition of Scient’x, the competitive dynamics and increasing regulatory requirements in the spinal implant industry, industry participants’ relative access to capital, and the benefits provided by access to international markets. Thomas Weisel Partners reviewed a variety of potential acquisition targets, their likely level of interest and their respective relative fit with our strategic priorities. The Special Committee discussed the strategic fit between our and Scient’x’s products, and Scient’x’s international distribution network, the scale achieved by such a transaction and the benefits of such scale. Thomas Weisel Partners provided advice regarding the acquisition environment and the difficulty obtaining financing for transactions, and the impact of these considerations on the possible relative value to our stockholders from a change of control or strategic business combination involving us at this time. The Special Committee considered the various alternatives and their relative merits, and the possible impact on shareholder value. The Special Committee concluded that no other available alternative transaction would offer as many strategic attributes as Scient’x, given our strategic priorities, noting the scale of the combined company, Scient’x’s international distribution network and the complementary products provided by Scient’x. The Special Committee concluded that the acquisition of Scient’x provided the best means to enhance shareholder value currently available to us. The Special Committee requested that Thomas Weisel Partners conduct further diligence regarding the relative valuations of Scient’x and us.

On August 6, 2009, the Special Committee held a telephonic meeting and discussed with Thomas Weisel Partners the progress toward a valuation analysis and requested that Thomas Weisel Partners participate in meetings between the respective management teams regarding synergies. The Special Committee requested that counsel prepare a comprehensive proposal of governance terms for the Special Committee’s review.

On August 7, 2009, the managements of Scient’x and us, Thomas Weisel Partners and representatives of HealthpointCapital had a telephonic meeting to discuss the two companies’ projections and estimates of synergies from the acquisition.

On August 10, 2009, we and Scient’x entered into a confidentiality agreement relating to our proprietary and confidential information. Also on that date the respective management, financial advisors and counsel of each of Scient’x and us participated in a telephonic diligence session relating to our business.

On August 10, 2009, the Special Committee held a telephonic meeting and reviewed with representatives of DLA Piper and Morris Nichols a set of governance proposals.

On August 12, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners, DLA Piper, and Messrs. Kuyper and Wulff. Our management reviewed our revenue and financial forecasts. The Special Committee discussed the forecasts with our management in detail, and authorized the delivery of our forecasts to Scient’x.

On August 14, 2009, HealthpointCapital sent a letter to the Special Committee proposing the acquisition of Scient’x by us for approximately $132 million of our common shares, or approximately 30.8 million shares of our common stock as of such date. Thomas Weisel Partners responded to Canaccord Adams Inc., or Canaccord, HealthpointCapital’s financial advisor, advising that work was proceeding on valuation and the Special Committee would respond following the completion of its work.

On August 18, 2009, representatives of Thomas Weisel Partners, Canaccord, HealthpointCapital, Scient’x and our management had a telephonic meeting to discuss the parties’ respective financial models.

On August 18, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper and reviewed the results of diligence meetings with Scient’x relating to the respective financial models, as well as a diligence meeting relating to us. DLA Piper reviewed the status of the corporate governance proposals and the other proposed acquisition terms.

On August 19, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper. Thomas Weisel Partners reviewed our and Scient’x’s stand-alone financials and the Special Committee discussed the trends for both companies. Thomas Weisel Partners then reviewed a contribution analysis, relative ownership splits and implied multiples at various ownership splits. Thomas Weisel Partners also reviewed an analysis of comparable companies and precedent transactions and a discounted cash flow analysis for Scient’x.

On August 19, 2009, DLA Piper delivered the draft share purchase agreement and the draft corporate governance agreement, together with a summary term sheet, to Covington. Counsel for the respective parties negotiated the terms of the share purchase agreement and corporate governance agreement through December 17, 2009.

On August 20, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper. Thomas Weisel Partners reviewed a revised preliminary valuation analysis taking into account input from our management and further information from its diligence. The Special Committee discussed a draft letter responding to HealthpointCapital’s August 14 letter. Mr. Kuyper joined the meeting and provided his input on the valuation of the Scient’x business, noting that he continued to favor the acquisition at the right price. The Special Committee discussed with Mr. Kuyper and its advisors the risks and benefits of the transaction. Mr. Kuyper advised the Special Committee that he favored the transaction due to the increased scale of the combined company, the international sales organization offered by Scient’x, and Scient’x’s products, many of which were complementary to our products. The Special Committee discussed the strategic rationale of the transaction and its negotiation strategy.

On August 21, 2009, the Special Committee delivered a counterproposal to HealthpointCapital.

On the morning of August 24, 2009, representatives of Thomas Weisel Partners, Canaccord and HealthpointCapital met in New York to discuss the respective parties’ views on valuation and to review their models and clarify the methodologies used by each of their client’s respective proposals. Also on August 24, 2009, Covington and DLA Piper discussed various issues relating to the proposed terms of the agreements. Later on August 24, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper to discuss the various meetings among the respective legal and financial advisors.

Later that day, HealthpointCapital delivered a letter to the Special Committee disagreeing with the Special Committee’s valuation of Scient’x, and providing a revised proposal on valuation.

On August 25, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper. Thomas Weisel Partners reviewed a financial analysis of the parties’ respective proposals that had been delivered to date. The Special Committee discussed the implied purchase multiples and the accretion/dilution impact of the transaction on the combined company at various valuations and determined that an increase in the proposed valuation by the Special Committee would be warranted.

On August 26, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper. The Special Committee discussed its proposed response to HealthpointCapital and the Special Committee’s proposed valuation of Scient’x. The Special Committee then discussed with counsel the ongoing diligence process and risks of Scient’x’s business. The Special Committee decided to offer a revised proposal to HealthpointCapital.

On August 27, 2009, representatives of DLA Piper and Thomas Weisel Partners met telephonically with Mr. Wulff and representatives of Ernst & Young LLP, our independent auditors, to discuss the impact of the transaction on our net operating loss carryforwards, and our management determined that there would be no likely adverse impact from the proposed transaction. Subsequently the Special Committee delivered a letter to

HealthpointCapital proposing an acquisition of Scient’x in accordance with the revised terms the Special Committee had approved on the prior day, and noted that other issues required resolution as part of the negotiations.

On August 28, 2009, HealthpointCapital sent a letter to the Special Committee rejecting the Special Committee’s most recent proposal.

On August 28, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper to discuss the HealthpointCapital response and Thomas Weisel Partners relayed a conversation with Canaccord regarding the HealthpointCapital response. The Special Committee discussed the various points raised in the letter and the views of the Special Committee and its advisors as to the various issues raised by HealthpointCapital. The Special Committee also received a diligence report regarding, among other things, a qui tam complaint that had been filed against the U.S. subsidiary of Scient’x under the Federal False Claims Act alleging that the Scient’x subsidiary engaged in improper activities related to consulting payments to surgeon customers (as described in the “Risk Factors” section of this proxy statement under the heading “Scient’x was named as a defendant in a qui tam complaint, and despite the fact that the matter was dismissed without prejudice, the government continues to review the allegations raised in the complaint” on page 28).

On September 1, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper and discussed input from Mr. Kuyper regarding the merits of the transaction and Scient’x’s valuation. Thomas Weisel Partners provided a revised analysis of the transaction and the accretion/dilution analysis, based on various assumed levels of synergies, and various ownership splits and revenue multiples based on these revised assumptions. The Special Committee discussed with its advisors a possible working capital adjustment and the capital needs of the combined company.

On September 3, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper. Ms. Marshall reported on the conversation she had with Mr. Berkowitz on the transaction the previous day. Thomas Weisel Partners reviewed a revised preliminary valuation analysis, noting revised working capital assumptions. DLA Piper advised on the status of the draft agreements. The Special Committee concluded that a meeting on valuation should be deferred until the parties could achieve closer alignment on the other deal terms.

On September 11, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper. Ms. Marshall indicated that she had been invited to an in-person meeting with HealthpointCapital representatives that day and would attend the meeting. DLA Piper reviewed the key open business issues with the Special Committee. The Special Committee discussed the market trends relating to such terms, and various potential compromises that would address our concerns. DLA Piper provided the Special Committee with a briefing on various matters disclosed in diligence. Later that day, Ms. Marshall met with representatives of HealthpointCapital in New York City to discuss the open business issues.

On September 13, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper and reviewed HealthpointCapital’s positions, as well as a proposed compromise on various terms prepared by the advisors. The Special Committee determined to offer two counterproposals: first, a proposal for an acquisition of Scient’x, assuming HealthpointCapital was willing to provide post-closing indemnification, and a second proposal for an acquisition of Scient’x, in the event HealthpointCapital would not agree to indemnification.

On September 15, 2009, Ms. Marshall had telephone conferences with Mr. Berkowitz to review the Special Committee’s views on valuation and proposed transaction terms.

On September 15, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper. The Special Committee decided to send a counterproposal to HealthpointCapital, with indemnification, and an alternative counterproposal without indemnification.

On the morning of September 16, 2009 the Special Committee delivered a letter to HealthpointCapital with the two alternative counter proposals. The Special Committee also required a condition for the approval of the transaction by a majority of the unaffiliated stockholders voting on the transaction in the event of a change of recommendation by the Special Committee. The letter also proposed a standstill and restrictions on transfer for HealthpointCapital, a standing committee of unaffiliated directors, sought certain assurances regarding the participation of minority shareholders in the transaction, and provided a proposal for a working capital adjustment for the transaction.

On September 18, 2009, HealthpointCapital sent a counterproposal, without indemnification, to the Special Committee. HealthpointCapital also responded to the various governance proposals and indicated that any working capital adjustment should be reciprocal.

On September 20, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper to discuss HealthpointCapital’s response. The Special Committee discussed the tradeoff between indemnification and valuation, and the overall valuation of the Scient’x business. The Special Committee discussed the accretion available to the combined business at the valuation proposed by HealthpointCapital.

On September 21, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper. The Special Committee considered a possible counterproposal and the need to negotiate further on the legal terms, including the governance proposals and particularly the need for a condition on a vote of the unaffiliated shareholders in the event of a change of recommendation. The Special Committee concluded that HealthpointCapital’s latest proposal was likely the lowest price HealthpointCapital would agree to and that such price was accretive to us. Following such decision, the Special Committee concluded that it should focus on negotiating improvements in the terms of the governance proposals, including the vote by unaffiliated stockholders on a change of recommendation, and also seek a working capital adjustment.

On September 22, 2009, Ms. Marshall and Mr. Berkowitz participated in a telephone conference about the proposed terms for the transaction. Ms. Marshall communicated the Special Committee’s willingness to agree to the consideration proposed in the latest HealthpointCapital proposal, provided HealthpointCapital could agree that the governance proposals would remain in effect until HealthpointCapital ownership was reduced to the level of ownership prior to the transaction, that the unaffiliated stockholders would have the right to approve the transaction in the event the Special Committee changed its recommendation, and that there would be a working capital adjustment consistent with the Special Committee’s prior proposal.

On September 23, 2009, Covington called DLA Piper to communicate a response to the Special Committee’s proposal. Covington advised that HealthpointCapital was willing to agree to a condition for approval of the transaction by a majority of the unaffiliated shares present and voting on the transaction in the event that the Special Committee changed its recommendation on the transaction, assuming the Special Committee had accepted the proposals in the Covington draft of the share purchase agreement related to the Special Committee’s fiduciary termination right and the termination fee being 3%. DLA Piper made a counterproposal of a 2.5% termination fee. Covington also advised that HealthpointCapital’s proposal assumed that in the event of a change of recommendation followed by a no vote, HealthpointCapital would still have the right to terminate and receive the termination fee. Covington confirmed that all governance provisions relating to the standstill and restrictions on transfer would remain in effect until HealthpointCapital’s ownership was reduced to pre-transaction levels. In addition, Covington advised that in exchange for these agreements, HealthpointCapital proposed that there would be no working capital adjustment. Later that day, Ms. Marshall and Mr. Berkowitz discussed the proposal and confirmed HealthpointCapital’s agreement with the terms as outlined and each agreed to a 2.75% termination fee.

Later on September 23, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper. Thomas Weisel Partners reviewed an updated valuation analysis with the Special Committee, noting that at various assumed levels of synergies the transaction remained accretive to the combined company and that the implied revenue multiples for the Scient’x business were below those applied to us.

On September 24, 2009, Ms. Marshall and Mr. Berkowitz agreed to the price and other terms discussed on September 22 and September 23, 2009.

On September 29, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper, as well as Mr. Wulff. The Special Committee discussed with its advisors a request from Scient’x that we reimburse Scient’x for half of the fees associated with the conversion of Scient’x’s financial statements to GAAP. The Special Committee determined that we would reimburse Scient’x for 50% of the conversion expenses if the share purchase agreement was signed. The Special Committee then discussed a proposal to address outstanding Scient’x options.

On October 2, 2009, the Special Committee held a telephonic meeting with representatives of Thomas Weisel Partners and DLA Piper. DLA Piper reviewed the revised agreements. The Special Committee reviewed diligence reports.

On October 5, 2009, the Special Committee held a telephonic meeting with representatives of DLA Piper and Thomas Weisel Partners, as well as Messrs. Kuyper and Garner. DLA Piper reviewed the open issues in the agreements, and the Special Committee provided input on these issues. The Special Committee continued the discussion of the matters disclosed in the diligence process and determined that further information would be required before the Special Committee could finalize the terms of the acquisition. The Special Committee requested that Mr. Garner conduct further diligence, with assistance from DLA Piper.

On October 6, 2009, Covington called DLA Piper to propose a resolution of the open issues, including a proposal on the sharing of transaction expenses, with the expenses being borne under the proposal by the stockholders of Scient’x to be paid by a reduction in the shares to be issued in the transaction. HealthpointCapital agreed to commence the standstill at the signing of the agreement, and agreed to define “unaffiliated stockholders” for purposes of the condition in the event of a change of the Special Committee’s recommendation to exclude our officers and directors.

On October 12, 2009, the Special Committee held a telephonic meeting. Representatives of DLA Piper, Thomas Weisel Partners and Messrs. Kuyper, Wulff and Garner were present at the meeting. DLA Piper reviewed the proposals made by HealthpointCapital and the Special Committee determined that these proposals were acceptable. The Special Committee received a briefing on the status of the conversion of the Scient’x financial statements and learned that these would not likely be available until mid-November. DLA Piper and management provided a briefing on various diligence issues.

On October 16, 2009, the Special Committee held a telephonic meeting and representatives of DLA Piper, Thomas Weisel Partners and Messrs. Kuyper, Wulff and Garner were present at the meeting. The Committee reviewed the status of the agreements and received an update from Mr. Wulff concerning the status of the SEC’s position on the presentation of Scient’x financial statements. The Special Committee received a briefing on certain Scient’x diligence matters. The Special Committee discussed timing and process to finalize the agreements and approve the transaction, including the requirement of a fairness opinion, and completion of diligence and disclosure schedules. Later that day Covington provided a draft registration rights agreement to DLA Piper.

On October 27, 2009, DLA Piper called Covington to discuss the agreements. Also on that day Messrs. Kuyper and Garner received an update from Scient’x management concerning the status of a diligence matter.

On October 28, 2009, the Special Committee held a telephonic meeting and representatives of DLA Piper, Thomas Weisel Partners and Messrs. Kuyper and Garner were present at the meeting. DLA Piper reviewed the proposals relating to deal expenses and the standstill, and summarized the proposed terms of the registration rights agreement. DLA Piper and management reviewed additional diligence matters. The Special Committee requested a summary of Scient’x’s third quarter results. Later that day Messrs. Kuyper and Garner attended a diligence briefing with Scient’x, HealthpointCapital and counsel for Scient’x.

On October 29, 2009, the Special Committee held a telephonic meeting and representatives of DLA Piper, Thomas Weisel Partners and Messrs. Kuyper and Garner were present at the meeting. Mr. Garner reported on the status of the conversion of Scient’x financials and noted that these would not likely be available until early to mid-December. Mr. Kuyper indicated that he would provide the third quarter financials to the Special Committee and its advisors for review. Mr. Garner reviewed the results of a diligence briefing he had with Scient’x’s management and counsel.

On November 3, 2009, the Special Committee held a telephonic meeting and representatives of DLA Piper, Thomas Weisel Partners and Messrs. Kuyper and Garner were present at the meeting. The Special Committee reviewed a briefing for our board of directors regarding the transaction. Mr. Kuyper reviewed a proposal to be presented to the Compensation Committee pursuant to which certain executive officers and directors would be requested to waive the potential acceleration of restricted stock and options which might occur as a result of the transaction. Thomas Weisel Partners reviewed with the Special Committee the Scient’x third quarter results. Mr. Kuyper indicated they were in line with expectations. The Special Committee provided further input to counsel on various open issues in the agreements.

On November 5, 2009, our board of directors met in New York City. Ms. Marshall reported to the board of directors on the current status of the negotiations, and reviewed the material terms of the agreements. Mr. Garner reviewed with the board of directors various diligence matters.

During the period from November 5, 2009 through December 17, 2009, counsel conducted further diligence on Scient’x, and negotiated outstanding issues in the various agreements.

On December 2, 2009, the Special Committee met with DLA Piper, Thomas Weisel Partners and Mr. Garner to discuss the status of the agreements and the status of the diligence review. The Special Committee reviewed various issues in connection with the registration rights agreement. The Special Committee considered various issues relating to the expense reimbursement provision, and proposed a collar for the share price to be used to determine the reduction in shares. The Special Committee considered a proposed option to be granted to one of our directors, R. Ian Molson, who also served on the Scient’x board of directors and recommended that our board of directors grant the option to be effective at closing as consideration for Mr. Molson’s service as a director on our to-be-formed European operating subsidiary and that the vesting of such option tied to Mr. Molson’s service as a director of such subsidiary. Mr. Garner reported on diligence matters.

On December 4, 2009 the relator-plaintiff made a motion to dismiss the qui tam matter relating to the U.S. subsidiary of Scient’x without prejudice.

On December 9, 2009, the Special Committee met with DLA Piper, Thomas Weisel Partners and Messrs. Kuyper and Garner to discuss the status of the transaction and diligence including the qui tam matter. The Special Committee discussed the merits of an indemnity or cost sharing arrangement.

Later on December 9, 2009, Mr. Berkowitz informed Mr. Kuyper that HealthpointCapital had received a proposal for an acquisition of Scient’x from a third party.

On December 10, 2009, Ms. Marshall spoke to Mr. Berkowitz and conveyed the Special Committee’s consideration regarding possible indemnity or cost sharing.

On December 11, 2009 the Special Committee met with DLA Piper, Thomas Weisel Partners, Mr. Garner and Hogan & Hartson, counsel to Scient’x on the qui tam litigation. Hogan & Hartson provided a further diligence briefing.

On December 12, 2009, the Special Committee held a telephonic meeting with DLA Piper, Thomas Weisel Partners, and Messrs. Kuyper and Garner. Mr. Garner reported that the 2008 audit for Scient’x was not yet completed and that the audited 2008 financials and the reviewed financials for the nine-month period ended September 30, 2009 would not be delivered until approximately the week of December 21, 2009. The Special Committee requested a condition in the agreement with respect to the delivery of such financials, and requested a review of the financials by Thomas Weisel Partners. The Special Committee discussed various diligence matters and concluded that the risks identified were manageable. The Special Committee concluded that the transaction was in the best interests of our stockholders even if the Special Committee could not negotiate indemnity or cost sharing.

On December 13, 2009, Mr. Berkowitz called Ms. Marshall to advise her regarding the third-party proposal. Ms. Marshall consulted with representatives of DLA Piper and Thomas Weisel Partners and discussed various alternative responses in the light of the third-party offer. Later on December 13, 2009, Ms. Marshall met with DLA Piper and Thomas Weisel Partners to discuss the latest developments and an appropriate negotiating posture for the Special Committee. She informed Mr. Berkowitz that the Special Committee remained willing to recommend the transaction at the price previously negotiated, and that the Special Committee had concluded that it was willing to proceed without cost sharing or indemnity on those terms.

On December 14, 2009, Mr. Berkowitz called Ms. Marshall and requested that the Special Committee hold its offer open through January 8, 2010, to permit the third-party to complete diligence and negotiate material terms. Ms. Marshall indicated that the Special Committee would discuss the matter and respond. He discussed with Ms. Marshall the agenda for the previously scheduled board of directors meeting on December 16, 2009. Ms. Marshall advised him that the Special Committee had been negotiating the transaction with HealthpointCapital for months and it felt as if an agreement in principle had been reached that was mutually beneficial.

On the evening of December 14, 2009, the Special Committee met telephonically and DLA Piper, Thomas Weisel Partners and Mr. Garner were present. The Special Committee noted that in the absence of additional information regarding the competing third-party proposal for Scient’x, the best strategy was to continue to pursue the transaction on the terms previously negotiated. The Special Committee decided to advise HealthpointCapital that the deal the parties had negotiated was only open through Wednesday, December 16, 2009.

On December 15, 2009, Ms. Marshall spoke with Mr. Berkowitz. Mr. Berkowitz declined to share the specific terms of the other offer at that time. Ms. Marshall and Mr. Berkowitz discussed the value of having all members of the board receive a briefing on the current developments. Subsequently Mr. Berkowitz invited all directors that were in New York at that time to a dinner that evening.

Later on December 15, 2009, Ms. Marshall met at Thomas Weisel Partners’ offices with Thomas Weisel Partners, DLA Piper and Mr. Garner. She reviewed her conversation with Mr. Berkowitz and discussed negotiating strategy and the upcoming meetings with directors.

At the dinner, various members of the board of directors expressed frustration that the transaction between HealthpointCapital and us was not likely to be accepted by HealthpointCapital on the terms negotiated at this time, and discussed ways to address the situation. The directors present requested that the Special Committee continue to negotiate in light of the third-party offer and requested that Mr. Kuyper, who was not present at the dinner, assist the Special Committee as needed.

Following the dinner, Ms. Marshall convened a telephone meeting with Thomas Weisel Partners, DLA Piper, and Messrs. Kuyper, Wulff and Garner. She reviewed the discussions regarding the third-party offer. She discussed the agenda for the board of directors meeting the following morning in light of current developments. She noted that the board had the definitive agreements for the proposed acquisition of Scient’x, and proposed that Mr. Kuyper provide his briefing on the strategic and financial rationale for the transaction and Mr. Garner provided a briefing on the diligence issues reviewed by the Special Committee. She noted that following this discussion she would have a sense of the board of directors’ relative support for the transaction. The participants on the call discussed a possible agreement to allow the Special Committee an opportunity to match another transaction, in exchange for reimbursement of expenses if a transaction with the third party went forward. Ms. Marshall noted that the transaction continued to be strategically important to us and discussed the harm to us if the transaction were not completed, in light of the lack of other alternatives that provided the benefits offered by the Scient’x acquisition. She determined to continue to confirm the Special Committee’s interest in the transaction on the terms negotiated through December 16, 2009. The participants on the call also discussed the timing of the transaction, noting that if our proxy statement was not effective by February 15, 2010, Scient’x’s audited 2009 financial statements would be needed for the proxy statement, further delaying the closing and adding costs to the transaction.

On December 16, 2009, a meeting of our board of directors was held in New York. Mr. Kuyper presented the board of directors with the strategic and financial rationale regarding the transaction. Mr. Garner reviewed various diligence matters. Our board of directors confirmed its strong interest in the transaction and discussed the risks and expenses in the event of a delay in the transaction. Various directors who were not HealthpointCapital employees inquired as to whether the Special Committee should increase the consideration as an inducement to HealthpointCapital to agree to finalize the transaction. Our board of directors meeting adjourned to allow the Special Committee to consider this inquiry.

The Special Committee then convened a telephonic meeting with DLA Piper and Thomas Weisel Partners. The Special Committee discussed a possible revision to the purchase price. The Special Committee discussed the harm to us if the transaction were not consummated, as well as the harm from a significant delay that would occur if the Scient’x 2009 audited financials were required to be included in the proxy statement. The Special Committee reviewed the timeline and acknowledged the need to have the agreement executed as soon as possible to avoid such delay. The Special Committee concluded that it was worth offering the additional consideration to avoid the delay and the possible loss of the transaction, assuming Thomas Weisel Partners could confirm the financial fairness of the revised consideration. Thomas Weisel Partners agreed to prepare a revised fairness analysis on the revised terms and present the same to the Special Committee as soon as practicable. Ms. Marshall then conveyed the revised offer to Mr. Berkowitz, indicating that the offer would not be held open after that day. The Special Committee reconvened its meeting with DLA Piper, Mr. Kuyper and Mr. Garner in attendance and discussed the proposed board of directors agenda. Mr. Berkowitz and a Mintz Levin representative attended a portion of the Special Committee meeting to discuss the agenda for the board of directors meeting. The Special Committee decided that it would not request a formal fairness opinion on the revised transaction unless HealthpointCapital indicated that the offer would be acceptable.

The board of directors meeting reconvened and DLA Piper provided a briefing to our board of directors on the terms of the various agreements. Our board of directors also discussed a proposed option grant for Mr. Molson for 45,000 shares of our common stock as consideration for serving as a director of our to-be-formed European operating subsidiary and the Special Committee’s recommendation that the option be granted on the date of the approval of the acquisition, with an exercise price equal to the price of the common stock on closing date, and vesting tied to his continuing service of such operating subsidiary. The Special Committee reconvened its meeting and reviewed a draft presentation prepared by Thomas Weisel Partners regarding the fairness of the revised consideration. Thomas Weisel Partners then provided our board of directors with a briefing summarizing the analysis to support the fairness of the consideration. Our board of directors meeting was then adjourned.

After our board of directors meeting had adjourned, several of our directors, including the Special Committee, discussed various ways to finalize an agreement. Mr. Berkowitz advised Ms. Marshall that he did not believe that HealthpointCapital would agree at this time to the Special Committee’s revised proposal, but that he believed he could obtain HealthpointCapital’s agreement if the consideration were 24.0 million shares. Ms. Marshall then convened a Special Committee meeting at which Thomas Weisel Partners and Mr. Kuyper were in attendance. The Special Committee discussed offering 24.0 million shares of our common stock. Thomas Weisel Partners provided advice on the proposal. The Special Committee discussed the benefits of the transaction, the cost to us if the transaction were not consummated both in expenses and lost opportunity, the lack of a viable alternative transaction, and the risks of additional cost and delay if the transaction was not entered into until early January 2010. The Special Committee also took note of the distraction of management and the fact that other opportunities, although not as attractive to us, were potentially being foregone while these negotiations continued. The Special Committee decided to offer 24.0 million shares of our common stock to reach an agreement on the transaction that day if possible, in view of the various significant benefits from the transaction and the need for timely completion of negotiations, but to condition the offer of increased consideration on HealthpointCapital’s agreement to pay our expenses in the amount of $3.7 million if Scient’x declined the offer and entered into an agreement with a third party.

Ms. Marshall conveyed the revised offer to Mr. Berkowitz, who confirmed that he had conferred with HealthpointCapital and that the transaction as revised was acceptable to HealthpointCapital.

On December 17, 2009, the Special Committee met telephonically with DLA Piper and Thomas Weisel Partners in attendance. The Special Committee reviewed the Scient’x financial statements with Thomas Weisel Partners. Thomas Weisel Partners then reviewed its fairness presentation with the Special Committee, reviewing the transaction history and a summary of the negotiations, and a summary of the transaction. Thomas Weisel Partners also reviewed an overview of each of Scient’x and us, and various methodologies to determine a range of values for Scient’x, including the selected public company trading analysis, selected precedent transactions analysis, a contribution analysis, a discounted cash flow analysis, and a synergy analysis, and provided its oral opinion (subsequently confirmed in writing) that the consideration to be paid by us pursuant to the Share Purchase was fair to us from a financial point of view as of such date. After discussing Thomas Weisel Partners’s analysis, and based in part on Thomas Weisel Partners’s fairness opinion, as well as on review of the terms of the various transaction agreements, the diligence reports relating to Scient’x and its review of the strategic alternatives available to us, the Special Committee then unanimously determined that the Share Purchase is advisable, and fair to, and in the best interests, of our stockholders that are unaffiliated with HealthpointCapital, and decided to recommend that our board of directors approve the various transaction agreements and recommend that our stockholders approve the issuance of our shares of common stock in the Share Purchase.

Later on December 17, 2009, our board met telephonically with representatives of Mintz Levin, DLA Piper and Thomas Weisel Partners and Messrs. Wulff and Garner in attendance. Thomas Weisel Partners reviewed the fairness presentation with our board of directors and confirmed their opinion that the consideration to be paid by us pursuant to the Share Purchase was fair to us from a financial point of view as of such date. The Special Committee then reported its recommendation that the board of directors approve the acquisition of Scient’x on the terms presented, and based on that recommendation, our board of directors then unanimously approved the acquisition of the Scient’x shares and determined that the Share Purchase and the Share Purchase Agreement are advisable, fair to, and in the best interests of, our stockholders, approved the Share Purchase Agreement, related agreements, including the Corporate Governance Agreement and the Registration Rights Agreement described elsewhere in this proxy statement, and the issuance of our shares of common stock in the Share Purchase and recommended that our stockholders vote to approve the issuance of the shares related to the Share Purchase. Mr. Berkowitz advised that HealthpointCapital had also approved the transaction. The board also approved the issuance of options to purchase 45,000 shares of our common stock to Mr. Molson, subject to the terms previously discussed by the board of directors.

Later that same day the parties executed the Share Purchase Agreement and the Corporate Governance Agreement. We then issued a press release announcing the execution of the Share Purchase Agreement after the close of the U.S. financial markets on December 17, 2009.

Our Reasons for the Share Purchase

In the course of reaching its unanimous decision to recommend that our board of directors approve the Share Purchase and the Share Purchase Agreement and to recommend that our stockholders vote to approve the share issuance pursuant to the Share Purchase Agreement, the Special Committee consulted with our senior management and with its own independent financial advisors and legal counsel, and considered a number of potentially positive factors in its deliberations, including, but not limited to, the following:

•

the increased scale of the combined company, which the Special Committee believes will provide the opportunity for the combined company to compete more effectively in the increasingly competitive global spine market;

•

the Scient’x product portfolio, which contains key technologies in underserved aging spine segments, including the Scient’x dynamic fusion solutions, which are differentiated and complementary to our existing product portfolio and provide targeted solutions for what we believe are the fastest growing segments of the spine market;

•	the strong international distribution network of Scient’x and the cost to us to develop an equivalent international network independently;

•	the potential to enhance stockholder value through operating efficiencies following the Share Purchase;

•

the fact that, having considered our strategic alternatives, including those companies in the spinal industry that we might acquire and companies that might be interested in an acquisition of or business combination with us, the Special Committee believed that the acquisition of Scient’x through the Share Purchase offered the best opportunity to enhance stockholder value;

•	the belief of the Special Committee, shared by our senior management, that the prospects of the combined entity were more favorable than our prospects as a separate entity, due to, among other things:

•	the benefits associated with gaining manufacturing scale and controlling the manufacture of our key products;

•	the benefits associated with an expanded product line;

•	the belief that the transaction may increase our profitability; and

•	the belief that the transaction may enable us to accelerate the development of additional products in the spinal implant market;

•

the opinion of Thomas Weisel Partners presented to the Special Committee and our board of directors on December 17, 2009 that the consideration to be paid by us pursuant to the Share Purchase was fair, from a financial point of view, to us as of the date of the opinion. The full text of the written opinion setting forth the assumptions made, procedures followed, matters considered and limitations in connection with the opinion is attached to this proxy statement as Annex C, which stockholders are urged to read in its entirety;

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the fact that our board of directors or any committee thereof, in the exercise of its fiduciary duties, would be permitted in accordance with the terms of the Share Purchase Agreement to authorize our management to provide information to and engage in negotiations with a third party following receipt of a bona fide written unsolicited proposal or offer that our board of directors (or any committee thereof) determines in good faith is reasonably likely to lead to a superior proposal in the manner provided in the Share Purchase Agreement, subject to specified conditions;

•

the fact that our board of directors or any committee thereof, in the exercise of its fiduciary duties, would be permitted in accordance with the terms of the Share Purchase Agreement to terminate the Share Purchase Agreement following receipt of a bona fide written superior proposal in the manner provided in the Share Purchase Agreement, subject to specified conditions, including the payment of a $3.2 million termination fee to HealthpointCapital;

•

the fact that the Special Committee was satisfied that, given the process that had been undertaken, the $3.2 million termination fee payable in the event of a termination of the Share Purchase Agreement as a result of our receipt of a superior proposal or in some other limited cases is a bargained for and reasonable trade-off for the deal certainty that the Special Committee determined was needed to protect stockholder value and will not deter any serious offers or proposals for strategic transactions or acquisitions;

•	the other terms of the Share Purchase Agreement, including the respective parties’ representations, warranties and covenants, and the conditions to their respective obligations;

•	the fact that the Share Purchase would be subject to the approval of our stockholders;

•	historical information concerning Alphatec’s and Scient’x’s respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position;

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the financial condition, results of operations, and businesses of Alphatec and Scient’x before and after giving effect to the Share Purchase, and the respective contributions of each entity to the combined company on a pro forma basis;

•	current financial market conditions and historical market prices, volatility and trading information with respect to our common stock;

•	reports from management, tax advisors, independent auditors, outside legal experts and others as to the results of the due diligence investigation of Scient’x; and

•	the prices paid in comparable transactions involving other medical device companies, as well as the trading performance for comparable companies in the industry.

The Special Committee also considered potential negative factors relating to the Share Purchase, including:

•	the risk that we may not successfully integrate the Scient’x business with our own;

•	the risk that the combined company may have difficulty managing its growth;

•	the risk of the combined company’s dependence upon certain key personnel;

•	the risk that certain Scient’x products require government approval to be marketed in the United States and other jurisdictions;

•	the risk that Scient’x is involved in several litigation matters and a governmental review of its prior business practices, the outcome of which cannot be determined;

•	the potential negative effect on our common stock price if product development expectations for Scient’x are not met;

•	the risk that the Scient’x business will not perform as expected;

•	the risk that the transaction will not accelerate our timeline to profitability;

•	the risk that Scient’x products will not achieve commercial acceptance;

•	the risk that the transaction will not result in the anticipated cost savings;

•	the risk that the Share Purchase may not be completed in a timely manner, if at all;

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the fact that, under the terms of the Share Purchase Agreement, we would be prohibited from soliciting other acquisition proposals and we would be required to pay to HealthpointCapital a termination fee of $3.2 million in cash if the Share Purchase Agreement were terminated under certain circumstances specified in the Share Purchase Agreement, including if we exercised our right to terminate the Share Purchase Agreement to accept a superior proposal, which may deter others from proposing an alternative transaction that otherwise could be more advantageous to our stockholders;

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the interests of our officers and directors in the Share Purchase, including the matters described under “The Share Purchase — Interests of Certain Persons in the Share Purchase” on page 59 and the impact of the Share Purchase on our stockholders and employees, including the fact that two of our principal stockholders, HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., and their affiliates indirectly hold approximately 94.8% of the shares of Scient’x, and that five of our directors, Messrs. Berkowitz, Foster, Molson and O’Neil and Dr. Hochschuler, are beneficial owners of or affiliated with HealthpointCapital, LLC, which is the ultimate parent of HealthpointCapital;

•	the risk that we will be unable to retain and recruit employees critical to the ongoing success of the combined company’s operations;

•	the risk of adverse reactions of Scient’x’s customers and vendors to the acquisition;

•

the risk that the integration of the Scient’x business could be more costly and time consuming than anticipated, which could adversely affect the combined company’s operating results and preclude the achievement of benefits anticipated from the Share Purchase;

•	the risk that our management’s attention will be diverted from other strategic and operational priorities to implement the merger; and

•	the other risks and uncertainties discussed above under “Risk Factors” beginning on page 23.

The foregoing discussion of the items that the Special Committee considered is not intended to be exhaustive, but includes all material items. In view of the complexity and wide variety of factors, both positive and negative, that the Special Committee considered, the Special Committee did not find it practical to quantify, rank or otherwise weight the factors considered. In considering the various factors, individual members of the Special Committee considered all of these factors as a whole and concluded that, on balance, the benefits of the Share Purchase to Alphatec and our stockholders that are unaffiliated with HealthpointCapital outweighed the risks.

Recommendations of the Special Committee and Our Board of Directors

After careful consideration of a variety of factors, including the positive and negative factors described under the heading “The Share Purchase – Our Reasons for the Share Purchase,” on December 17, 2009, the Special Committee unanimously recommended that our board of directors and stockholders approve the Share Purchase and the related transactions, including the issuance of the Share Purchase Shares, subject to the Special Committee’s right to withdraw, modify or amend such recommendations if the Special Committee determines, in good faith, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to our stockholders under applicable law. In particular, the Special Committee unanimously:

•	determined that the terms of the Share Purchase are advisable, fair to and in the best interests of our stockholders that are unaffiliated with HealthpointCapital;

•	recommended that our board of directors approve the Share Purchase and the related transactions, and adopt the Share Purchase Agreement;

•

recommended that our board of directors recommend the Share Purchase and the related transactions, including the issuance of the Share Purchase Shares in connection with the acquisition of Scient’x contemplated in the Share Purchase Agreement, to our stockholders; and

•	recommends that our stockholders approve the issuance of the Share Purchase Shares in connection with the acquisition of Scient’x.

The Special Committee unanimously recommends that you vote FOR the issuance of the Share Purchase Shares.

Having received the recommendation of the Special Committee, for reasons including those described above under the heading “The Share Purchase – Our Reasons for the Share Purchase,” on December 17, 2009, based solely on the recommendation of the Special Committee, our board of directors unanimously approved the Share Purchase and the related transactions, including the issuance of the Share Purchase Shares, and recommends such matters to our stockholders, subject to the board of directors’ right to withdraw, modify or amend such recommendation to the extent the board of directors determines in good faith that failure to take such action would be reasonably likely to result in a breach of the its fiduciary duties to our stockholders under applicable law. In particular, the board of directors unanimously:

•	determined that the terms of the Share Purchase are advisable, fair to and in the best interests of our stockholders not affiliated with HealthpointCapital;

•	approved the Share Purchase and related transactions, and authorized us to enter into the Share Purchase Agreement; and

•	recommends that our stockholders approve the issuance of the Share Purchase Shares in connection with the acquisition of Scient’x.

Based solely on the recommendation of the Special Committee, our board of directors unanimously recommends that you vote FOR the issuance of the Share Purchase Shares.

Opinion of the Special Committee’s Financial Advisor Regarding the Share Purchase

In July 2009, the Special Committee engaged Thomas Weisel Partners, an investment banking firm, to act as its financial advisor in connection with the possible acquisition of Scient’x. On December 17, 2009, Thomas Weisel Partners delivered to the Special Committee and our board of directors its oral opinion that, as of that date, the consideration to be paid by us pursuant to the Share Purchase was fair to us from a financial point of view. Thomas Weisel Partners later delivered its written opinion dated December 17, 2009, confirming its oral opinion.

In selecting Thomas Weisel Partners, the Special Committee considered, among other things, the fact that Thomas Weisel Partners is a reputable investment banking firm with substantial experience advising companies in the medical device industry and in providing strategic advisory services in general. Thomas Weisel Partners, as part of its investment banking business, is continuously engaged in the evaluation of businesses and their equity securities in connection with mergers and acquisitions, underwritings, private placements and other securities offerings and valuations for corporate and other purposes.

We determined the consideration we would pay in the Share Purchase through negotiations with HealthpointCapital. Thomas Weisel Partners did not recommend any specific form of consideration to us or recommend that any specific type of consideration constituted the only appropriate consideration for the Share Purchase. We did not impose any limitations on Thomas Weisel Partners with respect to the investigations made or procedures followed in rendering its opinion. Further, we did not request the advice of Thomas Weisel Partners with respect to alternatives to the Share Purchase, and Thomas Weisel Partners did not advise us with respect to alternatives to the Share Purchase or our underlying decision to proceed with or effect the Share Purchase.

We have attached the full text of the written opinion that Thomas Weisel Partners delivered to the Special Committee and our board of directors as Annex C to this proxy statement. You should read this opinion carefully and in its entirety for a description of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Thomas Weisel Partners in rendering its opinion. The following is a summary of Thomas Weisel Partners’ opinion and the methodologies used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Thomas Weisel Partners’ opinion was approved by its fairness committee. It is directed to the Special Committee and our board of directors and addresses only the fairness of the consideration to be paid by us pursuant to the Share Purchase from a financial point of view as of the date of the opinion. The opinion does not constitute a recommendation to you as to how you should vote with respect to the Share Purchase. It does not address the relative merits of the Share Purchase or any alternatives to the Share Purchase, our underlying decision to proceed with or effect the Share Purchase or any other aspect of the Share Purchase. Moreover, it does not address the fairness of the Share Purchase to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of ours; nor does it address the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Scient’x, or class of such persons, in connection with the Share Purchase, whether relative to the consideration or otherwise.

Thomas Weisel Partners did not express any opinion as to any tax or other consequences that might result from the Share Purchase, nor did Thomas Weisel Partners’ opinion address any legal, financial reporting, tax, regulatory or accounting matters. In addition, Thomas Weisel Partners expressed no opinion as to the price at which shares of our common stock would trade at any time following the announcement of the Share Purchase. Accordingly, Thomas Weisel Partners’ opinion should not be viewed as providing any assurance that the market value of the shares of our common stock to be issued by us pursuant to the Share Purchase will be equal to the market value of our common stock at any time prior to the consummation of the Share Purchase.

In connection with rendering its opinion, Thomas Weisel Partners, among other things:

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reviewed certain publicly available financial and other data with respect to our company and Scient’x, including the consolidated financial statements for recent years and interim periods to September 30, 2009 and certain other relevant financial and operating data relating to our company and Scient’x made available to Thomas Weisel Partners from published sources and from the internal records of our company and Scient’x;

•

reviewed the financial terms and conditions of the Share Purchase Agreement, the form of Minority Purchase Agreement, the registration rights agreement, and the corporate governance agreement as set forth in the drafts thereof, dated as of December 16, 2009, furnished to Thomas Weisel Partners;

•	reviewed certain publicly available information concerning the trading of, and the trading market for, our common stock;

•	compared our company and Scient’x from a financial point of view with each other and with certain other companies in the medical device industry which Thomas Weisel Partners deemed to be relevant;

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considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the medical device industry which Thomas Weisel Partners deemed to be comparable, in whole or in part, to the Share Purchase;

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reviewed and discussed with representatives of the management of our company and Scient’x certain information of a business and financial nature regarding our company and Scient’x, furnished to Thomas Weisel Partners by us and them, including financial forecasts and related assumptions of our company and Scient’x;

•	made inquiries regarding and discussed the Share Purchase and the draft agreements referred to above and other matters related thereto with our counsel; and

•	performed such other analyses and examinations as Thomas Weisel Partners deemed appropriate.

In preparing its opinion, Thomas Weisel Partners did not assume any obligation to independently verify, and did not independently verify, the information referred to above. Instead, with our consent, Thomas Weisel Partners relied on the information being accurate and complete in all material respects. Thomas Weisel Partners also made the following assumptions, and used and relied on the following information, in each case with our consent:

•

with respect to the financial forecasts for our company and Scient’x provided to Thomas Weisel Partners by their respective managements, and upon their advice, that the forecasts had been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of our company and Scient’x and that they provide a reasonable basis upon which Thomas Weisel Partners could form its opinion;

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that there had been no material changes in assets, financial condition, results of operations, business or prospects of our company or Scient’x since the respective dates of their last financial statements made available to Thomas Weisel Partners;

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Thomas Weisel Partners relied on the advice of our counsel and independent accountants as to all legal, financial reporting, tax, accounting and regulatory matters with respect to our company and Scient’x, the Share Purchase, the Share Purchase Agreement and the other agreements referred to above, including the legal status and financial reporting of litigation involving Scient’x;

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Thomas Weisel Partners did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of our company or Scient’x, nor was Thomas Weisel Partners furnished with any such appraisals; and

•

Thomas Weisel Partners’ opinion was based on economic, monetary, market and other conditions as in effect on, and the information made available to Thomas Weisel Partners as of, the date of its opinion. Accordingly, although subsequent developments may affect its opinion, Thomas Weisel Partners has not assumed any obligation to update, revise or reaffirm its opinion.

In addition, Thomas Weisel Partners further assumed, with our consent, that the Share Purchase will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations.

Thomas Weisel Partners further assumed that the Share Purchase will be consummated in accordance with the terms described in the draft agreements referred to above, without any further amendments thereto, and without waiver by us of any of the conditions to our obligations thereunder. Thomas Weisel Partners also assumed that in the course of obtaining the necessary regulatory approvals for the Share Purchase, no restrictions, including divestiture requirements, will be imposed that could have a meaningful effect on the contemplated benefits of the Share Purchase.

The following represents a brief summary of the material financial analyses performed by Thomas Weisel Partners in connection with providing its opinion to the Special Committee and our board of directors. Some of the summaries of financial analyses performed by Thomas Weisel Partners include information presented in tabular format. In order to fully understand the financial analyses performed by Thomas Weisel Partners, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Thomas Weisel Partners.

Analysis of Scient’x

Scient’x Selected Comparable Company Analysis. Based on public and other available information, Thomas Weisel Partners calculated the implied enterprise value (which Thomas Weisel Partners defined as equity value plus debt less cash and cash equivalents) and implied equity value of Scient’x using multiples of projected calendar year (“CY”) 2009 and CY 2010 revenues and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which multiples were implied by the estimated enterprise value to revenue and enterprise value to EBITDA ratios for the selected companies listed below. Projections for the selected companies were based upon First Call Consensus estimates and publicly available investment banking research. Thomas Weisel Partners believes that the nine companies listed below have operations similar to some of the operations of Scient’x, but noted that none of these companies have the same management, composition, size or combination of businesses as Scient’x:

•	Integra Lifesciences Holding Corporation

•	NuVasive, Inc.

•	Orthofix International N.V.

•	Wright Medical Group, Inc.

•	Alphatec Holdings, Inc.

•	Orthovita, Inc.

•	Exactech, Inc.

•	BioMimetic Therapeutics, Inc.

•	RTI Biologics, Inc.

The following table sets forth the multiples indicated by this analysis:

	3rd Quartile	Mean	Median	1st Quartile
Enterprise Value to:
Estimated CY 2009 Revenues	2.5x	2.0x	1.8x	1.5x
Estimated CY 2010 Revenues	2.0x	1.7x	1.6x	1.4x
Estimated CY 2009 EBITDA	17.1x	14.2x	9.8x	9.1x
Estimated CY 2010 EBITDA	10.6x	9.5x	8.3x	7.7x

Thomas Weisel Partners noted that the aggregate value of the consideration to be paid by us in connection with the Share Purchase implied multiples of 2.3x estimated 2009 revenues and 1.7x estimated 2010 revenues. Additionally, Thomas Weisel Partners noted that the implied multiples for estimated 2009 and 2010 EBITDA were not material to determining the value of Scient’x relative to comparable companies and therefore, such multiples were not included in its analysis.

While the Scient’x Selected Comparable Company Analysis compared Scient’x to nine companies in the medical device industry, Thomas Weisel Partners did not include every company that could be deemed to be a participant in this same industry, or in the specific sectors of this industry.

Scient’x Selected Comparable Transactions Analysis. Based on public and other available information, Thomas Weisel Partners calculated the implied enterprise value and equity value of Scient’x using multiples of last twelve months (“LTM”) and estimated next twelve months (“NTM”) revenues and EBITDA, which multiples were implied by the estimated enterprise value to revenue and enterprise value to EBITDA ratios associated with the following ten acquisitions of medical device companies that were announced since January 1, 2003. Estimated NTM information for Scient’x was based on projections provided by Scient’x management.

Announcement Date	Name of Acquiror	Name of Target
September 4, 2008	Zimmer	Abbott Laboratories Spine Business
July 24, 2008	Integra Lifesciences Holding Corporation	Theken
July 27, 2007	Medtronic	Kyphon, Inc.
December 18, 2006	Blackstone Group	Biomet, Inc.
December 4, 2006	Kyphon, Inc.	St. Francis Medical Technologies
August 4, 2006	Orthofix International	Blackstone Medical, Inc.
March 8, 2004	Biomet, Inc.	Interpore International
August 13, 2003	Synthes-Stratec	Mathys Medizinaltechnik
June 2, 2003	Abbott Laboratories	Spinal Concepts
May 20, 2003	Zimmer Holdings	Centerpulse

The following table sets forth the multiples indicated by this analysis:

	3rd Quartile	Mean	Median	1st Quartile
Enterprise Value to:
LTM Revenues	6.4x	5.4x	4.5x	3.4x
LTM EBITDA	39.1x	30.0x	30.0x	15.5x
NTM Revenues	5.2x	4.2x	3.6x	3.4x
NTM EBITDA	18.0x	17.7x	15.6x	14.3x

Thomas Weisel Partners noted that the aggregate value of the consideration to be paid by us in connection with the Share Purchase implied multiples of 2.6x LTM revenues and 1.9x NTM revenues. Additionally, Thomas Weisel Partners noted that the implied multiples for LTM and NTM EBITDA were not material to determining the value of Scient’x relative to comparable transactions and therefore such multiples were not included in its analysis.

No company or transaction used in the Scient’x Selected Comparable Company or Selected Comparable Transactions analyses is identical to Scient’x or the Share Purchase. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Scient’x and the Share Purchase are being compared.

Contribution Analysis. Thomas Weisel Partners analyzed the relative revenue contributions of our company and Scient’x to the pro forma combined company for CY 2008 and projected CY 2009 through projected CY 2011, and the relative EBITDA contributions of our company and Scient’x to the pro forma combined company for projected CY 2010 and projected CY 2011. Thomas Weisel Partners also calculated the implied pro forma ownership of our company and Scient’x in the combined company based on relative contribution adjusted to reflect implied equity values. Projected CY 2009 through projected CY 2011 information used in this analysis for our company and Scient’x were provided by the management of our company and Scient’x, respectively.

	% Contribution		Implied Alphatec Ownership	Implied Scient’x Ownership
	Alphatec	Scient’x
Revenue
CY 2008	69%	31%	66%	34%
Estimated CY 2009	71%	29%	69%	31%
Estimated CY 2010	70%	30%	68%	32%
Estimated CY 2011	72%	28%	70%	30%

EBITDA
Estimated CY 2010	84%	16%	82%	18%
Estimated CY 2011	78%	22%	76%	24%

Thomas Weisel Partners noted that the aggregate value of the consideration to be paid by us in connection with the Share Purchase implied pro forma ownership of the combined company equal to 70% our company and 30% Scient’x (calculated based on fully-diluted shares using the treasury stock method). Thomas Weisel Partners also noted that Scient’x did not have positive EBITDA during CY 2008 and that in projected CY 2009 Scient’x had just achieved profitability. Therefore, the relative EBITDA contributions of our company and Scient’x to the pro forma combined company for CY 2008 and projected CY 2009 were not included in its analysis. More weight has accordingly been given to revenue contribution, as even in 2010 and 2011 we are at a more mature stage in our life-cycle than Scient’x and have higher EBITDA margins.

Discounted Cash Flow Analysis. Thomas Weisel Partners used cash flow forecasts of Scient’x for fiscal years 2010 through 2012, as estimated by management of Scient’x, and assumed revenue growth rates of 15% and 10%, respectively, for fiscal years 2013 and 2014 to perform a discounted cash flow analysis. In conducting this analysis, Thomas Weisel Partners assumed that Scient’x would perform in accordance with these forecasts and assumed growth rates. Thomas Weisel Partners first estimated the terminal value of the projected cash flows by applying multiples to the estimated EBITDA of Scient’x, with multiples ranging from 7.0x to 9.0x. Thomas Weisel Partners then discounted the cash flows projected through 2013 and the terminal values to present values using discount rates ranging from 13% to 17%. This analysis indicated a range of enterprise values, which were then reduced by the estimated net debt of Scient’x, to calculate a range of equity values. Thomas Weisel Partners noted that the implied equity value of the stock consideration to be paid by us ranged from $123.1 million to $179.2 million.

Analysis of Alphatec

Alphatec Selected Comparable Company Analysis. Based on public and other available information, Thomas Weisel Partners calculated our implied enterprise value (which Thomas Weisel Partners defined as equity value plus debt less cash and cash equivalents) and our implied equity value using multiples of projected CY 2009 and projected CY 2010 revenues and EBITDA, which multiples were implied by the estimated enterprise value to revenue and enterprise value to EBITDA ratios for the selected companies listed below. Projected CY 2009 and projected CY 2010 revenues and EBITDA for our company represent Wall Street estimates for our company. Projections for the selected companies were based upon First Call Consensus estimates and publicly available investment banking research. Thomas Weisel Partners believes that the eight companies listed below have operations similar to some of the operations of our company, but noted that none of these companies have the same management, composition, size or combination of businesses as our company:

•	Integra Lifesciences Holding Corporation

•	NuVasive, Inc.

•	Orthofix International N.V.

•	Wright Medical Group, Inc.

•	Orthovita, Inc.

•	Exactech, Inc.

•	BioMimetic Therapeutics, Inc.

•	RTI Biologics, Inc.

The following table sets forth the multiples indicated by this analysis:

	3rd Quartile	Mean	Median	1st Quartile
Enterprise Value to:
Estimated CY 2009 Revenues	2.5x	2.0x	1.6x	1.5x
Estimated CY 2010 Revenues	2.1x	1.7x	1.5x	1.4x
Estimated CY 2009 EBITDA	9.9x	12.5x	9.5x	9.1x
Estimated CY 2010 EBITDA	9.7x	9.2x	8.2x	7.5x

Thomas Weisel Partners noted that the aggregate value of the consideration to be paid by us in connection with the Share Purchase implied multiples of 2.4x estimated 2009 revenues, 1.9x estimated 2010 revenues and 11.1x estimated 2010 EBITDA. Additionally, Thomas Weisel Partners noted that the implied multiples for estimated 2009 EBITDA were not material to determining the value of our company relative to comparable companies and therefore, such multiples were not included in its analysis.

While the Alphatec Selected Comparable Company Analysis compared our company to eight companies in the medical device industry, Thomas Weisel Partners did not include every company that could be deemed to be a participant in this same industry, or in the specific sectors of this industry.

Discounted Cash Flow Analysis. Thomas Weisel Partners used cash flow forecasts of our company for fiscal years 2010 and 2011, based on Wall Street estimates, and assumed revenue growth rates of 20%, 15% and 10%, respectively, for fiscal years 2012, 2013 and 2014 to perform a discounted cash flow analysis. In conducting this analysis, Thomas Weisel Partners assumed that our company would perform in accordance with these forecasts and assumed growth rates. Thomas Weisel Partners first estimated the terminal value of the projected cash flows by applying multiples to our company’s estimated EBITDA, with multiples ranging from 7.0x to 9.0x. Thomas Weisel Partners then discounted the cash flows projected through 2013 and the terminal values to present values using discount rates ranging from 12.0% to 14.0%. This analysis indicated a range of enterprise values, which were then reduced by our company’s estimated net debt, to calculate a range of equity values. These equity values were then divided by fully diluted shares outstanding to calculate implied equity values per share ranging from $3.99 to $5.76.

The foregoing description is only a summary of the analyses and examinations that Thomas Weisel Partners deemed material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Thomas Weisel Partners. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to particular circumstances. Accordingly, a fairness opinion necessarily is not susceptible to partial analysis or summary description. Thomas Weisel Partners believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create a misleading and incomplete view of the process underlying the analyses set forth in its presentation to us. In addition, Thomas Weisel Partners may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Thomas Weisel Partners with respect to the actual value of our company.

In performing its analyses, Thomas Weisel Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of our company. The analyses performed by Thomas Weisel Partners are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Thomas Weisel Partners with respect to the fairness of the consideration to be paid by our company pursuant to the Share Purchase, from a financial point of view, and were provided to us in connection with the delivery of the Thomas Weisel Partners’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

As described above, Thomas Weisel Partners’ opinion and presentation were among the many factors that we took into consideration in making our determination to approve, and to recommend that our stockholders approve, the Share Purchase. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our board of directors with respect to the consideration to be paid by our company pursuant to the Share Purchase or whether we would have been willing to agree to a different consideration.

Under the terms of Thomas Weisel Partners’ engagement letter dated July 15, 2009, we agreed to pay Thomas Weisel Partners for its financial advisory services (i) a non-refundable engagement fee of $50,000, which was paid upon execution of the engagement letter, (ii) an opinion fee equal to $500,000, which was paid upon delivery of the first fairness opinion, and (iii) a transaction fee equal to $1,125,000, payable upon consummation of the Share Purchase or, in the event the Special Committee determines not to pursue an acquisition of Scient’x based in substantial part on the work done by and advice provided by Thomas Weisel Partners, upon the determination of the Special Committee that no further services or analyses are required of Thomas Weisel Partners; provided that the transaction fee is to be reduced by the $50,000 engagement fee and the $500,000 opinion fee. The Special Committee was aware of this fee structure and took it into account in considering Thomas Weisel Partners’ opinion and in approving the Share Purchase. Further, we have agreed to reimburse Thomas Weisel Partners for its reasonable out-of-pocket expenses and to indemnify Thomas Weisel Partners, its affiliates, and their respective directors, officers, employees, agents and controlling persons against specific liabilities, including liabilities under the federal securities laws.

In the ordinary course of its business, Thomas Weisel Partners may actively trade in our common stock for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. During the two-year period prior to the date of Thomas Weisel Partners’ opinion, Thomas Weisel Partners provided financial advisory services unrelated to the Share Purchase to us for which Thomas Weisel Partners was compensated.

Interests of Certain Persons in the Share Purchase; Our Current Relationship with Certain of the Scient’x Shareholders

HealthpointCapital and its affiliates in the aggregate hold approximately 39.4% of the shares of our common stock and approximately 94.8% of the shares of Scient’x as of December 15, 2009. Accordingly, they will receive shares of our common stock in connection with the Share Purchase proportional to their ownership interests in Scient’x. Five of our directors, Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil and Stephen H. Hochschuler, M.D., are beneficial owners of or affiliated with HealthpointCapital, LLC, which is the ultimate parent of HealthpointCapital, and Messrs. Berkowitz, Foster and Molson are also directors of either Scient’x or any affiliate of Scient’x.

Simultaneous with the closing of the transaction, our board of directors has agreed to award options to purchase 45,000 shares of our common stock to R. Ian Molson, one of our current directors. The options are being issued as consideration for Mr. Molson serving as a director of our yet to be formed operating subsidiary in Europe. Such options will vest in equal tranches over three years provided that Mr. Molson continues to serve as a director of such subsidiary. The exercise price of the options will be the closing price of our common stock on the date of the closing of the Share Purchase. The issuance of the options shall be subject to the execution of a stock option agreement between Mr. Molson and us, which agreement shall provide that the options become completely vested upon a change of control or a removal of Mr. Molson from the board of directors of such European subsidiary without cause.

Our board of directors formed a Special Committee of disinterested directors to evaluate and, if appropriate, to negotiate the proposed Share Purchase. The Special Committee retained its own legal counsel, obtained valuation advice and a fairness opinion from an independent investment bank, and negotiated the terms of the Share Purchase with the Scient’x shareholders. Upon the Special Committee’s unanimous recommendation, our board of directors unanimously determined that the terms of the Share Purchase are advisable, fair to, and in the best interests of, our stockholders that are unaffiliated with HealthpointCapital.

The Special Committee took into account the interest of HealthpointCapital and the members of our board of directors affiliated with HealthpointCapital in considering whether to approve the Share Purchase. The board members affiliated with HealthpointCapital did not participate in discussions held by the Special Committee concerning these transactions and approved the transactions solely upon the Special Committee’s unanimous recommendation.

Share Purchase Consideration

We have agreed to purchase from certain of the shareholders of Scient’x, directly or indirectly, approximately 95% of the shares of Scient’x. We will issue 24,000,000 shares of our common stock in consideration for 100% of the outstanding shares of Scient’x, which represents 45.7% of our voting shares prior to the issuance and will represent 31.3% of our voting shares following the issuance, based on our outstanding capital stock at December 15, 2009. The number of shares to be issued will be reduced by a certain number of shares calculated at the closing in exchange for our payment of certain fees and expenses incurred by HealthpointCapital in connection with the Share Purchase. Upon closing of the Share Purchase Agreement, we will issue a certain amount of shares of our common stock as determined by the Share Purchase Agreement, and we will issue the balance of the approximately 24,000,000 shares in connection with additional agreements to purchase the remaining approximately 5% of the shares of Scient’x that we are not acquiring pursuant to the Share Purchase Agreement.

Effective Time of the Share Purchase

We currently expect the closing of the Share Purchase to occur by the end of the first quarter of 2010. The closing of the Share Purchase shall occur, and the Share Purchase shall be effective, no later than the fifth business day after the satisfaction or waiver of all the conditions and the obligations of Alphatec and the Scient’x shareholders to the transactions contemplated by the Share Purchase Agreement, including approval of the issuance of the Share Purchase Shares by our stockholders.

Regulatory Approvals

We are not aware of any governmental or regulatory approval required for completion of the Share Purchase, other than compliance with applicable antitrust laws and/or other regulatory requirements, compliance with applicable corporate laws of Delaware, compliance with state securities laws and the filing with The NASDAQ Global Market of a Notification Form for Listing Additional Shares and a Notification Form for Change in the Number of Shares Outstanding, with respect to the shares of our common stock to be issued to the Scient’x shareholders pursuant to the Share Purchase Agreement.

The HSR Act requires the parties to certain acquisitions and other transactions that meet specified minimum size requirements to file a notification with the U.S. Department of Justice, Antitrust Division, and the U.S. Federal Trade Commission, unless an exemption applies. HealthpointCapital and us are each expected to file a notification under the HSR Act concerning HealthpointCapital’s acquisition of our voting securities in connection with the Share Purchase. Our acquisition of the shares of Scient’x is exempt from notification requirements under the HSR Act, however, because Scient’x is a French company with insufficient sales or assets in the United States. Accordingly, neither us nor Scient’x is expected to make a notification under the HSR Act with respect to our acquisition of the shares of Scient’x.

If any other governmental approvals or actions are required, we intend to try to obtain them. We cannot assure you, however, that we will be able to obtain any such approvals or actions.

Treatment of Scient’x and Certain Alphatec Stock Options

Pursuant to the Share Purchase Agreement, Scient’x’s employees may elect to cancel their Scient’x stock options in exchange for the issuance of stock options to purchase shares of our common stock upon the closing of the Share Purchase. The cancellation and issuance of such options (i) will be accomplished on a one-for-one basis, (ii) will have an exercise price equal to the price of our common stock on the date of the closing of the Share Purchase, (iii) will vest over the course of four years with one-quarter of the options vesting on the one-year anniversary of the issuance date, and one-twelfth of the options vesting at the end of each three-month period thereafter, and (iv) will be issued to individuals who become employed by us pursuant to our Amended and Restated 2005 Employee, Director and Consultant Stock Plan. As of the date of this proxy statement there were options to purchase 946,094 shares of Scient’x outstanding.

Because the significant share issuance to HealthpointCapital in connection with the Share Purchase will result in HealthpointCapital and its affiliates owning in the aggregate in excess of 50% of our common stock, we have sought waivers from the following officers and directors of us of any potential acceleration of vesting of restricted stock or stock options that potentially could be inferred to be triggered under the “change of control” provisions in the agreements governing their employment and/or equity awards: R. Ian Molson, Stephen O’Neil, Stephen Hochschuler, M.D., Dirk Kuyper, Stephen Lubischer, Kermit Stott, Kristine Jacques and Ebun Garner.

U.S. Federal Income Tax Consequences

No gain or loss will be recognized by us or by holders of shares of our common stock as a result of the Share Purchase.

NASDAQ Listing

With respect to the shares of common stock issuable as consideration for the Share Purchase, we have agreed with the Scient’x shareholders to file with The NASDAQ Global Market a Notification Form for Listing Additional Shares and a Notification Form for Changes in the Number of Shares Outstanding.

Restrictions on the Resale of the Share Purchase Shares

The issuance of shares of our common stock to the Scient’x shareholders initially will not be registered under the Securities Act in reliance upon the exemptions set forth in Regulation S and Regulation D promulgated under the Securities Act. Under Rule 144 of the Securities Act, Scient’x shareholders who are not affiliates of ours at the time of a proposed sale of our stock (and have not been affiliates for the prior 90 days) will be permitted to sell their stock without registration if they sell the stock for their own account after holding it for at least six months, provided that we have made available adequate current public information concerning us. If they have held our common stock for a full year, they will be permitted to sell the stock for their own account without restrictions. Scient’x shareholders who are affiliates of ours (or who have been affiliates within 90 days prior to a proposed resale of their shares), including HealthpointCapital, will be permitted to sell their shares of our stock if they satisfy certain requirements of Rule 144, including with respect to volume limitations, manner of sale and the filing of a Form 144 with the SEC, and further provided that we have made available adequate current public information concerning us.

Registration Rights

We have agreed that following the Share Purchase, HealthpointCapital and the other Scient’x shareholders will have registration rights pursuant to a registration rights agreement to be entered into as of the closing. The registration rights agreement is described below under the heading “Registration Rights Agreement” beginning on page 76.

THE SHARE PURCHASE AGREEMENT

The following is a summary of the material terms of the Share Purchase Agreement, which is attached at Annex B to this proxy statement and incorporated herein by reference. The Share Purchase Agreement has been attached to this document to provide you with information regarding its terms. The Share Purchase Agreement is not intended to provide any other factual information about us, HealthpointCapital or Scient’x. The following description does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement. You should refer to the full text of the Share Purchase Agreement for details of the Share Purchase and the terms and conditions of the Share Purchase Agreement.

General

Pursuant to the Share Purchase Agreement, we have agreed to acquire, directly or indirectly, approximately 95% of the issued and outstanding shares of Scient’x from HealthpointCapital, Healthpoint (Luxembourg) I, S.a.r.l. and Healthpoint (Luxembourg) II, S.a.r.l., which we refer to as LuxCo II. Our to-be-formed acquisition subsidiaries will become parties to the Share Purchase Agreement by executing instruments of joinder. In addition, HealthpointCapital has agreed to use its commercially reasonable efforts to cause the shareholders of Scient’x who hold the remaining approximately 5% of the shares of Scient’x that we are not purchasing to sell to us those shares on substantially the same terms and conditions as set forth in the Share Purchase Agreement, so that we will acquire 100% of the issued and outstanding shares of Scient’x. Following the Share Purchase, Scient’x will be an indirectly owned subsidiary of ours.

The closing of the Share Purchase will occur no later than the fifth business day after the last of the conditions to the Share Purchase have been satisfied or waived, or at another time as the parties mutually agree. We currently expect the closing of the Share Purchase to occur by the end of the first quarter of 2010. However, because the Share Purchase is subject to a number of conditions, we cannot predict exactly when the closing will occur or if it will occur at all.

Share Purchase Consideration

We have agreed to purchase from certain of the shareholders of Scient’x, directly or indirectly, approximately 95% of the shares of Scient’x. We will issue 24,000,000 shares of our common stock in consideration for 100% of the outstanding shares of Scient’x, which represents 45.7% of our voting shares prior to the issuance and will represent 31.3% of our voting shares following the issuance, based on our outstanding capital stock at December 15, 2009. The number of shares to be issued will be reduced by a certain number of shares calculated at the closing in exchange for our payment of certain fees and expenses incurred by HealthpointCapital in connection with the Share Purchase. The shares of our common stock being issued to the shareholders of Scient’x pursuant to the Share Purchase Agreement and any additional agreements to purchase the remaining approximately 5% of the shares of Scient’x that we are not acquiring pursuant to the Share Purchase Agreement are referred to in this proxy statement as the Shares or the Share Purchase Shares.

At the closing of the Share Purchase, HealthpointCapital will receive a specified number of shares of our common stock as calculated pursuant to the Share Purchase Agreement as consideration for the Share Purchase in exchange for their approximately 95% interest in Scient’x. The Share Purchase Shares consists of our securities, so its value fluctuates with changes in the trading price of our common stock on NASDAQ based on the respective closing market prices of our common stock as of the respective dates. As of December 16, 2009 (the trading day before the date of the Share Purchase Agreement), the total value of the Share Purchase Shares was $120.2 million, and as of December 17, 2009, the date of the Share Purchase Agreement, the total value of the Share Purchase Shares was $116.4 million based on the closing market prices of our common stock as of the respective dates. These values fall within the reference ranges for equity value of Scient’x provided to the Special Committee by Thomas Weisel Partners, as described above in “Opinion of the Special Committee’s Financial Advisor Regarding the Share Purchase” beginning on page 51. The value of the Share Purchase Shares actually received by the Scient’x shareholders in the Share Purchase will not be determined until the Share Purchase closes.

Conditions to the Completion of the Share Purchase

Each party’s obligation to complete the Share Purchase is subject to the satisfaction or waiver by each of the parties, at or prior to the closing, of various conditions, which include the following:

•

no injunction or other order issued by any court or other law or prohibition preventing the consummation of any of the transactions contemplated by the Share Purchase Agreement shall be or remain in effect, nor shall there be any action taken, or any law enacted, entered, enforced or deemed applicable to the transactions contemplated by the Share Purchase Agreement, which would make the consummation of any of such transactions illegal;

•

there shall not be any investigation, proceeding or litigation instituted, commenced, pending or threatened in writing by any governmental authority relating to any transactions contemplated by the Share Purchase Agreement that would or is reasonably likely to restrain, limit, enjoin, prevent, restrict, prohibit, or make illegal in whole or in part, the transactions contemplated by the Share Purchase Agreement or result in material damages being imposed on the parties to the Share Purchase Agreement;

•

the required vote of our stockholders with respect to the issuance of the Shares shall have been obtained including, if necessary following an adverse recommendation change, the affirmative vote of a majority of our voting stock that is unaffiliated with HealthpointCapital;

•

all authorizations, consents, orders, approvals, actions or non-actions of a governmental authority that are required for the consummation of the Share Purchase and all other transactions contemplated thereby, the expiration or termination of all applicable waiting periods under the HSR Act and all other applicable antitrust laws, shall have occurred or been obtained and remain in effect;

•	the Shares shall have been authorized for listing on the NASDAQ Global Market, subject to official notice of issuance; and

•	the material consents to the transactions contemplated by the Share Purchase Agreement required pursuant to contracts with Scient’x and us shall have been obtained.

Our obligation to complete the Share Purchase is subject to the satisfaction or waiver, at or prior to the closing, of various additional conditions, which include the following:

•

certain of the representations and warranties by HealthpointCapital in the Share Purchase Agreement will be true and correct in all respects, and all other representations and warranties of HealthpointCapital set forth in the Share Purchase Agreement will be true and correct except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Scient’x, in each case as of the date of the Share Purchase Agreement and as of the date of the closing as though made as of the date of the closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date);

•

HealthpointCapital will have performed or complied in all material respects with the agreements and covenants required to be performed or complied with by HealthpointCapital in the Share Purchase Agreement as of or prior to the closing;

•	there shall not have occurred any event that has a material adverse effect on Scient’x and its subsidiaries;

•	the corporate governance agreement between us and HealthpointCapital, described below beginning on page 75, shall continue to be in full force and effect; and

•	we will have received the financial statements, information and other documents required to be provided by Scient’x.

The obligation of HealthpointCapital to complete the Share Purchase is subject to the satisfaction or waiver, at or prior to the closing, of various additional conditions, which include the following:

•

certain of the representations and warranties by us in the Share Purchase Agreement will be true and correct in all respects, and all other representations and warranties of us set forth in the Share Purchase Agreement will be true and correct except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on us, in each case as of the date of the Share Purchase Agreement and as of the date of the closing as though made as of the date of the closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date);

•	we will have performed or complied with the agreements and covenants required to be performed or complied with by us in the Share Purchase Agreement as of or prior to the closing;

•	there shall not have occurred any event that has a material adverse effect on us and our subsidiaries; and

•	we shall have executed and delivered to HealthpointCapital a registration rights agreement, described below beginning on page 76.

No Solicitation

Pursuant to the Share Purchase Agreement, HealthpointCapital has agreed that it will cease any existing discussion or negotiation with any persons (other than in accordance with the Share Purchase Agreement) conducted prior to the date of the Share Purchase Agreement with respect to any proposed, potential or contemplated transaction involving the acquisition of Scient’x, and HealthpointCapital has agreed that it would not solicit, initiate, knowingly encourage or facilitate any proposal involving the acquisition of Scient’x, engage or participate in negotiations or discussions concerning, or provide or furnish any information to any person relating to, any transaction involving the acquisition of Scient’x or agree to, enter into, accept, approve or recommend any agreement or understanding with respect to any transaction involving the acquisition of Scient’x or any disposition of any interest in any of the shares of Scient’x owned by HealthpointCapital.

We have agreed that we will cease any existing discussion or negotiation with any persons (other than in accordance with the Share Purchase Agreement) conducted prior to the date of the Share Purchase Agreement with respect to any proposed, potential or contemplated transaction involving an acquisition transaction, and we have agreed that we will not solicit, initiate, knowingly encourage or facilitate any inquiries or proposals involving an acquisition transaction, engage or participate in negotiations or discussions concerning, or provide or furnish any information to any person relating to any proposal for an acquisition transaction or agree to, enter into, accept, approve or recommend any agreement or understanding with respect to any acquisition transaction. An acquisition transaction includes any transaction involving the acquisition of 5% or more in interest of us, any merger or similar transaction involving us, and any transaction involving the acquisition, lease or license of the assets of another company by us (in each case, other than the transactions contemplated under the Share Purchase Agreement). Notwithstanding the foregoing, if prior to the time that our stockholders approve the issuance of the Shares, we receive from a third party a bona fide, unsolicited, written proposal for an acquisition transaction, then we will be entitled to engage or participate in negotiations or discussions concerning, or provide or furnish any information to any person relating to, such proposal (subject to a confidentiality agreement) if our board of directors or the Special Committee determines in good faith, after consultation with its outside legal counsel and financial advisor, that such proposal constitutes or would reasonably be expected to lead to a superior proposal, that the failure to take such actions would reasonably be expected to result in a breach of its fiduciary duties under applicable law, and we have not intentionally and materially breached the Share Purchase Agreement with respect to such proposal. Prior to the time that our stockholders approve the issuance of the Shares, we must promptly (and in any event within 48 hours) notify HealthpointCapital of the receipt of any such proposal, which notice must include the material terms of and identity of the person(s) making such proposal. We must keep HealthpointCapital reasonably informed of the status and details of any such proposal and of any material amendments or proposed material amendments thereto and promptly notify HealthpointCapital of any determination by our board of directors or the Special Committee that such proposal constitutes a superior proposal.

A superior proposal is any unsolicited, bona fide written proposal for an acquisition transaction relating to us made by a third party on terms which our board of directors or the Special Committee determines in its good faith judgment to be more favorable from a financial point of view to our stockholders than the Share Purchase, and to have a reasonable likelihood of closing (assuming that HealthpointCapital and its affiliates would vote in favor of such proposal, if a vote of our stockholders were required), after receiving advice from its financial advisor and outside counsel and taking into account all the terms and conditions of such proposal and the Share Purchase Agreement, the likelihood of consummation (assuming that HealthpointCapital and its affiliates would vote in favor of such proposal, if a vote of our stockholders were required) and all financial, regulatory, legal and other factors.

Meeting of Stockholders

We are obligated under the Share Purchase Agreement, subject to certain conditions, to hold and convene a special meeting of our stockholders for purposes of approving the issuance of the Shares. We are required to prepare and file this proxy statement with the SEC and distribute it to our stockholders for the purpose of convening the special meeting and obtaining stockholder approval.

The Special Committee or our board of directors may withdraw, qualify or modify its recommendation that our stockholders vote in favor of the issuance of the Shares, or publicly propose to take such action, an adverse recommendation change, if our board of directors or the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to result in a breach of its fiduciary duties under applicable law; provided that the following additional conditions must first be satisfied prior to effecting an adverse recommendation change in response to a superior proposal: we must have provided to HealthpointCapital three business days’ prior written notice (1) stating that we have received a superior proposal and describing the material terms and conditions of the superior proposal and the identity of the person or group making the superior proposal, (2) including a copy of the current draft of each negotiated agreement comprising the superior proposal, and (3) stating that our board of directors or the Special Committee intends to effect an adverse recommendation change due to the existence of such superior proposal. We must also have provided to HealthpointCapital a copy of all written due diligence materials made available to the person making the superior proposal in connection with such superior proposal to the extent that such materials have not previously been provided to HealthpointCapital. During such period, if requested by HealthpointCapital we must also have engaged in, and caused our financial advisors to have engaged in, good faith negotiations with respect to any counterproposal to a superior proposal or any amendments to the Share Purchase Agreement. HealthpointCapital shall not have, during such three business days period, made, and not withdrawn, a bona fide written offer (that will be binding on HealthpointCapital assuming due authorization and execution thereof by us) that our board of directors or the Special Committee has in good faith determined results in the superior proposal no longer being a superior proposal.

Nothing in the Share Purchase Agreement shall be deemed to prohibit us from taking and disclosing to its stockholders a position with respect to a tender offer required by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to our stockholders if, in the good faith judgment of the Special Committee or our board of directors, after consultation with outside legal counsel, failure to so disclose would conflict with applicable law.

If such recommendation is withdrawn, qualified or modified, or if it is publicly proposed to do such action, then we will be required to obtain the affirmative vote of a majority of our voting stock held by stockholders that are unaffiliated with HealthpointCapital voting on the proposal, in order to complete the Share Purchase.

Covenants, Conduct of Business Pending the Share Purchase

HealthpointCapital has agreed to cause Scient’x to use its best efforts to conduct its business only in the ordinary course of business consistent with past practice in all material respects, use its best efforts to pay its debts and taxes when due, use its best efforts to pay or perform other material obligations when due, and to use its commercially reasonable efforts to preserve intact Scient’x’s present business organizations, keep available the services of its present officers and key employees, and preserve its relationships with material customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, maintain its properties and assets in good repair and condition, prevent the lapse of any material intellectual property, operate Scient’x’s business in all material respects in compliance with all applicable laws, and, subject to applicable law, confer with us concerning operational matters of a material nature. Prior to the closing, HealthpointCapital has agreed to use its best efforts to prevent Scient’x or its subsidiaries from doing any of the following without our written consent:

•	amend Scient’x’s organizational documents, or otherwise alter its corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

•

issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of Scient’x or any of its subsidiaries (except for the issuance of Scient’x shares issuable upon the exercise of outstanding Scient’x options);

•	redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of Scient’x or interest in or securities of any of its subsidiaries;

•

sell, transfer, pledge, dispose of or encumber any properties, facilities, equipment or other assets, except for sales of inventory and equipment in the ordinary course of business and pledges or encumbrances as are required pursuant to Scient’x’s loan and security agreement with Oxford Finance Corporation, which we refer to as the Scient’x Credit Facility;

•

declare, set aside or pay any dividend or other distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of its capital stock or other equity interests;

•

split, combine or reclassify any shares of its capital stock or other securities or equity interests, or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock or equity interests;

•

sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Scient’x intellectual property other than non-exclusive licenses made in the ordinary course of business consistent with past practice and such pledges or encumbrances as are required pursuant to the Scient’x Credit Facility, or amend or modify any existing agreements with respect to any Scient’x intellectual property;

•

acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, joint venture or other business organization or division thereof;

•	incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any person, or make any loans, advances or enter into any financial commitments, except in the ordinary course of business and as otherwise permitted under any loan or credit agreement to which Scient’x or any of its subsidiaries is a party as of the date of the Share Purchase Agreement;

•	authorize any capital expenditures in excess of $500,000 in the aggregate;

•

take or permit to be taken any action to increase the compensation payable to its officers or employees, except for increases in salary or wages in accordance with agreements entered into prior to the date of the Share Purchase Agreement or otherwise in the ordinary course of business consistent with past practice, grant any additional severance or termination pay to, or enter into any employment or severance agreements with, its officers, grant any severance or termination pay to, or enter into any employment or severance agreement with, any employee except in accordance with agreements entered into before the date of the Share Purchase Agreement or otherwise in the ordinary course of business consistent with past practice, enter into any collective bargaining agreement, or establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees, other than as required to comply with applicable law;

•

change any accounting policies or procedures (including, without limitation, procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by applicable accounting principles or law;

•

create, incur, suffer to exist or assume any lien on any of its properties, facilities or other assets that would have been required to be disclosed to us if existing on the date of the Share Purchase Agreement, other than liens pursuant to any loan or credit agreement to which Scient’x or any of its subsidiaries is a party as of the date of the Share Purchase Agreement;

•

other than in the ordinary course of business, enter into any material contract, modify, amend, transfer or terminate any material contract or waive, release or assign any rights or claims thereto or thereunder, or enter into or extend any lease with respect to real property;

•

enter into any material agreement, or amend the terms of any existing material agreement, which grants to any person exclusive supply, manufacturing, production, marketing or distribution rights with respect to any of its products or technologies;

•

make any material tax election, settle or compromise any material federal, state, local or foreign tax liability, agree to an extension of a statute of limitations with respect thereto, file any material amendment to any material tax return, or settle any material claim, action, suit proceeding, investigation or assessment in respect of taxes;

•

pay, discharge, satisfy or settle any litigation or waive, assign or release any rights or claims with respect thereto, other than settlements in the ordinary course of business that involve only the payment of non-material amounts of cash and do not involve any admission with respect to any criminal wrongdoing or the invalidity or unenforceability of, or any infringement with respect to, any Scient’x intellectual property;

•	amend the terms of any outstanding Scient’x options, except as expressly contemplated in the Share Purchase Agreement;

•

other than in the ordinary course of business consistent with past practice, except for insurance coverage that will terminate as a result of the transactions contemplated by the Share Purchase Agreement, fail to maintain in full force and effect all insurance policies currently in effect, or permit any of the coverage thereunder to lapse, in each case without simultaneously securing replacement insurance policies which will be in full force and effect and provide coverage substantially similar to or greater than under the prior insurance policies;

•	take any action if such action could reasonably be expected to result in any of the conditions to the closing set forth in the Share Purchase Agreement not being satisfied as of the closing date; or

•	authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

Other Agreements

HealthpointCapital has agreed to use its commercially reasonable efforts to cause Scient’x to:

•	solicit and accept customer orders in the ordinary course of business; and

•

consistent with applicable antitrust laws, cooperate with us in communicating with suppliers and customers to accomplish the orderly transfer of the business and operations of Scient’x and its subsidiaries to our control on the closing date.

We have agreed on behalf of us and our subsidiaries to conduct our business only in the ordinary course of business consistent with past practice in all material respects and to use commercially reasonable efforts to:

•	pay our debts and taxes when due, subject to good faith disputes over such debts or taxes;

•	pay or perform other material obligations when due;

•	preserve our relationships with material customers, suppliers, distributors, licensors, licensees and others having business dealings with us;

•	solicit and accept customer orders in the ordinary course of business; and

•

consistent with applicable antitrust laws, cooperate with Scient’x in communicating with suppliers and customers to accomplish the orderly transfer of the business and operations of Scient’x and its subsidiaries to our control on the closing date.

We have agreed on behalf of us and our subsidiaries not to do any of the following without the prior written consent of HealthpointCapital:

•	amend our organizational documents, except for any amendments required by any law, or otherwise alter our corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

•

redeem, repurchase or otherwise acquire, directly or indirectly, any shares of our capital stock or interest in or securities of any of our subsidiaries, other than repurchases of unvested shares of restricted stock issued under our equity compensation plans;

•

declare, set aside or pay any dividend or other distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of our capital stock or other equity interests;

•

issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of our capital stock, any other voting securities or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible, exercisable or exchangeable securities (other than the issuance of securities pursuant to our employee benefit plans in the ordinary course of business);

•	take any action if such action could reasonably be expected to result in any of the conditions to the closing set forth in the Share Purchase Agreement not being satisfied as of the closing date; or

•	authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

Each of the parties to the Share Purchase Agreement has agreed to use commercially reasonable efforts to:

•	take all actions necessary to complete the Share Purchase;

•

obtain all licenses, certificates, permits, consents, approvals, authorizations, qualifications and orders from governmental entities and parties to contracts as are necessary for the consummation of the Share Purchase;

•	effect all registrations, filings and notices with or to governmental entities required in connection with the transactions;

•	furnish to each other party such information and assistance as reasonably may be requested in connection with the foregoing; and

•

lift, rescind or mitigate the effects of any injunction, restraining order or other ruling by a governmental authority adversely affecting the ability of any party to consummate the transactions contemplated by the Share Purchase Agreement and to prevent, with respect to any such threatened injunction, restraining order or other such ruling, the issuance or entry thereof.

Each of the parties to the Share Purchase Agreement has agreed to use commercially reasonable efforts to obtain any required antitrust clearance, including to use commercially reasonable efforts to:

•

make, as promptly as practicable after the date hereof, all filings required by the HSR Act and all other applicable antitrust laws, submit as promptly as practicable all additional information and documents reasonably requested by a governmental authority under the HSR Act or any other applicable antitrust law, and not take or fail to take any action when such action or failure to act reasonably could be expected to have the effect of materially delaying, impairing or impeding the authorizations, consents, orders, approvals, actions or non-actions of a governmental authority necessary for the execution, delivery and performance of the Share Purchase Agreement, and for the consummation of the transactions contemplated thereby; and

•

cooperate with each other, keep the other party timely informed of any communication received from, or given to, any governmental authority, permit the other parties to review in advance any communication from it to any governmental authority or any other person, and consult with the other parties in advance of any meeting or conference with any governmental authority or any other person.

In furtherance and not in limitation of the covenants listed above, and notwithstanding anything to the contrary in the Share Purchase Agreement, we are not obligated to divest, hold separate, or otherwise take or commit to take any action that limits our freedom of action with respect to Scient’x or us or any of our respective businesses, product lines or assets, or to alter or restrict materially the business or commercial practices of Scient’x or us or any of our respective affiliates. Notwithstanding anything to the contrary in the Share Purchase Agreement, neither we nor HealthpointCapital are obligated to change or agree to change the proposed structure of the transactions contemplated by the Share Purchase Agreement (including if such change would cause an antitrust challenge to be vacated, lifted, reversed or overturned in a manner that preserves the intended benefits of the transactions contemplated by the Share Purchase Agreement) or to agree to modify the amount or kind of consideration to be received by HealthpointCapital as provided in the Share Purchase Agreement or any of the material terms of the Share Purchase Agreement.

The parties have further agreed that:

•

except as otherwise required by applicable law, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by the Share Purchase Agreement without the consent of each other party, which consent shall not be unreasonably withheld, conditioned or delayed;

•

HealthpointCapital shall appear at the special meeting or otherwise cause the shares of our common stock it beneficially owns to be present at the meeting for purposes of establishing a quorum, and to vote in favor of the issuance of the Shares;

•	we will use commercially reasonable efforts to make certain filings with NASDAQ to list the shares of our common stock issued to the Scient’x shareholders in connection with the Share Purchase;

•

no party shall take any action that would reasonably be likely to prevent the transaction contemplated by the Share Purchase Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code, and prior to the closing date, each party shall use its best efforts to cause the transaction to qualify as such;

•

HealthpointCapital shall use its commercially reasonable efforts to cause the remaining 5% of the shareholders of Scient’x who are not parties to the Share Purchase Agreement to enter into share purchase agreements with us for the sale and transfer of their shares of Scient’x to us for the same consideration per share as contemplated in the Share Purchase Agreement;

•

effective as of the end of the last full payroll period prior to the closing, if requested in writing by us at least 10 business days prior to the closing, HealthpointCapital shall cause Scient’x to terminate any and all 401(k) plans sponsored or maintained by Scient’x or any of its subsidiaries, and shall provide us evidence that each such 401(k) plan has been terminated pursuant to resolutions of the board of directors of Scient’x or the applicable subsidiary, as appropriate, that are reasonably acceptable to us; and

•

we shall complete the formation of our acquisition subsidiaries, and upon completion of such formation, cause them to join the Share Purchase Agreement as parties by executing and delivering instruments of joinder.

Registration Rights

We have agreed that following the Share Purchase, the Scient’x shareholders will have registration rights pursuant to a registration rights agreement to be entered into as of the closing. Pursuant to the registration rights agreement, HealthpointCapital and the other Scient’x shareholders will have demand and piggy-back registration rights with respect to the Share Purchase Shares and any other of our shares held by such stockholders that constitute “restricted securities” under Rule 144 of the Securities Act.

The registration rights agreement is described below beginning on page 76.

Termination

The Share Purchase Agreement may be terminated at any time prior to the closing, whether before or after we have obtained stockholder approval (unless indicated otherwise below):

•	by mutual written consent of us and HealthpointCapital;

•

by either us or HealthpointCapital if a governmental authority shall have issued an order or taken any other action that, in each case, has become final and non-appealable and that restrains, enjoins or otherwise prohibits the consummation of the Share Purchase or a transaction on substantially similar terms and conditions, unless the party seeking termination has not complied in all material respects with its obligations under the Share Purchase Agreement;

•

by us, if we are not in material breach of our obligations under the Share Purchase Agreement, and if at any time any of the representations and warranties of HealthpointCapital in the Share Purchase Agreement are or become untrue or inaccurate such that the condition to closing pertaining to such representations and warranties would not be satisfied, or there has been a breach on the part of HealthpointCapital of any covenants or agreements contained in the Share Purchase Agreement such that the condition to closing pertaining to such covenants would not be satisfied, and, in both cases, such breach (if curable) has not been cured within 30 days after written notice thereof to HealthpointCapital;

•

by HealthpointCapital, if HealthpointCapital is not in material breach of its obligations under the Share Purchase Agreement, and if at any time our representations and warranties become untrue or inaccurate such that the condition to closing pertaining to such representations and warranties would not be satisfied, or there has been a breach on our part of any of our respective covenants or agreements contained in the Share Purchase Agreement such that the condition to closing pertaining to such covenants would not be satisfied, and, in both cases, such breach (if curable) has not been cured within 30 days after written notice thereof to us;

•

by either us or HealthpointCapital (provided that HealthpointCapital has caused its shares of our common stock to be present and voted in favor of the issuance of the Shares at the special meeting), if, at the special meeting, the requisite vote shall not have been obtained or if our board of directors or the Special Committee has failed to recommend the issuance of the Shares, has withdrawn, qualified or modified its recommendation in favor of the issuance of the Shares, or has publicly proposed to do so, and the vote of stockholders that are unaffiliated with HealthpointCapital shall not have been obtained;

•

by either us or HealthpointCapital if the Share Purchase shall not have been consummated within four months after the date of the Share Purchase Agreement, provided that the right to terminate shall not be available to any party whose material breach or failure to fulfill any obligation under the Share Purchase Agreement has been the principal cause of the failure of the Share Purchase to be consummated before such date;

•

by HealthpointCapital if our board of directors or the Special Committee has failed to recommend the issuance of the Shares, has withdrawn, qualified or modified its recommendation in favor of the issuance of the Shares, or has publicly proposed to do so; and

•

by us, prior to the approval of the issuance of the Shares by our stockholders, to accept a superior proposal, if we have not materially breached our obligations not to solicit acquisition proposals or to conduct the special meeting in accordance with the Share Purchase Agreement.

Expenses and Reimbursement

Generally, all fees and expenses incurred by the parties in connection with the Share Purchase Agreement shall be paid by the relevant party incurring such fees and expenses, whether or not the Share Purchase is consummated, except that we and the Scient’x shareholders shall share the filing fees, with us paying 72% of such fees and the Scient’x shareholders paying 28% of such fees, for all pre-merger notification reports under the HSR Act and any other applicable antitrust law relating to the Share Purchase, with the portion payable by the Scient’x shareholders paid by a pro rata reduction in the number of Shares otherwise payable to them at the closing. We and the Scient’x shareholders shall share equally the cost of registering the transfer of shares of Scient’x with the French tax authorities and relevant registration duties, with the portion payable by the Scient’x shareholders paid by a pro rata reduction in the number of Shares otherwise payable to them at the closing. We shall reimburse Scient’x for amounts paid in connection with accounting fees relating to the conversion of the Scient’x financial statements and interim financial statements into United States GAAP. The Scient’x shareholders shall pay the advisors’ fees incurred by HealthpointCapital in connection with the Share Purchase, through a pro rata reduction in the number of Shares otherwise payable to them at the closing, and we shall pay the cash amount of such fees. We have agreed to pay a termination fee to HealthpointCapital equal to $3.2 million if the Share Purchase Agreement is terminated:

•

by HealthpointCapital because our board of directors or the Special Committee has failed to recommend the issuance of the Shares, has withdrawn, qualified or modified its recommendation in favor of the issuance of the Shares, or has publicly proposed to do so;

•

by us, prior to the approval of the issuance of the Shares by our stockholders, to accept a superior proposal, if we have not materially breached our obligations not to solicit acquisition proposals or to comply with the covenants relating to the special meeting and our right to change the Special Committee recommendation in accordance with the Share Purchase Agreement;

•

by either us or HealthpointCapital if, at the special meeting, the requisite vote shall not have been obtained or if our board of directors or the Special Committee has failed to recommend the issuance of the Shares, has withdrawn, qualified or modified its recommendation in favor of the issuance of the Shares, or has publicly proposed to do so, and the vote of stockholders that are unaffiliated with HealthpointCapital shall not have been obtained, and if, at or prior to the time of such termination there shall have been a public announcement of a proposal for a transaction involving us where there is an acquisition or purchase from us or our subsidiaries of 5% of more of our outstanding securities or assets, or any tender or exchange offer, merger or other business combination, and such transaction is consummated within 12 months of such termination, provided that in the event of termination by HealthpointCapital, HealthpointCapital has caused its shares of Alphatec to be present and voted in favor of the issuance of the Shares at the special meeting;

•

by either us or HealthpointCapital if the Share Purchase shall not have been consummated within four months after the date of the Share Purchase Agreement and if, at or prior to the time of such termination there shall have been a public announcement of a proposal for an acquisition transaction relating to us, and such transaction is consummated within 12 months of such termination; or

•

by us or HealthpointCapital if, at the special meeting, the requisite vote shall not have been obtained or if our board of directors or the Special Committee has failed to recommend the issuance of the Shares, has withdrawn, qualified or modified its recommendation in favor of the issuance of the Shares, or has publicly proposed to do so and the vote of stockholders that are unaffiliated with HealthpointCapital shall not have been obtained, and at or prior to the time of such termination, our board of directors or the Special Committee has failed to recommend the issuance of the Shares, has withdrawn, qualified or modified its recommendation in favor of the issuance of the Shares, or has publicly proposed to do so.

In no event shall we be required to pay a termination fee on more than one occasion.

Representations and Warranties

The Share Purchase Agreement contains customary representations and warranties regarding Scient’x relating to, among other things:

•	corporate organization and qualification;

•	subsidiaries;

•	capital structure;

•	noncontravention, appropriate approvals and required filings;

•	financial statements;

•	the validity, legality, enforceability and binding nature of material contracts to which the parties or their subsidiaries are a party and the absence of any default or breach to such contracts;

•	absence of undisclosed liabilities;

•	absence of material changes;

•	compliance with certain laws;

•	internal investigations;

•	government programs;

•	customers and suppliers;

•	permits;

•	litigation matters;

•	business activities and practices;

•	properties and assets;

•	insurance;

•	taxes;

•	environmental matters;

•	intellectual property;

•	employees and consultants;

•	employee benefits and related matters;

•	the absence of brokerage or finders’ fees or agents’ commissions;

•	regulatory compliance;

•	interested party transactions;

•	payment programs;

•	products;

•	product or service liability;

•	product warranties;

•	inventories;

•	accounts receivable;

•	books and records; and

•	disclosure.

The Share Purchase Agreement contains certain customary representations and warranties of HealthpointCapital relating to, among other things:

•	organization and qualification;

•	authorization, due execution and delivery of the Share Purchase Agreement;

•	no conflict;

•	title to the Scient’x shares;

•	no prior agreements;

•	investment intent; and

•	no other representations or warranties.

The Share Purchase Agreement contains certain customary representations of LuxCo II regarding Scient’x Groupe relating to, among other things:

•	organization and qualification;

•	no conflict;

•	capital structure

•	title to Scient’x shares;

•	Autorité des Marchés Financiers, or AMF, filings;

•	Scient’x Groupe’s engineering business; and

•	no other representations and warranties.

The Share Purchase Agreement contains certain customary representations and warranties of us relating to, among other things:

•	corporate organization and qualification;

•	solvency;

•	capital structure;

•	authorization, due execution and delivery of the Share Purchase Agreement;

•	the absence of any conflicts or violations as a result of the Share Purchase Agreement or the Share Purchase;

•	the absence of required consents, other than those specified;

•	compliance with SEC reporting obligations;

•	financial statements;

•	agreements, contracts and commitments;

•	our to-be-formed acquisition subsidiaries;

•	compliance with laws;

•	permits;

•	litigation;

•	restrictions on business activities;

•	properties and assets;

•	taxes;

•	environmental matters;

•	intellectual property;

•	regulatory compliance;

•	certain business practices;

•	payment programs;

•	products;

•	product or service liability;

•	product warranty; and

•	no other representations or warranties.

The Share Purchase Agreement contains certain customary representations and warranties that our acquisition subsidiaries will make upon their formation and joinder as parties to the Share Purchase Agreement, relating to, among other things:

•	organization and formation;

•	solvency;

•	capital structure;

•	authorization, due execution and delivery of the Share Purchase Agreement;

•	no conflict;

•	investment intent; and

•	no other representations or warranties.

The representations and warranties of the parties to the Share Purchase Agreement are subject to materiality and knowledge qualifiers in many respects, as well as exceptions contained in disclosure schedules to the Share Purchase Agreement.

This description of the representations and warranties is included to provide investors with information regarding the terms of the Share Purchase Agreement. It is not intended to provide any other factual information about us, Scient’x or HealthpointCapital. The assertions embodied in the representations and warranties are subject to qualifications and exceptions and are for the benefit of the parties to the Share Purchase Agreement only. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

CORPORATE GOVERNANCE AGREEMENT

We have entered into a corporate governance agreement with HealthpointCapital pursuant to which HealthpointCapital has agreed generally not to, directly or indirectly, and subject to certain exceptions, effect, seek, offer or propose to effect or participate in any arrangement or scheme to acquire any of our securities, to join any group regarding any transaction to acquire our securities, or to make any public announcement with respect to, or submit an unsolicited proposal for or offer of (with or without condition), any extraordinary transaction involving us or our securities or assets. However, HealthpointCapital may make a proposal to an independent committee of our board of directors with respect to certain of these transactions, so long as any such proposal is not publicly disclosed. HealthpointCapital has further agreed that if it becomes aware that it beneficially owns more than a permitted number of our shares set forth in the agreement, then it shall promptly take all action necessary to reduce the number of beneficially owned shares in the aggregate to a permitted number of shares.

HealthpointCapital has also agreed that it will not transfer or permit any of its affiliates or associates to transfer any of its shares, except for transfers where no transferee would beneficially own more than the number of shares beneficially owned by HealthpointCapital as of the date of the agreement, transfers to its controlled affiliates, provided that such affiliate becomes a signatory to the agreement, transfers pursuant to a tender or exchange offer, merger or other business combination approved by the board of directors, transfers approved by an independent committee of the board of directors, or transfers to its limited or general partners, if, as a result, no transferee would beneficially own more than the number of shares held by HealthpointCapital as of the date of the corporate governance agreement.

The foregoing description of the corporate governance agreement is qualified in its entirety by reference to the full text of that agreement, which appears as Exhibit A to the Share Purchase Agreement in Annex B to this proxy statement.

REGISTRATION RIGHTS AGREEMENT

In connection with the closing of the Share Purchase, we will enter into a registration rights agreement with HealthpointCapital and the other Scient’x shareholders, which we refer to collectively as the Registration Rights Holders, pursuant to which the Registration Rights Holders will have registration rights with respect to the shares issued in the Share Purchase and any other of our shares held by such stockholders that constitute “restricted securities” under Rule 144 of the Securities Act, which we refer to as the Registrable Shares.

Pursuant to the registration rights agreement, the Registration Rights Holders will have demand and piggy-back registration rights with respect to the Registrable Shares. At any time after (a) 90 days after the closing of the Share Purchase, or (b) 135 days after the closing of the Share Purchase if we file a resale registration statement prior to the closing of the Share Purchase to register shares of our Common Stock that are issued and sold to third parties in a private placement transaction that is consummated after the date of the Share Purchase Agreement but prior to the closing of the Share Purchase, HealthpointCapital may demand that we register all or a portion of the Registrable Shares for sale under the Securities Act, so long as the market value of such securities on the date of such request is at least $10 million or represent 3% of the total outstanding shares of our common stock. We will effect the registration as requested, unless disinterested members of our board of directors determine that such registration would materially interfere with any pending or contemplated acquisition, divestiture, financing, registered primary offering or other transaction, or would be materially detrimental to us and our stockholders, in which case we will have the right to defer such registration for a period of up to 60 days.

In addition, if at any time we register any shares of our capital stock, other than in connection with (i) a registration pursuant to an exercise of demand rights described above, (ii) prior to 135 days after the closing of the Share Purchase, a resale registration of our shares of common stock that are issued and sold by us to third parties in a private placement transaction that is consummated after the date of the Share Purchase Agreement and prior to the closing of the Share Purchase (no such private placement transaction is currently planned), (iii) a registration relating solely to a business combination or merger involving us, (iv) a registration relating solely to our employee benefit plans, (v) a registration relating to our reorganization or other transaction under Rule 145 of the Securities Act, or (vi) any registration on any form that does not include substantially the same information as would be required to be included in a registration covering the sale of Registrable Securities, the Registration Rights Holders are entitled to notice of the registration and to include all or a portion of their Registrable Shares in the registration.

A holder’s right to demand or include Registrable Shares in a registration is subject to the right of the underwriters to limit the number of shares included in the offering.

Subject to certain exceptions and provided our officers and directors enter into similar agreements, in connection with a piggy-back registration, the Registration Rights Holders have agreed that they will not effect any public sale or distribution of our common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any economic consequences of ownership of such securities, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, during the 10 days prior to and the 90 days after the effective time of any underwritten piggy-back registration in which any of such Registration Rights Holder’s Registrable Shares are included.

The registration rights agreement contains customary provisions allocating rights and responsibilities and obligating us and the Registration Rights Holders to indemnify each other against certain liabilities arising from any registration of securities.

The foregoing description of the registration rights agreement is qualified in its entirety by reference to the full text of that agreement, which appears as Exhibit E to the Share Purchase Agreement in Annex B to this proxy statement.

SCIENT’X BUSINESS

Overview

Scient’x S.A. (referred to in this section as “Scient’x” or “the Company”) is a global medical device company based in Guyancourt, France that designs, develops and manufactures surgical implants for the treatment of spinal disorders. The Company’s principal product offering is primarily focused on applications for spine fusion surgery, a market estimated to exceed $8.5 to $9.0 billion globally. Scient’x believes it is one of the largest independent spine companies outside of the Untied States.

Of central importance to Scient’x’s 20 year history in the spinal implant business are differentiated products used in spinal fusions, posterior dynamic fusion and cervical disc arthroplasty. The Company’s product offering includes the Isobar TTL and Isobar Evolution rods, which are semi-rigid rod technologies used in spinal fusion surgeries, as well as cervical and lumbar implants that are also used predominantly in spinal fusion surgeries. In addition, Scient’x markets motion preservation products outside of the United States. Internationally, Scient’x sells one of the only available ceramic-on-ceramic cervical discs, the DiscoCerv, which has been implanted in over 3,000 patients since its launch in 2006.

The Scient’x international distribution network consists of a direct sales force and independent distributors in approximately 50 countries, including the United States. The Scient’x global surgeon education and training network augments its global distribution capabilities.

Scient’x’s Products

Semi-rigid rod technologies are core to the Company’s strategy of using dynamic fusion to treat lower lumbar spine pathologies. Dynamic fusion immobilizes and stabilizes the spinal segment in a manner that allows for load sharing across the fused construct. Thousands of patients around the world have been treated with Isobar rods for lower lumbar spine pathologies.

Scient’x has also developed a ceramic cervical disc called the DiscoCerv that is successfully selling in Europe and globally outside the United States. Over 3,000 discs have been implanted since the product’s release in 2006. The implant is differentiated from competitors in several important ways. First, the disc has ceramic articulating surfaces that result in minimal wear debris versus the conventional first generation polyethylene devices on the market. Second, the disc allows for ease of implantation. Third, the disc does not require a keel, which reduces risk of fracturing the cervical spine.

In addition, Scient’x has recently launched two new pedicle screw technologies used in spinal fusions. The Company has recently released the Isobar TTL — Module In system outside of the United States. This system is implanted via posterior approach in the treatment of degenerative spinal indications. The system offers state-of-the-art range of buttress thread inner locking screws and a low-profile top loading design fully compatible with Isobar rods. In the United States, Scient’x has recently launched its new Xenon pedicle screw system which, like the TTL — Module In system, is a low-profile top-loading design.

Scient’x also has a full line of traditional fusion implants and related instrumentation. The Scient’x product line also includes the following:

MX Polyaxial Pedicle Screw	A side-loading pedicle screw that is designed to address indications where a lower profile is sought. The MX screw can also be used in conjunction with the Isobar rod.

PCB Evolution Cage Plate	A combined cervical cage/plate system that combines a press-fit titanium cage with a radiolucent PEEK polymer cage that fits the anatomy of the intervertebral chamber. The PCB Evolution Cage Plate is not available for sale in the United States.

TeCorp	A telescopic corpectomy implant design range for use in the cervical, lumbar and thoracic spine that is designed for precise adaptation to the patient’s anatomy. The TeCorp is not available for sale in the United States.

PEEK cages	Radiolucent interbody spacers that allow for a precise visualization and tracking of osteogenesis. Scient’x’s PEEK cages address the cervical, lumbar and thoracic segments of the spine.

Aladyn	A semi-rigid plate system for posterior lumbar fixation that utilizes an S-Shaped dampener that allows for inflexion, extension and compression. The Aladyn is not available for sale in the United States.

Cervical plates	Scient’x has a family of cervical plate technologies that restores the stabilization of the cervical spine by an anterior fixation while facilitating straightforward imaging of the vertebrae and the intervertebral space.

Competition

The market for spinal fusion and motion preservation products is a global competitive market subject to rapid technological change and significantly affected by new product introductions and other market activities of industry participants. The Company believes that its most significant competitors are Medtronic Sofamor Danek, Inc., a subsidiary of Medtronic, Inc., DePuy Spine, Inc., a subsidiary of Johnson & Johnson, and Synthes, Inc. The Company also considers firms such as Stryker, Nuvasive Zimmer, Biomet, Orthofix, Globus and many new, smaller and well-funded entrants in the industry to be significant competitors. In the early 2000’s, the spine market in which Scient’x competes was growing more rapidly than it is today. This decelerating growth, combined with such significant competition, makes achieving significant revenue growth more challenging than in prior years.

The Company’s competitors may have more established distribution networks, more established relationships with physicians, and greater experience in developing, launching, marketing and distributing products. In addition, conservative care or non-operative spinal therapies provided by rehabilitation companies, physician practice groups and the like constitute an additional form of potential competition.

The Company has sought to address this highly competitive market by providing differentiated implant designs and technological approaches to spine disorders. In addition, Scient’x has also sought to achieve first mover advantages in global markets where few of the smaller spine companies have the resources, educational reach or global branding to penetrate such markets.

Sales and Marketing

Scient’x distributes its products in more than 50 countries, with the majority of its sales in the United States and Europe. The Company’s international distribution network consists of direct sales agents and independent distributors. The Company believes that there are approximately 180 sales representatives that sell the

Company’s products. Most of the Company’s distribution agreements with independent distributors outside the United States are exclusive, meaning that with respect to spinal implants, the independent distributor is permitted to sell only Scient’x’s spinal implant products.

In the United States, Scient’x presently has approximately 30 independent distributors under exclusive and non-exclusive distribution agreements. Under non-exclusive agreements, with respect to spinal implants, the Company’s distributors are permitted to sell third-party spinal implant products. Scient’x believes that expanding the number of its products that are FDA cleared and approved for sale in the United States will offer the Company access to more surgeons and increased revenue opportunities and, importantly, enable Scient’x to improve its distribution in the United States by using the increased breadth of its product offering to enter into a higher percentage of exclusive distribution agreements. Scient’x’s marketing department conducts various activities to promote the Company and its products, including:

•	conducting market analyses;

•	conducting competitive analyses;

•	summarizing clinical literature;

•	organizing surgical training courses;

•	attending international scientific meetings; and

•	developing product documentation.

The marketing department’s objective is to increase the Company’s product visibility, product differentiation, brand awareness and to increase market acceptance of the Company’s products.

Surgeon Training and Education

To support surgeon training and education, Scient’x has developed a dedicated state-of-the-art cadaver training program known as BASIC’X to train surgeons and build their awareness of the Company’s surgical solutions. The BASIC’X course is held twice per year and to date more than 100 surgeons have attended the BASIC’X course. The Company also organizes smaller, periodic surgeon training events conducted by leading surgeons at hospitals around the world. In addition, to further support surgeon training, Scient’x:

•	sponsors scientific clinical events and meetings; and

•	sponsors the Inspiration (International Spine Research and Innovation), Argos and Sisyphean Spinal Society meetings in the United States, Europe, Asia and Latin America.

The Company believes that its sponsorship of and participation in these scientific conferences increases its visibility in the spine community in a number of diverse geographic regions, demonstrates its commitment to scientific research in the field of spinal treatment and generates awareness of Scient’x and its products.

Scient’x works actively with surgeons to facilitate presentations at major spinal conferences of clinical results using the Company’s products. Scient’x believes that surgeon presentations at conferences and surgeon publication of clinical results increase the profile of such surgeons in the international spinal community, which in turn, leads to a greater awareness of Scient’x and its products.

Research and Development

Scient’x is highly committed to its research and development activity and has an active clinical and scientific study program. The Company’s research and development and clinical studies team has extensive experience in developing products to treat spine disorders. The Company focuses its research and development efforts on enhancing and upgrading the Company’s current product portfolio and supplementing it with new pipeline products. The Company devotes significant resources to developing and commercializing semi-rigid technologies for dynamic fusion, cervical disc arthroplasty and minimally invasive access techniques that are intended to improve patient outcomes.

The research and development department works closely with the Company’s international and United States scientific advisory boards and surgeons globally to design differentiated spinal implants and improve patient outcomes.

Intellectual Property

Scient’x relies on patent filings, as well as other means of protecting its intellectual property, such as copyrights, trademarks, confidentiality agreements, and other contractual restrictions.

As of September 30, 2009, Scient’x owned 16 issued U.S. patents, 220 issued foreign patents and seven pending patent applications, all of which are pending U.S. applications, and 18 pending international and pending foreign national applications.

Manufacturing

Scient’x outsources the majority of the manufacturing operations for its implants and instrumentation and utilizes over 50 different suppliers and subcontractors. Scient’x is subject to the FDA’s quality system regulations and regulations promulgated by the European Union. Scient’x periodically inspects and audits its compliance with these regulations, and to the extent that deficiencies are discovered, Scient’x implements corrective actions to achieve compliance. Scient’x’s manufacturing processes are FDA registered and certified by the International Organization for Standardization, referred to as the ISO, where required. The Company’s facilities and the facilities of its third-party manufacturers are subject to periodic unannounced inspections by regulatory authorities, and may undergo compliance inspections conducted by the FDA and competent authorities in the European Union. The Company manufactures certain of its implants at its facility located in Arras, France.

Due to the stringent regulations governing the manufacture of its products, the Company’s agreements with suppliers require them to comply with FDA, ISO, and Scient’x’s specifications. Scient’x actively audits and monitors its suppliers’ performance from a quality assurance perspective. Moreover, under its existing supply contracts, Scient’x reserves the right to inspect and assure the conformity of each product and product component to its specifications. Scient’x believes that outsourcing its manufacturing operations minimizes its capital investment, helps control costs and allows it to compete with larger volume manufacturers of spinal implants. Scient’x is currently working with its third-party manufacturers to increase manufacturing capacity as necessary to support the growth in demand for Scient’x’s products. Scient’x is also working with suppliers to improve its process of selecting, qualifying and managing suppliers. Scient’x may consider manufacturing certain products or product components internally, if and when demand or quality requirements make it appropriate to do so.

The Company’s third-party manufacturers generally operate under contracts with terms that require the manufacturers to source the raw materials necessary for the production of the Company’s products, including iron, titanium, titanium alloys, stainless steel and Radel. The contract prices paid by Scient’x are fixed so that the manufacturers absorb or benefit from changes in the costs of raw materials during the term of the contract. The one exception to this general framework is with regard to supplies of PEEK, which the Company sources directly from a single vendor, Invibio Ltd., and provides to its manufacturers.

Government Regulation

The European Union, which is the most significant revenue territory for Scient’x, has adopted numerous directives and standards that regulate the design, manufacture, marketing and quality assurance programs for medical devices. Devices that conform to the requirements of a relevant directive will be entitled to bear the Conformite Europeenne, or CE mark, and, accordingly, can be commercially distributed throughout the member states of the European Union and other countries that comply with or mirror these directives. Compliance with voluntary harmonized standards, including those issued by the ISO, establishes the presumption of conformity with the essential requirements for a CE mark. Manufacturers must demonstrate that their devices conform to the relevant essential requirements through a conformity assessment procedure. The method of assessing conformity varies depending on the type and classification of the product. The classification rules are mainly based on three criteria: the length of time the product is in contact with the body, the degree of invasiveness, and the extent to which the product affects the anatomy. Medical devices in all but the lowest risk classification are also subject to a notified body conformity assessment. Notified bodies are often private entities and are authorized or licensed to perform such assessments by government authorities. Conformity assessment procedures require a technical review of the manufacturer’s product and an assessment of available clinical evidence, literature data for the product and post-market experience in respect of similar products already marketed. Notified bodies may also perform audits of the manufacturer’s quality system. If satisfied that the product conforms to the relevant essential requirements, the notified body issues a certificate of conformity, which the manufacturer uses as a basis for its own declaration of conformity and application of the CE mark.

Scient’x’s products are also subject to extensive regulation by United States federal and state regulatory bodies and comparable authorities in other non-European countries. To ensure that medical products distributed are safe and effective for their intended use, the FDA and comparable authorities outside of the United States impose regulations that govern product design and development, testing, manufacturing, labeling and advertising, storage, marketing, sales and distribution.

Each medical device Scient’x intends to commercially distribute in the United States requires either prior 510(k) clearance or approval of a premarket approval application, or PMA, unless certain exemptions apply. To obtain 510(k) clearance prior to marketing, Scient’x must submit a notification to the FDA demonstrating that the proposed device is substantially equivalent to a device legally marketed in the United States for which a PMA was not required. If the device cannot be cleared through the 510(k) process, a PMA application must be submitted. The PMA process involves extensive data support such as design files, preclinical, clinical trials, manufacturing and labeling that validate the safety and effectiveness of the device for its intended use. The PMA process is therefore more costly and time consuming than the 510(k) process.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a new or major change in its intended use, would require a either a new 510(k) or a PMA depending on the nature of the modifications. If Scient’x fails to seek a 510(k) clearance or PMA for such modifications, the FDA could prohibit the Company from marketing the modified device and/or recall such device until 510(k) clearance or a PMA is obtained.

After a device is placed on the market, numerous FDA and other regulatory requirements continue to apply, including quality system regulations, which require manufacturers and third-party contract manufacturers to follow stringent design, testing, control, documentation, labeling, complaint monitoring, adverse event reporting and other quality assurance controls. In addition, the Company’s facilities are subject to regular FDA inspections.

Scient’x is subject to various federal and state laws concerning healthcare fraud and abuse, including false claims laws and anti-kickback laws. Further, the Company is affected by United States federal and state laws that protect the confidentiality of certain patient health information, including patient medical records, and restrict the use and disclosure of patient health information by healthcare providers.

Legal Proceedings

Orthotec

In 2002, Eurosurgical, a French company operating in the business of the sale and marketing of spinal implants, entered into a distribution agreement for the United States, Mexico, Canada, India and Australia with Orthotec, LLC, a California company. In 2004, Orthotec sued Eurosurgical in connection with an intellectual property dispute and a $9 million judgment was entered against Eurosurgical by a California court. At the same time, a federal court declared Eurosurgical liable to Orthotec for $30 million.

In 2006, Eurosurgical’s European assets were ultimately acquired by Surgiview, SAS in a sale approved by a French court. Pursuant to this sale, Surgiview, SAS became a subsidiary of Scient’x in 2006. Orthotec attempted to recover on Eurosurgical’s obligations in California and federal courts by filing a motion in a California court to add Surgiview to the judgment against Eurosurgical on theories including successor liability and fraudulent conveyance. In February 2007, the California court dismissed Orthotec’s motion, indicating that Orthotec had not carried its burden of proof to establish successor liability. Orthotec then chose to not proceed with a further hearing in June 2007.

After the acquisition of Scient’x by HealthpointCapital in late 2007, Orthotec sued Scient’x, Surgiview, HealthpointCapital and certain Scient’x directors in the California and New York state and federal courts. In July 2008, the federal court dismissed Orthotec on jurisdictional grounds. In April 2009, the California court dismissed this matter on jurisdictional grounds, and Orthotec has appealed such dismissal. In July 2009, Orthotec dismissed Scient’x from the suit in New York state court. In November 2009, the New York state court dismissed Orthotec’s claims with respect to the other defendants based on collateral estoppel. Orthotec has commenced an appeal of the November 2009 ruling.

DAK Surgical, Inc.

In 2004, Scient’x USA entered into a distribution agreement with DAK Surgical, Inc., an independent distributor, for the distribution of Scient’x’s products in certain defined sales areas. In September 2007, shortly after the termination of its distribution contract, DAK Surgical filed a lawsuit against Scient’x USA and Scient’x in which it alleges (among other things) that it is entitled to a change of control payment pursuant to the terminated distribution contract. Scient’x believes that the suit has no merit and shall continue to vigorously defend against the suit.

Matters Related to the Dismissed Qui Tam Matter

On August 13, 2009, a complaint filed under the qui tam provisions of the United States Federal False Claims Act, or the FCA, that had been filed by private parties against Scient’x’s subsidiary, Scient’x USA, Inc., or Scient’x USA, was unsealed by the United States District Court for the Middle District of Florida (Hudak v. Scient’x USA, Inc., et al. (Civil Action No. 6:08-cv-1556-Orl-22DAB, U.S. District Court, W.D. Florida). The complaint alleged violations of the FCA arising from allegations that Scient’x USA engaged in improper activities related to consulting payments to surgeon customers. Under the FCA, the United States Department of Justice, Civil Division, or DOJ, had a certain period of time in which to decide whether to intervene and conduct the action against Scient’x USA, or to decline to intervene and allow the private plaintiffs to proceed with the case. On August 7, 2009, the DOJ filed a notice informing the court that it was declining to intervene in the case. On December 4, 2009, the private plaintiffs who filed the action moved the court to dismiss the matter without prejudice and the Attorney General consented to such dismissal on December 14, 2009.

The matter was dismissed without prejudice on December 15, 2009. Despite the dismissal of this matter, the DOJ is continuing its review of the facts alleged by the original plaintiffs in this matter. Scient’x USA believes that its business practices were in compliance with the FCA and intends to vigorously defend itself with respect to the allegations contained in the qui tam complaint. To date, Scient’x USA has not been subpoenaed by any governmental agency in connection with this review.

General

In the ordinary course of business, Scient’x may face various claims brought by third parties and Scient’x may, from time to time, make claims or take legal actions to assert its rights, including matters relating to intellectual property rights, employment relationships, business and contractual relationships and the safety or efficacy of its products. Any of these claims could subject Scient’x to costly litigation. While Scient’x generally believes that it has adequate insurance to cover many different types of liabilities, it may be subject to claims that are not covered by insurance, and even where an insurance policy appears to apply, its insurance carriers may deny coverage, may be inadequately capitalized to pay on valid claims, or its policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of any such awards could have a material adverse effect on Scient’x’s consolidated operations, cash flows and financial position. Additionally, any such claims, whether or not successful, could damage Scient’x’s reputation and business.

Facilities

The Company’s operations are headquartered in Guyancourt, France. Scient’x does not own any real property. The business conducts its operations in leased properties pursuant to lease agreements with customary terms and conditions. The following table describes the location, size, duration of lease and use of each of the Company’s leased facilities that are material to the business.

Leaseholder	Location	Use	Approximate Size (Square feet)	Lease expiration
Scient’x, SA	Guyancourt, France	Offices	4,500	Expired. Scient’x SA is paying rent on a month-to-month basis and is in the process of negotiating a new lease with the landlord

Surgiview SAS	Beaurains, France (Arras)	Offices	14,200	December 2013
		Sales, Manufacturing and Distribution	21,900

Scient’x USA, Inc.	West Chester, Pennsylvania, USA	Offices	6,500	September 30, 2011
		Finished Warehouse Space	2,500

The Company conducts certain of its manufacturing operations at its facilities in Arras, France. These facilities include distinct areas dedicated to the machinery, tooling, quality control, cleaning and labeling of certain of the Company’s products. A majority of the overall Company’s implants are manufactured by third parties. The Company also maintains sales offices in Singapore, Dubai, Milan, Argentina and the United Kingdom.

Employees

As of September 30, 2009, Scient’x had 140 employees globally, with the highest concentration of employees in its offices in Guyancourt and Arras, France and West Chester, Pennsylvania in the United States. As of September 30, 2009, approximately 48 employees worked in sales and marketing, 23 employees in research and development and clinical studies, 45 employees in logistics and production, and 24 in general, administrative and quality control functions. Scient’x and Surgiview, S.A.S., a subsidiary of Scient’x, have labor committees and collective bargaining agreements in place. Scient’x has never experienced a work stoppage due to labor difficulties and management believes that its relations with employees are currently good.

SCIENT’X MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of Scient’x’s financial conditions and results of operations together with Scient’x’s combined financial statements and related notes included elsewhere in this proxy statement. Some information contained in this discussion and analysis or set forth elsewhere in this proxy statement, including information with respect to Scient’x’s plans and strategy for its business, future events and future financial performance, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this proxy statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Scient’x, which we also refer to as the Company, is a global medical device company based in Guyancourt, France that designs, develops and manufactures surgical implants for the treatment of spinal disorders. The Company’s principal product offering includes surgical implants and systems for use in cervical, thoracolumbar, intervertebral, minimally invasive, cervical disc arthroplasty and other applications. Such implants and systems are made of titanium, titanium alloy, stainless steel, various ceramics, biomaterials and a biocompatible, radiolucent plastic called polyetheretherketone, or PEEK. Scient’x’s management believes that such products have differentiated characteristics that make them attractive to its global surgeon customer base by providing solutions for the safe and successful surgical treatment of spinal disorders. Scient’x’s international sales and distribution network consists of a direct sales force and independent distributors in approximately 50 countries, including the United States. Scient’x’s global surgeon education and training network augments its global distribution capabilities.

The overall market for spinal fusion, motion preservation and related products is estimated to be $8.5 to $9.0 billion globally and is growing between 10% and 12% annually. Scient’x’s management believes that the Company is one of the largest privately held independent spine companies outside of the United States.

Central to the Company’s strategy are products used in spinal fusion procedures, including the Isobar TTL and Isobar Evolution rods, both semi-rigid rod technologies that seek to enhance the quality of a spinal fusion procedure, as well as a full offering of cervical and lumbar implants and systems. In addition, Scient’x markets motion preservation products outside of the United States. As an example, Scient’x sells one of the only available ceramic-on-ceramic cervical discs, the DiscoCerv, which has been implanted in over 3,000 patients since its launch in 2006.

In 2007, the Company, formerly known as Ideal Medical Product S.A., was a publicly traded company in France on the Eurolist C by Euronext Paris. On November 16, 2007, pursuant to a purchase and sales agreement, HealthpointCapital Partners II, L.P. purchased 61.3% of the shares of Scient’x and 61.1% of the voting rights of Scient’x. Combined with HealthpointCapital’s ownership interest prior to such transaction, which was 33.0% of the shares of Scient’x, HealthpointCapital and its affiliates owned 97.1% of the share capital and 96.9% of the voting rights of Scient’x.

Scient’x’s management continually evaluates its product development programs, demand for its products and product launch strategies by regularly monitoring technology trends in the spinal implant industry. This includes facilitating discussions with the surgeon community and the Company’s international and United States based scientific advisory boards. Scient’x’s management also considers several variables associated with the ongoing operations of its business, including surgeon and market demand, product life cycle, scheduled manufacturing, purchasing activity, inventory levels and associated costs, headcount, research and development, selling, marketing and general and administrative expenses.

Basis of Presentation

The financial statements present the consolidated financial statements of Scient’x Groupe, a holding company, and its operating subsidiaries located in France, the United States, the United Kingdom, Italy, Singapore and Australia engaged in the spinal implant business. The financial statements do not present any operations of subsidiaries of Scient’x that were engaged in a medical engineering business that was sold and discontinued on January 24, 2008. The financial statements include all revenues and costs to operate the spinal implant business on a standalone basis. The spinal implant business and the medical engineering business were managed, financed and operated autonomously while they were under common control of Scient’x. There were no shared expenses between the two businesses and the two businesses filed separate tax returns. Therefore, no costs were required to be allocated to the Company’s financial statements to present the financial statements of a standalone business. The resulting cash proceeds from the sale of the medical engineering business have been recorded as a capital contribution.

The consolidated financial statements are prepared in euros and have been presented in accordance with U.S. generally accepted accounting principles, or GAAP. All significant intercompany transactions and accounts between the operating subsidiaries have been eliminated in the consolidation.

Statement of Operations

The following is a description of the primary components of the Company’s revenues and expenses:

Revenues. Scient’x derives its revenues primarily from the sale of spinal surgery implants used in the treatment of spine disorders. The Company sells its products primarily through its direct and independent distributor sales force. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products has occurred; (iii) the selling price is fixed or determinable; and (iv) collectability is reasonably assured. In addition, the Company follows the provisions of the Revenue topic of the FASB Accounting Standard Codification (formerly included in the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue), which sets forth guidelines for the timing of revenue recognition based upon factors such as passage of title, installation, payment and customer acceptance.

The Company’s revenue from sales of spinal implants is generally recognized upon delivery to an independent distributor that subsequently resells its products to a healthcare provider, and upon use in a surgical procedure with respect to sales agents that do not directly purchase products from Scient’x for resale.

The U.S. subsidiary has consigned implants and related instrumentation at field locations. In the U.S., once a product is delivered to the third party hospitals from either the distributors or the sales agents, the hospital issues a purchase order to the U.S. subsidiary. Revenue is recognized once the purchase order is received from the hospital.

Scient’x usually does not provide for extended payment terms, either for hospitals or distributors. The Company has no significant history of returns regarding spinal implants.

Cost of Goods. Cost of goods sold consists of direct product costs such as materials, labor, logistics, quality assurance, product royalties, depreciation of instruments and the amortization of purchased intangibles. While Scient’x outsources the supply of a substantial portion of its products sold, a lesser portion of such products are manufactured in-house. Therefore, product costs consist primarily of materials and components, direct labor, some manufacturing overhead, and depreciation of surgical instruments. The Company incurs royalties related to technology licensed from third parties and products developed in part by surgeons with whom the Company collaborates in its product development programs. Increases in the Company’s reserve for excess and obsolete inventory result is a corresponding expense to cost of goods sold.

Research and Development. Research and development expenses consist primarily of costs associated with the design, development, testing and enhancement of the Company’s products. Research and development costs also include salaries and related employee benefits, research-related overhead expenses and fees paid to external service providers. Expenses related to research and development are expensed as incurred. In the United States and France, such expenses form the basis for a tax credit, which is recorded as a current tax benefit in the period in which the expenses are incurred. In France, if the credit is not used to offset taxes payable in the three years following its generation, the credit is reimbursed by the government in cash.

Sales and Marketing. Sales and marketing expense consists primarily of salaries and related employee benefits, sales commissions and support costs, professional service fees, travel, medical education, trade shows and marketing costs.

General and Administrative. General and administrative expense consists primarily of salaries and related employee benefits, professional service fees and legal costs.

Total Non Operating Income (Expense). Total other income (expense) consists mainly of income (expense) not core to the Company’s operating business.

Income Tax Provision. The Company accounts for income taxes utilizing an asset and liability approach, which requires the recognition of deferred tax assets and deferred tax liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Scient'x is a French-based company and files income tax returns in France, the United Kingdom, Italy and the United States, including state and local jurisdictions.

Noncontrolling interests. Noncontrolling interests represent part of income or loss attributed to affiliated shareholders and non-affiliated shareholders of Scient’x, and the other affiliated entities owned by Scient’x, including non-affiliated shareholders of Scient’x Italy. As the consolidation is done at the Scient’x Groupe S.A.S. level, this represents a noncontrolling interest for the calculation of the loss or income attributed to the noncontrolling interest.

Results of Operations

The first table below provides the Company’s statements of operations data for all periods, and the second table below sets forth certain statements of operations data expressed as a percentage of revenues for the periods indicated. As a result of the change in control described above, the purchase consideration and related costs paid by HealthpointCapital were recorded by Scient’x Groupe S.A.S. and resulted in a new basis of accounting. The Company’s consolidated financial statements separate the Company’s 2008 financial year into two distinct periods to indicate the application of two different bases of accounting between the periods presented: (1) the period up to, and including, the January 24, 2008 acquisition date (labeled “Predecessor”) and (2) the period after that date (labeled “Successor”). Historical results are not necessarily indicative of the operating results that may be expected in any future period.

(In thousands)	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008	January 25, 2008 through September 30, 2008	Year Ended December 31, 2008	January 25, 2008 through December 31, 2008	January 1, 2008 through January 24, 2008	Year Ended December 31, 2007
	Successor		Successor		Successor	Predecessor	Predecessor
	€	€	€	€	€	€	€
Revenues	26,964	24,503	23,122	30,484	29,103	1,381	29,690

Cost of goods sold	(12,744)	(13,380)	(12,850)	(18,201)	(17,671)	(530)	(11,858)

Gross profit	14,220	11,123	10,272	12,283	11,432	851	17,832

Research and development expenses	(2,983)	(1,903)	(1,851)	(2,850)	(2,798)	(52)	(2,222)
Selling and marketing expenses	(9,163)	(7,297)	(7,011)	(9,957)	(9,671)	(286)	(10,001)
General and administrative expenses	(8,088)	(4,922)	(4,739)	(7,844)	(7,661)	(183)	(8,119)
Goodwill impairment charge	—	—		(30,916)	(30,916)	—	—
Other operating (expense) income
Restructuring costs	—	—	—	(653)	(653)	—	—
Amortization of intangibles pushed down	(3,624)	(3,322)	(3,322)	(4,536)	(4,536)	—	—
IPR&D write off	—	(6,356)	(6,356)	(6,356)	(6,356)	—	—
Other operating income (expense), net	—	—	—	8	8	—	(197)

Total operating expenses	(23,858)	(23,800)	(23,279)	(63,104)	(62,583)	(521)	(20,539)

Income (loss) from operations	(9,638)	(12,677)	(13,007)	(50,821)	(51,151)	330	(2,707)

Interest expense	(195)	(252)	(230)	(329)	(307)	(22)	(651)
Exchange gain (loss)	(406)	(145)	(100)	(579)	(534)	(45)	(277)
Other non operating income (expense), net
Alphatec license upfront and buyback (related party)	—	(1,667)	(1,667)	(1,667)	(1,667)	—	2,000
Other non operating income (expense), net	(306)	(118)	(124)	76	70	6	—

Net income (loss) before income taxes	(10,545)	(14,859)	(15,128)	(53,320)	(53,589)	269	(1,635)

Income taxes	1,848	4,458	4,524	4,525	4,591	(66)	(1,043)

Net (loss) income before noncontrolling interest	(8,697)	(10,401)	(10,604)	(48,795)	(48,998)	203	(2,678)

Noncontrolling interest	(1,258)	(598)	(662)	(2,567)	(2,631)	64	517

Net (loss) income	(7,439)	(9,803)	(9,942)	(46,228)	(46,367)	139	(3,195)

	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008	January 25, 2008 through September 30, 2008	Year Ended December 31, 2008	January 25, 2008 through December 31, 2008	January 1, 2008 through January 24, 2008	Year Ended December 31, 2007
	Successor		Successor		Successor	Predecessor	Predecessor
	€	€	€	€	€	€	€
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of goods sold	(47.3)%	(54.6)%	(55.6)%	(59.7)%	(60.7)%	(38.4)%	(39.9)%

Gross profit	52.7%	45.4%	44.4%	40.3%	39.3%	61.6%	60.1%

Research and development expenses	(11.1)%	(7.8)%	(8.0)%	(9.3)%	(9.6)%	(3.8)%	(7.5)%
Selling and marketing expenses	(34.0)%	(29.8)%	(30.3)%	(32.7)%	(33.2)%	(20.7)%	(33.7)%
General and administrative expenses	(30.0)%	(20.1)%	(20.5)%	(25.7)%	(26.3)%	(13.2)%	(27.3)%
Goodwill impairment charge	0.0%	0.0%	0.0%	(101.4)%	(106.2)%	0.0%	0.0%
Other operating (expense) income
Restructuring costs	0.0%	0.0%	0.0%	(2.1)%	(2.2)%	0.0%	0.0%
Amortization of intangibles pushed down	(13.4)%	(13.5)%	(14.4)%	(14.9)%	(15.6)%	0.0%	0.0%
IPR&D write off	0.0%	(25.9)%	(27.5)%	(20.9)%	(21.9)%	0.0%	0.0%
Other operating income (expense), net	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	(0.7)%

Total operating expenses	(88.5)%	(97.1)%	(100.7)%	(207.0)%	(215.0)%	(37.7)%	(69.2)%

Income (loss) from operations	(35.8)%	(51.7)%	(56.3)%	(166.7)%	(175.7)%	23.9%	(9.1)%

Interest expense	(0.7)%	(1.0)%	(1.0)%	(1.1)%	(1.1)%	(1.6)%	(2.2)%
Exchange gain (loss)	(1.5)%	(0.6)%	(0.4)%	(1.9)%	(1.8)%	(3.2)%	(0.9)%
Other non operating income (expense), net
Alphatec license upfront and buyback (related party)	0.0%	(6.8)%	(7.2)%	(5.4)%	(5.7)%	0.0%	6.7%
Other non operating income (expense), net	(1.1)%	(0.5)%	(0.5)%	0.2%	0.2%	0.4%	0.0%

Net income (loss) before income taxes	(39.1)%	(60.6)%	(65.4)%	(174.9)%	(184.1)%	19.5%	(5.5)%

Income taxes	6.8%	18.2%	19.5%	14.8%	15.8%	(4.8)%	(3.5)%

Net (loss) income before noncontrolling interest	(32.3)%	(42.4)%	(45.9)%	(160.1)%	(168.3)%	14.7%	(9.0)%

Noncontrolling interest	(4.7)%	(2.4)%	(2.9)%	(8.4)%	(9.0)%	4.6%	1.7%

Net (loss) income	(27.6)%	(40.0)%	(43.0)%	(151.7)%	(159.3)%	10.1%	(10.7)%

Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007

Revenues. Revenues were €30.5 million for the year ended December 31, 2008 compared to €29.7 million for the year ended December 31, 2007, representing an increase of €0.8 million, or 2.7%. Adjusting for currency impacts (Euro vs. British pound and Euro vs. U.S. dollar), the Company’s revenue growth for the year ended December 31, 2008 compared to the twelve months ended December 31, 2007 was 5.0%. The United States and United Kingdom subsidiaries experienced growth, in their home currencies, in 2008 as compared to 2007, of $1.9 million, or 27%, and £0.1 million, or 13%, respectively.

The Company experienced revenue growth for the year ended December 31, 2008 as compared to December 31, 2007 in the following markets: Latin America €1.2 million, or 35%; Asia Pacific €0.5 million, or 19%; France €0.2 million, or 3%; Italy €0.1 million, or 4%; and the United States €0.9 million, or 16%. The Company experienced revenue declines for the year ended December 31, 2008 as compared to December 31, 2007 in the following markets: Europe €(0.8) million, or (12%); Middle East Africa €(0.9) million, or (33%); and the United Kingdom €(0.1) million, or (4%).

Revenue from the cervical product range, which includes the DiscoCerv product, increased from €7.1 million to €7.9 million, or 11.3%, in 2008 as compared to 2007, mainly attributed to the 7.6% growth of the DiscoCerv product. Revenue from the lumbar product range increased from €19.5 million to €21.4 million, or 9.7%, in 2008 as compared to 2007, mainly attributed to the 10% growth in the Isobar line. Revenue from the sales of instrumentation kits remained flat at €1.2 million in both 2008 and 2007.

Cost of Goods. Cost of revenues were €18.2 million for the year ended December 31, 2008 compared to €11.9 million for the year ended December 31, 2007, representing an increase of €6.3 million, or 53.5%. The increase was primarily due to charges related to the inventory step up of €4.3 million associated with the purchase accounting, an increase in inventory reserves of €1.0 million related to obsolescence in the U.K. and U.S. subsidiaries, and €0.7 million in costs associated with an increase in headcount due to sales force harmonization and restructuring where employees were retained and moved from sales to logistics positions.

Gross Profit. Gross profit was €12.3 million, or 40.3% of sales, for the year ended December 31, 2008 compared to €17.8 million, or 60.1% of sales, for the year ended December 31, 2007, representing a decrease of €5.5 million, or 31.1%. The decline in gross margin is primarily due to charges related to the inventory step up of €4.3 million, or 14.0 basis points, associated with the purchase accounting and an increase in inventory reserves of €1.0 million, or 3.3 basis points, related to obsolescence in the U.K. and U.S. subsidiaries.

Research and Development. Research and development expenses were €2.8 million for the year ended December 31, 2008 compared to €2.2 million for the year ended December 31, 2007, representing an increase of €0.6 million, or 28.3%. The increase was primarily due to investment in certain product development projects resulting in increased headcount both in the United States and France, and an increase in professional and consulting partnership services to support key product development projects.

In-process Research and Development. As a result of the HealthpointCapital acquisition and resulting purchase accounting, the Company recorded an in-process research and development, or IPR&D, charge for €6.4 million in 2008. The Company did not record an IPR&D charge in 2007. Technology-related acquired intangible assets were composed of IPR&D for €6.4 million, core technology for €12.1 million, and developed technology for €18.5 million. Management estimated that core and developed technology have 15 and eight years of expected useful life, respectively. The expected lives for the in-process, core and developed technologies were based upon a combination of: (i) historical experience of Scient’x, (ii) anticipated product development and introduction schedules, and (iii) expected substitute or replacement technology from competitors. As the technological feasibility associated with the IPR&D had not been established and no future alternative use exists, the Company recorded the charge in 2008 as noted above.

Sales and Marketing. Sales and marketing expenses were €10.0 million as of December 31, 2008 and December 31, 2007.

General and Administrative. General and administrative expenses were €7.8 million for the year ended December 31, 2008 compared to €8.1 million for the year ended December 31, 2007, representing a decrease of €0.3 million, or 3.4%. General and administrative expenses in 2007 included a €4.0 million charge related to a reserve for bad debt allowance on specific receivables from Malaysia and Greece. General and administrative expenses in 2008 included charges related to stock-based compensation of €0.7 million, costs associated with the relocation and establishment of the new U.S. facility in Pennsylvania of €1.0 million, and legal fees associated with the DAK and Orthotec litigation matters totaling €1.4 million.

Goodwill Impairment Charge. Goodwill mostly arose from the push down accounting recorded in 2008 following the HealthpointCapital acquisition. Management performed its annual impairment analysis during the fourth quarter of fiscal 2008, and concluded that the carrying value of the reporting unit exceeded its fair value and recorded a goodwill impairment charge of approximately €30.9 million in the statement of operations. The goodwill impairment resulted from a combination of factors, including the global economic downturn in 2008 and decreases in revenue and earnings multiples of comparable companies. No such charge was recorded in 2007.

Restructuring Costs. Restructuring costs were €0.7 million for the year ended December 31, 2008, primarily due to the restructuring of Scient’x USA, where charges were incurred relating to employee severance, and the closure of its Florida facility. No such charge was recorded during the year ended December 31, 2007.

Interest Expense. Interest expense was €0.3 million for the year ended December 31, 2008 compared to €0.6 million for the year ended December 31, 2007, representing a decrease of €0.3 million, or 49.5%. The decrease was primarily due to a reduced level of debt.

Other Non-Operating Income (Expense), net. Other non-operating income (expense), net was €(1.6) million for the year ended December 31, 2008 compared to €2.0 million for the year ended December 31, 2007, representing a decrease of €3.6 million. This decrease in other non-operating income (expenses) is largely related to the Company’s re-purchase of the license to market Isobar from Alphatec in 2008. In 2007, Alphatec purchased the license from Scient’x for €2.0 million, which was recorded as other non-operating income.

Income Taxes. Income tax benefit was €4.5 million for the year ended December 31, 2008 compared to income tax expense of €1.0 million for the year ended December 31, 2007, representing a decrease of income tax expense of €5.6 million. The tax benefit mainly resulted from the tax impact related to the amortization of intangible assets together with an IPR&D write-off, partially offset by an increase in deferred tax asset valuation allowance.

Noncontrolling Interest. Noncontrolling interest loss was €(2.6) million for the year ended December 31, 2008 compared to noncontrolling interest income of €0.5 million for the year ended December 31, 2007, representing a decrease of €3.1 million. This decrease in noncontrolling interest income relates to the more significant consolidated net loss reported as of December 31, 2008 as compared to the consolidated net loss reported as of December 31, 2007. There were minor changes in percentage of ownership between 2007 and 2008; however, these ownership changes were not material to the total change due to the reported consolidated net loss reported as of December 31, 2008.

Nine Months Ended September 30, 2009 compared to Nine Months Ended September 30, 2008

Revenues. Revenues were €27.0 million for the nine months ended September 30, 2009 compared to €24.5 million for the nine months ended September 30, 2008, representing an increase of €2.5 million, or 10.0%. Adjusting for currency impacts (Euro vs. British pound and Euro vs. U.S. dollar ), revenue growth for the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008 was 8.7%. The U.S. and U.K. subsidiaries experienced growth, in their home currencies, in 2009 as compared to 2008, of $1.3 million, or 19% and €0.1 million, or 7%, respectively.

The Company experienced revenue growth for the nine months ended September 30, 2009 as compared to September 30, 2008 in the following markets: Latin America €0.1 million, or 4%; Asia Pacific €0.6 million, or 19%; Middle East Africa €0.8 million, or 45%; and the United States €1.5 million, or 33%. The Company experienced revenue declines for the nine months ended September 30, 2009 as compared to September 30, 2008 in the following markets: Europe €(0.1) million, or (2%), France €(0.2) million, or (5%); and the United Kingdom €(0.1) million, or (9%). Italy remained flat at €1.3 million for both years.

Revenue from the cervical product range, which includes the DiscoCerv product, increased from €6.2 million to €6.8 million, or 10.3%, for the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008, mainly attributable to the 32.4% growth of the DiscoCerv product. Revenue from the lumbar product range increased from €15.9 million to €18.2 million, or 14.6%, for the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008, which was mainly attributable to the 21% growth in the Isobar line. Revenue from the sales of instrumentation kits increased from €0.9 million to €1.3 million, or 32%, for the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008, which was attributable to the launch of new products, mainly the TTL IN Module and Xenon.

Cost of Goods. Cost of goods sold were €12.7 million for the nine months ended September 30, 2009 compared to €13.3 million for the nine months ended September 30, 2008, representing a decrease of €0.6 million, or 4.8%. The decrease was primarily due to savings in material costs associated with supply chain optimization projects and negotiated material price reductions, and a reduction of €0.5 million related to the inventory step up associated with the HealthpointCapital acquisition pushed down to Scient’x that was reversed over 18 months.

Gross Profit. Gross profit was €14.2 million, or 52.7% of sales, for the nine months ended September 30, 2009 compared to €11.1 million, or 45.4% of sales, for the nine months ended September 30, 2008, representing an increase of €3.1 million, or 27.8%. As explained above in “Cost of Goods,” the reduced charge associated with the reversal of the inventory step up and supplier price negotiations contributed to the improved gross margin for the nine months ended September 30, 2009.

Research and Development. Research and development expenses were €3.0 million for the nine months ended September 30, 2009 compared to €1.9 million for the nine months ended September 30, 2008, representing an increase of €1.1 million, or 56.8%. The increase was primarily due to increases in compensation expenses related to increased headcount both in the United States and in France, and an increase in professional services and consulting expenses associated with certain product development projects.

Sales and Marketing. Sales and marketing expenses were €9.2 million for the nine months ended September 30, 2009 compared to €7.3 million for the nine months ended September 30, 2008, representing an increase of €1.9 million, or 25.6%. The increase was primarily due to an increase of €0.5 million related to third party commissions associated with higher revenue in the United States, and an increase of €1.0 million in marketing expenses associated with both infrastructure buildup and promotional expenses associated with the introduction of new products globally.

General and Administrative. General and administrative expenses were €8.1 million for the nine months ended September 30, 2009 compared to €4.9 million for the nine months ended September 30, 2008, representing an increase of €3.2 million, or 64.3%. The increase was mainly attributed to an increase in stock based compensation of €0.5 million, accounting and auditing fees associated with financial statement GAAP conversion of €0.8 million, and an increase in legal fees of €1.6 million associated with the Oxford financing and ongoing DAK and Orthotec litigation matters.

Interest Expense. Interest expense was €0.2 million for the nine months ended September 30, 2009 compared to €0.3 million for the nine months ended September 30, 2008, representing a decrease of €0.1 million, or 22.6%. The decrease was primarily due to a reduced level of debt during the first nine months of the year as compared to same period 2008.

Income Taxes. The Company had an income tax benefit of €1.8 million for the nine months ended September 30, 2009 compared to an income tax benefit of €4.4 million for the nine months ended September 30, 2008, representing a decrease of €2.6 million or 58.5%. The decrease was primarily related to the push down of the HealthpointCapital acquisition accounting, and an increase in tax expense associated with the increase of the valuation allowance on deferred tax assets in the United States for €1.6 million.

Noncontrolling Interest. Noncontrolling interest loss was €(1.3) million for the nine months ended September 30, 2009 compared to noncontrolling interest loss of €(0.6) million for the nine months ended September 30, 2008, representing an increase of €0.7 million. This increase in noncontrolling interest loss related to the consolidated net loss reported as of September 30, 2009 as compared to the consolidated net loss reported as of September 30, 2008. There were minor changes in percentage of ownership between 2008 and 2009; however, these ownership changes were not material to the total change due to the reported consolidated net loss reported as of nine months ended September  30, 2009.

Significant Accounting Policies

The policies discussed below are considered by management of Scient’x to be critical because they are not only important to the presentation of Scient’x’s financial condition and results of operations, but also because application and interpretation of these policies requires both judgment and estimates of matters that are inherently uncertain and unknown. For a detailed discussion on the application of these and other accounting policies, please refer to Note 1 to the notes to Scient’x consolidated financial statements included elsewhere in this proxy statement. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates. All information presented and discussed in this report reflects only Scient’x results, and does not reflect any impact of the proposed merger as previously discussed.

Revenue recognition

The Company derives its revenues primarily from the sale of spinal surgery implants used in the treatment of spinal disorders. The Company sells its products primarily through its direct sales force in France, Italy and the United Kingdom, through agents in the United States (with title to the goods passing directly to, and related invoicing to, the hospital), and through independent distributors in the rest of world. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products has occurred; (iii) the selling price is fixed or determinable; and (iv) collectibility is reasonably assured. In addition, the Company follows the provisions of the Revenue topic of the FASB Accounting Standard Codification (formerly included in the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue), which sets forth guidelines for the timing of revenue recognition based upon factors such as passage of title, installation, payment and customer acceptance.

The Company’s revenue from sales of spinal implants is generally recognized upon delivery for direct and indirect sales.

The U.S. subsidiary has inventory at field locations and in the custodial care of distributors and sales agents. Once products are delivered to third-party hospitals from either the distributors or the sales agents, the hospital issues a purchase order to the U.S. subsidiary. Revenue is recognized once the purchase order is received from the hospital and an invoice is issued.

The Company usually does not provide for extended payment terms, either for hospitals or distributors. The Company has no significant history of return regarding spinal implants.

Accounts Receivable

Accounts receivable are presented net of allowance for doubtful accounts. The Company makes judgments as to its ability to collect outstanding receivables and provides allowance for a portion of receivables when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices and the overall quality and age of those invoices not specifically reviewed. In determining the provision for invoices not specifically reviewed, the Company analyzes historical collection experience. If the historical data used to calculate the allowance provided for doubtful accounts does not reflect the Company’s future ability to collect outstanding receivables or if the financial condition of customers were to deteriorate, resulting in impairment of their ability to make payments, an increase in the provision for doubtful accounts may be required.

The Company from time to time sells trade receivables. The Company applies the guidance included in the Receivables Subtopic of the FASB Accounting Standard Codification (formerly in SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, as amended by SFAS No. 133 and as replaced by SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities).

Concentration of Risk and Significant Customers

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivable. The Company limits its exposure to credit loss by depositing its cash and cash equivalents with high credit quality financial institutions.

The Company’s customers are primarily hospitals or surgical centers and third party distributors. For the nine months ended September 30, 2009, one of our distributors in Spain, PRIM S.A., represented 10.9% of revenues. We do not believe that a change in this concentration would have a material adverse effect on our results of operations. Credit to customers is granted based on an analysis of the customers’ credit worthiness and credit losses have not been significant.

Goodwill and Other Intangible Assets

The Company accounts for goodwill and other intangible assets in accordance with the Intangibles – Goodwill and Other Subtopic of the FASB Accounting Standard Codification, (formerly SFAS No. 142, Goodwill and Other Intangible Assets). Purchased intangible assets other than goodwill are amortized over their useful lives unless these lives are determined to be indefinite. The Company is amortizing its intangible assets with a definite useful life typically on a straight-line basis over a three to fifteen-year period. Patent prosecution fees are capitalized when management estimates that they meet the alternative future use criteria, and amortized over the patent life.

Goodwill and other intangible assets mostly arose from the push down accounting recorded in 2008 following the HealthpointCapital acquisition.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to five years. Leasehold improvements and assets acquired under capital leases are amortized over the shorter of their useful lives or the terms of the related leases.

The useful life of the Company’s spinal implant instrumentation toolkit has been determined to be three years, based on a review of internal plans, analyzing and testing the historical useful life of instrumentation, forecasting product life cycles and demand expectations.

Impairment of Goodwill and Long-Lived Assets

The Intangibles – Goodwill and Other Subtopics of the FASB Accounting Standard Codification (formerly SFAS No. 142, Goodwill and Other Intangible Assets) requires intangible assets that are not subject to amortization and goodwill to be tested for impairment on an annual basis and earlier if indication of impairment exists.

Scient’x’s management determined that the Company is composed of only one reporting unit, the spinal implant division. Scient’x’s management performed an impairment analysis during the fourth quarter of fiscal

2008, and concluded that the carrying value of the reporting unit exceeded its fair value and recorded a goodwill impairment charge of approximately €30.9 million in the statement of operations. The goodwill impairment resulted from a combination of factors, including the global economic downturn in 2008 and decreases in revenue and earnings multiples of comparable companies. Significant changes in the economic environment and the operating results of the Company may result in future impairment of this reporting unit.

In accordance with the Intangibles – Goodwill and Other Subtopic of the FASB Accounting Standard Codification (formerly FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), recoverability of purchased intangible assets other than goodwill and indefinite-live intangible assets is measured by comparison of the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset.

The Company performed the recognition test based on undiscounted cash flows, and concluded that no impairment charge was required on any of its finite-lived intangible assets as of December 31, 2008 and 2007.

Inventories

Inventories are valued under the first-in, first-out (FIFO) method, and stated using the lower of costs or market.

The Company’s business goal is to focus on continual product innovation, which could result in obsolescing the Company’s products. The Company reviews the components of its inventory on a periodic basis for excess, obsolete and impaired inventory, based upon historical and statistical assumptions. The Company’s estimates and assumptions for excess and obsolete inventory are reviewed and updated on a period-end basis. Increases in the reserve for excess and obsolete inventory result in a corresponding expense to cost of goods sold.

Income taxes

The Company accounts for income taxes in accordance with the provisions of the Income Taxes Subtopic of the FASB Accounting Standard Codification (formerly SFAS No. 109, Accounting for Income Taxes and FASB Interpretation Number (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes) that requires an asset and liability approach, which requires the recognition of deferred tax assets and deferred tax liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. In making such determination, a review of all available positive and negative evidence must be considered, including scheduled reversal of deferred tax liabilities, projected future taxable income, tax planning strategies, and recent financial performance. The Income Taxes Subtopic of the FASB Accounting Standard Codification (formerly FIN No. 48) clarifies accounting for uncertainty in tax positions and requires that the Company recognize in its financial statements the impact of a tax position, if that position is more likely than not to be sustained on audit, based on the technical merits of the position.

Scient’x is a French-based company and files income tax returns in France, the United Kingdom, Italy and the United States, including state and local jurisdictions. With few exceptions, Scient'x is no longer subject to domestic or foreign examinations by tax authorities for years before January 1, 2006.

Legal and other contingencies

The Company is currently involved in various claims and legal proceedings. Periodic reviews are performed on the status of each significant matter and the potential financial exposure is assessed. If the potential loss from any claim or legal proceeding is considered probable and the amount can be reasonably estimated, an accrual is recorded as the liability for the estimated loss. Significant judgment is required in both the determination of probability and the determination as to whether the amount of an exposure is reasonably estimable. Because of uncertainties related to these matters, accruals are based only on the best information available at the time. As additional information becomes available, a reassessment of the potential liability related to the pending claims and litigation is made and previous estimates may need to be revised. Such revisions in the estimates of the potential liabilities could have a material impact on the Company’s results of operations and financial position.

Restructuring costs are typically comprised of severance costs, costs of moving or consolidating duplicate facilities or locations and contract termination costs. Restructuring expenses are based upon plans or agreements that have been committed to by management and they are generally based on various estimates and assumptions that may change during final actual execution. This may require a revision of original estimated liabilities and may materially affect the Company's results of operations and financial position in the period the revision is made.

Stock-Based Compensation

The Company accounts for stock-based compensation under the provisions of the Stock-Compensation Subtopic and the Equity Topic of the FASB Accounting Standard Codification (formerly included in SFAS, No. 123(R), Share-Based Payment), which requires that share-based payment transactions with employees be recognized in the financial statements based on their fair value and recognized as compensation expense over the vesting period. The amount of expense recognized during the period is affected by many complex and subjective assumptions, including estimates of future volatility, the expected term for stock options, option exercise behavior, the number of options expected to ultimately vest and the timing of vesting for share-based awards.

The Company uses historical data to estimate the number of future stock option forfeitures. Stock-based compensation recorded in the consolidated statement of operations is based on awards expected to ultimately vest and has been reduced for estimated forfeitures. Estimated forfeiture rates may differ from actual forfeitures, which would affect the amount of expense recognized during the period.

Impact of Recently Issued Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (“FASB”) issued new accounting guidance that requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. This guidance eliminates the requirement to establish the fair value of undelivered products and services and instead provides for separate revenue recognition based upon management’s estimate of the selling price for an undelivered item when there is no other means to determine the fair value of that undelivered item. This new approach is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company does not expect adoption to have a material impact on the Company’s financial position or results of operations.

Effective July 1, 2009, the Company adopted newly issued accounting guidance which establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The Codification does not change GAAP and did not impact the Company’s financial position or results of operations.

In June 2009, the Company adopted newly issued accounting guidance which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The adoption did not have a material impact on the Company’s financial position or results of operations.

Effective January 1, 2009, the Company adopted newly issued accounting guidance for business combinations. The guidance addresses application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. The new guidance will apply to business combinations completed on or after January 1, 2009.

Effective January 1, 2009, the Company adopted newly issued accounting guidance for the useful life of intangible assets. The guidance amends the factors that should be considered in developing the renewal or extension assumptions used to determine the useful life of a recognized intangible asset and also requires expanded disclosure related to the determination of intangible asset useful lives. The adoption did not have a material impact on the Company’s financial position or results of operations.

Effective January 1, 2009, the Company adopted newly issued accounting guidance for business combinations. The guidance retains the purchase method of accounting for acquisitions, but requires an acquiring company to measure all assets acquired and liabilities assumed, including contingent considerations and contractual contingencies, at fair value as of the acquisition date. In addition, an acquiring company is required to capitalize in-process research and development and either amortize it over the life of the product, or expense it upon abandonment or impairment. The guidance also requires expensing of acquisition-related costs as incurred. The new guidance will apply to business combinations completed on or after January 1, 2009.

Related Party Transactions (€ in thousands)

For the years ended December 31, 2008 and 2007, the Company entered into transactions with related parties as described below.

Transactions with Alphatec

On January 23, 2007, Scient’x S.A. signed three license agreements with Alphatec Spine to produce, market, sell and distribute a posterior dynamic stabilization rod, a thin profile cervical plate, and a plate-cage based on Scient’x technology in the United States. The agreement provided that Alphatec Spine make an upfront payment of €2 million, pay a royalty on sales (with minimum royalties for a period of three years), and commit to purchase a minimum amount of inventory, at cost, for a period of two years.

In April 2008, the Company and Alphatec Spine mutually agreed to terminate the license agreements they had entered into in January 2007. The termination agreement included the repayment of the license fee originally paid to the Company and a full repayment of sellable inventory that Alphatec Spine returned to the Company.

Under this agreement, the Company recognized revenues of €95 and of €370 and cost of goods of €245 and €0 in the period ended December 31, 2008 and 2007, respectively, in connection with inventories sold. In addition, the Company recognized other non operating income of €2,000 and expenses of €1,667 in the period ended December 31, 2008 with respect to the buy back and repurchase of inventories. Amounts receivable from Alphatec amounted to €284 as of December 31, 2007. Amounts payable to Alphatec amounted to €0 as of December 31, 2008.

Other Related Party Transactions

On January 4, 1991, the Company entered into a management service agreement with ETEC, a medical device distributor based in Switzerland. Olivier Carli, currently a director of Scient’x Groupe S.A.S., also serves on the board of directors of ETEC. Expenses incurred under this agreement amounted to €165 and €451, respectively, for the period ended December 31, 2008 and 2007. No open payables under this agreement remained as of December 31, 2008 and 2007.

In December 5, 2005, as amended in November 21, 2007, the Company entered into an exclusive distribution agreement with ETEC. Revenues recorded under this agreement amounted to €173 and €246,

respectively, for the period ended December 31, 2008 and 2007. Amounts receivable under this agreement amounted to €69 and €40, respectively, as of December 31, 2008 and 2007.

In November 2007 and in January 2008, the Company received from Olivier Carli two installments of €3,000 and €4,000, respectively, as the total consideration of €7,000 for the sale of IMPE. As of December 31, 2008, IMPE owed the Company a residual €6 related to certain transaction costs and fees.

On December 19, 2007, the Company entered into a service agreement with IMPE. Olivier Carli, then CEO of Scient’x Groupe S.A.S. and currently a director of Scient’x Groupe S.A.S., is the CEO of IMPE. Expense incurred under this agreement amounted to €90 and €0 for the period ended December 31, 2008 and 2007, respectively. Amounts payable under this agreement amounted to €47 and €0, respectively, as of December 31, 2008 and 2007. This agreement was terminated in June 30, 2008.

In February 2005, the Company entered into an exclusive distribution agreement with PRIM S.A., a Spanish company. PRIM S.A. acquired a 1.74% interest in Scient’x S.A. in July 2008. Revenue recorded under this agreement amounted to €1,667 and €1,570 for the period ended December 31, 2008 and 2007, respectively. No expenses were incurred under this agreement in 2008 or in 2007. Amounts receivables under this agreement amounted to €257 and €24, respectively, as of December 31, 2008 and 2007.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT SCIENT’X’S MARKET RISK

Foreign Currency Risk

Scient’x maintains operations in countries, primarily the major nations in Europe, including France, Spain, Italy and the United Kingdom, which require payments in the local currency. In addition, the Company has significant revenues in the United States. For the twelve months ended December 31, 2008, Scient’x revenues denominated in currencies other than the Euro were €7.8 million. Of this amount, €6.5 million of such revenues were denominated in the U.S. dollar and the remaining €1.3 million was denominated in the British pound. For the nine months ended September 30, 2009, Scient’x revenues denominated in currencies other than the Euro were €6.8 million. Of this amount, €5.8 million of such revenues were denominated in the U.S. dollar and the remaining €1.0 million was denominated in the British pound. Fluctuations in the rate of exchange between the Euro and other currencies may affect the Company’s results of operations and period-to-period comparisons of its operating results. For example, if the value of the U.S. dollar were to decrease relative to the Euro, then the Company’s reported revenues would decrease when U.S. dollars are converted into Euros. Scient’x does not currently engage in hedging or similar transactions to reduce these risks. While Scient’x does have significant foreign currency exposure, risks to foreign currency revenues is mitigated due to foreign subsidiary expenses being payable in foreign currencies.

Commodity Price Risk

While Scient’x outsources the majority of its manufacturing, where applicable, the Company purchases raw materials that are processed from commodities such as titanium. These purchases expose the Company to fluctuations in commodity prices. Given the historical volatility of certain commodity prices, this exposure can impact product costs. However, because raw material prices comprise a small portion of the Company’s cost of goods, the Company has not experienced any material impact on its results of operations from changes in commodity prices. A 10% change in commodity prices would not have had a material impact on the Company’s results of operations for the year ended December 31, 2008, or the nine months ended September 30, 2009.

Liquidity and Capital Resources

At December 31, 2008, the principal sources of liquidity for Scient’x consisted of cash and short term investments of €4.4 million, accounts receivable, net allowances of €7.4 million, and remaining amounts available under the Company’s credit facilities of €1.9 million. As of September 30, 2009, the principal sources of liquidity for Scient’x consisted of cash of €4.4 million and accounts receivable, net of allowances of €10.5 million. Management believes such amounts are sufficient to fund the Company’s projected operating requirements through September 30, 2010. Scient’x will need to invest in working capital and capitalized surgical instruments in order to support its revenue projections through 2010. Should the Company not be able to achieve its revenue forecast and cash consumption or expenses start to exceed forecasts, management will need to adjust its investment in surgical instruments and manage its inventory to the decreased sales volumes. If management does not make these adjustments in a timely manner, there could be an adverse impact on the Company’s capital resources.

A substantial portion of the Company’s available cash funds is in business accounts with reputable financial institutions. However, deposits, at times, may exceed federally insured limits. Recent capital markets disruptions have caused a lack of liquidity for certain financial instruments making it difficult for the fair value of such instruments to be determined. Scient’x, therefore, does not hold any marketable securities as of September 30, 2009.

Historically, the principal sources of cash for Scient’x included customer and distributor payments from the sale of its products, proceeds from the issuance of common stock and proceeds from the issuance of debt. The Company’s principal uses of cash have included cash used in operations, acquisitions of businesses, payments relating to purchases of property and equipment and repayments of borrowings. Scient’x management expects that its principal uses of cash in the future will be for operations, working capital, capital expenditures, and potential intellectual property development, as well as expansion of the distribution channel. Management believes that as the Company revenues grow, sales and marketing and research and development expenses will continue to require investment and, as a result, the Company will need to generate significant net revenues to achieve profitability. If management believes that it is in the Company’s interest to raise additional funds, the Company may seek to sell additional equity or debt securities or borrow additional money. The sale of additional equity or convertible debt securities could result in dilution to the Company’s stockholders. If additional funds are raised through the issuance of equity or debt securities, such securities may have rights senior to those associated with the Company’s common stock and could contain covenants that would restrict operations. Any additional financing may not be available in amounts or on terms acceptable to the Company, or at all. If the Company is unable to obtain additional financing, it may be required to reduce the scope of its planned product development and marketing efforts.

As a result of recent volatility in the capital markets, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide funding to borrowers. Continued turbulence in the United States and international markets and economies may adversely affect the Company’s ability to obtain additional financing on terms acceptable to Scient’x, or at all. If these market conditions continue, they may limit management’s ability to timely replace maturing liabilities and to access the capital markets to meet liquidity needs.

Operating activities

Scient’x used net cash of €(1.9) million in operating activities for the year ended December 31, 2008. During this period, net cash used in operating activities primarily consisted of: i) a net loss of €(48.8) million which when adjusted for €46.7 million of purchase accounting adjustments would be an adjusted net loss of €(2.1) million; ii) an increase in cash due to working capital €2.1 million, mainly due to decreases in prepaid expenses and accounts receivables of €1.1 million and increases in other liabilities of €0.8 million; and iii) €(2.0) million of non-cash costs mainly due to increases in deferred taxes of €(4.7) million, offset by €1.6 million of depreciation, €0.7 million of stock-based compensation, and €0.4 million in changes for provisions related to receivables and pension obligation costs.

Scient’x used net cash of €(3.4) million in operating activities for the nine months ended September 30, 2009. During this period, net cash used in operating activities primarily consisted of: i) a net loss of €(8.7) million which, when adjusted for €6.5 million of purchase accounting adjustments, would be a net loss of €(2.2) million; ii) a decrease in cash due to working capital of €(1.6) million due to increases accounts receivables, inventory and prepaids of €(3.0) million and decrease in other current liabilities of €(0.3) million, offset by increases in accounts payable and accrued expenses of €1.7 million; and iii) non cash costs of €0.4 million associated with increases in deferred taxes of €(1.8) million offset by €1.0 million of depreciation, €0.9 million of stock based compensation, and €0.2 million in changes for provisions related to receivables and pension obligation costs.

Investing activities

Scient’x used net cash of €(0.9) million in investing activities for the year ended December 31, 2008, primarily for the purchase of €(1.4) million in surgical instruments, property, plant and equipment net of disposals. Cash used in investing activities included €(3.3) million of investments in short term investments and €3.8 million in net disposals of long term assets.

The Company generated net cash of €1.4 million from investing activities for the nine months ended September 30, 2009, primarily from the sale of €3.3 million in short term investments, partially offset by the investment of €(2.0) million in surgical instruments, property, plant and equipment.

Financing activities

Scient’x generated net cash of €1.7 million from financing activities for the year ended December 31, 2008. Proceeds from an equity private placement by Scient’x S.A. from two financial investors and one strategic investor generated €6.2 million. The Company repaid debt of €(4.5) million in 2008.

Scient’x generated net cash of €5.3 million from financing activities for the nine months ended September 30, 2009. Net proceeds from loans, less repayments of loans and credit facilities draw downs, were €1.4 million. The Company issued €3.9 million of equity to HealthpointCapital during this period.

Credit facility and other debt

In May 29, 2009 Scient’x U.S. obtained a $7.5 million (approximately €5.7 million) loan from the U.S. investment company Oxford Finance Corporation with a 12.4% interest rate and that matures over 36 months. As of September 30, 2009, the Company was in compliance with its covenants under the loan agreement. Concurrent with this loan, all credit facility draw downs have been repaid.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Alphatec and Scient’x, after giving effect to the Scient’x acquisition and adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on Alphatec.

The unaudited pro forma condensed combined balance sheet reflects the acquisition of Scient’x as if it has been consummated on September 30, 2009 and includes pro forma adjustments for preliminary valuations of certain tangible and intangible assets by Alphatec management. These adjustments are subject to further revision upon completion of the contemplated transaction and related intangible asset valuations.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 combines Alphatec’s historical results for the year ended December 31, 2008 with Scient’x historical results for the year ended December 31, 2008. The Scient’x condensed consolidated statement of operations has been converted from Euros to U.S. Dollars at the average daily exchange rate for the year ended December 31, 2008 of 1.4713 U.S. dollars per Euro.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2009 combines Alphatec’s historical results for the nine months ended September 30, 2009, with Scient’x historical results for the nine months ended September 30, 2009. The Scient’x condensed consolidated statement of operations for the nine months ended September 30, 2009 has been converted from Euros to U.S. Dollars at the average daily exchange rate for the nine months of 2009 of 1.3669 U.S. dollars per Euro. The unaudited pro forma statements of operations give effect of the acquisition as if it had taken place on January 1, 2008, the beginning of the earliest period presented.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs. Certain cost savings and revenue synergies may result from the Share Purchase. However, there can be no assurance that these cost savings or revenue synergies will be achieved. Cost savings, if achieved, could result from, among other things, the reduction of overhead, distribution and other operating expenses, manufacturing scale efficiencies, changes in corporate infrastructure, the elimination of duplicative facilities and the leveraging of consolidated annual external purchases. Revenue synergies, if achieved, could result from, among other things, the cross-selling of Alphatec product through Scient’x distribution channels outside the U.S. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the Share Purchase been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company after completion of the Share Purchase.

Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, amounts related to Scient’x’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, along with the amortization expense related to the estimated identifiable intangible assets and stock-based compensation, changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The pro forma financial statements were prepared using the acquisition method of accounting. Accordingly, Alphatec’s cost to acquire 100% of the issued and outstanding shares of Scient’x pursuant to the Share Purchase

Agreement will be allocated to the assets acquired and liabilities assumed based on their fair values as of the date of completion of the Share Purchase. This allocation is dependent upon certain valuations and other studies that have not progressed to a stage where sufficient information is available to make a definitive allocation. The purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma combined financial statements are preliminary and have been made solely for the purpose of preparing these statements.

The pro forma adjustments are based upon available information and certain assumptions that Alphatec believes are reasonable under the circumstances. A final determination of the fair value of the assets acquired and liabilities assumed, which cannot be made prior to the completion of the acquisition, may differ materially from the preliminary estimates. This final valuation will be based on the actual fair values of tangible and intangible assets and liabilities assumed of Scient’x that are acquired as of the date of completion of the Share Purchase. The final valuation may change the purchase price allocation, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the unaudited pro forma combined financial statements.

Alphatec expects to incur costs associated with integrating Scient’x and its businesses. The unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.

You should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma combined financial statements contained in this proxy statement;

•

separate historical audited consolidated financial statements of Scient’x as of December 31, 2008 and 2007 and for the two years ended December 31, 2008, and the Scient’x unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2009 and 2008 included in Annex A to this proxy statement; and

•

separate historical audited consolidated financial statements of Alphatec as of and for the years ended December 31, 2008 and 2007 and for the three years ended December 31, 2008 incorporated by reference in this proxy statement, and Alphatec’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2009 and 2008 incorporated by reference in this proxy statement.

Scient’x

On December 17, 2009, Alphatec entered into an acquisition Agreement to acquire all of the shares of Scient’x, a medical device company that designs, develops and manufactures surgical implants to treat disorders of the spine. The acquisition will be accounted for under the acquisition method of accounting.

Under the terms of the acquisition, Alphatec will issue an aggregate of 24,000,000 shares of its common stock in consideration for 100% of the outstanding shares of Scient’x. In connection with the acquisition, options to purchase Scient’x common stock that are outstanding at the time of closing may be replaced with options to purchase Alphatec common stock, based on the terms of the acquisition agreement. Approximately $0.6 million has been allocated to the purchase price which represents the fair value of the Scient’x stock options that relate to pre-combination service provided by employees of Scient’x. Based on the closing price of Alphatec’s common stock of $4.85 on December 17, 2009, the preliminary aggregate purchase price to be paid by Alphatec for Scient’x is approximately $117.0 million.

ALPHATEC HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2009

(in thousands)

	Alphatec	Scient’x	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$14,110	$6,435	$—		$20,545
Accounts receivable, net	21,744	15,309	—		37,053
Inventories, net	28,615	18,875	(3,772)	(g)	49,720
			6,002	(h)
Prepaid expenses and other current assets	4,468	2,667	—		7,135
Deferred income tax assets	419	—	—		419

Total current assets	69,356	43,286	2,230		114,872
Property and equipment, net	29,955	4,905	(669)	(i)	34,191
Goodwill	60,132	18,787	(18,787)	(b)	109,551
			49,419	(e)
Intangibles, net	3,217	51,972	(51,972)	(a)	63,187
			59,970	(d)
Other assets	1,645	4,437	—		6,082

Total assets	$164,305	$123,387	$40,191		$327,883

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,049	$6,853	$—		$20,902
Accrued expenses	16,242	8,006	—		24,248
Deferred revenue	2,067	—	—		2,067
Current portion of long-term debt	6,405	2,946	—		9,351

Total current liabilities	38,763	17,805	—		56,568
Long-term debt, less current portion	23,724	4,957	—		28,681
Other long-term liabilities	1,963	2,301	—		4,264
Deferred income tax liabilities	998	17,570	2,954	(j)	21,522
Redeemable preferred stock	23,605	—	—		23,605
Stockholders’ equity:
Common stock	5	2,151	(2,151)	(c)	7
			2	(f)
Additional paid-in capital	174,020	141,749	(141,749)	(c)	291,047
			116,398	(f)
			629	(l)
Accumulated other comprehensive income (loss)	1,367	(566)	566	(c)	1,367
Accumulated deficit	(100,140)	(72,657)	72,657	(c)	(100,140)
Non-controlling interest	—	10,077	(9,115)	(k)	962

Total stockholders’ equity	75,252	80,754	37,237		193,243

Total liabilities and stockholders’ equity	$164,305	$123,387	$40,191		$327,883

See accompanying notes to unaudited pro forma condensed combined financial statements.

ALPHATEC HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2008

(in thousands, except per share amounts)

	Year Ended December 31, 2008	Period from January 25, 2008 through December 31, 2008		Period from January 1, 2008 through January 24, 2008	Pro Forma Adjustments		Year Ended December 31, 2008 Pro Forma Combined
	Alphatec	Scient’x		Scient’x
Revenues	$101,313	$42,820		$2,032	$—		$146,165
Cost of goods sold	32,981	26,000		780	(357)	(m)	65,406
					6,002	(p)
Amortization of intangible assets	3,624	—		—	3,470	(o)	7,094

Total cost of revenues	36,605	26,000		780	9,115		72,500

Gross profit	64,708	16,820		1,252	(9,115)		73,665
Operating expenses:
Research and development	12,965	4,117		77	—		17,159
In-process research and development	2,750	—		—	—		2,750
Sales and marketing	42,437	14,229		421	—		57,087
General and administrative	23,362	11,260		269	(450)	(q)	33,820
					(621)	(t)
Litigation settlement	11,000	—		—	—		11,000
Goodwill impairment	—	45,488		—	(45,488)	(r)	—
Amortization of intangible assets	—	6,674		—	(6,674)	(n)	2,138
					2,138	(o)
In-process research and development write-off	—	9,352		—	(9,352)	(r)	—
Restructuring costs	—	961		—	—		961

Total operating expenses	92,514	92,081		767	(60,447)		124,915

Operating (loss) income	(27,806)	(75,261)		485	51,332		(51,250)
Other income (expense):
Interest income	374	—		—	—		374
Interest expense	(1,875)	(452)		(32)	—		(2,359)
Other income (expense), net	487	(3,135)		(57)	(357)	(m)	(3,062)

Total other income (expense)	(1,014)	(3,587)		(89)	(357)		(5,047)

(Loss) income before taxes	(28,820)	(78,848)		396	50,975		(56,297)
Income tax (benefit) provision	468	(6,755)		97	1,108	(u)	(5,082)

Net (loss) income before noncontrolling interest	(29,288)	(72,093)		299	49,867		(51,215)
Net (loss) income attributable to the noncontrolling interest	—	(3,871)		94	—		(3,777)

Net (loss) income	$(29,288)	$(68,222	)(1)	$205 (1)	$49,867		$(47,438)

Net (loss) income per common share:
Basic and diluted	$(0.63)	$(20.86	)(1)	$0.89 (1)			$(0.67)

Weighted-average shares used in computing net (loss) income per share:
Basic and diluted	46,290	3,270		230	20,500		70,290

(1)	Amount attributable to Scient’x shareholders.

See accompanying notes to unaudited pro forma condensed combined financial statements.

ALPHATEC HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2009

(in thousands, except per share amounts)

	Alphatec	Scient’x		Pro Forma Adjustments		Pro Forma Combined
Revenues	$95,550	$36,856		$—		$132,406
Cost of goods sold	31,902	17,419		—		49,321
Amortization of intangible assets	2,206	—		2,418	(o)	4,624

Total cost of revenues	34,108	17,419		2,418		53,945

Gross profit	61,442	19,437		(2,418)		78,461
Operating expenses:
Research and development	9,933	4,077		—		14,010
In-process research and development	5,833	—		—		5,833
Sales and marketing	38,159	12,525		—		50,684
General and administrative	16,749	11,055		(225)	(q)	24,351
				(2,273)	(s)
				(955)	(t)
Amortization of intangible assets	—	4,953		(4,953)	(n)	1,490
				1,490	(o)

Total operating expenses	70,674	32,610		(6,916)		96,368

Operating loss	(9,232)	(13,173)		4,498		(17,907)
Other income (expense):
Interest income	58	—		—		58
Interest expense	(2,757)	(267)		—		(3,024)
Other income (expense), net	192	(973)		—		(781)

Total other income (expense)	(2,507)	(1,240)		—		(3,747)

Loss before taxes	(11,739)	(14,413)		4,498		(21,654)
Income tax (benefit) provision	230	(2,526)		788	(u)	(1,508)

Net loss before noncontrolling interest	(11,969)	(11,887)		3,710		(20,146)
Net loss attributable to the noncontrolling interest	—	(1,719)		—		(1,719)

Net loss	$(11,969)	$(10,168	)(1)	$3,710		$(18,427)

Net loss per common share:
Basic and diluted	$(0.25)	$(2.84	)(1)			$(0.25)

Weighted-average shares used in computing net loss per share:
Basic and diluted	48,411	3,580		20,420		72,411

(1)	Amount attributable to Scient’x shareholders.

See accompanying notes to unaudited pro forma condensed combined financial statements.

ALPHATEC HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

2. Acquisition of Scient’x

On December 17, 2009, Alphatec entered into an acquisition agreement with Scient’x pursuant to which Scient’x will be acquired by Alphatec, with Scient’x continuing after the acquisition as an indirect wholly-owned subsidiary of Alphatec. The acquisition will be accounted for under the acquisition method of accounting.

Alphatec will issue an aggregate of 24,000,000 shares of its common stock in consideration for 100% of the outstanding shares of Scient’x. Based on the closing price of Alphatec’s common stock of $4.85 on December 17, 2009, and the fair value of the Replacement Options (as defined below), the preliminary aggregate purchase price to be paid by Alphatec for Scient’x is approximately $117.0 million. The number of shares to be issued will be reduced by a certain number of shares calculated at the closing in exchange for our payment of certain fees and expenses incurred by in the Share Purchase, as described under “The Share Purchase Agreement—Expenses and Reimbursement” on page 71. The proforma financial statements do not reflect the reduction in the number of shares to be issued.

As required by the acquisition agreement, the holders of both vested and unvested options to purchase shares of Scient’x common stock who become employees of Alphatec will be entitled to receive replacement options to purchase shares of Alphatec common stock upon closing of the acquisition, which we refer to as Replacement Options. The $0.6 million included in the purchase price represents the fair value of the Scient’x options attributable to pre-combination service and was estimated using the Black-Scholes option pricing model with market assumptions. Option pricing models require the use of highly subjective market assumptions, including expected stock price volatility, which if changed can materially affect fair value estimates. The assumptions used in estimating these the fair value of the Replacement Options include expected volatility of 49.0%, expected term of 6.0 years, and a risk-free interest rate of 3.9%. The difference between the fair value of the replacement options and the amount included in consideration transferred will be recognized as compensation cost in Alphatec’s post-combination financial statements over the requisite service period.

The pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation by Alphatec management of the Scient’x purchase price to identifiable tangible and intangible net assets acquired and the excess purchase price to goodwill. The preliminary purchase price allocation is based upon an estimated total purchase price of approximately $117.0 million. This amount is derived from the issuance of 24,000,000 shares of Alphatec common stock at a price of $4.85, the closing price of Alphatec’s common stock on December 17, 2009, and the fair value of the Replacement Options.

The preliminary estimated total purchase price of the acquisition is as follows (in thousands):

Fair value of Alphatec common stock to be issued	$116,400
Fair value of Scient’x options replaced	629

Total preliminary estimated purchase price	$117,029

Under the acquisition method of accounting, the total estimated purchase price as shown in the table above is allocated to Scient’x net tangible and intangible assets based on their estimated fair values at the date of the completion of the acquisition. The following table summarizes the preliminary allocation of the purchase price for Scient’x and the estimated useful lives for the acquired intangible assets (in thousands):

Net tangible assets assumed	$7,640
Acquired intangibles:
Core technology	11,673
Developed technology	21,303
In-process technology	6,420
Corporate trademarks	2,335
Key product trademarks	3,502
Customer-related intangibles	6,274
Distribution network	5,107
Physician education programs	3,356
Goodwill	49,419

Total preliminary estimated purchase price	$117,029

A preliminary estimate of $7.6 million has been allocated to Scient’x net tangible assets assumed and approximately $60.0 million has been allocated to identifiable intangible assets acquired. The amortization related to the identifiable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.

Inventories were increased by Alphatec to their estimated fair value, which represented an amount equivalent to estimated selling prices less distribution related costs and a normative selling profit. The increase to inventory was partially offset by a decrease in estimated fair value of redundant inventory based on the highest and best use of a similar market participant. Consistent with stock rotation, the inventory step up reverses in the next 12 months and has been included in cost of goods sold in the unaudited pro forma condensed combined statements of operations.

Upon completion of the fair value assessment after the Scient’x acquisition is completed, Alphatec anticipates that the final purchase price allocation will differ from the preliminary assessment provided above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and the residual amounts will be allocated as an increase or decrease to goodwill.

3. Pro Forma Condensed Financial Statements

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Alphatec and Scient’x, after giving effect to the Scient’x acquisition and adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on Alphatec.

The unaudited pro forma condensed combined balance sheet reflects the acquisition of Scient’x as if it has been consummated on September 30, 2009 and includes pro forma adjustments for preliminary valuations of certain tangible and intangible assets by Alphatec management. These adjustments are subject to further revision upon completion of the contemplated transaction and related intangible asset valuations.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 combines Alphatec’s historical results for the year ended December 31, 2008 with Scient’x historical results for the year ended December 31, 2008. The Scient’x condensed consolidated statement of operations has been converted from Euros to U.S. Dollars at the average daily exchange rate for the year ended December 31, 2008 of 1.4713 U.S. dollars per Euro.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2009 combines Alphatec’s historical results for the nine months ended September 30, 2009, with Scient’x historical results for the nine months ended September 30, 2009. The Scient’x condensed consolidated statement of operations for the nine months ended September 30, 2009 has been converted from Euros to U.S. Dollars at the average daily exchange rate for the nine months of 2009 of 1.3669 U.S. dollars per Euro. The unaudited pro forma statements of operations give effect of the acquisition as if it had taken place on January 1, 2008, the beginning of the earliest period presented.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs.

4. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, amounts related to Scient’x’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, along with the amortization expense related to the estimated identifiable intangible assets and stock-based compensation, changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments.

There were no significant intercompany balances and transactions between Alphatec and Scient’x at the dates and for the periods of these pro forma condensed combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Alphatec and Scient’x filed consolidated income tax returns during the periods presented.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that will result from integration activities related to the Scient’x’s acquisition. Additional assets or liabilities may be recorded that could affect amounts in the unaudited pro forma condensed combined financial statements. During the measurement period, any such adjustments to provisional amounts would increase or decrease goodwill. Adjustments that occur after the end of the measurement period will be recognized in the post-combination current period operations. In addition, Alphatec may incur significant restructuring charges upon consummation of the Scient’x acquisition or in subsequent quarters for severance or relocation costs related to Scient’x employees, costs of vacating certain leased facilities, or other costs associated with exiting activities. Any such restructuring charges would be recorded as an expense in the consolidated statement of operations in the period in which they were incurred.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a. To eliminate Scient’x’s historical intangible assets.

b. To eliminate Scient’x’s historical goodwill.

c. To eliminate Scient’x’s historical stockholders’ equity accounts.

d. To record the preliminary fair value of Scient’x’s identifiable intangible assets, comprised of the following (dollars in thousands):

	Estimated Useful lives (in years)	Preliminary Asset Fair Value	Annual Amortization Expense
Core technology	15	$11,673	$785
Developed technology	8	21,303	2,685
In-process technology	Indefinite	6,420	—
Corporate trademarks	5	2,335	471
Key product trademarks	9	3,502	392
Customer-related intangibles	15	6,274	422
Distribution network	10	5,107	515
Physician education programs	10	3,356	338

Total		$59,970	$5,608

e. To record goodwill related to the Scient’x acquisition.

f. To record the fair value of Alphatec common stock exchanged in the Scient’x acquisition.

g. To reduce the cost of Scient’x’s redundant inventory to fair value.

h. To increase Scient’x’s inventory to its estimated fair value.

i. To reduce Scient’x’s property and equipment to its estimated fair value.

j. To record the deferred tax liabilities related to the differences between the book and tax bases of Scient’x’s inventory and identifiable intangible assets, based on an effective tax rate of 33%.

k. To reduce non-controlling interest to its estimated fair value.

l. To record the fair value of the Scient’x options replaced that relate to pre-acquisition service.

m. To eliminate an intercompany transaction between Alphatec and Scient’x in 2008.

n. To eliminate Scient’x’s historical amortization of intangible assets.

o. To record amortization of intangible assets acquired in the Scient’x acquisition.

p. To increase Scient’x’s cost of goods sold resulting from the inventory step-up that will reverse in the next 12 months.

q. To reduce Scient’x’s historical depreciation expense resulting from the reduction in property and equipment to its fair value.

r. To eliminate Scient’x’s pre-combination charges for goodwill impairment and in-process research and development write-offs.

s. To reduce general and administrative expenses for transaction costs incurred for the Scient’x acquisition.

t. To reduce Scient’x’s historical stock-based compensation expense to reflect the fair value of the Replacement Options attributable to post combination service.

u. To record the estimated tax effect of the pro forma adjustments.

5. Pro Forma Net Loss per Share

Shares used to calculate unaudited pro forma combined basic and diluted net loss per share are based on the sum of the following:

a. The number of Alphatec weighted-average shares used in computing historical net loss per share, basic and diluted; and

b. The number of Alphatec common shares issued to the former Scient’x shareholders as consideration for that acquisition.

6. Transaction Costs

Through the nine months ended September 30, 2009, transaction costs incurred related to the acquisition of Scient’x totaled $2.3 million, of which $1.2 million was incurred by Alphatec and the remaining $1.1 million by Scient’x. These costs have been recorded as a pro forma adjustment to reduce general and administrative expenses in the statement of operations for the nine months ended September 30, 2009.

SELECTED FINANCIAL PROJECTIONS

Neither we nor Scient’x, as a matter of course, generally publish our respective business plans and strategies or make public projections as to future revenues, earnings, or other results other than our periodic revenue and earnings guidance. However, during the course of negotiating the Share Purchase, our management and Scient’x’s management prepared prospective financial information to present certain projections of financial performance for the respective companies, and these projections were provided to HealthpointCapital, the Special Committee, Thomas Weisel Partners and our board of directors in connection with their financial analyses of the proposed Share Purchase. The projections were prepared by management of the respective companies solely for the purposes of evaluating the Share Purchase.

None of these projections were prepared with a view toward public disclosure, nor with a view toward complying with U.S. generally accepted accounting principles, or GAAP, the published guidelines of the SEC or the guidelines of the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information, but, in the view of our management and Scient’x’s management, they were prepared on a reasonable basis, reflect the best estimates and judgments available as of the date of their preparation, and present, to the best of each management’s knowledge and belief as of the date of their preparation, the potential course of action and potential future financial performance of the respective companies. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to rely on this information. The projections are forward-looking statements inherently subject to the general risks that we and Scient’x face in our businesses, including those discussed under “Risk Factors” in this proxy statement and the factors described under “Special Note Regarding Forward-Looking Statements” in this proxy statement.

Neither our nor Scient’x’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, this prospective financial information.

Set forth below are material projections of revenue and adjusted EBITDA for the respective companies on a standalone basis and for the combined company that we and Scient’x prepared. All of these projections were provided to HealthpointCapital, the Special Committee and Thomas Weisel Partners in August 2009 and our board of directors in December 2009. These financial forecasts and the assumptions underlying them have not been updated since their respective dates of preparation. They should not be utilized as public guidance and will not be provided in the ordinary course of our business.

Alphatec Holdings, Inc. Pre-Acquisition Projection Projections for the period 2009 through 2012 (US Dollars in Millions)
	2008	2009	2010	2011	2012
Revenues	$101.3	$130.9	$168.0	$232.0	$314.0
Adjusted EBITDA	$(2.4)	$13.3	$31.2	$52.5	$84.0

Scient’x Groupe, S.A.S. Pre-Acquisition Projection Projections for the period 2009 through 2012 (US Dollars in Millions)
	2008	2009	2010	2011	2012
Revenues	$44.9	$52.3	$70.4	$88.7	$108.4
Adjusted EBITDA	$(2.7)	$(2.3)	$6.0	$14.8	$24.3
Exchange rate ($ per Euro)	$1.47	$1.41	$1.50	$1.50	$1.50

Alphatec Holdings, Inc.—Post Acquisition Effective March 31, 2010 closing date Projections for the period 2010 through 2012 (US Dollars in Millions)
			2010	2011	2012
Revenues			$232.5	$345.6	$447.2
Adjusted EBITDA			$44.0	$85.1	$126.6

While presented with numeric specificity, the foregoing financial projections reflect numerous important assumptions, many of which are highly subjective, and were made by our and Scient’x’s management in light of business, industry and market conditions at the time of their respective preparation. These assumptions include the following:

With respect to our pre-acquisition projections:

•	Our sales assume core fusion product growth of 17% in 2010 with additional growth through the introduction of new products, including the aging spine portfolio products starting in 2010 and 2011.

•	Sales to U.S. customers continue to drive the majority of revenue growth, with the percentage of U.S. sales to total sales growing from 81% in 2009 to 87% in 2012.

•	Gross margin is assumed to improve from 65% in 2009 to 74% in 2012 due to reduced unit costs driven by higher sales volumes and production efficiencies.

•	Operating expenses as a percent of total sales improve from 71% in 2009 to 54% in 2012 as we leverage existing infrastructure.

With respect to Scient’x’s pre-acquisition projections:

•	Scient’x’s sales assume existing core product growth of 6% in 2010, 10% in 2011 and 11% in 2012 with additional growth from the introduction of new products beginning in 2010.

•	Scient’x’s sales in the U.S. increase from 26% of total sales in 2009 to 33% of total sales in 2012, driven mainly by the introduction of new products.

•	Gross margin is assumed to improve from 60% in 2009 to 65% in 2012 due to geographical mix and increased sales in higher margin channels.

•	Operating expenses as a percent of total sales improve from 74% in 2009 to 50% in 2012 as Scient’x leverages existing infrastructure.

With respect to our post-acquisition projections:

•	Assumed closing of the transaction on March 31, 2010, therefore providing the effect of 9 months combined financials results for 2010 and full year effect for the years 2011 and 2012.

•	Cross selling of our products in Scient’x international distribution network net of product cannibalization of our product revenues assumed in our pre-acquisition projections. Including net contribution to operating margin provided to give the effect for related expense activities to support incremental revenues, including cost of goods, depreciation, distribution, royalty and sales commission expenses.

•

Cross selling of Scient’x product in our U.S. distribution network net of product cannibalization of Scient’x product revenues assumed in our pre-acquisition projections. Including net contribution to operating margin provided to give the effect for related expense activities to support incremental revenues, including cost of goods, depreciation, distribution, royalty and sales commission expenses.

•

Elimination of the redundant Scient’x U.S. distribution, sales and marketing and general administration expense activities, which are assumed to be absorbed by our existing infrastructure, partially offset by incremental costs necessary to absorb such activities within our existing infrastructure.

There can be no assurance that the assumptions made in preparing the financial projections will prove accurate. In addition, the financial projections do not take into account any of the costs of the transactions contemplated by the Share Purchase Agreement, including the costs of the Share Purchase and any integration costs or savings from the Share Purchase. Management cannot predict the actual integration costs or the savings, if any, that will be achieved when we and Scient’x are combined.

In these selected financial projections we present adjusted EBITDA and combined pro forma financial information, which in each case are non-GAAP financial measures. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP financial measures used by other companies, including our competitors

Adjusted EBITDA is net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation costs, and other non-recurring income of expense items, such as in-process research and development, expenses related to transaction costs and acquisition related severance and restructuring expenses for the Share Purchase. We believe that the most directly comparable GAAP financial measure to adjusted EBITDA is net income (loss).

Adjusted EBITDA has limitations, including that it:

•	is not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation;

•	does not reflect actual cash expenditures, future requirements for cash expenditures or contractual commitments of in-process research and development on our, Scient’x or the combined company;

•	does not reflect actual cash expenditures, future requirements for cash expenditures or contractual commitments of transaction expenses for us, Scient’x or the combined company;

•	does not reflect actual cash expenditures, future requirements for cash expenditures or contractual commitments of severance and restructuring expenses for us, Scient’x or the combined company;

•	does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on our, Scient’x’s or the combined company’s debt;

•	does not reflect any cash income taxes that we, Scient’x or the combined company may be required to pay;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements; and

•

although stock-based compensation expenses are non-cash charges, the stock option grants assets being expensed will often have to be replaced in the future and these measures do not reflect any requirements for such replacements.

Therefore, adjusted EBITDA should not be considered either in isolation or as a substitute for analysis of our results as reported under GAAP. Furthermore, adjusted EBITDA should not be considered as an alternative to operating income (loss) or net income (loss) as a measure of operating performance or to net cash provided by operating, investing or financing activities, or as a measure of the ability of any of us, Scient’x or the combined company to meet cash needs.

We have not included in this proxy statement a reconciliation of our forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because, due to variability and difficulty in making accurate forecasts and certain information not being ascertainable or accessible, not all of the information necessary for a quantitative reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures is available to us without unreasonable efforts. The probable significance of providing these forward-looking non-GAAP financial measures without the directly comparable GAAP financial measures is that such GAAP financial measures may be materially different from the corresponding non-GAAP financial measures.

The assumptions and estimates underlying the prospective financial information set forth above are inherently uncertain and, though considered reasonable by our and Scient’x’s management, respectively, as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, the risks and uncertainties described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the prospective results are indicative of our future performance or that of the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Neither we nor Scient’x intends to update or otherwise revise the prospective financial information to reflect circumstances existing or events occurring, including changes in general economic or industry conditions, since its preparation, even if any or all of the underlying assumptions are shown to be in error.

ALPHATEC CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

HealthpointCapital and its affiliates in the aggregate hold approximately 39.4% of the voting shares of Alphatec and approximately 94.8% of the voting shares of Scient’x as of December 15, 2009. Accordingly, HealthpointCapital will receive shares of our common stock in connection with the Share Purchase proportional to their ownership interests in Scient’x. Five of our directors, Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil and Stephen H. Hochschuler, M.D., are beneficial owners of or affiliated with HealthpointCapital, LLC, which is the manager of HealthpointCapital. In addition, Messrs. Berkowitz, Foster and Molson are also directors of either Scient’x or an affiliate of Scient’x.

The chairman of our board of directors, Mortimer Berkowitz III, is a managing member of HGP, LLC and HGP II, LLC, the general partners of HealthpointCapital. John H. Foster, a member of our board of directors, is a managing member of HGP, LLC and the chairman, chief executive officer, a member of the board of managers and a managing director of HealthpointCapital, LLC. Our directors R. Ian Molson and Stephen E. O’Neil also serve on the board of managers of HealthpointCapital, LLC. Messrs. Berkowitz, Foster, O’Neil and Molson also have financial interests in HGP, LLC, HGP II, LLC and HealthpointCapital LLC and direct limited partnership interests in HealthpointCapital. Dr. Hochschuler, a member of our board of directors, is a clinical advisor of and consultant to HealthpointCapital, LLC.

Simultaneous with the closing of the transaction, our board of directors has agreed to award options to purchase 45,000 shares of our common stock to R. Ian Molson, one of our current directors. The options are being issued as consideration for Mr. Molson serving as a director of our yet to be formed operating subsidiary in Europe. Such options will vest in equal tranches over three years provided that Mr. Molson continues to serve as a director of such subsidiary. The exercise price of the options will be the closing price of our common stock on the date of the closing of the Share Purchase. The issuance of the options shall be subject to the execution of a stock option agreement between Mr. Molson and us, which agreement shall provide that the options become completely vested upon a change of control or a removal of Mr. Molson from the board of directors of such subsidiary without cause.

Our board of directors formed a Special Committee of disinterested directors, who have no interest in Scient’x, to evaluate and, if appropriate, negotiate the proposed Share Purchase. The Special Committee retained its own legal counsel, obtained valuation advice and a fairness opinion from an independent investment bank, and negotiated the terms of the Share Purchase with the Scient’x shareholders. The Special Committee took into account the interests of HealthpointCapital and the members of our board of directors affiliated with HealthpointCapital in considering whether to approve the Share Purchase. The board members affiliated with HealthpointCapital did not participate in discussions held by the Special Committee concerning these transactions and approved the transactions solely upon the Special Committee’s unanimous recommendation.

HealthpointCapital, which holds approximately 38.1% of our voting shares, has agreed to attend the special meeting in person or by proxy and vote in favor of the proposal. HealthpointCapital Partners, L.P. acquired 13,344,639 shares of our common stock in a transaction that closed on June 2, 2006; HealthpointCapital Partners II, L.P. acquired 2,750,000 shares of our common stock in a transaction that closed on September 26, 2007 and an additional 3,937,007 shares of our common stock in a transaction that closed on June 22, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF ALPHATEC

The following table sets forth certain information, as of December 15, 2009, or such earlier date as indicated below, with respect to the beneficial ownership of our common stock by:

•	each person whom we know beneficially owns more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	our principal executive officer, our principal financial officer and our three other most highly compensated executive officers during the year ended December 31, 2008; and

•	all of our directors and executive officers as a group.

Percentage of common stock outstanding before the Share Purchase is based on 52,556,828 shares of our common stock outstanding as of December 15, 2009, and percentage of common stock outstanding after the Share Purchase assumes the issuance of 24,000,000 shares of common stock in connection with our acquisition of all of the issued and outstanding shares of Scient’x, including the issuance of 22,752,000 shares to HealthpointCapital. The number of shares to be issued to HealthpointCapital does not reflect the reduction in the number of shares to be issued, calculated at closing, in exchange for of our payment of certain fees and expenses incurred by HealthpointCapital in connection with the Share Purchase.

Unless otherwise indicated below, the address for each person is to the care of Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, California 92008.

	Number of Shares of Common Stock Beneficially Owned(1)			Percentage of Outstanding Common Stock
Name of Beneficial Owner	Before the Share Purchase	After the Share Purchase		Before the Share Purchase	After the Share Purchase
Directors and Executive Officers
Mortimer Berkowitz III(2)	20,042,846	42,794,846		38.1%	55.9%
John H. Foster(3)	20,212,946	42,964,946		38.5%	56.1%
R. Ian Molson(4)	330,925	330,925		*	*
Stephen E. O’Neil(5)	59,137	59,137		*	*
Stephen H. Hochschuler, M.D.(6)	252,183	252,183		*	*
James R. Glynn(7)	27,500	27,500		*	*
Rohit M. Desai(8)	12,500	12,500		*	*
Siri S. Marshall(9)	5,000	5,000		*	*
Dirk Kuyper(10)	638,770	638,770		1.2%	*
Peter C. Wulff(11)	74,500	74,500		*	*
Stephen Lubischer(12)	111,069	111,069		*	*
Ebun S. Garner, Esq.(13)	64,148	64,148		*	*
Mitsuo Asai(14)	20,000	20,000		*	*
All current executive officers and directors as a group (15 persons)(15)	21,868,986	44,620,986		41.3%	58.0%

Five Percent Stockholders
HealthpointCapital Partners, L.P.	13,344,639	20,160,639		25.4%	26.3%
505 Park Avenue, 12th Floor
New York, NY 10022(16)

HealthpointCapital Partners, II L.P.	6,687,007	22,623,007	(17)	12.7%	29.6%
505 Park Avenue, 12th Floor
New York, NY 10022(16)

Federal Insurance Company	2,999,834	2,999,834		5.7%	3.9%
The Chubb Corporation
15 Mountain View Road
Warren, NJ 07061-1615(18)

*	Represents beneficial ownership of less than 1% of the shares of common stock.

(1)	Beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission and includes sole or shared voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of December 15, 2009, pursuant to the exercise of stock options or any other right are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)	Includes 13,344,639 shares owned by HealthpointCapital Partners, L.P. and 6,687,007 shares owned by HealthpointCapital Partners II, L.P. Mr. Berkowitz is a managing member of HGP, LLC, which is the general partner of HealthpointCapital Partners, L.P. Mr. Berkowitz is a managing member of HGP II, LLC, which is the general partner of HealthpointCapital Partners II, L.P. Mr. Berkowitz disclaims beneficial ownership of such shares except as to the extent of his pecuniary interest in such shares. Includes shares owned by Mr. Berkowitz’s spouse.

(3)	Includes 13,344,639 shares owned by HealthpointCapital Partners, L.P., and 6,687,007 shares owned by HealthpointCapital Partners II, L.P. Mr. Foster is a managing member of HGP, LLC, which is the general partner of HealthpointCapital Partners, L.P. Mr. Foster is a managing member of HGP II, LLC, which is the general partner of HealthpointCapital Partners II, L.P. Mr. Foster disclaims beneficial ownership of such shares except as to the extent of his pecuniary interest in such shares. Includes shares owned by Mr. John H. Foster, trustee u/w of Virginia C. Foster.

(4)	Includes 199,988 shares of common stock held by the Swiftsure Trust. Mr. Molson controls Nantel Investment, Ltd., which is the beneficiary of the Swiftsure Trust. Mr. Molson disclaims beneficial ownership of the shares owned by the Swiftsure Trust except as to his proportionate pecuniary interest in such shares. Includes 7,500 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of December 15, 2009.

(5)	Includes shares beneficially owned by Mr. O’Neil’s spouse. Includes 7,500 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of December 15, 2009.

(6)	Includes 120,000 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of December 15, 2009.

(7)	Includes 12,500 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of December 15, 2009.

(8)	Includes 12,500 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of December 15, 2009.

(9)	Includes 5,000 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of December 15, 2009.

(10)	Includes 56,250 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of December 15, 2009.

(11)	Includes 62,500 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of December 15, 2009.

(12)	Includes 19,296 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of December 15, 2009.

(13)	Includes 20,355 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of December 15, 2009.

(14)	Includes 20,000 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of December 15, 2009.

(15)	Includes an aggregate of 369,651 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of December 15, 2009. Includes 13,344,639 shares owned by HealthpointCapital Partners, L.P., and 6,687,007 shares owned by HealthpointCapital Partners II, L.P. See also footnotes (2) and (3) above.

(16)	The amount of beneficial ownership of shares is based on a filings made with the Securities and Exchange Commission. See also footnotes (2) and (3) above.

(17)	Includes 1,344,000 shares of common stock owned by HCPII Co-Invest Vehicle II, LP.

(18)	The amount of beneficial ownership of shares is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009. The shares are held directly by Federal Insurance Company, which is a wholly-owned subsidiary of The Chubb Corporation.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

To be considered for inclusion in the proxy statement relating to our 2010 annual meeting of stockholders, stockholder proposals must be received no later than January 8, 2010, which is 120 days prior to the date that is one year from the mailing date of the notice of our 2009 annual meeting. To be considered for presentation at the annual meeting of stockholders to be held in 2010, stockholder proposals must be received no later than March 24, 2010 or earlier than February 22, 2010. Proposals received after that date will not be voted on at the annual meeting. If a proposal is timely received, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008.

DELIVERY OF SECURITYHOLDER DOCUMENTS

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, BNY Mellon Investor Services, by calling their toll free number, 1-866-265-1875.

If you do not wish to participate in “householding” and would like to receive your own set of the annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another Alphatec Holdings, Inc. stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•

If your shares are registered in your own name, please contact our transfer agent, BNY Mellon Investor Services, and inform them of your request by calling them at 1-866-265-1875 or writing them at 480 Washington Ave., Jersey City, NJ 07310.

•

If a broker or other nominee holds your Alphatec Holdings, Inc. shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we subsequently file with the SEC prior to the special meeting will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below and any future filings we make with the SEC prior to the special meeting under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

(a) The Annual Report of Alphatec on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 4, 2009 pursuant to the Exchange Act, which contains audited financial statements of Alphatec for the fiscal year ended December 31, 2008, as amended by Amendment No. 1 on Form 10-K filed with the SEC on July 7, 2009.

(b)(1) The Quarterly Report of Alphatec on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the SEC on May 5, 2009 pursuant to the Exchange Act, which contains unaudited financial statements of Alphatec for the fiscal quarter ended March 31, 2009.

(2) The Quarterly Report of Alphatec on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the SEC on August 4, 2009 pursuant to the Exchange Act, which contains unaudited financial statements of Alphatec for the fiscal quarter ended June 30, 2009.

(3) The Quarterly Report of Alphatec on Form 10-Q for the fiscal quarter ended September 30, 2009, filed with the SEC on November 9, 2009 pursuant to the Exchange Act, which contains unaudited financial statements of Alphatec for the fiscal quarter ended September 30, 2009.

(c) The Current Reports of Alphatec on Form 8-K filed on March 4, 2009, April 21, 2009, June 8, 2009, July 7, 2009, July 21, 2009, September 3, 2009, September 30, 2009 and December 22, 2009.

(d) The section entitled “Description of Registrant’s Securities to be Registered” contained in Alphatec’s Registration Statement on Form 8-A, filed with the SEC on May 26, 2006 pursuant to Section 12(g) of the Exchange Act.

You may request a copy of these documents (other than exhibits to such documents), at no cost, by writing or telephoning: Corporate Secretary, Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008, (800) 922-1356.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov.

Annex A

CONSOLIDATED FINANCIAL STATEMENTS OF SCIENT’X

SCIENT’X GROUPE SA

CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors’ report

To the Board of Directors and Stockholders of SCIENT’X GROUPE SA

We have audited the accompanying consolidated balance sheet of SCIENT’X GROUPE SA and its subsidiaries (the “Successor”) as of December 31, 2008 and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for the period from January 25, 2008 to December 31, 2008. We have also audited the accompanying consolidated balance sheet of the Ideal Medical Product SA (the “Predecessor”) of December 31, 2007 and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for the period from January 1, 2008 to January 24, 2008 and for the year ended December 31, 2007. These financial statements are the responsibility of the Successor and the Predecessor companies’ (collectively referred to as “the Company”) management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the predecessor and successor consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the period from January 1, 2008 to January 24, 2008, the period from January 25, 2008 to December 31, 2008, and for the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the consolidated financial statements do not present any operations of subsidiaries of Scient’x Groupe that comprise a medical engineering business which was sold and discontinued on January 24, 2008.

As discussed in Note 1, the successor consolidated financial statements reflects the change in control following the acquisition of the Company by Healthpoint (Luxembourg) II SARL on January 25, 2008.

/s/ for Deloitte & Associés

Neuilly-sur-Seine, December 16, 2009

SCIENT’X GROUPE SA

CONSOLIDATED BALANCE SHEETS

(All amounts stated in thousands of euros except share and per share data)

	December 31,
	2008	2007
	Successor	Predecessor
	€	€
ASSETS
Cash	1,169	2,216
Short term investments	3,269	—
Accounts receivable, net of allowance of €908 and €610, respectively (including related party transactions of €326 and €348, respectively)	7,394	9,315
Inventory, net of allowance of €1,914 and €994 respectively	15,056	13,095
Prepaid expenses and other current assets (including related party transactions of €4,000 for 2007)	2,224	5,428

Total current assets	29,112	30,054

Goodwill	12,876	—
Intangible assets, net	39,385	676
Property and equipment, net	2,995	3,061
Deferred tax assets, net of valuation allowance of €6,234 and €3,641 respectively	3,036	2,652
Other long-term assets	100	76

Total non-current assets	58,392	6,465

Total assets	87,504	36,519

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	3,780	8,444
Current portion of commitment and contingencies	382	—
Accounts payable & accrued expenses (including related party transactions of €41 for 2008)	4,910	4,754
Other current liabilities	3,210	1,649

Total current liabilities	12,282	14,847

Long-term debt, less current portion	347	1,028
Long-term commitments and contingencies	1,326	744
Deferred tax liabilities	13,946	207
Other long term liabilities	325	152

Total non-current liabilities	15,944	2,131

Minority interests	6,858	4,410

Shareholders’ equity :
Common stock : 3,500,000 shares of €0.40 par value issued and outstanding as of December 31, 2008 and 2007	1,400	1,400
Additional paid-in capital	93,257	12,080
Accumulated other comprehensive income (loss)	738	(1,137)
Accumulated retained earnings (deficit)	(42,975)	2,788

Total shareholders’ equity	52,420	15,131

Total liabilities and shareholders’ equity	87,504	36,519

See notes to consolidated financial statements

SCIENT’X GROUPE SA

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts stated in thousands of euros)

	January 25, 2008 through December 31, 2008	January 1, 2008 through January 24, 2008	Year ended December 31, 2007
	Successor	Predecessor	Predecessor
	€	€	€
Revenue (including related party transaction of €1,781, €154, and €2,186, respectively)	29,103	1,381	29,690
Cost of goods sold (including related party transaction of €245, nil and nil, respectively)	(17,671)	(530)	(11,858)

Gross profit	11,432	851	17,832

Research and development expenses	(2,798)	(52)	(2,222)
Selling and marketing expenses	(9,671)	(286)	(10,001)
General and administrative expenses (including related party transaction of €229, €26 and €451, respectively)	(7,661)	(183)	(8,119)
Goodwill impairment charge	(30,916)	—	—
Other operating (expense) income
Restructuring costs	(653)	—	—
Amortization of intangible assets pushed down	(4,536)	—	—
IPR&D write-off	(6,356)	—	—
Other operating income (expense), net	8	—	(197)

Total operating expenses	(62,583)	(521)	(20,539)

Income (loss) from operations	(51,151)	330	(2,707)

Interest expense	(307)	(22)	(651)
Exchange loss	(534)	(45)	(277)
Other non operating income (expense), net
Alphatec license upfront and buyback (related party)	(1,667)	—	2,000
Other non operating income (expense), net	70	6	—

Net income (loss) before income taxes	(53,589)	269	(1,635)
Income tax benefit (expense)	4,591	(66)	(1,043)

Income before minority interests	(48,998)	203	(2,678)
Minority interests	(2,631)	64	517

Net (loss) income	(46,367)	139	(3,195)

See notes to consolidated financial statements

SCIENT’X GROUPE SA

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(All amounts stated in thousands of euros)

	January 25, 2008 through December 31, 2008	January 1, 2008 through January 24, 2008	Year ended December 31, 2007
	Successor	Predecessor	Predecessor
	€	€	€
Net (loss) income	(46,367)	139	(3,195)
Change in minority interest at Scient’x SA	1,586	—	—
Change in cumulative translation adjustment	270	19	(511)

Comprehensive (loss) income	(44,511)	158	(3,706)

See notes to consolidated financial statements

SCIENT’X GROUPE SA

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(All amounts stated in thousands of euros except share data)

	Shares		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Retained Earnings (Deficit)	Shareholders’ Equity
	Number	Amount
		€	€	€	€	€
Predecessor
At January 1, 2007	3,500,000	1,400	12,080	(626)	5,907	18,761
Acquisition of treasury stock	—	—	—	—	79	79
Foreign currency translation adjustment	—	—	—	(511)	—	(511)
Net loss	—	—	—	—	(3,198)	(3,198)

At December 31, 2007	3,500,000	1,400	12,080	(1,137)	2,788	15,131

At January 1, 2008	3,500,000	1,400	12,080	(1,137)	2,788	15,131
Foreign currency translation adjustment	—	—	—	19	—	19
Stock based compensation	—	—	—	—	31	31
Net income	—	—	—	—	139	139

At January 24, 2008	3,500,000	1,400	12,080	(1,118)	2,958	15,320

Successor
At January 25, 2008	3,500,000	1,400	12,080	(1,118)	2,958	15,320
Capital contribution related to push down of purchase price resulting from change in control	—	—	81,177	—	—	81,177
Change in minority interest at Scient’x SA	—	—	—	1,586	—	1,586
Foreign currency translation adjustment	—	—	—	270	—	270
Stock based compensation	—	—	—	—	434	434
Net loss	—	—	—	—	(46,367)	(46,367)

At December 31, 2008	3,500,000	1,400	93,257	738	(42,975)	52,420

See notes to consolidated financial statements

SCIENT’X GROUPE SA

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts stated in thousands of euros)

	January 25, 2008 through December 31, 2008	January 1, 2008 through January 24, 2008	Year ended December 31, 2007
	Successor	Predecessor	Predecessor
Cash flows from operating activities:
Net (loss) income before minority interests	(48,998)	203	(2,678)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Stock compensation	664	47	—
Goodwill impairment	30,916	—	—
Amortization of intangibles assets	11,510	43	677
Depreciation of property and equipment	1,516	70	1,702
Provision for risks and charges	370	—	4,010
Inventory step-up	4,254	—	—
Gain and (losses) on disposals	14	—	7
Retirement benefit obligation	67	5	—
Deferred taxes	(4,719)	14	890
Increase (decrease) in cash from:
Accounts receivables	(643)	810	1,254
Prepaid expenses and other current assets	1,013	(59)	(1,462)
Inventory	(54)	140	317
Accounts payable and accrued expenses	347	(243)	(2,575)
Other current liabilities	1,186	(375)	1,483

Net cash (used in) provided by operating activities	(2,557)	655	3,625

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,540)	(58)	(1,213)
Disposal of property, plant and equipment	158	—	1,347
Purchase of short term investments	(3,269)	—	—
Purchase of others long term assets	(335)	—	(1,938)
Disposal of others long term assets	4,174	—	3,005

Net cash (used in) provided by investing activities	(812)	(58)	1,201

Cash flows from financing activities:
Proceeds from loans	282	—	999
Repayment of loans	(960)	(56)	(1,016)
Proceeds from issuance of shares to minority shareholders’ of Scient’x SA	6,199	—	—
Credit facilities drawdowns	—	407	825
Repayment of credit facilities drawdowns	(3,553)	—	(3,271)
Other	(580)	—	(2,556)

Net cash provided by (used in) financing activities	1,388	351	(5,019)

Effect of exchange rate changes on cash	(13)	(1)	(3)

Net (decrease) increase in cash	(1,994)	947	(196)
Cash at beginning of period	3,163	2,216	2,412

Cash at end of period	1,169	3,163	2,216

Supplemental disclosures:
Income taxes paid	19	—	(329)
Interest paid	(329)	—	(651)

See notes to consolidated financial statements

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts stated in thousands of euros except share and per share data)

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of the business and basis of presentation

Scient’x Groupe S.A.S. (“Scient’x” or “the Company”) is a global medical device company based near Paris, France, that designs, develops and manufactures a broad portfolio of surgical implants for spinal disorders.

In 2007, the Company, formerly known as Ideal Medical Product S.A., was a public listed company in France active in the medical products engineering and spinal implants businesses. On November 16, 2007, a purchase and sales agreement (the “Agreement”) was signed by Olivier Carli, then CEO of the Company, and Healthpoint, involving the sale by Olivier Carli and Christian Carli of their interests totaling 61.32% of the company’s share capital (and 61.14% of the voting rights) at a sale price of €19.72 per share for a total consideration of €75,907. Combined with Healthpoint acquiring a 33.01% interest in June 2004 in Scient’x S.A. for a total consideration of €23,170, as of January 25, 2008, Healthpoint and its affiliates owned 97.05% of the share capital and 96.89% of the voting rights of Scient’x Groupe S.A.S.

The Company’s principal product offering includes surgical implants and systems for use in cervical, thoracolumbar, intervertebral, minimally invasive, cervical disc arthroplasty and other applications. Such implants and systems are made of titanium, titanium alloy, stainless steel, various ceramics, biomaterials and a biocompatible, radiolucent plastic called polyetheretherketone, or PEEK.

Management believes its products have differentiated characteristics that make them attractive to its global surgeon customer base by providing solutions for the safe and successful surgical treatment of spinal disorders. The Scient’x international sales and distribution network consists of a direct sales force in France and the U.K., a hybrid of direct sales force and distributors and agents in Italy and exclusive and non-exclusive worldwide distributors in approximately 50 countries including the United States. The Scient’x global surgeon education and training network augments its global distribution capabilities.

Scient’x management continually evaluates its product development programs, demand for its products and product launch strategies by regularly monitoring technology trends in the spinal implant industry. This includes facilitating discussions with the surgeon community and the Company’s International and United States Scientific Advisory Boards. The Company’s management also considers several variables associated with the ongoing operations of its business, including surgeon and market demand, product life cycle, scheduled manufacturing, purchasing activity and inventory levels and costs associated therewith, head count, research and development and selling, marketing and general and administrative expenses.

The financial statements present the consolidated financial statements of the Company, a holding company, and the operating subsidiaries located in France, the United States of America, the United Kingdom, Italy, and Australia, comprising the spine implant medical products manufacturing and distribution business. The financial statements do not present any operations of subsidiaries of Scient’x Groupe S.A.S. that comprise a medical engineering business which was sold and discontinued on January 24, 2008. The financial statements include all revenues and costs to operate the spine implant medical products manufacturing and distribution business on a standalone basis. The spine implant medical products manufacturing and distribution business and the medical engineering business were managed, financed, and operated autonomously while they were under common control of Scient’x Group SAS. There were no shared expenses between the two businesses and the two businesses filed separate tax returns. Therefore, no costs were required to be allocated to the Company’s financial statements to present the financial statements of a standalone business. The resulting cash proceeds from the sale of the medical engineering business have been recorded as a capital contribution.

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

The consolidated financial statements are prepared in euros and have been presented in accordance with U.S. generally accepted accounting principles. All significant intercompany transactions and accounts between the operating subsidiaries have been eliminated in the consolidation.

The Company’s business is subject to significant risks, which is consistent with companies that are operating in the medical device industry. These risks include, but are not limited to, uncertainties regarding research and development, access to capital, obtaining and enforcing patents, receiving regulatory approval, and competition with other medical device companies.

Acquisition by Healthpoint (Luxembourg) II SARL (“Healthpoint”) and Predecessor and Successor Reporting

In 2007, the Company, formerly known as Ideal Medical Product S.A., was a public listed company in France active in the medical products engineering and implants businesses. Healthpoint had acquired a 33.01% interest in June 2004 in Scient’x S.A. for a total consideration of €23,170.

On November 16, 2007, a purchase and sales agreement (the “Agreement”) was signed by Olivier Carli, then CEO of the Company, and Healthpoint, involving the sale by Olivier Carli and Christian Carli of their interests totaling 61.32% of the company’s share capital (and 61.14% of the voting rights) at a sale price of €19.72 per share for a total consideration of €75,907. As of January 25, 2008, Healthpoint and its affiliates owned 97.05% of the share capital and 96.89% of the voting rights of Scient’x Groupe S.A.S.

As a result of the change in control, the purchase consideration and related costs paid by Healthpoint were recorded by Scient’x Groupe S.A.S. and resulted in a new basis of accounting. The Company’s consolidated financial statements separate the Company’s 2008 financial year into two distinct periods to indicate the application of two different basis of accounting between the periods presented: (1) the period up to, and including, the January 24, 2008 acquisition date (labeled “Predecessor”) and (2) the period after that date (labeled “Successor”). The accompanying consolidated financial statements include a black line division which indicates that the Predecessor and Successor reporting entities shown are not comparable.

For income statement footnote disclosures, the allocation to the period January 1, 2008 through January 24, 2008 was not deemed material, and therefore has not been provided in the footnotes to the financial statements.

The consideration and related costs paid by Healthpoint in connection with the acquisition have been allocated to the underlying assets acquired and liabilities assumed based on their fair values at that time, with the excess purchase price over fair value allocated to goodwill, and “pushed down” to the Company’s consolidated balance sheet with a balancing entry in additional paid-in capital, for the following amounts:

Total consideration paid	99,077
Less:
Technology-related intangible assets(a)	36,938
Customer-related intangible assets(b)	7,027
Marketing-related intangible assets(c)	4,003
Physician Education and Training Program intangible assets(d)	1,841
Inventory step up(e)	6,267
Deferred tax liabilities(f)	(18,690)
Other assets acquired and liabilities assumed	17,899

Goodwill	43,792

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

Total consideration paid is composed of the price paid for the acquisitions of the 33.01% interest in Scient’x SA and the 61.32% interest in Scient’x Groupe S.A.S., respectively in 2004 and 2008.

a) Technology-related

Technology-related acquired intangible assets are composed of in-process research and development (IPR&D) for €6,356, core technology for €12,122, and developed technology for €18,460. Management estimated that core and developed technology have 15 and 8 years of expected useful life, respectively. The expected lives for the in-process, core and developed technologies were based upon a combination of: (i) historical experience of Scient’x, (ii) anticipated product development and introduction schedules, and (iii) expected substitute or replacement technology from competitors. As the technological feasibility associated with the IPR&D had not been established and no future alternative use exists the Company recorded an IPR&D charge for €6,356 in 2008 as other operating expense.

b) Customer-related

Customer-related acquired intangible assets consist both of customer relationships for €4,866 and distribution network for €2,161. Management estimated that customer relationship and the distribution network have 15 and 10 years of expected useful life, respectively. In particular, customer relationship consists of contractual and non-contractual relationships existing from which the Company is expected to benefit given history and operating practices while the distribution network is essentially for the United States market. Management estimates are based on historical experience and on various other assumptions that management believes to be reasonable. Actual results may differ from these estimates under different assumptions conditions.

c) Marketing-related

Marketing–related acquired intangible assets consist of both corporate and key product trademarks for €1,309 and €2,694 with a useful life estimated to be 5 and 9 years, respectively.

d) Physician Education and Training Program

The exclusive training program to train physicians/distributors includes surgical skills courses located throughout world and offered in different languages, basic skills courses on products and surgical skills, access to reference centers and local labs for distributors and physicians to get training near their home as well as web based training programs. The useful life of the acquired intangible asset has been estimated to be 10 years.

e) Inventory step up

The inventory step up has been computed by reference to estimated selling prices minus distribution related costs and a normative distribution profit. Consistent with stock rotation, the inventory step up reversed in within the next 18 months and is included in cost of goods sold.

f) Deferred tax liabilities

Deferred tax liabilities have been computed on the temporary differences arose between book and tax values as a result of the new basis of accounting.

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Foreign currency translation

The reporting currency of the Company and its subsidiaries is the Euro.

The Euro is the functional currency for all Scient’x subsidiaries except for its subsidiaries in the United States of America, the United Kingdom and Australia, for which the functional currencies are the U.S. dollar, the British pound and the Australian dollar, respectively. Foreign currency-denominated assets and liabilities for these units are translated into Euros based on exchange rates prevailing at the end of the period; revenues and expenses are translated at average exchange rates during the period, and shareholders’ equity accounts are translated at historical exchange rates. The effects of foreign exchange gains and losses arising from the translation of assets and liabilities of those entities where the functional currency is not the Euro are included as a component of other comprehensive income.

Gains and losses resulting from foreign currency transactions are reflected in the statement of operations. The Company does not undertake hedging transactions to cover its currency exposure.

Revenue recognition

The Company derives its revenues primarily from the sale of spinal surgery implants used in the treatment of spine disorders. The Company sells its products primarily through its direct sales force in France, Italy and UK, through agents in the United States (with title to the goods passing directly to, and related invoicing to, the hospital), and through independent distributors in the rest of world. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products has occurred; (iii) the selling price is fixed or determinable; and (iv) collectibility is reasonably assured. In addition, the Company follows the provisions of the Revenue topic of the FASB Accounting Standard Codification (formerly included in the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue), which sets forth guidelines for the timing of revenue recognition based upon factors such as passage of title, installation, payment and customer acceptance.

The Company’s revenue from sales of spinal implants is generally recognized upon delivery for direct and indirect sales.

The U.S. subsidiary has inventory at field locations and in the custodial care of distributors and sales agents. Once product is delivered to the 3rd party hospitals from either the distributors or the sales agents, the hospital issues a purchase order to the US subsidiary. Revenue is recognized once the purchase order is received from the Hospital.

The Company usually does not provide for extended payment terms, either for hospital or distributors. The Company has no significant history of return regarding spine implants.

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

Research and development expense and related tax credit

Research and development expenses consist primarily of costs associated with the design, development, testing, and enhancement of the Company’s products. Research and development costs also include salaries and related employee benefits, research-related overhead expenses, fees paid to external service providers. Expenses related to research and developments are expensed as incurred.

In France, such expenses form the basis for a tax credit, which is recorded as a current tax benefit in the period in which the expenses are incurred. If the credit is not used to offset taxes payable in the four years following its generation, the credit is reimbursed by the government in cash.

Short-Term Investments

The Company classifies certain investments with no specific maturity date, known as monetary Société d’Investissement à Capital Variable (“SICAVs”) or Fonds Commun de Placement (“FCP”), similar to money market mutual funds. Such investments are highly liquid investments with financial institutions and represent units of ownership in a portfolio of investments. The underlying investments of monetary SICAVs and FCP are comprised of low risk investments with a short-term fixed maturity date such as government bonds, certificates of deposit and Euro commercial paper.

The Company accounts for its investments in accordance with the Investments — Debt and Equity Securities topic of the FASB Accounting Standard Codification (formerly SFAS 115 Accounting for Certain Investments in Debt and Equity Securities and SFAS 157 Fair value measurements).

The Company classifies all its investments as available-for-sale securities and reports them at fair value with unrealized gains and losses recorded in other comprehensive income until realized. As of December 31, 2008, there were no unrealized gains or losses. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. Realized gains and losses for the period ended December 31, 2008 and 2007 amounted to €21 and to €2, respectively.

As of December 31, 2008, short-term investments were composed of SICAVs classified as Level 1 of the fair value hierarchy as observable inputs that reflect quoted prices for identical assets or liabilities in active markets exist.

A permanent decline in the market value of any available-for-sale security below cost is accounted for as a reduction in the carrying amount to fair value. The impairment is charged to the consolidated statement of income and a new cost base for the security is established. Premiums and discounts are amortized or accreted over the life of the related available-for-sale security as an adjustment to yield using the effective interest method and such amortization and accretion is recorded in the consolidated statement of income. As of December 31, 2008 and 2007 there was no impairment charge on short term investments.

Accounts Receivable

Accounts receivable are presented net of allowance for doubtful accounts. The Company makes judgments as to its ability to collect outstanding receivables and provides allowance for a portion of receivables when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices and the overall quality and age of those invoices not specifically reviewed. In determining the provision

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

for invoices not specifically reviewed, the Company analyzes historical collection experience. If the historical data used to calculate the allowance provided for doubtful accounts does not reflect the Company’s future ability to collect outstanding receivables or if the financial condition of customers were to deteriorate, resulting in impairment of their ability to make payments, an increase in the provision for doubtful accounts may be required.

The Company from time to time sells trade receivables. The Company applies the guidance included in the Receivables Subtopic of the FASB Accounting Standard Codification (formerly in SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, as amended by SFAS No. 133 and as replaced by SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities).

Concentration of Risk and Significant Customers

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivable. The Company limits its exposure to credit loss by depositing its cash and cash equivalents with high credit quality financial institutions.

The Company’s customers are primarily hospitals or surgical centers and third party distributors. No single customer represented more than 10 percent of consolidated revenues for any of the periods presented. Credit to customers is granted based on an analysis of the customers’ credit worthiness and credit losses have not been significant.

Fair Value of Financial Instruments

The carrying value of accounts receivable, foreign cash accounts, prepaid expenses, other current assets, accounts payable, accrued expenses, and current portion of debt are considered to be representative of their respective fair values because of the short-term nature of those instruments. Based on the borrowing rates currently available to the Company for loans with similar terms, management believes the fair value of notes payable, capital leases and other long-term debt approximates their carrying values.

Goodwill and Other Intangible Assets

The Company accounts for goodwill and other intangible assets in accordance with the Intangibles — Goodwill and Other Subtopic of the FASB Accounting Standard Codification, (formerly SFAS No. 142, Goodwill and Other Intangible Assets). Purchased intangible assets other than goodwill are amortized over their useful lives unless these lives are determined to be indefinite. The Company is amortizing its intangible assets with a definite useful life typically on a straight-line basis over a three to fifteen-year period. Patent prosecution fees are capitalized when management estimates that they meet the alternative future use criteria, and amortized over the patent life.

Goodwill and other intangible assets mostly arose from the push down accounting recorded in 2008 following the Healthpoint acquisition.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to five years. Leasehold improvements and assets acquired under capital leases are amortized over the shorter of their useful lives or the terms of the related leases.

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

The useful life of spinal implant instrumentation toolkit has been determined to be three years, based on a review of internal plans, analyzing and testing the historical useful life of instrumentation, forecasting product life cycles and demand expectations.

Leases

The Company leases its facilities and certain equipment under operating leases, and certain equipment under capital leases. The Company accounts for those leases in accordance with the Broad Transactions — Leases section of the FASB Accounting Standard Codification (formerly SFAS No. 13, Accounting for Leases).

Impairment of Goodwill and Long-Lived Assets

The Intangibles — Goodwill and Other Subtopics of the FASB Accounting Standard Codification (formerly SFAS No. 142, Goodwill and Other Intangible Assets) requires intangible assets that are not subject to amortization and goodwill to be tested for impairment on an annual basis and earlier if indication of impairment exists.

Management determined that the Company is composed of only one reporting unit, the spine implant division. Management has performed an impairment analysis during the fourth quarter of fiscal 2008, and has concluded that the carrying value of the reporting unit exceeded its fair value and recorded a goodwill impairment charge of approximately €30,916, in the income statement. The goodwill impairment resulted from a combination of factors, including the current global economic downturn and decreases in revenue and earnings multiples of comparable companies. Significant changes in the economic environment and the operating results of the Company may result in future impairment of this reporting unit.

In accordance with the Intangibles — Goodwill and Other Subtopic of the FASB Accounting Standard Codification (formerly FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), recoverability of purchased intangible assets other than goodwill and indefinite-live intangible assets is measured by comparison of the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset.

The Company performed the recognition test based on undiscounted cash flows, and concluded that no impairment charge was required on any of its finite-lived intangible assets as of December 31, 2008 and 2007.

Prepaid expenses and other Current Assets

As of December 31, 2008, prepaid expenses and other current assets consisted of employees-related receivables, tax and VAT receivables, advances and other miscellaneous receivables.

Inventories

Inventories are valued under the first-in, first-out (FIFO) method, and stated using the lower of costs or market.

The Company’s business goal is to focus on continual product innovation, which could result in obsolescing the Company’s products. The Company reviews the components of its inventory on a periodic basis for excess,

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

obsolete and impaired inventory, based upon historical and statistical assumptions. The Company’s estimates and assumptions for excess and obsolete inventory are reviewed and updated on a period-end basis. Increases in the reserve for excess and obsolete inventory result in a corresponding expense to cost of goods sold.

Income taxes

The Company accounts for income taxes in accordance with the provisions of the Income Taxes Subtopic of the FASB Accounting Standard Codification (formerly SFAS No. 109, Accounting for Income Taxes and FASB Interpretation Number (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes) that requires an asset and liability approach, which requires the recognition of deferred tax assets and deferred tax liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. In making such determination, a review of all available positive and negative evidence must be considered, including scheduled reversal of deferred tax liabilities, projected future taxable income, tax planning strategies, and recent financial performance. The Income Taxes Subtopic of the FASB Accounting Standard Codification (formerly FIN No. 48) clarifies accounting for uncertainty in tax positions and requires that the Company recognize in its financial statements the impact of a tax position, if that position is more likely than not to be sustained on audit, based on the technical merits of the position.

Scient’x is a French-based Company and files income tax returns in France, UK, Italy and U.S. jurisdictions, including state and local jurisdictions. With few exceptions, Scient’x is no longer subject to domestic or foreign examinations by tax authorities for years before Jan 1, 2006.

Legal and other contingencies

The Company is currently involved in various claims and legal proceedings. Periodical reviews are performed on the status of each significant matter and assess the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable and the amount can be reasonably estimated, an accrual is recorded as the liability for the estimated loss. Significant judgment is required in both the determination of probability and the determination as to whether the amount of an exposure is reasonably estimable. Because of uncertainties related to these matters, accruals are based only on the best information available at the time. As additional information becomes available, a reassessment of the potential liability related to the pending claims and litigation is made and may revise previous estimates. Such revisions in the estimates of the potential liabilities could have a material impact on the Company’s results of operations and financial position.

Restructuring costs are typically comprised of severance costs, costs of moving or consolidating duplicate facilities or locations and contract termination costs. Restructuring expenses are based upon plans or agreements that have been committed to by management and they are generally based on various estimates and assumptions that may change during final actual execution. This may require a revision of original estimated liabilities and may materially affect the Company’s results of operations and financial position in the period the revision is made.

Stock-Based Compensation

The Company accounts for stock-based compensation under the provisions of the Stock-Compensation Subtopic and the Equity Topic of the FASB Accounting Standard Codification (formerly included in SFAS, No. 123(R), Share-Based Payment). It requires that share-based payment transactions with employees be

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

recognized in the financial statements based on their fair value and recognized as compensation expense over the vesting period. The amount of expense recognized during the period is affected by many complex and subjective assumptions, including: estimates of future volatility, the expected term for stock options, option exercise behavior, the number of options expected to ultimately vest, and the timing of vesting for share-based awards.

The Company uses historical data to estimate the number of future stock option forfeitures. Stock-based compensation recorded in the consolidated statement of operations is based on awards expected to ultimately vest and has been reduced for estimated forfeitures. Estimated forfeiture rates may differ from actual forfeitures which would affect the amount of expense recognized during the period.

Sale of stock issued by a subsidiary

The Company adopted the Miscellaneous Accounting Topic of the FASB Accounting Standard Codification (formerly SAB 51) for accounting for sales of stock by a subsidiary, when the parent already has, and will continue to have control. Management adopted the optional treatment allowed by the guidance to record directly in equity, net of tax consequences if any, all sales of stock issued by a subsidiary resulting in a decrease of the parent company’s percentage of ownership. As a consequence no gain or losses have been recognized on these transactions for the difference between the consideration received and the book value of the sold interests.

Pension and retirement employees benefit

The Company adopted the Compensation-Retirement Benefit Subtopic of the FASB Accounting Standard Codification (formerly FAS 87, FAS 106, FAS 158 and EITF 88-1) for pension accounting. Actuarial gains and losses are recognized in the statement of income as incurred. The retirement benefit that employees have accrued for services to date that is payable immediately upon retirement, is estimated under the projected unit credit method.

The Company maintains an employee savings plan that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the savings plan, participating employees may contribute a portion of their pre-tax earnings, up to the Internal Revenue Service annual contribution limit. Additionally, the Company may elect to make matching contributions into the savings plan at its sole discretion of up to 3% of each individual’s compensation. Match amounts are immediately vested.

Recent Accounting Pronouncements

Effective January 1, 2008, the Company adopted the new guidance in the Financial Instruments Topic of the FASB Accounting Standard Codification (formerly included in SFAS No. 157, Fair Value Measurements), which establishes a framework for measuring fair value in generally accepted accounting principles clarifies the definition of fair value within that framework and expands disclosures about the use of fair value measurements. The new guidance is effective for fiscal years beginning after November 15, 2007. However, in February 2008, the Financial Accounting Standards Board issued a new position (previously included in FSP No. 157-2, Effective Date of FASB Statement No. 157), which deferred the effective date of the new guidance (SFAS No. 157) for one year for non-financial assets and liabilities, except for certain items, such as the Company’s cash equivalents and investments, that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The Company does not expect the adoption of the new guidance for non-financial assets and non-financial liabilities on January 1, 2009 to have a material impact on its consolidated financial statements.

Effective January 1, 2008, the Company adopted the new guidance included in the Derivative and Hedging Topic of the FASB Accounting Standard Codification (formerly SFAS No. 159, The Fair Value Option for

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

Financial Assets and Financial Liabilities). The new guidance permits companies to elect to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. The Company did not elect to measure any additional financial instruments at fair value as a result of the new guidance and therefore it is not expected to have a material impact on its consolidated financial statements.

In December 2007, the FASB issued new accounting guidance with reference to Business Combination topic of the FASB Accounting Standard Codification (formerly included in SFAS No. 141(R) (revised 2007), Business Combinations, which replaces SFAS No 141). The statement retains the purchase method of accounting for acquisitions, but will require an acquiring company to measure all assets acquired and liabilities assumed, including contingent considerations and contractual contingencies, at fair value as of the acquisition date. In addition, an acquiring company is required to capitalize in-process research and development and either amortize it over the life of the product, or expense it upon abandonment or impairment. The new accounting guidance, effective for the Company beginning January 1, 2009, will apply to business combinations completed on or after that date, also requires expensing of acquisition-related costs as incurred.

In December 2007, the FASB issued new accounting guidance on the Consolidation Topic of the FASB Accounting Standard Codification (formerly included in SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51) which changes the accounting and reporting for minority interests. Minority interests will be characterized as non-controlling interests and will be reported as a component of equity separate from the parent’s equity. Purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. The new guidance is effective for the Company beginning January 1, 2009 and the Company will adjust the presentation of noncontrolling interests in its consolidated financial statements for future periods.

In March 2008, the FASB issued new guidance on the Derivatives and Hedging Topic of the FASB Accounting Standard Codification (formerly included in SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities — An amendment of FASB Statement No. 133), which requires enhanced qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This Statement is effective for the Company beginning January 1, 2009. The Company does not expect the adoption of the new guidance (formerly SFAS No. 161) to have a material impact on its consolidated financial statements.

In April 2008, the FASB issued new guidance on the Intangibles — Goodwill Subtopic of the FASB Accounting Standard Codification (formerly included in FSP No. 142-3, Determination of Useful Life of Intangible Assets). The new guidance amends the factors that should be considered in developing the renewal or extension assumptions used to determine the useful life of a recognized intangible asset under the topic (formerly SFAS No. 142) and requires expanded disclosure related to the determination of intangible asset useful lives. The new guidance is effective for the Company beginning January 1, 2009. The Company is currently evaluating the potential impact it may have on its consolidated financial statements.

In May 2008, the FASB issued new guidance on the Equity topic of the FASB Accounting Standard Codification (formerly included in FSP Accounting Principals Board, or APB, Opinion No. 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion), which clarifies the accounting treatment of convertible instruments that may be settled in cash. The new guidance, effective for the Company

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

for convertible debt instruments issued on or after January 1, 2009, requires the liability and equity components of these types of instruments to be separately accounted for in a manner that will reflect the non-convertible debt interest rate when interest cost is recognized in subsequent periods. The Company does not have any instruments that are within the scope of the new guidance and therefore does not expect a material impact on its consolidated financial statements.

In May 2008, the FASB issued the new guidance, The Hierarchy of Generally Accepted Accounting Principles (formerly SFAS No. 162), which identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with generally accepted accounting principles, or GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The FASB believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. The adoption of the new guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In June 2008, the FASB issued new guidance on the Stock Compensation Subtopic of the FASB Accounting Standard Codification (formerly included in FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities). The new guidance clarifies that share-based payment awards that entitle their holders to receive non-forfeitable dividends or dividend equivalents before vesting should be considered participating securities. The Company does not have grants of restricted stock that contain non-forfeitable rights to dividends. The Company is currently evaluating the potential impact on its consolidated financial statements of the new guidance, effective for fiscal years beginning after December 15, 2008 on a retrospective basis.

2. TRADE RECEIVABLES

At December 31, trade receivables consisted of the following:

	As of December 31,
	2008	2007
	€	€
Trade receivables (including factored receivables)	8,302	9,925
Allowance for doubtful accounts	(908)	(610)

Trade receivables, net	7,394	9,315

Trade receivables do not bear interest and are generally payable at term. The fair value of trade receivables is based on their carrying amount.

The Company accounts for the sale of trade receivables under factoring agreements between Scient’x USA and financial institutions in the United States, and Scient’x SA financial institutions in France as short-term debt and continues to carry the receivables on its consolidated balance sheet as the control of such receivables is not surrendered. As of December 31, 2008 and 2007, factored trade receivables amounted to €700 and €2,307.

The Company did not experience losses or delinquencies on factored trade receivables in 2008 and in 2007.

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

3. INVENTORY

At December 31, inventory consisted of the following:

	As of December 31,
	2008	2007
	€	€
Raw material	92	77
Work-in-progress	95	59
Finished goods and goods for resale	16,783	13,953

Total inventory, gross as of December 31,	16,970	14,089
Total inventory reserve	(1,914)	(994)

Inventory, net as of December 31	15,056	13,095

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

At December 31, other current assets consisted of the following:

	As of December 31,
	2008	2007
	€	€
Employees-related receivables	61	74
Tax receivables	409	423
VAT receivables	698	366
Prepaid expenses	317	299
Customer pre-payments	663	6
Note receivable on the sale of IMPE form related party, net	—	4,000
Other receivables	76	260

Total other current assets	2,224	5,428

The note receivable from Olivier Carli is related to the sale of IMPE engineering business for a total of €7,000 paid to the Company in cash in two installments of €4,000 and €3,000 in January 2008 and November 2007, respectively.

5. INTANGIBLE ASSETS

As of December 31, 2008 and 2007, intangible assets consist of acquired intangible assets and intangible assets arising from the push down accounting.

	Useful life in years	As of December 31, 2008			As of December 31, 2007
		Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
		€	€	€	€	€	€
Technology-related	8-15	36,938	(9,562)	27,376	—	—	—
Customer-related	10-15	7,027	(542)	6,485	—	—	—
Marketing related	5-9	4,003	(601)	3,402	—	—	—
Physician Education and Training program	10	1,841	(188)	1,653	—	—	—
Licenses and patents	5	3,682	(3,217)	465	3,669	(3,011)	658
Other miscellaneous	3-5	557	(553)	4	508	(490)	18

Total		54,048	(14,663)	39,385	4,177	(3,501)	676

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

The Company recorded amortization expense of €11,553 and €677 in 2008 and 2007, respectively.

Based on the intangible assets as of December 31, 2008, the estimated amortization expense for each of the succeeding 5 years is as follows:

Year Ending December 31,	€
2009	5,018
2010	4,941
2011	4,823
2012	4,507
2013	3,941
Thereafter	16,155

Total	39,385

6. PROPERTY AND EQUIPMENT

At December 31, property and equipment consisted of the following:

	As of December 31,
	2008	2007
	€	€
Plant, tools and equipment	243	460
Leased technical equipment	616	243
Spinal instrumentation toolkit	2,627	6,584
Others	373	1,160
Property and equipment in progress	—	346

Total property and equipment	3,859	8,793

Less accumulated depreciation	(864)	(5,732)

Property and equipment – net	2,995	3,061

Depreciation expense for the years ended December 31, 2008 and 2007 amounted to €1,586 and €1,702, respectively.

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

The Company leases certain equipment under capital leases and certain equipment and vehicles under operating leases which expire on various dates through 2013. Future minimum annual lease payments under such leases are as follows (in thousands):

Year ending December 31,	Operating	Capital
2009	639	151
2010	505	125
2011	473	110
2012	340	110
2013	336	24
Thereafter	—	—

	2,293	520

Less: amount representing interest		(26)

Present value of minimum lease payments		494
Current portion of capital leases		(132)

Capital leases, less current portion		362

Rent expense under operating leases for the years ended December 31, 2008 and 2007 was €964 and €801, respectively.

Accumulated depreciation on leased equipment for the years ended December 31, 2008 and 2007 was €262 and €122, respectively.

7. INCOME TAXES

For financial reporting purposes, income and (loss) before income tax benefit includes the following components by geographical area:

	Year ended December 31,
	2008	2007
	€	€
France	(47,835)	(135)
Italy	309	415
United Kingdom	(1,005)	(264)
Australia	(6)	(6)
United States	(4,783)	(1,645)

Total	(53,320)	(1,635)

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

Components of the income tax expense (benefit) are as follows:

	Year ended December 31,
	2008	2007
	€	€
France	69	24
Italy	127	130
United Kingdom	—	—
Australia	—	—
United States	—	—

Total current	196	154

France	(4,734)	798
Italy	(1)	106
United Kingdom	—	—
Australia	—	—
United States	14	(15)

Total deferred	(4,721)	889

Income tax expense (benefit)	(4,525)	1,043

The provision for income tax differs from the amount of income tax determined by applying the applicable French statutory income tax rate to pretax income as a result of the following differences:

	As of December 31
	2008	2007
	%	%
Standard income tax rate applicable in France	33	33
Adjustments for the tax effects of:
Non-taxation of the goodwill impairment charge	(19)	—
Others permanents items	2	(11)
Difference between tax rates applicable in France and tax rates applicable in other countries	2	29
Reassessment of certain of the Group’s tax exposures	(3)	(104)
Research and development tax credit in France	1	12
Operation taxed at a special rate	(1)	46
Utilization of prior year’s net operating losses	—	(4)
Valuation allowance	(7)	(65)

Effective tax rate	8	(64)

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

As of December 31, deferred tax assets and liabilities consisted of the following:

	As of December 31
	2008	2007
	€	€
Deferred tax assets:
Allowance and reserves	97	56
Accrued expenses	182	172
Net operating loss carryforwards	8,856	5,963
Deferred expenses	99	88
Other	36	14

Total deferred tax assets	9,270	6,293
Valuation allowance	(6,234)	(3,641)

Total deferred tax assets, net of valuation allowance	3,036	2,652

Deferred tax liabilities:
Unrealized exchange gain/loss	134	126
Inventory step-up	788	—
Intangibles assets	12,971	—
Other	53	81

Total deferred tax liabilities	13,946	207

Total deferred taxes, net	(10,910)	2,445

The realization of deferred tax assets may be dependent on the Company’s ability to generate sufficient income in future years. The increase over the period is mostly due to the increase in net operating losses carried forward of the French and US entities. The increase in the valuation allowance is mostly related to Scient’x Groupe S.A.S., Scient’x UK and Scient’x USA entities for which management concluded that such an increase was appropriate based upon cumulative losses in recent years.

As of December 31, 2008, €3,178 out of the €8,856 net operating loss carry-forwards have no expiration date. The remaining tax loss carry-forwards expire in years 2022 through 2028.

Deferred taxes have not been provided on share premiums and undistributed earnings of domestic and foreign subsidiaries, when applicable, as management considers that these earnings are essentially permanent in duration.

Deferred tax liabilities for the years ended December 31, 2008 and 2007 were €13,946 and €207 respectively. The increase is due to deferred tax liabilities recorded on the fair values of the intangible assets recorded as a result of the push down accounting on January 24, 2008

During 2008, the Company increased its unrecognized tax benefit by €895 and as of December 31, 2008 the Company’s gross unrecognized tax benefit totaled €2,545, which includes approximately €130 of interest and penalties.

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

A reconciliation of the beginning and ending amount of the unrecognized tax benefits is as follows:

Balance at January 1, 2008	267
Additions based on tax positions related to current year	678
Additions for tax positions of prior years	12
Reductions for tax positions of prior years	—
Settlements	—

Balance at December 31, 2008	957

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in tax expenses. The total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate is €957, which includes interest and penalties of €61. Scient’x does not currently anticipate that the total amount of unrecognized tax benefits will significantly increase or decrease within the next year.

8. OTHER LONG TERM ASSETS

At December 31, other long term assets consisted of the following:

	As of December 31,
	2008	2007
	€	€
Deposits and collateral	69	48
Other	31	28

Total other long term assets	100	76

9. SHAREHOLDERS’ EQUITY AND STOCK-BASED COMPENSATION

As of December 31, 2008, the issued and outstanding share capital of the Company consisted of 3,500,000 ordinary shares with a nominal value of €0.4 per share. Issued shares are all of the same class, offering same voting rights and claims on the appropriation of net income.

On July 30, 2009, the Company changed its legal incorporation form from a Société Anonime (S.A.) to a Société Anonime Semplifié (S.A.S.). Such change reflects the simplification of the Company’s legal structure given the change in ownership.

As of December 31, 2008, Scient’x has one share-based compensation plan approved by the shareholder’s Ordinary and Extraordinary Meeting of March 17, 2008. The Board of Directors’ subsequently allocated those stock options as shown below. The beneficiaries of current stock option plans are employees of the Company and its subsidiaries (Scient’x USA, Scient’x UK and Scient’x Italia).

Except for grant-date and exercise price, the plans are similar and described below.

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

The stock options of the three plans are valid for a period of up to 10 (ten) years following the grant date (contractual term). Options granted by the Board of Directors vest based on the following schedule:

–	on the first anniversary of the grant date, provided that the beneficiary satisfies the continuous eligibility requirement at that time: 1/3 (one-third) of the stock option granted at the grant date;

–

on the second anniversary of the grant date, provided that the beneficiary satisfies the continuous eligibility requirement at that time: 2/3 (two-thirds) of the stock option granted at the grant date;

–

on the third anniversary of the grant date, provided that the beneficiary satisfies the continuous eligibility requirement at that time: 100% (one hundred percent) of the stock option granted at the grant date;

Outstanding options as of December 31, 2008 and changes during the year are as follows:

	Mar 17, 2008 Grant	Jul 30, 2008 Grant	Oct 14, 2008 Grant	Total
Strike price	8.07	8.07	8.57
Maturity date	Mar 17, 2018	Jul 30, 2018	Oct 14, 2018

Outstanding at January 1, 2008	—	—	—	—
Granted	538,894	149,500	60,000	748,394
Forfeited and cancelled	(32,994)	—	—	(32,994)
Exercised	—	—	—	—

Outstanding at December 31, 2008	505,900	149,500	60,000	715,400

None of the stock-options granted were exercisable as of December 31, 2008.

The valuation method is based on the Black-Scholes formula, in accordance with the Equity and the Compensation Subtopics of the FASB Accounting Standard Codification (formerly FAS 123(R)). The assumptions used to determine the calculated value of the stock-options at their grant dates are as follows:

	Mar 17, 2008 Grant	Jul 30, 2008 Grant	Oct 14, 2008 Grant
Weighted-average risk-free rate	3.37%	4.36%	3.92%
Expected dividends	—	—	—
Expected volatility	46.00%	47.00%	49.00%
Weighted-average estimated term (in years)	6.00	6.00	6.00
Share price (in € per share)	8.77	8.77	8.77
Weighted-average fair value of options at grant date (in € per option)	4.46	4.66	4.58

Since Scient’x is a nonpublic company, it estimates the value of its stocks (share price) at the grant date based on the comparison with parameters of public companies of the same industry sector.

The assumed dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. The weighted average expected life of options was calculated using the simplified method as prescribed by the Stock Compensation Subtopics of the FASB Accounting Standard Codification (formerly SAB No. 107, Share-Based Payment). This decision was based on the lack of relevant historical data due to the

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

Company’s limited historical experience. In addition, the Group being a nonpublic entity, the expected volatility also reflects the application of the guidance, incorporating the historical volatility of comparable companies whose share prices are publicly available.

In application of the straight-line method to recognize compensation costs for award with graded vesting, a €711 expense was recorded through profit and loss over 2008. The total remaining cost of €2,516 is expected to be recognized over a weighted average period of 2.4 years.

On June 27, 2008 Scient’x S.A., the French subsidiary of Scient’x Groupe S.A.S. operating in the spinal implant business and that owns the shares of all other subsidiaries of the group operating in the same business, issued a total of 805,452 shares to Scient’x Groupe S.A.S. at a price of €8.07 per share, for a total consideration amounting to €6,500. Such consideration was subscribed by Scient’x Groupe S.A.S. via the conversion of an outstanding loan owed by the subsidiary. Scient’x Groupe S.A.S. interest in Scient’x S.A. before and after this share issuance was 66.90% and 68.99% respectively. The equity impact recorded as other comprehensive income due to the share capital increase was a decrease of €1,776.

On July 25, 2008 Scient’x S.A., issued a total of 700,116 shares at a price of €8.57 per share, for total cash consideration amounting to €6,000. A total of 466,744 shares were issued to Brose Pe Treuhand Gmbh. and 233,372 shares to PRIM S.A., Scient’x Groupe S.A.S. interest in Scient’x S.A. before and after this share issuance was 68.99% and 65.40% respectively. The equity impact recorded as other comprehensive income due to the share capital increase was an increase of €2,964.

On October 16, 2008 Scient’x S.A., issued 23,337 shares to Medical Strategies Management and Consulting Ltd, at a price of €8.57 per share, for total cash consideration amounting to €200. Scient’x Groupe S.A.S. interest in Scient’x S.A. before and after this share issuance was 65.40% and 65.29% respectively. The equity impact recorded as other comprehensive income due to the share capital increase was an increase of €398.

Deferred taxes have not been provided on share premiums received upon issuance and sale of Scient’x S.A. stocks as management considers that these earnings are essentially permanent in duration.

10. DEBT

The Company’s debt is comprised of the following:

	As of December 31,
	2008	2007
	€	€
Bank loans	788	1,587
Credit facility drawdowns	1,833	4,979
Working line of credit	98	357
Capitalized lease obligation	509	126
Factoring	700	2,138
OSEO Anvar conditional interest-free loan	190	285
Others	9	—

Total	4,127	9,472
Less current portion	(3,780)	(8,444)

Long term portion	347	1,028

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

Bank loans

On November 10, 2006, Scient’x Groupe S.A.S. entered into a bank loan agreement with Société Générale for an amount of €2,000 at a 4.95% fixed rate. This loan is reimbursable over 36 months in monthly installments. Outstanding amounts under this loan amounted to €643 and €1,312 respectively as of December 31, 2008 and 2007. Interests paid under this bank loan amounted to €50 and €82 respectively for the periods ended December 31, 2008 and 2007. Along with the Oxford Finance Corporation financing (see Note 14 – Subsequent events), this facility has been repaid entirely on May 29, 2009.

On October 25, 2006, Surgiview entered into a bank loan agreement with Credit du Nord for an amount of €300 at a 4.85% fixed rate. This loan is reimbursable over 48 months in monthly installments. Outstanding amounts under this loan amounted to €145 and €218 as of December 31, 2008 and 2007, respectively. Interests paid under this bank loan amounted to €9 and €12 respectively for the periods ended December 31, 2008 and 2007. Along with the Oxford Finance Corporation financing (see Note 14 — Subsequent events), this facility has been repaid entirely on May 25, 2009.

Facility agreements

On September 5, 2006, Scient’x S.A. entered into a bank loan agreement with BNP Paribas for an amount of €3,000 at a rate of Euribor plus 1.1%. This loan is reimbursable over 36 months in semi-annual installments. Outstanding amounts under this loan amounted to €1,000 and €2,000, respectively as of December 31, 2008 and 2007. Interests paid under this bank loan amounted to €79 and €106 respectively for the periods ended December 31, 2008 and 2007. The weighted-average interest rate for this facility was 6.19% and 4.65% respectively for those periods. Along with the Oxford Finance Corporation financing (see Note 14 — Subsequent events), this facility has been repaid entirely on May 25, 2009.

On September 12, 1996, Scient’x S.A. entered into a twelve-year facility agreement with Natixis for a maximum amount of €2,500, at a rate of Euribor plus 1.25%. This facility expired in 2008. Amounts drawn down under this facility amounted to €938 as of December 31, 2007. Interests paid under this facility agreement amounted to €29 and €84 respectively for the periods ended December 31, 2008 and 2007. The weighted-average interest rate for this facility was 6.26% and 5.62% respectively for those periods.

On November 10, 2006, Scient’x S.A. entered into a three-year facility agreements with Société Générale for a maximum amount of €2,500, at a rate of Euribor plus 1.25%, respectively. This facility expired on October 5, 2009. Amounts drawn down under this facility amounted to €833 and €1,666 respectively as of December 31, 2008 and 2007. Interests paid under this facility agreement amounted to €73 and €108 respectively for the periods ended December 31, 2008 and 2007. The weighted-average interest rate for this facility was 6.38% and 5.51% respectively for those periods.

On August 2, 2005, Scient’x S.A. entered into a three-year facility agreement with Société Générale for a maximum amount of €1,500, at a rate of Euribor plus 0.70%. The facility expired in August 2, 2008. Amounts drawn down under this facility amounted to €375 as of December 31, 2007. Interests paid under this facility agreement amounted to €9 and €30 respectively for the periods ended December 31, 2008 and 2007. The weighted-average interest rate for this facility was 4.97% and 4.75% respectively for those periods. Along with the Oxford Finance Corporation financing (see Note 14 — Subsequent events), this facility has been repaid entirely on May 29, 2009.

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

Working line of credit

The Company has entered into various working lines of credit with Crédit du Nord, CIC, Société Générale, Natixis in France and Wachovia in the United States, under which it is allowed to draw a maximum aggregate amount of €462 at various short term market rates (mostly based on EONIA or T4M rates plus a percentage comprised between 1.2% and 2.5% depending on the bank for France, and the Wall Street Journal Prime Rate for Scient’x USA). Along with the Oxford Finance Corporation financing (see Note 14 — Subsequent events), these lines of credit have been repaid entirely in May 2009.

OSEO Anvar Conditional interest-free loan

Between April 2006 and August, 2007, the Company received three installments of a conditional interest-free loan signed on August 26, 2004 with OSEO Anvar, a French government agency that provides research and development financing to French companies, for an amount of €120, €100 and €60 respectively. The Company fully complied with all loan conditions and was therefore granted the contractual repayment terms. At inception the loan has been accounted for, as other debt, at its present value using an annual interest rate of 4%, which management believes adequately reflects the value of money throughout the term of the facility.

The loan matures starting from March 31, 2008 when a first installment of €60 was paid by the Company, in accordance with the reimbursement plan. The outstanding €220 will be re-paid in three installments throughout the period from March 2009 to March 2010. In particular €70 will be paid in March 2009 and in March 2010 and €80 will be paid in March 2011.

11. BENEFIT PLANS

In accordance with the laws and practices of each country where Scient’x is established, the Groupe participates in employees benefit plans.

For the 401(k) plan in the USA (a defined contribution plan) the Group expenses contributions as and when they are due. As the Groupe is not liable for any legal or constructive obligations under the plans beyond the contributions paid, no provision is made. The contributions related to defined contribution plans paid by the Group were €75 and €92 as of December 31, 2008 and 2007 respectively.

For defined benefit plans such as retirement indemnity in France and Trattamento di Fine Rapporto (“TFR”) in Italy, liabilities are determined using the Projected Unit Credit Method. However, the TFR plan is measured using the undiscounted value of the accrued benefits, in accordance with the Compensation-Retirement Benefits Topic of the FASB Accounting Standard Codification (formerly EITF 88-1). Actuarial gains and losses resulting mainly from changes in actuarial assumptions are recognized fully through the income statement.

The company’s liability for defined benefit plans was €174 and €133 as of December 31, 2008 and 2007 respectively. The Groupe has no dedicated plan assets to cover its employee benefit obligation.

The weighted average assumptions used to determine benefit obligations are as follows:

	As of December 31
	2008	2007
Discount rate	5.00%	5.00%
Average expected rate of salary increase	2.50%	3.00%

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

The change in employee benefit obligation is as follows:

	As of December 31,
	2008	2007
Change in benefit obligation
Benefit obligation at January 1	133	147
Service cost	32	33
Interest cost	7	5
Curtailments	—	(3)
Actuarial gains and losses	2	(37)
Benefits paid	—	(12)
Foreign currency translation and other	—	—

Benefit obligation at December 31	174	133

For retirement indemnities in France, the accumulated benefit obligation (excluding effect of future salary increase) was €81 and €55 as of December 31, 2008 and 2007 respectively.

The components of the net periodic benefit costs are as follows:

	As of December 31,
	2008	2007
Service cost	32	33
Interest cost	7	5
Actuarial gains and loss component	2	(37)
Effect of curtailment and settlements	—	(3)
Amortization of prior service cost	—	—

Net periodic benefit cost	41	(2)

The estimated future payments are as follows:

Estimated future payments
2009	—
2010	—
2011	—
2012	—
2013	—
2014-2018	64

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

12. COMMITMENTS AND CONTINGENCIES

At December 31, commitments and contingencies consisted of the following:

	As of December 31,
	2008	2007
	€	€
Pensions	222	135
Separation liabilities	485	219
Taxes	955	326
Others	46	64

Total	1,708	744
Less current portion	(382)	—

Long term portion of commitments and contingencies	1,326	744

The Company is party to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business, including proceedings and commercial claims, employment and tax assessment claims. In addition the Company faces some uncertainties and risks including tax and legal exposures, commercial risks, product liability risks and intellectual property risks that are periodically assessed by management together with legal proceedings and claims in order to identify its potential financial exposure.

While the outcome of these matters cannot be predicted with certainty, management does not believe that the outcome of any of these claims or any of the above mentioned legal matters will have a materially adverse effect on the Company’s consolidated financial position, results of operations or cash flows. As discussed in paragraph “Legal and other contingencies”, at chapter 1. “Nature of business and summary of significant accounting policies”, the Company records a provision when it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and when a reliable estimate can be made of the amount of the outflow of resources. The following is a description of the two major litigations:

Orthotec

In 2002, Eurosurgical, a French company operating in the business of spinal implants, entered into a distribution agreement for USA, Mexico, Canada, India and Australia with Orthotec, LLC, a California company. In 2004, Orthotec sued Eurosurgical over a United States intellectual property dispute and a $9 million judgment was entered against Eurosurgical by a California court. At the same time, a Federal Court declared Eurosurgical liable to Orthotec for $30 million.

In 2005, Eurosurgical’s European assets were ultimately acquired by Surgiview, SAS in a liquidation sale approved by a French court. Surgiview, S.A.S. then became a subsidiary of Scient’x, S.A. in 2005. Orthotec attempted to recover on Eurosurgical’s obligations by filing a motion in a California court to add Surgiview subsidiary to the judgment against Eurosurgical on theories including successor liability and fraudulent conveyance. In February 2007, the California court dismissed Orthotec’s motion indicating that Orthotec had not carried its burden of proof to establish successor liability. Orthotec then withdrew any subsequent motions in June 2007.

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

Upon the acquisition of the Company by HealthpointCapital in late 2007, Orthotec reasserted itself by suing the Company, Surgiview, HealthpointCapital and certain Scient’x directors in the California, New York State and Federal courts.

In July 2008, the Federal court dismissed Orthotec on jurisdictional grounds. In April 2009, the California court dismissed Orthotec on jurisdictional grounds. In July 2009, Orthotec dropped the Company from the remaining suit in the New York State court and is targeting HealthpointCapital. For the year ended December 31, 2007, management determined that, also based on an independent legal opinion and other assumptions, the probability of an outcome of resources was not probable and thus has not accrued any amount for this litigation. Although the appeal might fail, the Company believes that the risk of a negative outcome is remote. The company continues to incur legal fees to defend itself against this case.

DAK Surgical, Inc.

On 2003, Scient’x USA Inc. entered into a distribution agreement with DAK Surgical, Inc., an independent USA distributor, for the distribution of certain spinal implants commercialized by Scient’x. On September 24, 2007, shortly after their distribution contract was terminated, DAK Surgical, Inc filed a lawsuit against Scient’x USA, Inc. and Scient’x, SA where it alleges a trigger of a change in control provision in their distribution contract with the announcement of the attempted Alphatec merger in September 2006. This alleged change of control was ultimately not consummated. Three elements of the DAK case against Scient’x, SA have already been dismissed before the Courts. The Company and its attorney believe that the suit has no merit and continue to vigorously defend against the suit.

13. RELATED PARTY TRANSACTIONS

For the years ended December 31, 2008 and 2007, the Company entered into transactions with related parties as described below.

Transactions with Alphatec

On January 23, 2007, Scient’x S.A. signed three license agreements with Alphatec Spine to produce, market, sell and distribute (i) a posterior dynamic stabilization rod, (ii) a thin profile cervical plate; and (iii) a plate-cage; based on Scient’x technology in the United States. The agreement provided that Alphatec Spine make an upfront payment of €2 million, pay a royalty on sales (with minimum royalties for a period of three years), and commit to purchase a minimum amount of inventory, at cost, for a period of two years.

In April 2008, the Company and Alphatec Spine mutually agreed to terminate the license agreements they had entered into in January 2007. The termination agreement included the repayment of the license fee originally paid to the Company and a full repayment of sellable inventory that Alphatec Spine returned to the Company.

Under this agreement, the Company recognized revenues of €95 and of €370 and cost of goods of €245 and nil in the period ended December 31, 2008 and 2007, respectively, in connection with inventories sold. In addition, the Company recognized other non operating income of €2,000 and expenses of €1,667 in the period ended December 31, 2008 with respect to the buyback and repurchase of inventories. Amounts receivable from Alphatec amounted to €284 as of December 31, 2007. Amounts payable to Alphatec amounted to nil as of December 31, 2008.

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

Other related parties transactions

In January 4, 1991, the Company entered into a management service agreement with ETEC, a medical device distributor based in Switzerland. Olivier Carli, currently a director of Scient’x Groupe S.A.S., also serves in the board of directors of ETEC. Expenses incurred under this agreement amounted to €165 and €451 respectively for the period ended December 31, 2008 and 2007. No open payables under this agreement remained as of December 31, 2008 and 2007.

In December 5, 2005, as amended in November 21, 2007, the Company entered into an exclusive distribution agreement with ETEC. Revenues recorded under this agreement amounted to €173 and €246 respectively for the period ended December 31, 2008 and 2007. Amounts receivables under this agreement amounted to €69 and €40 respectively as of December 31, 2008 and 2007.

In November 2007 and in January 2008 the Company received from Olivier Carli two installments of €3,000 and €4,000, respectively, as the total consideration of €7,000 for the sale of IMPE. As of December 31, 2008 IMPE owed the Company a residual €6 related to certain transaction costs and fees.

In December 19, 2007, the Company entered into a service agreement with IMPE. Olivier Carli, then CEO of Scient’x Groupe S.A.S. and currently a director of Scient’x Groupe S.A.S., is the CEO of IMPE. Expense incurred under this agreement amounted to €90 and nil for the period ended December 31, 2008 and 2007, respectively. Amounts payable under this agreement amounted to €47 and nil respectively as of December 31, 2008 and 2007. This agreement was terminated in June 30, 2008.

In February 2005, the Company entered into an exclusive distribution agreement with PRIM S.A., a Spanish company. PRIM S.A. acquired a 1.74% interest in Scient’x SA in July 2008. Revenue recorded under this agreement amounted to €1,667 and €1,570 for the period ended December 31, 2008 and 2007, respectively. No expenses were incurred under this agreement nor in 2008 nor in and 2007. Amounts receivables under this agreement amounted to €257 and €24 respectively as of December 31, 2008 and 2007.

14. SUBSEQUENT EVENTS

On April 24, 2009, Mr. Michael Huggins resigned from Chief Executive Officer of Scient’x Groupe S.A.S. and Mr. Oliver Burkhart was appointed as his replacement.

In May 29, 2009 Scient’x USA obtained a $ 7,500 loan (approximately €5,700) from the U.S. investment company Oxford Finance Corporation with a 12.42% interest rate and maturities of 36 months. As collateral guarantees, Scient’x USA and Scient’x S.A. provided a joint pledge on the shares in Scient’x USA Inc., Scient’x UK, Scient’x Australia Pty and Surgiview S.A.S., all held by Scient’x S.A., the assets of Scient’x S.A., and certain receivables and current accounts. In addition, Scient’x Groupe S.A.S. also pledged its shares in Scient’x S.A. to Oxford Finance Corporation. If the rights to the pledged collateral are exercised, the shares held by Scient’x Groupe S.A.S. would therefore be transferred to Oxford Finance Corporation. As of that date Scient’x Groupe S.A.S. owned 65.29% of the share capital and voting rights of Scient’x S.A. In conjunction with the loan, the Company is required to maintain compliance with certain affirmative and negative covenants which includes, among other things, the failure to make payments when due, breaches of representations, warranties or covenants, including performance covenant for the achievement of a minimum level of revenues. Upon the occurrence of certain insolvency events or the occurrence of an event which, in the opinion of the lender, could have a material adverse effect on the Company, the lender has the right to declare the loan immediately due and payable. The performance covenant is tested quarterly starting from June 30, 2009.

SCIENT’X GROUPE SA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

Concurrent with this loan, Healthpoint committed to participate in a share capital increase of Scient’x Groupe S.A.S. for an amount of $ 5,000 (or approximately €3,850). The share capital increase was realized on June 3, 2009 for a total cash consideration of €3,853, or €21.56 per share for the 178,736 new shares issued with a nominal value of €0.40 each. Consideration received has been allocated to share capital for a total of €71, or €0.40 per share and to additional paid-in capital for €3,782. On the same date Scient’x S.A., issued 449,657 shares to Scient’x Groupe S.A.S., at a price of €8.57 per share, for total cash consideration amounting to €3,854. Scient’x Groupe S.A.S. interest in Scient’x S.A. before and after this share issuance was 65.29% and 66.41% respectively. The equity impact recorded as other comprehensive income due to the share capital increase was a decrease of €1,102.

In February 2009, the Company received the notification of a tax audit in France followed by a first visit by the tax authorities. As of today, the matter remains in a very preliminary stage as no further visits or requests have been received since.

On July 17, 2009, HealthpointCapital LLC and the Company concluded a transaction by which the latter was transferred the ownership of 847 shares of Surgiview, a consolidated subsidiary of the Company active in the manufacturing and installation of equipment and medical and surgical instruments. Subsequent to receiving the shares, the Company and Scient’x S.A. concluded a transaction by which the latter was transferred the ownership of the 847 shares that the Company received from HealthpointCapital LLC. Following the two transfers Scient’x S.A. finally owns 14,570 shares, or 100% of the share capital of Surgiview.

In accordance with French law, total consideration for the transfer of the 847 shares of Surgiview S.A. of was evaluated at €112. As remuneration for the shares received from HealthpointCapital LLC, the Company issued 5,195 new shares to the parent with nominal value of €0.40, or €21.16 each. For the subsequent transfer of those shares to Scient’x S.A. the latter issued 13,068 shares to the Company with a nominal value of €0.25, or €8.57 each.

On October 1, 2009 as part of the restructuring plan of its international distribution network, the Company settled a transaction that resulted in the Director Commercial Export resignation. As a consequence of the agreement a total of €362 was paid in October 2009 in full and final settlement.

In November 2009, the Supreme Court of the State of New York dismissed the pending case filed by Orthotec. Although the judgement might be appealed the Company believes that the risk of a negative outcome is remote.

SCIENT’X GROUPE S.A.S.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(All amounts stated in thousands of euros except share and par value data)

	September 30, 2009	December 31, 2008
	€	€
ASSETS
Cash	4,410	1,169
Short term investments	—	3,269
Accounts receivable, net of allowance of €906 and €908 respectively (including related party transactions of €1,053 and €326 respectively)	10,492	7,394
Inventory, net of allowance of €1,815 and €1,914 respectively	12,936	15,056
Prepaid expenses and other current assets	1,828	2,224

Total current assets	29,666	29,112

Goodwill	12,876	12,876
Intangible assets, net	35,619	39,385
Property and equipment, net	3,362	2,995
Deferred tax assets net of valuation allowance of €5,444 and €6,234 respectively	2,928	3,036
Other long-term assets	113	100

Total non-current assets	54,898	58,392

Total assets	84,564	87,504

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	2,019	3,780
Current portion of commitment and contingencies	202	382
Accounts payable & accrued expenses (including related party transactions of €47 and €41 respectively)	7,437	4,910
Other current liabilities	2,545	3,210

Total current liabilities	12,203	12,282

Long-term debt, less current portion	3,397	347
Long-term commitments and contingencies	1,253	1,326
Deferred tax liabilities	12,042	13,946
Other long term liabilities	324	325

Total non-current liabilities	17,016	15,944

Scient’x Groupe S.A.S. shareholders’ equity:
Common stock : 3,683,931 shares of €0.40 par value issued and outstanding as of September 30, 2009 and 3,500,000 shares of €0.40 as of December 31, 2008	1,474	1,400
Additional paid-in capital	97,148	93,257
Accumulated other comprehensive income (loss)	(388)	738
Accumulated deficit	(49,795)	(42,975)

Total Scient’x Groupe S.A.S. shareholders’ equity	48,439	52,420

Noncontrolling interest	6,906	6,858

Total shareholders’ equity	55,345	59,278

Total liabilities and shareholders’ equity	84,564	87,504

See notes to unaudited condensed consolidated financial statements

SCIENT’X GROUPE S.A.S.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts stated in thousands of euros)

	Nine Months ended September 30, 2009	January 25, 2008 through September 30, 2008	January 1, 2008 through January 24, 2008
	Successor	Successor	Predecessor
	€	€	€
Revenue (including related party transaction of €2,567, €1,308, and €154, respectively)	26,964	23,122	1,381
Cost of goods sold (including related party transaction of nil, €122, and nil, respectively)	(12,744)	(12,850)	(530)

Gross profit	14,220	10,272	851

Research and development expenses	(2,983)	(1,851)	(52)
Selling and marketing expenses	(9,163)	(7,011)	(286)
General and administrative expenses (including related party transaction of nil, €229 and €26, respectively)	(8,088)	(4,739)	(183)
Amortization of intangible assets pushed down	(3,624)	(3,322)	—
IPR&D write-off	—	(6,356)	—

Total operating expenses	(23,858)	(23,279)	(521)

(Loss) income from operations	(9,638)	(13,007)	330

Interest expense	(195)	(230)	(22)
Exchange loss	(406)	(100)	(45)
Other non operating income (expense), net
Alphatec license upfront and buyback (related party)	—	(1,667)	—
Other non operating income (expense), net	(306)	(124)	6

Net (loss) income before income taxes	(10,545)	(15,128)	269

Income tax benefit (expense)	1,848	4,524	(66)

Net (loss) income	(8,697)	(10,604)	203
Less: Net (loss) income attributable to the noncontrolling interest	(1,258)	(662)	64

Net (loss) income attributable to Scient’x Groupe S.A.S.	(7,439)	(9,942)	139

See notes to unaudited condensed consolidated financial statements

SCIENT’X GROUPE S.A.S.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(All amounts stated in thousands of euros)

	Nine Months ended September 30, 2009	January 25, 2008 through September 30, 2008	January 1, 2008 through January 24, 2008
	Successor	Successor	Predecessor
	€	€	€
Net (loss) income	(8,697)	(10,604)	203
Change in minority interest at Scient’x S.A.	(1,112)	1,612	—
Change in cumulative translation adjustment	(20)	173	29

Total other comprehensive (loss) income	(9,829)	(8,819)	232
Comprehensive (loss) income attributable to the noncontrolling interest	(1,264)	(602)	74

Comprehensive (loss) income attributable to Scient’x Groupe S.A.S.	(8,565)	(8,217)	158

See notes to unaudited condensed consolidated financial statements

SCIENT’X GROUPE S.A.S.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(All amounts stated in thousands of euros except share data)

	Scient’x Groupe S.A.S. Shareholders
	Shares		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Retained Earnings (Deficit)	Noncontrolling Interest	Shareholders’ Equity
	Number	Amount
		€	€	€	€	€	€
Predecessor
At January 1, 2008	3,500,000	1,400	12,080	(1,137)	2,788	4,410	19,541
Acquisition of treasury stock	—	—	—	—	31	16	47
Foreign currency translation adjustment	—	—	—	19	—	10	29
Net income	—	—	—	—	139	64	203

At January 24, 2008	3,500,000	1,400	12,080	(1,118)	2,958	4,500	19,820

Successor
At January 25, 2008	3,500,000	1,400	12,080	(1,118)	2,958	4,500	19,820
Capital contribution related to push down of purchase price resulting from change in control	—	—	81,177	—	—	—	81,177
Change in minority interest at Scient’x S.A.	—	—	—	1,612	—	(1,612)	—
Foreign currency translation adjustment	—	—	—	113	—	60	173
Stock based compensation	—	—	—	—	303	160	463
Shares issued and subscribed by minority interest at Scient’x S.A.	—	—	—	—	—	6,199	6,199
Net loss	—	—	—	—	(9,942)	(662)	(10,604)

At September 30, 2008	3,500,000	1,400	93,257	607	(6,681)	8,645	97,228

At January 1, 2009	3,500,000	1,400	93,257	738	(42,975)	6,858	59,278
Issuance of shares	183,931	74	3,891	—	—	—	3,965
Change in noncontrolling interest at Scient’x S.A.	—	—	—	(1,112)	—	999	(113)
Foreign currency translation adjustment	—	—	—	(14)	—	(6)	(20)
Stock based compensation	—	—	—	—	619	313	932
Net loss	—	—	—	—	(7,439)	(1,258)	(8,697)

At September 30, 2009	3,683,931	1,474	97,148	(388)	(49,795)	6,906	55,345

See notes to unaudited condensed consolidated financial statements

SCIENT’X GROUPE S.A.S.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts stated in thousands of euros)

	Nine Months ended September 30, 2009	January 25, 2008 through September 30, 2008	January 1, 2008 through January 24, 2008
	Successor	Successor	Predecessor
	€	€	€
Cash flows from operating activities:
Net (loss) income before noncontrolling interests	(8,697)	(10,604)	203
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Stock compensation	932	417	47
Amortization of intangibles assets	4,150	10,233	43
Depreciation of property and equipment	1,026	1,061	70
Provision for risks and charges	206	(44)	—
Inventory step-up	2,364	2,859	—
Gain and (losses) on disposals	10	(50)	—
Retirement benefit obligation	12	21	5
Deferred taxes	(1,794)	(4,612)	14
Increase (decrease) in cash from:
Accounts receivables	(2,195)	(2,223)	810
Prepaid expenses and other current assets	(305)	1,776	(59)
Inventory	(523)	18	140
Accounts payable and accrued expenses	1,677	880	(243)
Other current liabilities	(245)	(343)	(375)

Net cash (used in) provided by operating activities	(3,382)	(611)	655

Cash flows from investing activities:
Purchase of property, plant and equipment	(2,001)	(767)	(58)
Disposal of property, plant and equipment	45	89	—
Sale (purchase) of short term investments	3,269	(5,335)	—
Purchase of others long term assets	(269)	(329)	—
Disposal of others long term assets	339	3,177	—

Net cash provided by (used in) investing activities	1,383	(3,165)	(58)

Cash flows from financing activities:
Proceeds from loans	5,047	2,335	—
Repayment of loans	(1,640)	(700)	(56)
Credit facilities drawdowns	(1,833)	(407)	407
Repayment of credit facilities drawdowns	(99)	(5,623)	—
Proceeds from issuance of shares	3,853	—	—
Proceeds from issuance of shares to minority shareholders’ of Scient’x S.A.	—	6,199	—
Others facilities	—	—	—

Net cash provided by financing activities	5,328	1,804	351

Effect of exchange rate changes on cash	(88)	—	(1)

Net increase (decrease) in cash	3,241	(1,972)	947
Cash at beginning of period	1,169	3,163	2,216

Cash at end of period	4,410	1,191	3,163

Supplemental disclosures:
Income taxes paid	11	195	—
Interest paid	195	252	—

See notes to unaudited condensed consolidated financial statements

SCIENT’X GROUPE S.A.S.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts stated in thousands of euros except share and per share data)

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

Scient’x Groupe S.A.S. (“Scient’x” or “the Company”) is a global medical device company based near Paris, France, that designs, develops and manufactures a broad portfolio of surgical implants for spinal disorders.

In 2007, the Company, formerly known as Ideal Medical Product S.A., was a public listed company in France active in the medical products engineering and spinal implants businesses. On November 16, 2007, a purchase and sales agreement (the “Agreement”) was signed by Olivier Carli, then CEO of the Company, and Healthpoint, involving the sale by Olivier Carli and Christian Carli of their interests totaling 61.32% of the company’s share capital (and 61.14% of the voting rights) at a sale price of €19.72 per share for a total consideration of €75,907. Combined with Healthpoint acquiring a 33.01% interest in June 2004 in Scient’x S.A. for a total consideration of €23,170, as of January 25, 2008, Healthpoint and its affiliates owned 97.05% of the share capital and 96.89% of the voting rights of Scient’x Groupe S.A.S.

The Company’s principal product offering includes surgical implants and systems for use in cervical, thoracolumbar, intervertebral, minimally invasive, cervical disc arthroplasty and other applications. Such implants and systems are made of titanium, titanium alloy, stainless steel, various ceramics, biomaterials and a biocompatible, radiolucent plastic called polyetheretherketone, or PEEK.

Management believes its products have differentiated characteristics that make them attractive to its global surgeon customer base by providing solutions for the safe and successful surgical treatment of spinal disorders. The Scient’x international sales and distribution network consists of a direct sales force in France and the U.K., a hybrid of direct sales force and distributors and agents in Italy and exclusive and non-exclusive worldwide distributors in approximately 50 countries including the United States. The Scient’x global surgeon education and training network augments its global distribution capabilities.

Scient’x management continually evaluates its product development programs, demand for its products and product launch strategies by regularly monitoring technology trends in the spinal implant industry. This includes facilitating discussions with the surgeon community and the Company’s International and United States Scientific Advisory Boards. The Company’s management also considers several variables associated with the ongoing operations of its business, including surgeon and market demand, product life cycle, scheduled manufacturing, purchasing activity and inventory levels and costs associated therewith, head count, research and development and selling, marketing and general and administrative expenses.

Basis of presentation and principles of consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiaries in France, the United States of America, the United Kingdom, Italy and Australia.

All intercompany accounts and transactions have been eliminated in the consolidation.

The accompanying condensed balance sheet as of December 31, 2008, which has been derived from audited financial statements, and the unaudited interim condensed consolidated financial statements have been prepared by the Company in accordance with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”) related to a quarterly report on Form 10-Q. Certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to those rules and regulations, although the

SCIENT’X GROUPE S.A.S.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

Company believes that the disclosures made are adequate to make the information not misleading. The interim financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair statement of the results for the periods presented. All such adjustments are of a normal and recurring nature. These unaudited consolidated financial statements should be read in conjunction with the audited Scient’x Groupe S.A.S.’s consolidated financial statements for the fiscal year ended December 31, 2008. Further, in connection with the condensed consolidated financial statements and in accordance with the recently issued Subsequent Events Topic of the FASB Accounting Standard Codification (formerly Statement of Financial Accounting Standards No. 165, Subsequent Events, “SFAS No. 165”), the Company evaluated subsequent events after the balance sheet date of September 30, 2009 through December 24, 2009, the date of the filing of these condensed consolidated financial statements.

Operating results for the nine months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009, or any other future periods.

Summary of Significant Accounting Policies

The Company’s significant accounting policies are described in Note 1 to its audited Consolidated Financial Statements for the fiscal year ended December 31, 2008. These accounting policies have not significantly changed during the nine months ended September 30, 2009, except as described below.

Concentration of Significant Customers

The Company’s customers are primarily hospitals or surgical centers and third party distributors. For the nine months ended September 30, 2009, one of our distributors in Spain, PRIM S.A., represented 10.9% of revenues. We do not believe that a change in this concentration would have a material adverse effect on our results of operations. Credit to customers is granted based on an analysis of the customers’ credit worthiness and credit losses have not been significant.

Recently Adopted Accounting Standards

Effective January 1, 2009, the Company adopted the new accounting guidance on the Consolidation Topic of the FASB Accounting Standard Codification issued in December 2007 (formerly included in SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51) which changes the accounting and reporting for minority interests. Minority interests are characterized as noncontrolling interests and are reported as a component of equity separate from the parent’s equity. Purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest is included in consolidated net income on the face of the income statement. The new guidance is effective for the Company beginning January 1, 2009 and the Company therefore adjusted the presentation of noncontrolling interests in its condensed consolidated financial statements retrospectively.

The Company adopted new guidance which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In addition, the new guidance requires the disclosure of the date through which an entity has evaluated subsequent events and whether that date represents the date the financial statements were issued or were available to be issued. The Company adopted the provisions of the new guidance during the second quarter of 2009 and the effect of adoption on its financial statements was not material.

SCIENT’X GROUPE S.A.S.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

On April 1, 2009, the Company adopted new guidance which provides additional guidelines for estimating fair value when there has been a significant decrease in the volume and level of activity for an asset or liability in relation to the normal market activity for the asset or liability (or similar assets or liabilities). In addition, the new guidance includes guidelines for identifying circumstances that indicate a transaction for the asset or liability is not orderly, in which case the entity shall place little, if any, weight on that transaction price as an indicator of fair value. The effect of adoption on the Company’s financial position and results of operations was not material.

Recent Accounting Pronouncements

In December 2008, the Financial Accounting Standards Board (“FASB”) amended existing guidance for an employer’s disclosures about plan assets of a defined pension or other postretirement plan, which is effective December 31, 2009. This amended guidance requires disclosures about plan assets including how investment allocation decisions are made, the major categories of plan assets, the inputs and valuation techniques used to measure the fair value of plan assets, the effect of fair value measurements using significant unobservable inputs (Level 3) on changes in plan assets for the period, and significant concentrations of risk within plan assets. Since the amended guidance requires only additional disclosures about the Company’s pension and other postretirement plan assets, the adoption of the guidance will not affect the Company’s financial position or results of operations.

In June 2009, the FASB issued an amendment to the accounting and disclosure requirements for transfers of financial assets, which is effective January 1, 2010. The amendment eliminates the concept of a qualifying special-purpose entity, changes the requirements for derecognizing financial assets and requires enhanced disclosures to provide financial statement users with greater transparency about transfers of financial assets, including securitization transactions, and an entity’s continuing involvement in and exposure to the risks related to transferred financial assets. The adoption of the new guidance is not expected to have a material impact on the Company’s consolidated financial statements.

Also in June 2009, the FASB amended the existing accounting and disclosure guidance for the consolidation of variable interest entities, which is effective January 1, 2010. The amended guidance requires enhanced disclosures intended to provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. The adoption of the new guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued new guidance for revenue recognition with multiple deliverables, which is effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, although early adoption is permitted. This guidance eliminates the residual method under the current guidance and replaces it with the “relative selling price” method when allocating revenue in a multiple deliverable arrangement. The selling price for each deliverable shall be determined using vendor specific objective evidence of selling price, if it exists, otherwise third-party evidence of selling price shall be used. If neither exists for a deliverable, the vendor shall use its best estimate of the selling price for that deliverable. After adoption, this guidance will also require expanded qualitative and quantitative disclosures. The Company is currently assessing the impact of adoption on its financial position and results of operations.

SCIENT’X GROUPE S.A.S.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

2. TRADE RECEIVABLES

At September 30, 2009 and at December 31, 2008 trade receivables consisted of the following:

	As of September 30, 2009	As of December 31, 2008
	€	€
Trade receivables	11,398	8,302
Allowance for doubtful accounts	(906)	(908)

Trade receivables	10,492	7,394

Trade receivables do not bear interest and are generally payable at term. The fair value of trade receivables is based on their carrying amount.

The Company accounts for the sale of trade receivables under factoring agreements between Scient’x USA and financial institutions in the United States, and Scient’x S.A. financial institutions in France as short-term debt and continues to carry the receivables on its consolidated balance sheet as the control of such receivables is not surrendered. As of September 30, 2009 and December 31, 2008, factored trade receivables amounted to nil and €700, respectively.

The Company did not experience losses or delinquencies on factored trade receivables during the reported periods.

3. INVENTORY

At September 30, 2009 and at December 31, 2008 inventory consisted of the following:

	As of September 30, 2009	As of December 31, 2008
	€	€
Raw material	103	92
Work-in-progress	77	95
Finished goods and goods for resale (of which € nil in 2009 and €2,364 in 2008 of inventory step-up)	14,571	16,783

Total gross inventory,	14,751	16,970

Opening inventory reserve	(1,914)	(994)
Increase	(257)	(1,205)
Decrease	356	285

Total inventory reserve	(1,815)	(1,914)

Inventory, net	12,936	15,056

SCIENT’X GROUPE S.A.S.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

4. INTANGIBLE ASSETS

At September 30, 2009 and at December 31, 2008 intangible assets consisted of the following:

		As of September 30, 2009			As of December 31, 2008
	Useful life in years	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
		€	€	€	€	€	€
Technology-related	8-15	36,938	(12,136)	24,802	36,938	(9,562)	27,376
Customer-related	10-15	7,027	(976)	6,051	7,027	(542)	6,485
Marketing related	5-9	4,003	(1,066)	2,937	4,003	(601)	3,402
Physician Education and Training program	10	1,841	(339)	1,502	1,841	(188)	1,653
Licenses and patents	5	3,668	(3,371)	297	3,682	(3,217)	465
Other miscellaneous	3-5	553	(523)	30	557	(553)	4

Total		54,030	(18,411)	35,619	54,048	(14,663)	39,385

Total amortization expense was €4,150 and €10,276 for the nine months ended September 30, 2009 and 2008, respectively.

Based on the intangible assets as of September 30, 2009, the estimated amortization expense for each of the succeeding 5 years is as follows:

Year Ending December 31,	€
Remainder of 2009	1,252
2010	4,941
2011	4,823
2012	4,507
2013	3,941
Thereafter	16,155

Total	35,619

5. SHAREHOLDERS’ EQUITY

On June 3, 2009, HealthpointCapital LLC entirely subscribed the share capital increase of 178,736 new shares of the Company with a nominal value of €0.40 each, for a total cash consideration of €3,853, or €21.56 per share. Consideration received has been allocated to share capital for a total of €71, or €0.40 per share, and to additional paid-in capital for €3,782.

On June 3, 2009, the Company entirely subscribed the share capital increase of 449,657 new shares of Scient’x S.A., with a nominal value of €0.25, for total cash consideration amounting to €3,854, or €8.57 per share. Scient’x Groupe S.A.S. interest in Scient’x S.A. before and after the share issuance was 65.29% and 66.41%, respectively. Consideration paid has been allocated in Scient’x S.A. financial statements to share capital for a total of €112, or €0.25 per share, and to additional paid-in capital for €3,741. The gain recorded as other comprehensive income due to the share capital increase was of €1,102.

SCIENT’X GROUPE S.A.S.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

Deferred taxes have not been provided on share premiums received upon issuance and sale of Scient’x S.A. stocks as management considers that these earnings are essentially permanent in duration.

Previously to July 17, 2009, HealthpointCapital LLC and Scient’x S.A. owned respectively 847 and 13,723 shares of Surgiview S.A. shareholders’ capital. Surgiview is a subsidiary of the Groupe active in the manufacturing and installation of equipment and medical and surgical instruments.

On July 17, 2009, HealthpointCapital LLC and the Company concluded a transaction by which the latter was transferred the ownership of the 847 shares of Surgiview. Subsequent to receiving the shares, the Company and Scient’x S.A. concluded a transaction by which the latter was transferred the ownership of the 847 shares that the Company received from HealthpointCapital LLC. Following the transfer Scient’x S.A. owns 14,570 shares, or 100% of the share capital of Surgiview as it previously owned 13,723 shares.

In accordance with French law total consideration for the transfer of the share capital of Surgiview S.A. of was evaluated at €112. As remuneration for the shares received from HealthpointCapital LLC, the Company issued 5,195 new shares to the parent with nominal value of €0.40, €21.16 each. For the subsequent transfer of those shares to Scient’x S.A., the subsidiary issued 13,068 shares to the Company with a nominal value of €0.25, or €8.57 each.

6. DEBT

At September 30, 2009, and at December 31, 2008, the Company’s debt is comprised of the following:

	As of September 30, 2009	As of December 31, 2008
	€	€
Oxford loans	4,922	—
Other bank loans	—	788
Credit facility drawdowns	—	1,833
Working line of credit	—	98
Capitalized lease obligation	375	509
Factoring	—	700
OSEO Anvar conditional interest-free loan	119	190
Others	—	9

Total	5,416	4,127
Less current portion	(2,019)	(3,780)

Long term portion	3,397	347

Bank loans

In May 29, 2009 Scient’x USA obtained a $7,500 (approximately €5,700) loan from the U.S. investment company Oxford Finance Corporation with a 12.42% interest rate and maturities of 36 months. As of September 30, 2009, the Company was in compliance with its covenants included in the loan agreement.

Concurrent with this loan, all credit facility drawdowns have been repaid.

SCIENT’X GROUPE S.A.S.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

The future expected repayments of the Oxford Finance Corporation loan as of September 30, 2009 are as follows:

€*
Year Ending December 31,
Remainder of 2009	778
2010	1,788
2011	2,024
2012	1,110
2013	—
Thereafter	—

*Converted to September 30, 2009 exchange rate	5,700

7. RELATED PARTY TRANSACTIONS

For the nine months ended September 30, 2009, the Company entered into transactions with related parties as described below.

Transactions with Alphatec

No open receivables from Alphatec remained as of September 30, 2009 and December 31, 2008 in connection with the license and subsequent buyback agreement entered by the Company in 2007, as amended in 2008. Under such agreement, the Company recorded revenues of €9, cost of goods sold of €122 and other non operating expenses of €1,667 in the period ended September 30, 2008, respectively for the inventories sold and license buyback.

Other related parties transactions

No open payable remained under the management service agreement with ETEC, a medical device distributor based in Switzerland, as of September 30, 2009 and December 31, 2008. Expenses incurred under this agreement amounted to nil and €165 for the nine months ended September 30, 2009 and 2008, respectively.

Revenues recorded under the exclusive distribution agreement entered with ETEC in 2005, as amended in 2007, amounted to €151 and €147 for the nine months ended September 30, 2009 and 2008, respectively. Amounts receivables under this agreement amounted to €111 and €69, respectively as of September 30, 2009 and December 31, 2008.

In November 2007, and in January 2008, the Company received from Olivier Carli two installments of €4,000 and €3,000, respectively, as the total consideration of €7,000 for the sale of IMPE. As of December 31, 2008, IMPE owed the Company a residual €6 related to certain transaction costs and fees.

Expense incurred under the service agreement entered with IMPE on December 19, 2007, amounted to nil and €90 for the nine months ended September 30, 2009 and 2008, respectively. Amounts payable under this agreement amounted to €47 and €47, respectively, as of September 30, 2009 and December 31, 2008. This agreement was terminated in June 30, 2008.

Revenue recorded under the exclusive distribution agreement entered with PRIM SA, in February 2005, amounted to €2,416 and €1,306 for the nine months ended September 30, 2009 and 2008, respectively. Amounts

SCIENT’X GROUPE S.A.S.

UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(All amounts stated in thousands of euros except share and per share data)

receivables under this agreement amounted to €942 and €257, respectively, as of September 30, 2009 and December 31, 2008.

8. SUBSEQUENT EVENTS

In February 2009, the Company received the notification of a tax audit in France followed by a first visit by the tax authorities. As of December 24, 2009, the date of the filing of these condensed consolidated financial statements, the matter remains in a very preliminary stage as no further visits or requests have been received since.

On October 1, 2009, as part of the restructuring plan of its international distribution network, the Company settled a transaction that resulted in the Director Commercial Export resignation. As a result of the agreement a total amount of €362 was accrued as of September 30, 2009 and subsequently paid in October 2009 in full and final settlement.

In November 2009, the Supreme Court of the State of New York dismissed the pending case filed by Orthotec. Although the judgement might be appealed, the Company believes that the risk of a negative outcome is remote.

Annex B

Execution Copy

ACQUISITION AGREEMENT

by and among

ALPHATEC HOLDINGS, INC.,

HEALTHPOINT (LUXEMBOURG) I SÀRL,

HEALTHPOINTCAPITAL PARTNERS, L.P.,

HEALTHPOINT (LUXEMBOURG) I SÀRL,

HEALTHPOINTCAPITAL PARTNERS II, L.P.,

and, upon their joinder

in accordance with Section 8.12 hereof

COÖPERATIE ALPHATEC HOLDINGS EUROPA U.A.

and

ALPHATEC HOLDINGS INTERNATIONAL C.V.

Dated as of December 17, 2009

i

(continued)

(continued)

(continued)

THIS ACQUISITION AGREEMENT (this “Agreement”) is made and entered into as of December 17, 2009, by and among Alphatec Holdings, Inc., a Delaware corporation (“Issuer”), HealthpointCapital Partners, L.P., a Delaware limited partnership (“HPC I”), HealthpointCapital Partners II, L.P., a Delaware limited partnership (“HPC II”, and together with HPC I, “HPC”), HealthPoint (Luxembourg) I SÀRL, a société à responsabilité limitée, with registered office at 20, rue de la Poste, L-2346 Luxembourg and registered with the Luxembourg trade and companies register under number R.C.S. Luxembourg B 101.206 (“LuxCo I”), and HealthPoint (Luxembourg) II, SÀRL, a société à responsabilité limitée, with registered office at 20, rue de la Poste, L-2346 Luxembourg and registered with the Luxembourg trade and companies register under number R.C.S. Luxembourg B 133.520 (“LuxCo II” and together with LuxCo I, the “Sellers” and each a “Seller”). Issuer, HPC I, HPC II, LuxCo I and LuxCo II, and upon their joinder hereto as contemplated in Section 8.12, Coöperatie Alphatec Holdings Europa U.A, a Dutch cooperatie met uitsluiting van aansprakelijkheid (“AcquisitionCo”) and Alphatec Holdings International C.V., a Dutch commanditaire vennootschap (“AcquisitionHoldCo”), are sometimes referred to herein each, individually, as a “Party” and, collectively, as the “Parties.” Certain terms are defined in Section 11.14 or 11.15.

WHEREAS, HPC I owns 125 shares, with a nominal value of €100 each, representing 100% of the share capital and 100% of the voting rights of LuxCo I;

WHEREAS, HPC II owns 11,380 shares, with a nominal value of €1.00 each, representing 91.04% of the share capital and 91.04% of the voting rights of LuxCo II;

WHEREAS, the Board of Directors of Issuer (the “Issuer Board”), upon the recommendation of the Special Committee of the Issuer Board (the “Issuer Special Committee”), has determined that it is in the best interests of its stockholders for Issuer to indirectly acquire ordinary shares, nominal value €0.25 per share (“Scient’x Shares”) of Scient’x S.A., a French société anonyme (“Scient’x”), representing approximately 94.8% of the issued and outstanding Scient’x Shares, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, LuxCo I owns 3,953,664 Scient’x Shares (such Scient’x Shares owned by LuxCo I, the “LuxCo I Acquired Scient’x Shares”), representing approximately 28.4% of the outstanding Scient’x Shares;

WHEREAS, LuxCo II owns 3,683,931 of the issued and outstanding ordinary shares of Scient’x Groupe S.A.S. (“Scient’x Groupe”), nominal value €0.40 per share (the “Scient’x Groupe Shares”) representing 100% of the share capital and 100% of the voting rights of Scient’x Groupe;

WHEREAS, Scient’x Groupe owns 9,259,126 Scient’x Shares (such Scient’x Shares owned by Scient’x Groupe, the “Groupe Acquired Scient’x Shares”), representing approximately 66.4% of the outstanding Scient’x Shares;

WHEREAS, in furtherance of such acquisition, Issuer will contribute a number of shares of the Issuer’s common stock, par value $0.0001 per share (“Issuer Common Stock”), determined in accordance with the terms of this Agreement, to AcquisitionHoldCo, which in turn shall contribute such shares to AcquisitionCo;

WHEREAS, in furtherance of such acquisition, AcquisitionCo, a wholly-owned indirect Subsidiary of Issuer, will acquire the LuxCo I Acquired Scient’x Shares in exchange for shares of Issuer Common Stock, upon the terms and subject to the conditions of this Agreement;

WHEREAS, in furtherance of such acquisition, AcquisitionCo will acquire 100% of the outstanding Scient’x Groupe Shares (the “Acquired Groupe Shares”) in exchange for shares of Issuer Common Stock, upon the terms and subject to the conditions of this Agreement, and in so doing shall indirectly acquire the Groupe Acquired Scient’x Shares;

WHEREAS, collectively, the LuxCo I Acquired Scient’x Shares and the Groupe Acquired Scient’x Shares comprise 13,212,790 Scient’x Shares (collectively, the “Acquired Scient’x Shares”), representing approximately 94.8% of the outstanding Scient’x Shares;

WHEREAS, the Issuer Board, upon the unanimous recommendation of the Issuer Special Committee, has unanimously approved this Agreement and the transactions contemplated by this Agreement, including the contribution of the shares of Issuer Common Stock to AcquisitionHoldCo and the subsequent contribution to AcquisitionCo and the sale of the shares of Issuer Common Stock to the Sellers upon the terms and subject to the conditions of this Agreement, in exchange for the LuxCo I Acquired Scient’x Shares and the Acquired Groupe Shares hereunder (collectively, the “Issuer Transactions”);

WHEREAS, the required internal approvals of each of the Sellers and HPC have been obtained for the transactions contemplated by this Agreement;

WHEREAS, on or after the date of this Agreement, Issuer, AcquisitionHoldCo and AcquisitionCo may enter into acquisition agreements with one or more of the Minority Scient’x Shareholders (as defined below), pursuant to which AcquisitionCo would acquire the Scient’x Shares owned by such Minority Scient’x Shareholders;

WHEREAS, for U.S. federal income tax purposes, it is intended that (i) the Issuer Transactions qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder and (ii) this Agreement shall constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g); and

WHEREAS, as an inducement to Issuer to enter into this Agreement, and to consummate the transactions contemplated hereby and thereby, HPC has entered into a Corporate Governance Agreement, in substantially the form attached hereto as Exhibit A (the “Corporate Governance Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES

1.1 Exchange of Shares. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, the Sellers shall sell, assign, transfer, convey and deliver to AcquisitionCo, and AcquisitionCo shall purchase, acquire and accept for delivery:

(a) from LuxCo I, the LuxCo I Acquired Scient’x Shares; and

(b) from LuxCo II, the Acquired Groupe Shares.

1.2 Purchase Price. The aggregate purchase price (the “Purchase Price”) to be paid by AcquisitionCo:

(a) to LuxCo I for the LuxCo I Acquired Scient’x Shares shall be a number of shares of Issuer Common Stock (the “LuxCo I Shares”) equal to the product obtained by multiplying the Exchange Ratio by the number of LuxCo I Acquired Scient’x Shares (subject to Section 10.3(b) below); and

(b) to LuxCo II for the Acquired Groupe Shares shall be a number of shares of Issuer Common Stock (the “LuxCo II Shares”, and together with the LuxCo I Shares, the “Shares”) equal to the product obtained by multiplying the Exchange Ratio by the number of Groupe Acquired Scient’x Shares (subject to Section 10.3(b) below).

1.3 Fractional Shares. No certificates or scrip representing fractional Shares shall be issued pursuant to this Agreement and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Issuer. In lieu of such fractional share interest, if any, the Sellers, as applicable, shall be paid an amount in cash (without interest and subject to the amount of any withholding taxes) equal to the product obtained by multiplying (i) such fractional share interest to which such Seller would otherwise be entitled by (ii) the Issuer Common Stock Price.

1.4 Cancellation of Scient’x Options.

(a) For purposes of this Agreement, the term “Scient’x Option” means each option to purchase Scient’x Shares, whether or not then vested or fully exercisable, granted to any current or former employee, consultant or director of Scient’x or any Subsidiary of Scient’x or any other Person under the (i) Scient’x 2005 Stock Option Plan, as amended, and (ii) Scient’x 2008 Stock Option Plan, as amended, (collectively, the “Scient’x Option Plan”), that remains outstanding and unexercised immediately prior to Closing. For the sake of clarity, options to purchase shares of Scient’x USA, Inc. or Scient’x Shares that are or may be deemed to be outstanding under the Scient’x USA, Inc. 2005 Stock Option Plan are not Scient’x Options and shall not be subject to this Section 1.4.

(b) HPC shall cause Scient’x to use commercially reasonable efforts to cause the termination and cancellation of all vested and unvested Scient’x Options at Closing and to cause each holder of Scient’x Options to execute a written Release (as defined below) in order to evidence the termination and cancellation of such holder’s Scient’x Options. In consideration of continued services to be rendered to Scient’x, each holder of an Scient’x Option that executes a Release at or prior to Closing, shall, immediately following the Closing, receive a new option to purchase shares of common stock of the Issuer on the terms set forth in Schedule 1.4(b) hereto. The “Release” referred to in the preceding sentence shall provide in substance that, with respect to an Scient’x Option, the Scient’x Option shall be deemed terminated, canceled and of no further force or effect as between Scient’x and the holder and neither party shall have any further rights or obligations with respect thereto. The Release shall be substantially in the form attached hereto as Exhibit B.

1.5 Payment of Purchase Price. At the Closing, AcquisitionCo shall pay to each Seller the Purchase Price payable to such Seller by delivery of the number of Shares to each Seller determined in accordance with Section 1.2 hereof (subject to Section 10.3(b) below) and, if applicable, the cash in lieu of fractional shares pursuant to Section 1.3 hereof.

1.6 Closing Deliveries by Sellers. At the Closing:

(a) LuxCo I shall deliver, or cause to be delivered to AcquisitionCo:

(i) duly executed share transfer forms (ordres de mouvement) or similar applicable transfer instrument for all of the LuxCo I Acquired Scient’x Shares, completed pursuant to the terms hereof, and any other documents necessary for the transfer of good and marketable title to the LuxCo I Acquired Scient’x Shares;

(ii) tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the LuxCo I Acquired Scient’x Shares with the French tax authorities;

(iii) a deed of release evidencing that the pledge over the LuxCo I Acquired Scient’x Shares granted to Oxford Finance Corporation pursuant to the Scient’x Credit Facility has been released; and

(iv) the certificates and other documents required to be delivered pursuant to Section 9.2.

(b) LuxCo II shall deliver, or cause to be delivered to AcquisitionCo:

(i) duly executed share transfer forms (ordres de mouvement) or similar applicable transfer instrument for all of the Acquired Groupe Shares, completed pursuant to the terms hereof, and any other documents necessary for the transfer of good and marketable title to the Acquired Groupe Shares;

(ii) tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Groupe Shares with the French tax authorities;

(iii) a deed of release evidencing that the pledge over the Acquired Groupe Shares granted to Oxford Finance Corporation pursuant to the Scient’x Credit Facility has been released; and

(iv) the certificates and other documents required to be delivered pursuant to Section  9.2.

1.7 Closing Deliveries by Issuer. At the Closing, Issuer and/or AcquisitionCo, as applicable, shall deliver, or cause to be delivered, to the Sellers, as applicable, pursuant to Section 1.5:

(a) a stock certificate in the name of LuxCo I evidencing the number of LuxCo I Shares determined in accordance with Section 1.2;

(b) a stock certificate in the name of LuxCo II evidencing the number of LuxCo II Shares determined in accordance with Section 1.2; and

(c) the certificates and other documents required to be delivered pursuant to Section 9.3.

1.8 Simultaneous Actions. The Parties agree that all actions required to be taken, and all deliverables required to be delivered, at Closing shall be deemed to have been taken or delivered simultaneously.

1.9 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of ARTICLE X, and subject to the satisfaction or waiver, as the case may be, of the conditions set forth in ARTICLE IX, the closing of the Issuer Transactions and the other transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. (Pacific time) on a date to be mutually agreed upon by the Parties (the “Closing Date”), which date shall be no later than the fifth Business Day after all the conditions set forth in ARTICLE IX (excluding conditions that, by their nature, cannot be satisfied until the Closing) shall have been satisfied or waived. The Closing shall take place at the offices of DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, CA 94303, or at such other location as is agreed to by the Parties. For purposes of this Agreement, “Business Day” means any day other than a Saturday or a Sunday on which banks are opened in each of San Francisco, California, United States, New York, New York, United States, Paris, France and Luxembourg, Luxembourg.

1.10 Taking of Necessary Action; Further Action. If, at any time and from time to time after the Closing, any further action is necessary or desirable to vest in AcquisitionCo full right, title and possession over the LuxCo I Acquired Scient’x Shares or the Acquired Groupe Shares, or to vest in the Sellers full right, title and possession over the Shares to be issued pursuant to this Agreement, each Seller and the Issuer, as applicable, shall take, or cause to be taken, all such lawful and necessary or desirable action as is consistent with this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES REGARDING SCIENT’X

Except as set forth in the disclosure schedule provided to Issuer on the date hereof and which is attached hereto as Schedule 2 (the “Scient’x Disclosure Schedule”), the Sellers hereby jointly and severally represent and warrant to Issuer as follows in this ARTICLE II. The Scient’x Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE II, and the disclosure in any paragraph shall be deemed to be disclosed in each other paragraph in which it is specifically cross-referenced or as to which its relevance is reasonably apparent, and shall not be deemed to relate to or qualify any other representation. As used in this Agreement, an “Scient’x Material Adverse Effect” means any change, event or effect that has a material adverse effect on the business, assets (including, without limitation, intangible assets), financial condition, or results of operations of Scient’x and its Subsidiaries, taken as a whole, excluding any changes, events or effects that arise out of or are attributable to: (i) general political, business, economic or securities markets conditions which do not disproportionately affect Scient’x and its Subsidiaries relative to other participants in the spinal implant industry, (ii) conditions that materially and adversely affect the spinal implant industry, which changes do not disproportionately affect Scient’x and its Subsidiaries relative to other participants in such industry, (iii) natural disasters, acts of war or other hostilities or terrorism, (iv) the loss of customers, prospective customers, suppliers, prospective suppliers, employees, prospective employees, business relationships, or prospective business relationships as a result of the announcement, pendency or consummation of the Issuer Transactions or other transactions contemplated by this Agreement, (v) changes in any applicable accounting regulations or principles or the interpretation thereof, (vi) failure of Scient’x to meet revenue, earnings or other projections (provided that the underlying causes of such failure shall not be excluded pursuant to this clause), or (vii) any breach of this Agreement by Issuer.

2.1 Organization and Qualification.

(a) Scient’x is a French société anonyme, duly organized and validly existing under the Laws of France registered and with the Registry of Commerce and Companies of Versailles, under number RCS Versailles 348 366 733. Scient’x is duly qualified or licensed as a foreign corporation to conduct business, and, as applicable, is in corporate good standing, under the Laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have an Scient’x Material Adverse Effect. Scient’x has made available to Issuer true, complete and correct copies of its articles of association (“Statuts”), as amended to date. Scient’x is not in default under or in violation of any provision of its articles of association or similar governing document. The filings with the Registry of Commerce and Companies of Versailles or other applicable Governmental Authority of Scient’x are complete and up-to-date in all material respects. The current excerpts (or similar applicable document) from the Registry of Commerce and Companies (or other applicable Governmental Authority) regarding Scient’x delivered to Issuer are true and accurate in all material respects as of their respective dates.

(b) Scient’x is not in a state of insolvency or unable to meet its payment obligations as they become due and is not and has never been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy proceedings provided for by the French Law, nor has it requested an extension period pursuant to French Law.

2.2 Subsidiaries.

(a) Section 2.2(a) of the Scient’x Disclosure Schedule sets forth a true, complete and correct list of each direct or indirect Subsidiary of Scient’x.

(b) Each direct or indirect Subsidiary of Scient’x is duly organized, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its organization, and is duly qualified or licensed as a foreign corporation to conduct business, and is in good standing, as applicable, under the Laws of each jurisdiction where the character of the properties and other assets owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary. Scient’x has made available to Issuer true, complete and correct copies of the certificate of incorporation, bylaws or other charter or equivalent organizational documents of each of its direct and indirect Subsidiaries, each as amended to date.

(c) Scient’x owns 100% of the outstanding capital stock of each of its Subsidiaries, and there are no outstanding options, warrants, convertible notes or other securities convertible or exchangeable for shares of any direct or indirect Subsidiary of Scient’x, or any rights of first refusal, preemptive rights or other rights with respect thereto held by any third parties.

2.3 Capital Structure.

(a) Scient’x has an outstanding share capital of €3,484,065.50 consisting exclusively of 13,936,262 Scient’x Shares. All of the issued and outstanding Scient’x Shares are validly issued, fully paid-up and have been issued in full compliance with the Scient’x Statuts.

(b) Section 2.3(b) of the Scient’x Disclosure Schedule includes a list of all outstanding Scient’x Shares by holder.

(c) As of the date hereof (i) 946,094 additional Scient’x Shares may be issued upon exercise of the Scient’x Options issued by Scient’x and outstanding under the Scient’x Option Plan, and (ii) there are no other options, warrants, convertible notes or other securities or rights of any kind convertible, exercisable or exchangeable for Scient’x Shares or any rights thereto. Except as described in this paragraph (c) and paragraph (a) above, there are no shares of voting or non-voting capital stock, equity interests or other securities of Scient’x authorized, issued, reserved for issuance or otherwise outstanding.

(d) Further Representations.

(i) Scient’x satisfies all minimum capital requirements under French Law. The transactions contemplated by this Agreement shall not increase the minimum capital requirements under French Law.

(ii) There are no bonds, debentures, notes or other indebtedness of Scient’x having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Scient’x may vote. Except as described in subsections (a), (b) or (c) above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Scient’x is a party or bound obligating Scient’x to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Scient’x.

(iii) Scient’x has previously made available to Issuer a true, complete and correct list of all the outstanding options and warrants to purchase Scient’x Shares, including: (i) the date of grant; (ii) the exercise price; and (iii) the vesting schedule and expiration date. Scient’x has previously made available to Issuer true, complete and correct copies of all plans and forms of option agreements, grant notices and similar documentation for each of such outstanding options and warrants.

(iv) There are no outstanding contractual obligations of Scient’x to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of Scient’x. There are no stock-appreciation rights, security-based performance units, phantom stock or other security rights pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of Scient’x.

(v) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which Scient’x or any of its Subsidiaries or to the knowledge of the Sellers any of the shareholders of Scient’x is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of Scient’x or any of its Subsidiaries.

(vi) All of the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Scient’x are: (i) owned, directly or indirectly, by Scient’x (other than director’s qualifying shares) free and clear of all liens, claims, security interests, pledges and encumbrances of any kind or nature whatsoever (collectively, “Liens”); and (ii) free of any restriction, including, without limitation, any restriction which prevents the payment of dividends to Scient’x or any other Subsidiary of Scient’x, or which otherwise restricts the right to vote, sell or otherwise dispose of such capital stock or other ownership interest, other than restrictions under the Securities Act of 1933, as amended (the “Securities Act”), state securities Laws and the securities Laws of any other applicable non-U.S. jurisdiction.

2.4 No Conflict; Required Filings.

(a) No consent, approval, order or authorization of, or registration, declaration or filing with, any government, governmental, statutory, regulatory or administrative authority, agency, body or commission or any court, tribunal or judicial body, constituted anywhere in the world, whether it be national, federal, provincial, state, local or municipal (each, a “Governmental Authority”) is required by or with respect to Scient’x or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Issuer Transactions or the other transactions contemplated hereby, except for (i) such filings, notifications and authorizations as may be required by the French Ministry of Economy and Finance or similar Luxembourg Governmental Authority, (ii) compliance with the HSR Act and the requirements of the Antitrust Laws of any applicable jurisdiction worldwide, (iii) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Scient’x Shares with the French tax authorities, and (iv) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Issuer Transactions on a timely basis.

(b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under: (i) Scient’x’s organizational documents; (ii) subject to the governmental filings and other matters referred to in paragraph (a) above, any (A) Law or (B) judgment, decree or order, in each case applicable to Scient’x, or by which any of Scient’x’s properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which Scient’x is a party or by which Scient’x’s properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences, if any, that could not, individually or in the aggregate, reasonably be expected to impair the ability of the Parties to consummate the Issuer Transactions on a timely basis.

2.5 Financial Statements.

(a) True and complete copies of the following have been delivered by Scient’x to Issuer: (i) the consolidated audited balance sheet of Scient’x Groupe for each of the two fiscal years ended as of December 31, 2007 and December 31, 2006, and the related consolidated audited statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereto, accompanied by the reports thereon of accountants of Scient’x Groupe, (ii) the audited balance sheet of Scient’x for each of the two fiscal years ended as of December 31, 2007 and December 31, 2006, and the related audited statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x, together with all related notes and schedules thereto, accompanied by the reports thereon of accountants of Scient’x, (iii) the unaudited balance sheet of Scient’x Groupe for the fiscal year ended as of December 31, 2008, and the related consolidated unaudited statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereoto, and (iv) the unaudited balance sheet of Scient’x for the fiscal year ended as of December 31, 2008, and the related consolidated unaudited statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereto (the financial statements referred to in clauses (i) though (iv) are collectively referred to herein as the “Scient’x Financial Statements”), (v) the consolidated unaudited balance sheet of Scient’x Groupe as of September 30, 2009, and the related consolidated statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereto, and (vi) the unaudited balance sheet of Scient’x as of September 30, 2009, and the related statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x, together with all related notes and schedules thereto (the financial statements referred to in this clause (vi) together with the financial statements referred to in clause (v) are collectively referred to herein as the “Scient’x Interim Financial Statements”).

(b) The Scient’x Financial Statements, the Scient’x Interim Financial Statements and, when provided to Issuer after the date hereof as contemplated in Section 9.2(e), the Audited Scient’x Financial Statements (i) present fairly, in all material respects, the consolidated financial condition and results of operations of Scient’x Groupe and its Subsidiaries as of the dates thereof or for the periods covered thereby, except as otherwise noted therein (subject, in the case of unaudited financial statements, to (x) the absence of footnotes and (y) year end adjustments, the effect of which, individually or in the aggregate, will not be materially adverse), (ii) present fairly, in all material respects, the financial condition and results of operations of Scient’x as of the dates thereof or for the periods covered thereby, except as otherwise noted therein (subject, in the case of unaudited financial statements, to (x) the absence of footnotes and (y) year end adjustments, the effect of which, individually or in the aggregate, will not be materially adverse), and (iii) except in the case of the Scient’x Financial Statements dated as of December 31, 2006, have been prepared in accordance with U.S. generally accepted accounting principals (“GAAP”) applied on a basis consistent with the past practices of Scient’x and its Subsidiaries and throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by GAAP).

2.6 Material Contracts.

(a) Section 2.6 of the Scient’x Disclosure Schedule sets forth a complete and accurate list as of the date hereof of each contract and agreement of the following types that have not been fully performed, or which contain ongoing obligations of any party thereto, and to which Scient’x or any of its Subsidiaries is a party (each, an “Scient’x Material Contract”):

(i) with a distributor of a product or products of Scient’x or any of its Subsidiaries (each, an “Scient’x Distribution Agreement”); provided that a failure to list any Scient’x Distribution Agreement that is not material to the business of Scient’x and its Subsidiaries, taken as a whole, in Section 2.6 of the Scient’x Disclosure Schedule shall not be deemed to be a breach of this Section 2.6(a)(i), unless the expected annual receipts pursuant to any such omitted Scient’x Distribution Agreement are in excess of $300,000;

(ii) with expected annual receipts or expenditures in excess of $300,000 (other than any Scient’x Distribution Agreement);

(iii) required to be listed on the Scient’x Disclosure Schedule pursuant to Section 2.17(j) or Section 2.24 (other than any Scient’x Distribution Agreement);

(iv) granting any exclusive rights of any kind, “most favored nation” rights, rights of first refusal, rights of first negotiation or other similar rights to any party, including without limitation each Scient’x Distribution Agreement containing any such provision (without regard to the materiality proviso contained in Section 2.6(a)(i) above);

(v) evidencing indebtedness for borrowed or loaned money of $250,000 or more, including guarantees of such indebtedness;

(vi) involving any partnership, joint venture or limited liability company agreement or concerning any equity or partnership interest in another Person;

(vii) relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

(viii) relating to research, clinical trial, or development by third parties of (A) products (including products under development) of Scient’x or any of its Subsidiaries; or (B) products (including products under development) licensed by Scient’x or any of its Subsidiaries, in each case with expected annual receipts or expenditures in excess of $25,000 in any individual instance;

(ix) pursuant to which Scient’x or any of its Subsidiaries is obligated to purchase specified minimum amounts of any product or to perform or conduct research, clinical trials or development for any Person other than Scient’x or any of its Subsidiaries, in each case with expected annual receipts or expenditures in excess of $200,000 in the aggregate;

(x) imposing any restriction on Scient’x or any of its Subsidiaries: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person; (C) to develop or distribute any technology; or (D) any other material restriction on the conduct of its business as currently conducted or as proposed to be conducted;

(xi) creating or involving any manufacturer’s representative, broker, franchise, agency or dealer relationship (other than any Scient’x Distribution Agreement);

(xii) pursuant to which Scient’x or any of its Subsidiaries has entered into an arrangement in which a Healthcare Provider receives any cash or in-kind compensation or benefit in excess of $10,000 per annum (other than agreements described in Sections 2.6(a)(viii) or (ix) and set forth in the corresponding sections of the Scient’x Disclosure Schedule); or

(xiii) any contract or agreement not otherwise described subsections (i) through (xii) above, that would reasonably be expected to have an Scient’x Material Adverse Effect if breached by Scient’x or any applicable Subsidiary in such a manner as would (1) permit any other party to cancel or terminate the same (with or without notice of passage of time); (2) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Scient’x or any applicable Subsidiary; or (3) give rise to a right of acceleration of any material obligation or loss of any material benefit under such Scient’x Material Contract.

(b) Except as would not reasonably be expected to result in an Scient’x Material Adverse Effect, with respect to each Scient’x Material Contract: (i) each Scient’x Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to Scient’x or its applicable Subsidiary, and, to the knowledge of the Sellers, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or at Law); (ii) each Scient’x Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with its terms as in effect prior to the Closing, subject to the Equitable Exceptions; and (iii) none of Scient’x, any applicable Subsidiary of Scient’x, or to the knowledge of the Sellers, any other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default by Scient’x or any applicable Subsidiary, or to the knowledge of the Sellers, by any such other party, or permit termination, modification or acceleration, under such Scient’x Material Contract. Except as would not reasonably be expected to result in an Scient’x Material Adverse Effect, Scient’x or the applicable Subsidiary has paid in full all amounts due under the Scient’x Material Contracts which are due and payable and has satisfied in full or provided for all of its liabilities and obligations under the Scient’x Material Contracts which are due and payable, except amounts or liabilities disputed in good faith by Scient’x for which adequate reserves have been set aside. Scient’x is not a party to any material oral contract, agreement or other arrangement.

2.7 Absence of Undisclosed Liabilities. Scient’x and its Subsidiaries do not have any material liabilities or obligations, whether fixed, contingent, accrued or otherwise, liquidated or unliquidated and whether due or to become due, that are of the type that would be required by GAAP to be disclosed in a consolidated balance sheet of Scient’x and its Subsidiaries, or described in the notes thereto, other than: (i) liabilities reflected or reserved against on the balance sheet contained in the Scient’x Interim Financial Statements (the “Scient’x Most Recent Balance Sheet”) as of September 30, 2009 (the “Scient’x Most Recent Balance Sheet Date”); (ii) obligations under any Scient’x Material Contract; (iii) liabilities or obligations incurred since the Scient’x Most Recent Balance Sheet Date in the ordinary course of business, consistent with past practice in both type and amount; and (iv) liabilities or obligations that, individually or in the aggregate, would not reasonably be expected to have an Scient’x Material Adverse Effect.

2.8 Absence of Certain Changes or Events. From the Scient’x Most Recent Balance Sheet Date through the date hereof, Scient’x and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice, and there has not been (i) any action, event or occurrence which has had, or would reasonably be expected to result in, an Scient’x Material Adverse Effect; (ii) any capital expenditure (or binding commitment with respect thereto) in excess of $100,000 in any individual instance or $500,000 in the aggregate; or (iii) any other action, event or occurrence that would have required the consent of Issuer pursuant to Section 7.1(a) (other than Section 7.1(a)(x)) had such action, event or occurrence taken place after the date of this Agreement.

2.9 Compliance with Laws.

(a) Each of Scient’x and its Subsidiaries is in material compliance with all Laws applicable to it and has not received any written claim or notice of material violation of any such Laws with respect to the conduct of its business or the ownership and operation of its properties and other assets, except for such instances of non-compliance, if any, which could not reasonably be expected to result in an Scient’x Material Adverse Effect. To the knowledge of the Sellers, no investigation or review by any Governmental Authority is pending or has been threatened against Scient’x or any of its Subsidiaries.

(b) There are currently pending no internal investigations being conducted by Scient’x or any of its Subsidiaries or any third party at the request of Scient’x or any of its Subsidiaries concerning any illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

(c) Neither Scient’x nor any of its Subsidiaries is debarred or otherwise excluded from or restricted in any manner from participation in, any government program (“Excluded”). To the knowledge of the Sellers, no officer, employee or agent of Scient’x or any of its Subsidiaries has been convicted of any crime for which debarment or exclusion is mandated or permitted by 42 U.S.C. § 1320a-7 or any similar provisions of French Law or the Laws of any other applicable non-U.S. jurisdiction. To the knowledge of the Sellers, neither Scient’x nor its Subsidiaries employs or uses the services of any individual or entity that is or, during the time when such individual or entity was employed by or providing services to Scient’x or any of its Subsidiaries, was Excluded.

(d) Neither Scient’x nor any of its Subsidiaries, nor to the knowledge of the Sellers, any Representative of Scient’x or any of its Subsidiaries has, directly or indirectly, (i) offered to pay to or solicited any remuneration from, in cash, property or in kind, or made any financial arrangements, other than arrangements that comply with a safe harbor under 42 U.S.C. § 1001.952, or any similar provisions of French Law or the Laws of any other applicable non-U.S. jurisdiction, as each may be applicable to Scient’x or any Subsidiary of Scient’x, with, any past or present patient or customer, past or present Healthcare Provider, supplier contractor, third party or Payment Program in order to induce or directly or indirectly obtain business or payments from such Person, including without limitation any item or service for which payment may be made in whole or in part under any federal, state or private health care program, or for purchasing, leasing, ordering or arranging for or recommending, any good, facility, service or item for which payment may be made in whole or in part under any federal, state or private health care program; (ii) given or received, or agreed to give or receive, any gift or gratuitous payment or benefit of any kind, nature or description (including without limitation in money, property or services) to any past, present or potential patient or customer, Healthcare Provider, supplier or potential supplier, contractor, Payment Program or any other person; or (iii) issued equity securities to any Healthcare Provider outside of the safe harbor provisions established by the Office of the Inspector General of the Department of Health and Human Services.

2.10 Permits. Except as would not reasonably be expected to result in an Scient’x Material Adverse Effect, each license, permit, franchise, approval, registration, certificate and authorization issued by any Governmental Authority (“Permits”) necessary for the conduct of the business of Scient’x and of its Subsidiaries as presently conducted and the ownership and operation of their respective properties and other assets, including, without limitation all material Permits that are required under all Environmental Laws (the “Scient’x Permits”), is valid and in full force and effect as of the date hereof, no Scient’x Permit is subject to any lien or encumbrance, and there is no material default under any Scient’x Permit or, to the knowledge of the Sellers, any condition that could reasonably be expected to form the basis for the assertion of any default thereunder. To the knowledge of the Sellers, there is no investigation or proceeding by a Governmental Authority pending or threatened, that could reasonably be expected to result in the termination, revocation, limitation, suspension, restriction or impairment of any Scient’x Permit or the imposition of any material fine, penalty or other sanctions for violation of any Laws relating to any Scient’x Permit, except as would not reasonably be expected to result in an Scient’x Material Adverse Effect. To the knowledge of the Sellers, the execution, delivery and performance by Scient’x of this Agreement and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any Governmental Authority to terminate, any material Scient’x Permit, nor require the consent of any Governmental Authority in respect of any Scient’x Permit, except where the failure to obtain such consent would not reasonably be expected to result in an Scient’x Material Adverse Effect.

2.11 Litigation. There is no suit, action, arbitration, claim, governmental or other proceeding before any Governmental Authority (“Action”) pending or, to the knowledge of the Sellers, threatened, against Scient’x or any of its Subsidiaries, any of their respective properties, or any of their respective officers or directors (in their capacities as such), except for any Action that would not reasonably be expected to result in claims, damages, liabilities, judgments, settlement payments, penalties, fines, fees, costs or expenses (“Losses”) of more than $100,000 in any individual instance, or more than $250,000 in the aggregate, and in which the plaintiff sought damages of less than $500,000, in any individual instance. Neither Scient’x nor any of its Subsidiaries has received written notice of, or is, to the knowledge of the Sellers, the subject of, any potential Action, except as would not reasonably be expected to result in Losses of more than $100,000 in any individual instance, or more than $250,000 in the aggregate, and in which the plaintiff sought damages of less than $500,000, in any individual instance. There is no judgment, decree or order against Scient’x, any of its Subsidiaries or, to the knowledge of the Sellers, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to result in an Scient’x Material Adverse Effect.

2.12 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Scient’x or any of its Subsidiaries which has or would reasonably be expected to have (after giving effect to the transactions contemplated by this Agreement) the effect of prohibiting or impairing in any material respect any current or currently anticipated future business practice of Scient’x or its Subsidiaries, any acquisition of property by Scient’x or any of its Subsidiaries or the conduct of business by Scient’x or any of its respective Subsidiaries as currently conducted or as currently proposed to be conducted.

2.13 Properties and Assets.

(a) Scient’x and its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected on the Scient’x Most Recent Balance Sheet or acquired since the Scient’x Most Recent Balance Sheet Date, or, in the case of leased properties and assets, valid leasehold interests in such properties and assets, in each case free and clear of all Liens, other than Permitted Scient’x Encumbrances.

(b) There is no real property owned by Scient’x or any of its Subsidiaries. All leases for leased real property of Scient’x are listed in Section 2.13(b) of the Scient’x Disclosure Schedule and are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default (or event which with notice or the lapse of time, or both, would constitute a material default) that would give rise to a claim thereunder. None of the leases listed in Section 2.13(b) of the Scient’x Disclosure Schedule have been amended or modified. No termination notice (congé) has been served by Scient’x or any of its Subsidiaries or any landlord. No renewal offer or renewal request has been served by Scient’x or any of its Subsidiaries or any landlord. The premises leased pursuant to the leases listed in Section 2.13(b) of the

Scient’x Disclosure Schedule have not been subleased by Scient’x or its applicable Subsidiary. Scient’x has performed in all material respects all obligations under the leases listed in Section 2.13(b) of the Scient’x Disclosure Schedule, including without limitation the payment of all rents and service charges.

(c) The facilities, property and equipment owned, leased or otherwise used by Scient’x or any of its Subsidiaries are in a good state of maintenance and repair, free from material defects and in good operating condition (subject to normal wear and tear), and suitable for the purposes for which they are currently used, except, in each case, as would not reasonably be expected to result in an Scient’x Material Adverse Effect.

2.14 Insurance.

(a) Scient’x and its Subsidiaries maintain policies of insurance and bonds with reputable companies against loss relating to their business, operations and properties and such other risks as companies engaged in similar business would, in accordance with good business practice, customarily insure (the “Insurance Policies”). All premiums due and payable under the Insurance Policies have been paid on a timely basis and Scient’x and its Subsidiaries are in compliance in all material respects with all other terms thereof. True, complete and correct copies of the Insurance Policies have been made available to Issuer.

(b) The Insurance Policies are in full force and effect and there are no material claims pending as to which coverage has been questioned, denied or disputed. All claims thereunder have been filed in a due and timely fashion. Neither Scient’x nor any of its Subsidiaries has been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request), nor has Scient’x or any of its Subsidiaries received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies.

2.15 Taxes.

(a) For purposes of this Agreement, a “Tax” means any and all national, federal, state, provincial, municipal or local taxes imposed by any Governmental Authority, including but not limited to assessments and other charges, duties, impositions and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, gains, sales, use and occupation, value added, ad valorem, transfer, franchise, payroll, recapture, employment, imports, exports and licenses, together with excise, real and personal property and withholding (of wages, dividends, interest and/or royalties) taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for Taxes of a predecessor entity.

(b) Each of Scient’x and its Subsidiaries has accurately prepared and timely filed all material returns, estimates, information statements and reports required to be filed by it with any Governmental Authority relating to any and all Taxes (collectively, “Returns”) concerning or attributable to Scient’x or any of its Subsidiaries or to their operations, and all such Returns are true, complete and correct in all material respects.

(c) Each of Scient’x and its Subsidiaries: (i) has paid all material Taxes it is obligated to pay whether or not reflected on any Returns; (ii) has withheld all material Taxes required to be withheld with respect to its employees or otherwise; (iii) has recorded sufficient provisions in the Scient’x Most Recent Balance Sheet to pay all material Taxes due at the Scient’x Most Recent Balance Sheet Date, regardless of the date on which payment is due, in accordance with GAAP; and (iv) has kept all records that it is required to keep for taxation purposes, such records being available for inspection at the premises of Scient’x.

(d) There is no Tax deficiency outstanding, proposed or assessed against Scient’x or any of its Subsidiaries that is not accurately reflected as a liability on the Scient’x Most Recent Balance Sheet, nor has Scient’x or any of its Subsidiaries executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax, nor is there any pending audit, action, suit, proceeding, investigation or other examination regarding Taxes for which Scient’x or any of its Subsidiaries may have liability. None of Scient’x or any of its Subsidiaries has received any request for information or written notice from Tax authority in respect of any Tax liability. There are no Tax Liens on any assets of Scient’x or on any assets of any Subsidiary of Scient’x.

(e) Neither Scient’x nor any of its Subsidiaries is a party to or bound by any tax indemnity agreement, tax-sharing agreement, tax allocation agreement or similar contract or agreement with a Person other than a member of the group of entities consisting of Scient’x Groupe and its Subsidiaries.

(f) Neither Scient’x nor any of its Subsidiaries has any material liability for unpaid Taxes that has not been properly accrued for and reserved for on the Scient’x Most Recent Balance Sheet, whether asserted or unasserted, contingent or otherwise.

(g) Each of Scient’x and its Subsidiaries have at all times since their incorporation been resident for taxation purposes in the current jurisdictions of their incorporation and nowhere else and will be so resident at the Closing and have never been subject to any form of Tax in any other jurisdiction as a result of carrying on business in said jurisdiction through a permanent establishment or fixed place of business.

(h) Neither Scient’x nor any of its Subsidiaries has benefit from any Tax advantage or favorable Tax regime in exchange for existing undertakings or obligations by which it is still bound. Neither Scient’x nor any of its Subsidiaries is bound by any obligation or shall incur any additional Tax burden as a result of the obtention of any fiscal advantages, carry-forward or postponement of Taxation, or of any favorable Tax regime.

2.16 Environmental Matters.

(a) Scient’x and its Subsidiaries are in compliance with all Environmental Laws, which compliance includes, without limitation, the possession by Scient’x and its Subsidiaries of all material Permits required under all applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof, except for instances of non-compliance which individually or in the aggregate have not had and would not reasonably be expected to have an Scient’x Material Adverse Effect.

(b) Scient’x has not received any written communication from a Governmental Authority or other Person that alleges that either Scient’x or any of its Subsidiaries is not in compliance with any Environmental Laws or any Permit required under any applicable Environmental Law, except for instances of non-compliance that individually or in the aggregate have not had and would not reasonably be expected to have an Scient’x Material Adverse Effect, or that it is responsible (or potentially responsible) for the cleanup of any Materials of Environmental Concern at, on, beneath or emanating from its facilities, and the Sellers have no knowledge that there are conditions existing at such facilities that could reasonably be expected to prevent or interfere with such material compliance in the future, except for instances of non-compliance that individually or in the aggregate would not reasonably be expected to result in an Scient’x Material Adverse Effect.

(c) Scient’x has no knowledge of any past or present facts, circumstances or conditions, including, without limitation, the release of any Materials of Environmental Concern, that would reasonably be expected to result in a material liability for Scient’x or any of its Subsidiaries under any Environmental Law.

(d) None of the facilities used by Scient’x or any of its Subsidiaries (which shall not be deemed to include facilities used by Persons with whom Scient’x has contracted for the manufacture of its products) is a site for the use, generation, manufacture, discharge, assembly, processing, storage, release, disposal or transportation to or from of any Materials of Environmental Concern, except for such Materials of Environmental Concern used in the ordinary course of business of Scient’x and its Subsidiaries or by unrelated tenants or occupants of such facilities, all of which used by Scient’x or its Subsidiaries have been stored and used in material compliance with all applicable Permits and Environmental Laws.

(e) For purposes of this Agreement, the terms “release” and “environment” shall have the meaning set forth in any Environmental Law, as hereinafter defined. “Environmental Law” means any Law existing and in effect on the date hereof relating to pollution or protection of human health and safety or the environment, including, without limitation, any Law pertaining to: (i) manufacture, processing, management, handling, distribution, use, treatment, storage, disposal, release, discharge, generation or transportation of Materials of Environmental Concern; (ii) air and water pollution; (iii) groundwater and soil contamination; and (iv) the release or threatened release into the environment of Materials of Environmental Concern, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, waste, or material that is regulated under Environmental Law to protect, human health, safety, or the environment or the presence of which gives rise to liability under Environmental Law, including without limitation: (a) any “hazardous substance,” “pollutant” or “contaminant,” and any “petroleum” or “natural gas liquids” as those terms are defined or used under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), (b) “solid waste” as defined by the federal Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.), (c) asbestos or a material containing asbestos, (d) any material that contains lead or lead-based paint, (e) any item or equipment that contains or is contaminated by polychlorinated biphenyls, (f) any radioactive material, (g) urea formaldehyde, or (h) any substance the presence or release of which requires reporting, investigation or remediation under any Environmental Law.

2.17 Intellectual Property.

(a) The term “Intellectual Property” shall refer to the following intellectual property rights, whether created, protected or arising under the Laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (whether registered or unregistered), domain names and other internet addresses or identifiers, trade dress and applications to register any of the foregoing (“Trademarks”); (ii) patents and patent applications (including reissues, reexamined patents, continuations, continuations-in-part and divisionals), supplemental invention registrations, and rights in respect of utility models or industrial designs (“Patents”); (iii) copyrights (whether registered or unregistered) and registrations and applications therefor (“Copyrights”); (iv) know-how, inventions, discoveries, methods, processes, techniques, methodologies, formulae, algorithms, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value (actual or potential) from not being generally known to other persons who would obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (“Trade Secrets”); and (v) any other proprietary or intellectual property rights of any kind or nature that do not comprise or are not protected by Trademarks, Patents, Copyrights or Trade Secrets.

(b) Generally. Section 2.17(b) of the Scient’x Disclosure Schedule sets forth a complete and accurate list of all: (i) Trademarks that are (A) registered, subject to a registration application (B) owned by or exclusively licensed to Scient’x or any of its Subsidiaries and (C) used by Scient’x or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses (collectively, “Scient’x Trademarks”), and for each registered Scient’x Trademark, the application serial number or registration number thereof, if applicable, the class of goods or the description of the goods or services covered thereby, the countries in which such registered Scient’x Trademark is registered, and the expiration date for each country; (ii) Patents that are (A) owned by or exclusively licensed to Scient’x or any of its Subsidiaries and (B) used by Scient’x or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses (collectively, “Scient’x Patents”), and for each issued Scient’x Patent, the reference number, country, title, patentee, filing date, grant date, current status and expiration date for each country or jurisdiction in which such Scient’x Patent has been issued, and for each patent application comprising a Scient’x Patent, the application number, country, title, patentee and filing date, for each country or jurisdiction in which such patent application is pending; and (iii) Copyrights that are (A) registered, (B) owned by or exclusively licensed to Scient’x or any of its Subsidiaries and (C) used by Scient’x or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses (collectively, “Scient’x Copyrights”), and for each registered Scient’x Copyright, the number and date of registration thereof for each country in which such Scient’x Copyright has been registered. The Scient’x Trademarks, Scient’x Patents and Scient’x Copyrights, together with all Trade Secrets that are (x) owned or exclusively licensed by Scient’x or any of its Subsidiaries immediately prior to the Closing and (y) used by Scient’x or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses, are referred to herein collectively as the “Scient’x Intellectual Property”. The Scient’x Intellectual Property rights that have been issued or registered by a Governmental Authority are valid and enforceable, and with respect to applications, are still pending, and have not expired or been cancelled or abandoned, and neither Scient’x nor any of its Subsidiaries has taken any action or failed to take any action therein that is likely to result in unenforceability of claims later allowed therein, in each case except as would not reasonably be expected to have an Scient’x Material Adverse Effect.

(c) Trade Secrets. Scient’x and each of its Subsidiaries has taken commercially reasonable steps in accordance with normal industry practice to protect its rights in its Trade Secrets. Without limiting the scope of the foregoing representation, Scient’x and each of its Subsidiaries enforces a policy of requiring each employee, consultant and contractor involved in the development of Scient’x Intellectual Property to execute proprietary information, confidentiality and assignment agreements that assign to Scient’x or one of its Subsidiaries all rights to any Intellectual Property relating to its business that are developed by such employees, consultants or contractors, as applicable, and that, consistent with commercially reasonable standards, otherwise protect the Scient’x Intellectual Property and, to the knowledge of the Sellers, no such employee, consultant or contractor is in violation of any material term of any such agreement.

(d) Ownership. Scient’x or one of its Subsidiaries is the sole and exclusive owner of (or, with respect to Scient’x Trademarks, Scient’x Patents and Scient’x Copyrights that are in-licensed from a third party, the holder of a valid right to use) the Scient’x Trademarks, Scient’x Patents and Scient’x Copyrights. The owned Scient’x Trademarks, Scient’x Patents and Scient’x Copyrights are free and clear of any and all Liens, other than Permitted Scient’x Encumbrances. None of the directors, corporate officers (mandataire sociaux) or employees of Scient’x or any of its Subsidiaries owns, directly or indirectly (except for ownership of equity securities of Scient’x or any of its Subsidiaries), in whole or in part, any of the Scient’x Intellectual Property and neither Scient’x nor any of its Subsidiaries has paid or is required to pay, by Law or contract or otherwise, any amounts to any directors, corporate officers (mandataires sociaux) or employees of Scient’x or any of its Subsidiaries in respect of the Scient’x Intellectual Property.

(e) Sufficiency of Intellectual Property Assets. To the knowledge of the Sellers, the Scient’x Intellectual Property identified in Section 2.17(b) of the Scient’x Disclosure Schedule, together with the rights granted to Scient’x or one of its Subsidiaries under the Scient’x contracts, licenses and other agreements required to be identified in Section 2.17(j) of the Scient’x Disclosure Schedule (the “Scient’x Intellectual Property Agreements”), constitute all the material Intellectual Property required for the continued or currently contemplated conduct and operation of its business, except for non-exclusive licenses of generally commercially available software, content or other Intellectual Property pursuant to a “shrink wrap,” “clickwrap,” or similar end-user license or other standard form agreement. All material Scient’x Intellectual Property Agreements are in full force and effect. Each of Scient’x and its Subsidiaries is in material compliance with, and has not breached in any material respect, and has not committed any action or omission that, with the giving of notice or lapse of time or both, would reasonably be expected to result in a material breach of, any such material Scient’x Intellectual Property Agreements and, to the knowledge of the Sellers, all other parties to such Scient’x Intellectual Property Agreements are in material compliance with, and have not breached any material term of, such Scient’x Intellectual Property Agreements. Scient’x and each of its Subsidiaries has taken all commercially reasonable steps in accordance with normal industry practice to protect its rights in and to the Scient’x Intellectual Property, which is sufficient for the continued and currently contemplated conduct and operation of their business.

(f) Section 2.17(f) of the Scient’x Disclosure Schedule lists each Person to which or to whom Scient’x or any of its Subsidiaries is obligated to pay royalties on future sales, and identifies the relevant (i) license or development agreement, (ii) royalty percentage of sales, and (iii) product or description of product or technology under development, as applicable. To the knowledge of the Sellers, no loss or expiration of any Intellectual Property licensed under any Scient’x Intellectual Property Agreement that is material to the conduct of the business of Scient’x or its Subsidiaries as currently conducted or currently planned is pending or threatened in writing. Neither Scient’x nor any of its Subsidiaries has executed any amendments to or written waivers with respect to any Scient’x Intellectual Property Agreement that could materially affect any of the respective rights and obligations of the parties thereunder. Except as disclosed in Section 2.17(j) of the Scient’x Disclosure Schedule, there is no agreement, decree, arbitral award or other provision or contingency which obligates Scient’x or any of its Subsidiaries to grant licenses in future to any Scient’x Intellectual Property.

(g) No Infringement by Scient’x. To the knowledge of the Sellers, the operation of the businesses of Scient’x and its Subsidiaries as such businesses are currently conducted, including the design, development, marketing and sale of the products or services of Scient’x and its Subsidiaries does not infringe, dilute (with respect to Trademarks) or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the Laws of any jurisdiction. To the knowledge of the Sellers, there is no Action being asserted or threatened in writing by any Person (A) with respect to the ownership, validity or enforceability of any Scient’x Intellectual Property owned by Scient’x or any of its Subsidiaries or (B) claiming that Scient’x or any of its Subsidiaries has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party, including any claims of misappropriation of Trade Secrets. Neither Scient’x nor any of its Subsidiaries has received any written notice or claim challenging or questioning the validity or enforceability of any Scient’x Intellectual Property or indicating an intention on the part of any person or otherwise threatening to bring a claim that any Scient’x Intellectual Property right is invalid, is unenforceable or has been misused.

(h) No Infringement by Third Parties. To the knowledge of the Sellers, no third party is misappropriating, infringing, diluting or violating any Scient’x Intellectual Property, and no claims for any of the foregoing have been brought against any third party by Scient’x or any of its Subsidiaries which claim is currently pending.

(i) Change of Control. The execution, delivery and performance by Scient’x of this Agreement and each of the other documents contemplated hereby to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any rights of Scient’x or its Subsidiaries in any Scient’x Intellectual Property, nor require the consent of any Governmental Authority or third party in respect of any such Scient’x Intellectual Property.

(j) Intellectual Property Agreements. Section 2.17(j) of the Scient’x Disclosure Schedule lists the following agreements to which Scient’x or any of its Subsidiaries is a party and that are material to the business of Scient’x and its Subsidiaries:

(i) the following agreements relating to each of the products produced, licensed or sold and services rendered by Scient’x or any of its Subsidiaries (the “Products”) or other Scient’x Intellectual Property: (A) any exclusive licenses of Intellectual Property to Scient’x or any of its Subsidiaries; (B) any exclusive licenses of Scient’x Intellectual Property from Scient’x or any of its Subsidiaries; (C) agreements pursuant to which Scient’x or any of its Subsidiaries has granted non-exclusive rights with respect to Scient’x Intellectual Property, and the amounts actually paid or payable under firm commitments to Scient’x or any of its Subsidiaries are $50,000 or more in any individual instance, or $200,000 or more in the aggregate; (D) joint development agreements; (E) any agreement by which Scient’x or any of its Subsidiaries grants any ownership right to any Scient’x Intellectual Property owned by Scient’x or any of its Subsidiaries; (F) any judicial order specifically relating to Scient’x Intellectual Property; and (G) any agreement containing a right of first refusal, right of first negotiation or similar right with respect to an exclusive license under any Scient’x Intellectual Property; and

(ii) all licenses and sublicenses to which Scient’x or any of its Subsidiaries is a party and pursuant to which Scient’x or any of its Subsidiaries is authorized to use any Intellectual Property owned by any third party, excluding “off the shelf”, “shrink wrap” or “clickwrap” products or other products, software, content or property widely available through regular commercial distribution channels at a cost not exceeding $15,000 on standard terms and conditions.

2.18 Employees and Consultants.

(a) Officers, Directors and Key Employees. Section 2.18(a) of the Scient’x Disclosure Schedule contains a list of (i) the name of each current officer and director of Scient’x and each of its Subsidiaries, (ii) the name (only with respect to U.S. employees), position, title and work location of each current employee (including, without limitation part time employees and temporary employees) of Scient’x and each of its Subsidiaries paid $100,000 or more in total compensation in 2008 or 2009 (on a pro rated basis to the date hereof), (iii) the name and work location of each independent contractor or consultant (other than any Healthcare Provider or distributor disclosed in Section 2.6 of the Scient’x Disclosure Schedule) of Scient’x and each of its Subsidiaries that is material to Scient’x or its applicable Subsidiary, whether based on the nature of the services provided, the value of consideration paid or otherwise, and (iv) for each individual listed in Section 2.18(a)(ii) of the Scient’x Disclosure Schedule, such individual’s current base salary, wages, or fee, the amount or salary percentage of any estimated commission or target bonus for 2009, dates of employment or other service, classification, position and title, principal place of work, and the entity by which such individual is employed or with which such individual is contracting, as applicable.

(b) Employment Contracts. Each employment contract to which Scient’x or any of its Subsidiaries is a party, with any of their respective officers and employees, and each agreement or contract to which Scient’x or any of its Subsidiaries is a party with the independent contractors or consultants set forth on Section 2.18(a)(iii) of the Scient’x Disclosure Schedule, is listed in Section 2.18(b) of the Scient’x Disclosure Schedule, and true and complete copies of each of such contracts have been provided to Issuer. To the knowledge of the Sellers, no employee or independent contractor of Scient’x or any of its Subsidiaries is in violation of any term of any employment contract, confidentiality or other proprietary information disclosure agreement or any other agreement or contract relating to the right of any such employee to be employed by Scient’x or its applicable Subsidiary.

(c) Severance Obligations. Section 2.18(c) of the Scient’x Disclosure Schedule contains a list of each employee or independent contractor of Scient’x or any of its Subsidiaries with a principal place of work in the United States, where the employment or engagement of such individual is not terminable by Scient’x or the applicable Subsidiary at will (or, with respect to independent contractors, with thirty (30) or fewer days of notice), without any penalty, liability or severance obligation, and where such individual is (i) required to be listed in Section 2.18(a) of the Scient’x Disclosure Schedule, or (ii) where the amount of the applicable penalty, liability or severance obligation to such individual would be greater than $100,000, along with such individual’s start date and a reference to each agreement, severance plan or other arrangement providing for such obligation of Scient’x or its applicable Subsidiary.

2.19 Employee Benefit Plans.

(a) Certain Definitions.

(i) “Benefit Plan” means (i) any “employee benefit plan” within the meaning of Section 3(3) of ERISA; (ii) any material benefit plan, arrangement, obligation, custom or practice, whether or not legally enforceable, to provide benefits, , including employment or consulting agreements, severance agreements or pay policies or practices, stay or retention bonuses or compensation, executive or incentive compensation programs or arrangements, incentive programs or arrangements, sick leave, vacation pay, plant closing benefits, patent award programs, salary continuation for disability, consulting or other compensation arrangements, workers’ compensation, retirement, deferred compensation, bonus, stock option or purchase plans or programs, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, any plans subject to Section 125 of the Code and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof.

(ii) “Scient’x Benefit Plan” means any Benefit Plan sponsored or maintained by Scient’x or any of its Subsidiaries or to which Scient’x or any of its Subsidiaries is obligated to make payments or has or may have any liability.

(iii) “Scient’x Foreign Benefit Plan” means any Benefit Plan subject to any jurisdiction outside of the United States.

(iv) “Scient’x US Benefit Plan” means an Scient’x Benefit Plan subject to the Laws of the United States.

(v) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(vi) “ERISA Affiliate” means any Person that, together with Scient’x or any of its Subsidiaries, would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

(vii) “Qualified Plan” means any Scient’x Benefit Plan that is intended to meet the requirements of Section 401(a) of the Code.

(b) Scient’x Benefit Plans. Section 2.19(b) of the Scient’x Disclosure Schedule contains a complete and accurate list of all Scient’x Benefit Plans.

(c) Scient’x US Benefit Plans. With respect, as applicable, to Scient’x US Benefit Plans:

(i) Scient’x has delivered or made available to Issuer true and complete copies of the following documents with respect to each Scient’x US Benefit Plan, to the extent applicable: (A) the current plan or arrangement documents; (B) summary plan descriptions; and (C) the current employee manual or handbook containing personnel or employee relations policies.

(ii) The only Qualified Plan currently in operation is the Scient’x USA 401(k) Profit Sharing Plan and Trust. All Qualified Plans have current determination or opinion letters from the United States Internal Revenue Service (the “IRS”), no such determination or opinion letter has been revoked and, to the knowledge of the Sellers, revocation has not been threatened, and no act or omission has occurred that would reasonably be expected to results in the Qualified Plan’s disqualification. Each Scient’x US Benefit Plan has been maintained in all material respects in accordance with its constituent documents and with all applicable provisions of domestic and foreign Laws, including federal and state securities Laws and any reporting and disclosure requirements. With respect to each Scient’x US Benefit Plan, to the knowledge of the Sellers, (A) no transactions prohibited by Section 4975 of the Code or Section 406 of ERISA have occurred; and (B) no security issued by Scient’x or any ERISA Affiliate is an asset of an Scient’x US Benefit Plan.

(iii) Neither Scient’x nor any ERISA Affiliate of Scient’x has ever maintained, sponsored, been required to contribute to or had any liability with respect to any pension plan subject to Title IV of ERISA.

(iv) Each Scient’x US Benefit Plan can be amended or terminated by Scient’x at any time (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto).

(v) There are no pending claims (other than routine benefit claims and qualified domestic relations orders within the meaning of Section 414(p) of the Code) or lawsuits that have been asserted or instituted by, against or relating to, any Scient’x US Benefit Plans . To the knowledge of the Sellers, no Scient’x US Benefit Plan is currently or, since January 1, 2008, has been under audit or examination by any domestic or foreign governmental agency or entity (including the IRS and the Department of Labor).

(vi) No Scient’x US Benefit Plan contains any provision that, as a result of the transactions contemplated by this Agreement or upon employment termination following such transactions, would (A) increase, accelerate or vest any benefit, (B) require severance, termination or retention payments, or (C) provide any term of employment or compensation guaranty, in each case other than statutory severance and other statutory benefits applicable to non-U.S. employees of Scient’x. No shareholder, equity owner, employee, officer or director of Scient’x has been promised or paid any bonus or incentive compensation related to the transactions contemplated pursuant to this Agreement.

(vii) Scient’x has paid all amounts it is required to pay as contributions to the Scient’x US Benefit Plans as of the date of this Agreement and all benefits accrued under any unfunded Scient’x US Benefit Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP, as of the Closing Date. The assets of each Scient’x US Benefit Plan that is funded are reported at their fair market value on the books and records of such Scient’x US Benefit Plan.

(viii) All Scient’x US Benefits Plans that are group health plans materially comply with the requirements of Part 6 of Title I of ERISA (“COBRA”), Section 5000 of the Code, and the Health Insurance Portability and Accountability Act. Scient’x does not provide benefits through a voluntary employee beneficiary association as defined in Section 501(c)(9) of the Code. No employee or director, or former employee or director (or beneficiary of any of the foregoing) of Scient’x is entitled to receive any welfare benefits, including death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than as applicable Law or the terms of the Scient’x US Benefit Plan requires.

(d) Scient’x Foreign Benefit Plans. With respect, as applicable, to each Scient’x Foreign Benefit Plan, each Scient’x Foreign Benefit Plan (A) has been maintained in all material respects in accordance with all applicable legal requirements and with its terms, (B) if intended to qualify for special Tax treatment, meets all requirements for such treatment, (C) is fully funded, has been fully accrued for on the Financial Statements and will be fully accrued for on the Closing Balance Sheet, (D) if not previously fully funded, will be fully funded as of the Closing Date (including with respect to benefits not then vested), and (E) if required to be registered, has been registered with the appropriate authorities and has been maintained in good standing with the appropriate regulatory authorities.

(e) Workers’ Compensation. Section 2.19(e) of the Scient’x Disclosure Schedule contains a schedule of workers’ compensation claims of Scient’x for the 24-month period ending on the date of this Agreement.

2.20 Employee Matters.

(a) Save as fully recorded in the Scient’x Financial Statements or Scient’x Interim Financial Statements, Scient’x or its Subsidiaries are subject to no obligation and owe no sum under any incentive scheme (plan d’incitation), mandatory or non-mandatory profit sharing scheme (accord de participation or accord d’intéressement), employee share ownership scheme (plan d’actionnariat) or savings scheme (plan d’épargne entreprise). All such schemes enjoyed by the employees of Scient’x or its Subsidiaries duly qualify for the purpose of the Tax exemptions normally applicable to them.

(b) Neither Scient’x nor any of its Subsidiaries has granted termination indemnities, retirement indemnities or compensation in lieu of notice or other form of compensation, indemnities or benefits for amounts that exceed $100,000 in any individual instance.

(c) Scient’x or its Subsidiaries do not pay and are not under an obligation (actual or contingent) to pay, contribute or secure (other than payment of employers’ contributions under social security legislation) to or in respect of any person any allowance or other benefit of any kind, whether related to length of service in Scient’x or its Subsidiaries or otherwise, on retirement, death or disability or on the attainment of a specified age or after a certain number of years of work; there are no special benefits, other than those required by the Law, in favor of the employees of Scient’x or its Subsidiaries. Details of “régimes supplémentaires de retraite et de prévoyance” are set forth at Section 2.20(c) of the Scient’x Disclosure Schedule.

(d) To the knowledge of the Sellers, no dispute in which an amount in excess of $15,000 is being claimed, between Scient’x or its Subsidiaries on the one hand, and, their employees, their former employees or a trade union, employee representation body, collective bargaining unit, or similar organization, on the other hand, is outstanding, pending or threatened in writing.

2.21 Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Issuer Transactions based upon arrangements made by or on behalf of Scient’x.

2.22 Regulatory Compliance.

(a) As to each Scient’x product that is developed, manufactured, tested, distributed and/or marketed by or on behalf of Scient’x or any of its Subsidiaries and that is subject to (i) the U.S. Federal Food Drug and Cosmetic Act of 1938, as amended (the “FDCA”), (ii) comparable Laws of the European Community including, without limitation, the European Council and Parliament Medical Device Directive (93/42/EEC) (the “MDD”) and national laws implementing the MDD, (iii) the requirements of the French Health Products Safety Agency (Agence Française de Sécurité Sanitaire des Produits de Santé) (the “AFSSAPS”) or (iv) similar Laws in any other jurisdiction (each such product, a “Medical Device”), each such Medical Device is being or has been developed, manufactured, tested, distributed, imported and/or marketed in compliance with all applicable requirements under the FDCA, the MDD, national implementations of the MDD and similar Laws, including those relating to investigational use, premarket notification and clearance, conformity assessment or approval to market a Medical Device, good manufacturing practices, Medical Device quality systems, labeling (including non-participation in misbranding), avoidance of adulteration, advertising, record keeping (including maintenance of technical files by authorized representatives), filing of reports and security, registration of establishments and listing of products, product material vigilance and reporting, clinical trials, and in compliance with any anti-bribery Law or anti-kickback statute (including 41 U.S.C. §§ 51-58 and 42 U.S.C. §§ 1320a et. seq.), the False Claims Act, 31 U.S.C. §§ 3729-3731, the Stark Law, 42 U.S.C. §1395 nn, the Health Insurance Portability and Accountability Act of 1996, and any applicable state anti-kickback statute in the U.S., except in each case for instances of non-compliance that individually or in the aggregate have not had and would not reasonably be expected to result in an Scient’x Material Adverse Effect. Each such Medical Device marketed with in the European Economic Area is in material compliance with the MDD, has undergone the appropriate conformity assessment procedures, where applicable involving an appropriate notified body, benefits from all relevant certificates and declarations of conformity and lawfully bears the applicable CE (conformité européenne) marks. Neither Scient’x nor any of its Subsidiaries has received any notice or other communication from the Food and Drug Administration (the “FDA”), AFSSAPS or any other Governmental Authority or relevant notified body (A) contesting the premarket clearance, approval or conformity assessment of, the uses of or the labeling and promotion of any products of Scient’x or any of its Subsidiaries or (B) otherwise alleging any violation applicable to any Medical Device of any Law or applicable harmonized standards, including EN ISO 14971:2007 or, if in Europe, EN ISO 13485:2003, in the case of (A) and (B), that individually or in the aggregate have had or would reasonably be expected to have an Scient’x Material Adverse Effect.

(b) No Medical Device is currently under consideration by senior management of Scient’x or any of its Subsidiaries for recall, withdrawal, suspension, seizure or discontinuance, nor has any Medical Device been recalled, withdrawn, suspended, seized or discontinued (other than for commercial or other business reasons) since January 1, 2006 by Scient’x or any of its Subsidiaries (whether voluntarily or otherwise), and in each case except as would not reasonably be expected to have an Scient’x Material Adverse Effect. No proceedings of which Scient’x has knowledge (whether completed or pending) seeking the recall, withdrawal, suspension, seizure or discontinuance of any Medical Device are pending against Scient’x or any of its Subsidiaries or any licensee of any Medical Device which individually or in the aggregate have had or would reasonably be expected to have an Scient’x Material Adverse Effect. Neither Scient’x nor any of its Subsidiaries is now or has ever been subject to the FDA’s Application Integrity Policy.

(c) To the knowledge of the Sellers, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action or proceeding against or affecting Scient’x or any of its Subsidiaries relating to or arising under (i) the FDCA, (ii) the MDD, the national implementations of the MDD and equivalent laws, (ii) the FCPA and equivalent anti-bribery Laws, (iii) the Social Security Act or any equivalent Law relating to the pricing and reimbursement of Scient’x Medical Devices, (iv) regulations of the Office of the Inspector General of the Department of Health and Human Services, or (v) any other Governmental Authority, in each case individually or in the aggregate that has had or would reasonably be expected to have an Scient’x Material Adverse Effect.

(d) Scient’x or its Subsidiaries have, filed all annual reports and other reports (including adverse event reports), supplemental applications and notices with the FDA, each notified body that has issued a certificate of conformity for a Medical Device, and AFSSAPS, as well as any similar state or foreign Governmental Authority with respect to any Medical Device of Scient’x or its Subsidiaries, and all of which reports have been made available to Issuer.

(e) As to any investigational medical devices under evaluation in the United States, Scient’x and its Subsidiaries, as applicable, are in compliance in all material respects with all reporting and record-keeping and labeling requirements set forth in 21 C.F.R. Part 812 with regard to their investigational medical devices, and other applicable requirements regarding the promotion of investigational devices.

2.23 Certain Business Practices. Neither Scient’x, its Subsidiaries or, to the knowledge of the Sellers, any director, officer, employee or agent of Scient’x or any of its Subsidiaries has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; or (b) made any unlawful payment to any government official or employee or to any political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

2.24 Interested Party Transactions. Neither Scient’x nor any of its Subsidiaries is indebted to any director, officer, employee or agent of Scient’x or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Scient’x or any of its Subsidiaries. No (a) stockholder, (b) officer, director or Affiliate of Scient’x or any of its Subsidiaries, (c) immediate family member of any such officer, director or Affiliate, or of a stockholder, and (d) Person controlled by any one or more of the foregoing (excluding Scient’x and its Subsidiaries) (collectively, the “Related Parties”): (i) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person (other than the Issuer) which is, or is engaged in business as, a competitor, lessor, lessee, customer, distributor, sales agent, or supplier of Scient’x or any of its Subsidiaries; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that Scient’x or any of its Subsidiaries uses which is necessary or desirable for the conduct of its business; (iii) has within the twelve months prior to the date of this Agreement brought any action, suit or proceeding against Scient’x or any of its Subsidiaries; or (iv) on behalf of Scient’x or any of its Subsidiaries, has, within the twelve months prior to the date of this Agreement, made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any corporation or other Person of which any officer or director of Scient’x or any of its Subsidiaries, or an immediate family member of the foregoing, is a partner or stockholder (excepting stock holdings solely for investment purposes in securities of publicly held and traded companies). Neither Scient’x nor any of its Subsidiaries is a party to any material transaction with any Related Party on other than arm’s-length terms.

2.25 Customers. Listed in Section 2.25 of the Scient’x Disclosure Schedule are the names of all the customers of Scient’x (either hospitals, surgery centers, Healthcare Providers or distributors) that ordered goods or merchandise from Scient’x with an aggregate value of $350,000 or more in 2009 through the date hereof, and the amount for which each such customer was invoiced during such period. Scient’x has not received any notice that any significant customer of Scient’x has ceased, or will cease, within twelve months following the Closing Date, to use the products or services of Scient’x.

2.26 Suppliers. Listed in Section 2.26 of the Scient’x Disclosure Schedule are the names of all the suppliers from which Scient’x ordered raw materials, supplies, merchandise and other goods with an aggregate purchase price of $350,000 or more in 2009 through the date hereof, and the amount for which each such supplier invoiced Scient’x during such period. Scient’x has not received any notice that any such supplier will not sell raw materials, supplies, merchandise and other goods to Scient’x at any time within twelve months after the Closing Date on terms and conditions similar to those imposed on current sales to Scient’x, subject to general and customary price increases.

2.27 Payment Programs.

(a) Scient’x or any of its Subsidiaries, as applicable, is a participating provider, in good standing in each Payment Program (as defined below) in which Scient’x or any of its Subsidiaries has participated at any time during the last two years (the “Scient’x Payment Programs”). For purposes of this Agreement, the term “Payment Programs” means Medicare, TRICARE, Medicaid, Worker’s Compensation, Blue Cross/Blue Shield programs, and all other health maintenance organizations, preferred provider organizations, health benefit plans, health insurance plans, and other third party reimbursement and payment programs. To the knowledge of the Sellers, there is no threatened or pending or concluded investigation, or civil, administrative or criminal proceeding relating to participation in any Payment Program by Scient’x or any of its Subsidiaries. Neither Scient’x nor any Subsidiary is subject to, nor has any of them been subjected to in the two years prior to the date of this Agreement, any pre-payment utilization review or other utilization review by any Payment Program. No Payment Program has requested or threatened any material recoupment, refund, or set-off from Scient’x or any of its Subsidiaries and there is no basis therefor. No Payment Program has imposed a material fine, penalty or other sanction on Scient’x or any of its Subsidiaries. Neither Scient’x nor any of its Subsidiaries has been excluded from participation in any Payment Program in the two years prior to the date of this Agreement. Neither Scient’x nor any of its Subsidiaries has knowingly submitted to any Payment Program any false or fraudulent claim for payment, nor has Scient’x or any of its Subsidiaries at any time knowingly violated any material condition for participation, or any material rule, regulation, policy or standard of, any Payment Program. All Medicare cost reports, if any, for all periods prior to the Closing have been accurately completed and timely filed in all material respects.

(b) All billing practices of Scient’x and its Subsidiaries with respect to all Payment Programs have been true, fair and correct and in compliance with all applicable Laws, and all regulations and policies of all such Payment Programs in all material respects, and neither Scient’x nor any of its Subsidiaries has knowingly billed for or received any payment or reimbursement in excess of amounts permitted by Law or the rules and regulations of Payment Programs or contracts therewith.

2.28 Products. Each of the Products is fit for the ordinary purposes for which it is intended to be used and conforms to any promises or affirmations of fact made on the container, label or instructions for use for such Product or in connection with its sale.

2.29 Product or Service Liability.

(a) Since January 1, 2008, there has been no claim, suit, action, proceeding or investigation by or before any Governmental Authority pending or, to the knowledge of the Sellers, threatened against or involving Scient’x or any of its Subsidiaries relating to (i) any Products delivered or sold by Scient’x or any of its Subsidiaries and alleged to have been defective or improperly rendered or not in compliance with contractual or regulatory requirements, or (ii) any Products delivered or sold by Scient’x or any of its Subsidiaries which are defective or not in compliance with contractual or regulatory requirements, except in each case as would not reasonably be expected to result in Losses of more than $100,000 in any individual instance, or more than $250,000 in the aggregate, and in which the plaintiff sought damages of less than $500,000, in any individual instance. Before January 1, 2008, and since January 1, 2006, to the knowledge of the Sellers, there has been no claim, suit, action, proceeding or investigation by or before any Governmental Authority pending or threatened against or involving Scient’x or any of its Subsidiaries relating to any of the matters set forth in clauses (i) or (ii) above.

(b) All products manufactured, assembled and sold by Scient’x or any of its Subsidiaries are in material compliance with applicable CE (conformité européenne) marks and all relevant certificates and declarations of conformity, and all such CE marks are set forth in Section 2.29 of the Scient’x Disclosure Schedule. All such CE marks and any associated certificates and declarations of conformity, are up to date and valid, except as would not reasonably be expected to have an Scient’x Material Adverse Effect.

2.30 Product Warranty. Each Product manufactured, sold or delivered by Scient’x or any of its Subsidiaries has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and neither Scient’x nor any of its Subsidiaries has any material liability for replacement or repair thereof or other damages in connection therewith, except for claims arising in the normal course of business, which in the aggregate, are not material to the financial condition of Scient’x.

2.31 Inventories. The inventories of Scient’x and its Subsidiaries reflected on the Scient’x Most Recent Balance Sheet are in all material respects in good and marketable condition and are saleable in the ordinary course of the businesses of Scient’x and its Subsidiaries. Such inventories are valued on the Most Recent Balance Sheet in accordance with GAAP. Since the Scient’x Most Recent Balance Sheet Date, Scient’x and its Subsidiaries have continued to replenish inventories in a normal and customary manner consistent with past practices. Scient’x has not received notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its Products. Scient’x is not under liability or obligation with respect to the return of any item of inventory in the possession of wholesalers, retailers or other customers, in excess of $350,000 in any individual instance. Since the Scient’x Most Recent Balance Sheet Date, adequate provision has been made on the books of Scient’x in accordance with GAAP and in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete or unusable inventories to their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage and write-offs and write-downs of inventories.

2.32 Accounts Receivable. The accounts receivable shown on the Scient’x Financial Statements and Scient’x Interim Financial Statements have arisen solely out of bona fide transactions in the ordinary course of business consistent with past practices, and such accounts receivable are shown on the Scient’x Financial Statements and Scient’x Interim Financial Statements in accordance with GAAP (except in the case of the Scient’x Financial Statements dated as of December 31, 2006) and consistent with past practice. The accounts receivable are good and collectible in full in accordance with their terms at their recorded amounts, subject only to the reserves for doubtful accounts on the Scient’x Financial Statements and Scient’x Interim Financial Statements, which reserves are in accordance with GAAP (except in the case of the Scient’x Financial Statements dated as of December 31, 2006) and consistent with past practice.

2.33 Books and Records. Scient’x and its Subsidiaries have maintained business records with respect to the assets and its business and operations which are true, accurate and complete in all material respects, and there are no material deficiencies in such business records.

2.34 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including the Schedules and Exhibits to this Agreement), none of the Sellers, HPC nor any of their Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty regarding Scient’x to Issuer, express or implied, at law or in equity, and the Sellers and HPC by this Agreement disclaim any such representation or warranty, notwithstanding the delivery or disclosure to Issuer or any other

Person of any documentation or other information by the Sellers, HPC or any of their Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING SCIENT’X GROUPE

LuxCo II hereby represents and warrants to Issuer as follows in this ARTICLE III.

3.1 Organization and Qualification.

(a) Scient’x Groupe is a French société par actions simplifiée, duly organized and validly existing under the laws of France registered and with the Registry of Commerce and Companies of Versailles, under number RCS Versailles 339 751 489. Scient’x Groupe is duly qualified or licensed as a foreign corporation to conduct business, and is in corporate good standing, as applicable, under the laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Scient’x Groupe. Scient’x Groupe has made available to Issuer true, complete and correct copies of its articles of association (“statuts”), as amended to date. Scient’x Groupe is not in default under or in violation of any provision of its articles of association or similar governing document. The filings with the Registry of Commerce and Companies or other applicable Governmental Authority of Scient’x Groupe are complete and up-to-date in all material respects; the current excerpts (or similar applicable document) from the Registry of Commerce and Companies (or other applicable Governmental Authority) regarding Scient’x Groupe delivered to Issuer are true and accurate as of their respective dates.

(b) Scient’x Groupe is not in a state of insolvency or unable to meet its payment obligations as they become due and is not and has never been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy proceedings provided for by the French Law, nor has it requested an extension period pursuant to French Law.

3.2 No Conflict; Required Filings.

(a) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Scient’x Groupe in connection with the execution and delivery of this Agreement or the consummation of the Issuer Transactions or the other transactions contemplated hereby, except for (i) such filings, notifications and authorizations as may be required by the French Ministry of Economy and Finance or similar Luxembourg Governmental Authority, (ii) compliance with the HSR Act and the requirements of the Antitrust Laws of any applicable jurisdiction worldwide, (iii) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Groupe Shares with the French tax authorities, and (iv) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Issuer Transactions on a timely basis.

(b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under: (i) Scient’x Groupe’s organizational documents; (ii) subject to the governmental filings and other matters referred to in paragraph (a) above, any (A) Law or (B) judgment, decree or order, in each case applicable to Scient’x Groupe, or by which any of Scient’x Groupe’s properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which Scient’x Groupe is a party or by which Scient’x Groupe’s properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences, if any, that could not, individually or in the aggregate, reasonably be expected to impair the ability of the Parties to consummate the Issuer Transactions on a timely basis, and except in the case of clause (iii) above, for any such conflicts, violations, defaults or other occurrences arising under, in connection with or resulting from the Scient’x Credit Facility.

3.3 Capital Structure. Scient’x Groupe has a share capital of € 1,473,572.40 consisting of 3,683,931 ordinary shares, nominal value € 0.40 per share. As of the date hereof, all of such shares are owned beneficially and of record by LuxCo II.

3.4 Title to Scient’x Shares. As of the date hereof, Scient’x Groupe is the record and beneficial owner of the number of Scient’x Shares set forth in Section 2.3(b) of the Scient’x Disclosure Schedule. Such Scient’x Shares are all the securities of Scient’x owned both of record or beneficially, by Scient’x Groupe. The Scient’x Shares owned by Scient’x Groupe are now and, at all times prior to the Closing will be, owned free and clear of all Liens, other than any Liens created by this Agreement, and other than any Liens created by or existing pursuant to the Scient’x Credit Facility.

3.5 AMF Filings. None of (a) the documents filed by LuxCo II with the AMF on December 21, 2007 in connection with the mandatory takeover offer made by LuxCo II to purchase the outstanding shares of Scient’x Groupe not then owned by LuxCo II, nor (b) any other document filed with the AMF or published by LuxCo II with respect to Scient’x Groupe since November 21, 2007, nor (c) to the knowledge of the Sellers, any other document filed with the AMF or published by Scient’x Groupe since November 21, 2007, contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.6 Contribution of the Scient’x Groupe’s Engineering Business to IMP Engineering. The engineering medical business (the “Business”) contributed on December 19, 2007 to IMP Engineering has been validly contributed pursuant to Article L.236-16 seq. of the French Commercial code. No representations or warranties have been made with respect to said Business or with respect to the shares of IMP Engineering sold to Mr. Olivier Carli or its assets or liabilities, except (i) for the warranties provided in the Convention de cession d’actions and Traité d’apport partiel d’actif, copies of which were delivered to Issuer and (ii) for the mandatory warranties under French law (garanties de droit).

3.7 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including the Schedules and Exhibits to this Agreement), none of LuxCo II, HPC II nor any of their Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty regarding Scient’x Groupe to Issuer, express or implied, at law or in equity, and LuxCo II and HPC II by this Agreement disclaim any such representation or warranty, notwithstanding the delivery or disclosure to Issuer or any other Person of any documentation or other information by LuxCo II, HPC II or any of their Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS AND HPC

Each of the Sellers and HPC hereby represents and warrants, jointly and severally, to Issuer as follows in this ARTICLE IV.

4.1 Organization and Qualification.

(a) Such Person is duly organized, validly existing and, as applicable, in good standing under the Laws of its jurisdiction of organization.

(b) Such Person is not in a state of insolvency or unable to meet its payment obligations as they become due and is not and has never been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy or similar proceedings provided for by applicable Law.

4.2 Authority; No Conflict; Required Filings.

(a) Such Person has all requisite corporate or partnership (as applicable) power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Issuer Transactions and other transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the Issuer Transactions and other transactions contemplated hereby, have been duly authorized by all corporate or partnership (as applicable) action on the part of such Person and no other proceedings are necessary.

(b) This Agreement has been duly and validly executed and delivered by such Person and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject only to: (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at Law); and (iii) an implied covenant of good faith and fair dealing (collectively, the “Equitable Exceptions”).

(c) The execution and delivery of this Agreement by such Person do not, and the performance of this Agreement by such Person will not result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Scient’x Shares owned by such Person pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Person is a party or by which such Person or the Scient’x Shares owned by such Person are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of the Issuer Transactions or otherwise prevent or materially delay such Person from performing its obligations under this Agreement, and except for any such conflicts, violations, defaults or other occurrences arising under, in connection with or resulting from the Scient’x Credit Facility.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to such Person in connection with the execution and delivery of this Agreement or the consummation of the Issuer Transactions and other transactions contemplated hereby, except for (i) such filings, notifications and authorizations as may be required by the French Ministry of Economy and Finance or similar Luxembourg Governmental Authority, (ii) compliance with the HSR Act and the requirements of the Antitrust Laws of any applicable jurisdiction worldwide, (iii) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Scient’x Shares with the French tax authorities, and (iv) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Issuer Transactions on a timely basis.

4.3 Title to Scient’x Shares and Scient’x Groupe Shares. As of the date hereof, LuxCo I is the record and beneficial owner of the number of Scient’x Shares set forth in Section 2.3(b) of the Scient’x Disclosure Schedule. Such Scient’x Shares are all the securities of Scient’x owned, of record or beneficially, by LuxCo I. The Scient’x Shares owned by LuxCo I are now and, at all times prior to the Closing will be, owned free and clear of all Liens, other than any Liens created by this Agreement, and other than any Liens created by or existing pursuant to the Scient’x Credit Facility. As of the date hereof, LuxCo II is the record and beneficial owner of the number of Scient’x Groupe Shares set forth in Section 3.3 hereof. Such Scient’x Groupe Shares are all the securities of

Scient’x Groupe owned, of record or beneficially, by LuxCo II. The Scient’x Groupe Shares owned by LuxCo II are now and, at all times prior to the Closing will be, owned free and clear of all Liens, other than any Liens created by this Agreement, and other than any Liens created by or existing pursuant to the Scient’x Credit Facility. As of the date hereof, neither HPC I nor HPC II owns, of record or beneficially, any Scient’x Shares or Scient’x Groupe Shares.

4.4 No Prior Agreements. Such Person has not entered into any binding commitment to sell, exchange, transfer, distribute or otherwise dispose of all or any portion of the Shares and is under no legal obligation to do so.

4.5 Investment Intent.

(a) Such Person acknowledges that the information supplied by such Person in the representations contained herein will be relied upon by the Issuer in concluding that the Shares have been issued pursuant to Regulation D under the Securities Act or another exemption from the U.S. securities registration requirements.

(b) Such Person represents and warrants to Issuer that it (i) is acquiring the Shares for investment for its own account, and not with a view to, or for sale in connection with, any distribution thereof, (ii) either alone or together with its advisors, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment, (iii) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, (iv) has requested, received, reviewed and considered all information it deems relevant in making an informed decision to acquire the Shares, (v) has, in connection with its decision to acquire the Shares, relied solely upon an independent investigation made by such Person and its advisors and the representations and warranties of the Issuer contained herein and (vi) understands and acknowledges that the Shares have not been registered under the Securities Act and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(c) Such Person understands and acknowledges that the Shares issued under this Agreement will be “restricted securities” (as defined in Rule 144 under the Securities Act) and may not be sold or transferred, except in accordance with the terms of the legend set forth below. Such Person further understands and acknowledges that the Shares will be inscribed with the following legends, or another legend to the same effect and agrees to the restrictions set forth therein:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, NOR WILL AN ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER OF THE SHARES BY THE ISSUER UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THE SHARES AND THE TRANSFER THEREOF SHALL THEN BE IN EFFECT, (II) THE SHARES ARE PERMITTED TO BE RESOLD UNDER RULE 144 UNDER THE SECURITIES ACT (III) THE RESALE IS MADE OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT AND THE APPLICABLE LAWS OF SUCH NON-U.S. JURISDICTION OR (IV) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, THE SHARES ARE TRANSFERRED IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(d) Such Person represents and warrants to Issuer that it will not, directly or indirectly, offer, sell, pledge, sell short, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any Shares except in compliance with the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and any other applicable Laws.

4.6 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including the Schedules and Exhibits to this Agreement), none of the Sellers nor HPC, nor any of their respective Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Issuer, express or implied, at law or in equity, on behalf of the Sellers, HPC or any Subsidiary of any Seller or HPC, and the Sellers, HPC and their respective Subsidiaries by this Agreement disclaim any such representation or warranty, whether by any Seller, HPC or any of their Representatives or any other Person, notwithstanding the delivery or disclosure to Issuer or any other Person of any documentation or other information by any Seller, HPC or any of their respective Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ISSUER

Except as set forth in Issuer’s SEC Reports (as defined below), Issuer represents and warrants to the Sellers and HPC as set forth in this ARTICLE V.

5.1 Organization and Qualification.

(a) Issuer is a corporation duly incorporated, validly existing and in corporate and tax good standing under the Laws of its jurisdiction of incorporation. Issuer is duly qualified or licensed as a foreign corporation to conduct business, and is in corporate good standing, under the Laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have an Issuer Material Adverse Effect. Issuer has made available to the Sellers and HPC true, complete and correct copies of its certificate of incorporation and bylaws, as amended to date. Issuer is not in default under or in violation of any provision of its certificate of incorporation or bylaws.

(b) Issuer is not in a state of insolvency or unable to meet its payment obligations as they become due and is not and has never been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy proceedings provided for by applicable Law, nor has it requested an extension period pursuant to applicable Law.

5.2 Capital Structure.

(a) The authorized capital stock of Issuer consists of 200,000,000 shares of Issuer Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 per share (the “Issuer Preferred Stock”), and 15,000,000 shares of the Issuer Preferred Stock have been designated as New Redeemable Preferred Stock (the “Issuer New Redeemable Preferred Stock”). At the close of business on December 15, 2009, (i) 52,556,828 shares of Issuer Common Stock were issued and outstanding, (ii) no shares of Issuer Common Stock were held by Issuer in its treasury, (iii) 6,400,000 shares of Issuer Common Stock were reserved for issuance under Issuer’s Amended and Restated 2005 Employee, Director and Consultant Stock Plan (collectively, the “Issuer Stock Plans”) (of which 2,900,097 shares of Issuer Common Stock were subject to outstanding options to purchase shares of Issuer Common Stock granted under the Issuer Stock Plans), and (iv) 3,333,206 shares of the Issuer New Redeemable Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Issuer Common Stock and Issuer Preferred Stock are validly issued, fully paid-up and have been issued in full compliance with Issuer’s organizational documents. All Shares deliverable pursuant to this Agreement have been duly authorized (subject to obtaining the requisite approval of the Issuer Transactions by the stockholders of Issuer) and, when issued as contemplated by this Agreement, will be validly issued, fully paid, nonassessable and free of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such Shares are free and clear of any Liens and restrictions imposed by applicable Law.

(b) As of the date hereof, except as may be disclosed in the Issuer SEC Reports (as defined below), there are no warrants, convertible notes or other securities convertible or exchangeable for Issuer Common Stock or Issuer Preferred Stock or any rights thereto. Except as described in paragraph (a) above, and except as may be disclosed in the Issuer SEC Reports, there are no shares of voting or non-voting capital stock, equity interests or other securities of Issuer authorized, issued, reserved for issuance or otherwise outstanding.

(c) Except as may be disclosed in the Issuer SEC Reports, there are no bonds, debentures, notes or other indebtedness of Issuer having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Issuer may vote. Except as described in subsections 5.2(a) or 5.2(b) above, and except as may be disclosed in the Issuer SEC Reports or pursuant to obligations of Issuer upon the achievement of milestones pursuant to license agreements previously delivered to HPC or its Representatives, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Issuer is a party or bound obligating Issuer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Issuer.

(d) Except as may be disclosed in the Issuer SEC Reports, there are no outstanding contractual obligations of Issuer to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of Issuer. Except as may be disclosed in the Issuer SEC Reports, there are no stock-appreciation rights, security-based performance units, phantom stock or other security rights pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of Issuer.

(e) Except as may be disclosed in the Issuer SEC Reports, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which Issuer or any of its Subsidiaries or any of the shareholders of Issuer is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of Issuer or any of its Subsidiaries.

5.3 Authority; No Conflict; Required Filings.

(a) Issuer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Issuer Transactions and other transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the Issuer Transactions and other transactions contemplated hereby, have been duly authorized by all corporate action on the part of Issuer and no other corporate proceedings are necessary except for (i) under Issuer’s agreement with The NASDAQ Stock Market and The NASDAQ Stock Market’s rules incorporated by reference therein, to obtain the affirmative vote by the holders of a majority of the shares of Issuer Common Stock present (in person or by proxy) at the Issuer Stockholders’ Meeting and constituting a quorum for the purpose of voting on such matter, in favor of the Issuer Voting Proposal (the “Required Issuer Vote”); and (ii) if an Adverse Recommendation Change has occurred, the Unaffiliated Stockholder Vote.

(b) This Agreement has been duly and validly executed and delivered by Issuer and constitutes a valid, legal and binding obligation of Issuer, enforceable against it in accordance with its terms, subject only to the Equitable Exceptions.

(c) The execution and delivery of this Agreement do not, and the performance by Issuer of its obligations hereunder and the consummation of the Issuer Transactions and other transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under: (i) its certificate of incorporation, bylaws or other equivalent organizational documents; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any (A) Permit or Law or (B) judgment, decree or order, in each case applicable to it, or by which any of its properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which it is a party or by which its properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of the Issuer Transactions or otherwise prevent or materially delay Issuer from performing its obligations under this Agreement, and except for any such conflicts, violations, defaults or other occurrences arising under, in connection with or resulting from the Issuer Credit Facility.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Issuer in connection with the execution and delivery of this Agreement or the consummation of the Issuer Transactions or other transactions contemplated hereby except for: (i) the filing with the SEC of preliminary and definitive proxy materials under the SEC’s proxy rules related to approval by Issuer’s stockholders of the Issuer Transactions; (ii) filings and consents in respect of the listing of the Shares to be issued in connection with the Issuer Transactions; (iii) compliance with the HSR Act and the requirements of the Antitrust Laws of any applicable jurisdiction worldwide, (iv) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Scient’x Shares with the French tax authorities, and (v) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Issuer Transactions on a timely basis.

5.4 SEC Filings; Financial Statements.

(a) Issuer has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date of this Agreement by it with the SEC, together with all certifications required pursuant to the Sarbanes- Oxley Act of 2002, since June 2, 2006 (the “Issuer SEC Reports”), each of which, in each case as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be, and none of the Issuer SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no material unresolved comments issued by the staff of the SEC with respect to any of the Issuer SEC Reports. Issuer is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder applicable to it.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Issuer SEC Reports (collectively, the “Issuer Financial Statements”), at the time filed and as amended to date, (i) complies as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) is in conformity with GAAP applied on a consistent basis throughout the periods involved except as may otherwise be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Form 10-Q promulgated by the SEC, and (iii) fairly presents, in all material respects, the consolidated financial position of Issuer and its Subsidiaries as at the dates indicated and the consolidated results of operations and cash flows for the periods therein indicated, except, in the case of the unaudited interim financial statements for the absence of footnotes and normal year-end adjustments.

5.5 Agreements, Contracts and Commitments

(a) The Sellers and HPC have been provided via Issuer filings with the SEC or Issuer electronic data-base with copies of all contracts entered into by Issuer or its Subsidiaries that come within the definition of “Material Contracts” under Item 601(b)(10) of Regulation S-K promulgated under the Securities Act (the “Issuer Material Contracts”).

(b) Each Issuer Material Contract is legal, valid, binding and enforceable on the respective parties thereto and is in full force and effect. Neither Issuer nor any of its Subsidiaries or, to the knowledge of Issuer, no other party is in breach of, or default under, and no event has occurred that with notice or the passage of time would constitute a breach or default by Issuer or any of its Subsidiaries of, any Issuer Material Contract.

(c) Except as would not reasonably be expected to result in an Issuer Material Adverse Effect, each Issuer Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with its terms as in effect prior to the Closing, subject to the Equitable Exceptions.

(d) None of Issuer, any applicable Subsidiary of Issuer, or to the knowledge of Issuer, any other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default by Issuer or any applicable Subsidiary, or to the knowledge of Issuer, by any such other party, or permit termination, modification or acceleration, under such Issuer Material Contract. Except as would not reasonably be expected to result in an Issuer Material Adverse Effect, Issuer or the applicable Subsidiary has paid in full all amounts due under the Issuer Material Contracts which are due and payable and has satisfied in full or provided for all of its liabilities and obligations under the Issuer Material Contracts which are due and payable, except amounts or liabilities disputed in good faith by Issuer for which adequate reserves have been set aside.

5.6 AcquisitionHoldCo and AcquisitionCo. From the date of formation of AcquisitionHoldCo and AcquisitionCo after the date hereof to the Closing, Issuer and its Affiliates will own beneficially and of record all the outstanding equity interests of AcquisitionHoldCo, and AcqusitionHoldCo and its Affiliates will own beneficially and of record all the outstanding equity interests of AcquisitionCo.

5.7 Compliance with Laws.

(a) Each of Issuer and its Subsidiaries is in material compliance with all Laws applicable to it and has not received any written claim or notice of material violation of any such Laws with respect to the conduct of its business or the ownership and operation of its properties and other assets, except for such instances of non-compliance, if any, which could not reasonably be expected to result in an Issuer Material Adverse Effect. To the knowledge of Issuer, no investigation or review by any Governmental Authority is pending or has been threatened against Issuer or any of its Subsidiaries.

(b) There are currently pending no internal investigations being conducted by Issuer or any of its Subsidiaries or any third party at the request of Issuer or any of its Subsidiaries concerning any illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

(c) Neither Issuer nor any of its Subsidiaries is Excluded or otherwise excluded from or restricted in any manner from participation in, any government program material to its business and operations. To the knowledge of Issuer, no officer, employee or agent of Issuer or any of its Subsidiaries has been convicted of any crime for which debarment or exclusion is mandated or permitted by 42 U.S.C. § 1320a-7 or any similar provisions of French Law or the Laws of any other applicable non-U.S. jurisdiction. To the knowledge of Issuer, neither Issuer nor its Subsidiaries employs or uses the services of any individual or entity that is, or, during the time when such individual or entity was employed by or providing services to Issuer or any of its Subsidiaries, was Excluded.

(d) Neither Issuer nor any of its Subsidiaries, nor to the knowledge of Issuer, any Representative of Issuer or any of its Subsidiaries has, directly or indirectly, (i) offered to pay to or solicited any remuneration from, in cash, property or in kind, or made any financial arrangements, other than arrangements that comply with a safe harbor under 42 U.S.C. § 1001.952 or any similar provisions of French Law or the Laws of any other applicable non-U.S. jurisdiction, as each may be applicable to Issuer or any Subsidiary of Issuer, with, any past or present patient or customer, past or present Healthcare Provider, supplier contractor, third party or Payment Program in order to induce or directly or indirectly obtain business or payments from such Person, including without limitation any item or service for which payment may be made in whole or in part under any federal, state or private health care program, or for purchasing, leasing, ordering or arranging for or recommending, any good, facility, service or item for which payment may be made in whole or in part under any federal, state or private health care program; (ii) given or received, or agreed to give or receive, any gift or gratuitous payment or benefit of any kind, nature or description (including without limitation in money, property or services) to any past, present or potential patient or customer, Healthcare Provider, supplier or potential supplier, contractor, Payment Program or any other person; or (iii) issued equity securities to any Healthcare Provider outside of the safe harbor provisions established by the Office of the Inspector General of the Department of Health and Human Services.

5.8 Permits. Except as would not reasonably be expected to result in an Issuer Material Adverse Effect, each Permit necessary for the conduct of the business of Issuer and its Subsidiaries as presently conducted and the ownership and operation of their respective properties and other assets, including, without limitation all material Permits that are required under all Environmental Laws (the “Issuer Permits”), is valid and in full force and effect as of the date hereof, no Issuer Permit is subject to any lien or encumbrance, and there is no material default under any Issuer Permit or, to the knowledge of Issuer, any condition that could reasonably be expected to form the basis for the assertion of any default thereunder. To the knowledge of Issuer, there is no investigation or proceeding by a Governmental Authority pending or threatened, that could reasonably be expected to result in the termination, revocation, limitation, suspension, restriction or impairment of any Issuer Permit or the imposition of any material fine, penalty or other sanctions for violation of any Laws relating to any Issuer Permit, except as would not reasonably be expected to result in an Issuer Material Adverse Effect. To the knowledge of Issuer, the execution, delivery and performance by Issuer of this Agreement and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any Governmental Authority to terminate, any material Issuer Permit, nor require the consent of any Governmental Authority in respect of any Issuer Permit, except where the failure to obtain such consent would not reasonably be expected to result in an Issuer Material Adverse Effect.

5.9 Litigation. There is no Action pending or, to the knowledge of Issuer, threatened, against Issuer or any of its Subsidiaries, any of their respective properties, or any of their respective officers or directors (in their capacities as such), except as would not reasonably be expected to result in an Issuer Material Adverse Effect. Neither Issuer nor any of its Subsidiaries has received written notice of, or is, to the knowledge of Issuer, the subject of, any potential Action, except as would not reasonably be expected to result in an Issuer Material Adverse Effect. There is no judgment, decree or order against Issuer, any of its Subsidiaries or, to the knowledge of Issuer, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to result in an Issuer Material Adverse Effect.

5.10 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Issuer or any of its Subsidiaries which has or would reasonably be expected to have (after giving effect to the transactions contemplated by this Agreement) the effect of prohibiting or impairing in any material respect any current or currently anticipated future business practice of Issuer or any of its Subsidiaries, any acquisition of property by Issuer or any of its Subsidiaries or the conduct of business by Issuer or any of its Subsidiaries as currently conducted or as currently proposed to be conducted.

5.11 Properties and Assets.

(a) Issuer and its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected on most recent balance sheet or acquired since the Issuer’s most recent balance sheet date, or, in the case of leased properties and assets, valid leasehold interests in such properties and assets, in each case free and clear of all Liens, except, in each case, as would not reasonably be expected to result in an Issuer Material Adverse Effect.

(b) Neither Issuer nor any Subsidiary owns any real property. All leases for leased real property of Issuer are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default (or event which with notice or the lapse of time, or both, would constitute a material default) that would give rise to a claim thereunder.

(c) The facilities, property and equipment owned, leased or otherwise used by Issuer or any of its Subsidiaries are in a good state of maintenance and repair, free from material defects and in good operating condition (subject to normal wear and tear), and suitable for the purposes for which they are currently used, except, in each case, as would not reasonably be expected to result in an Scient’x Material Adverse Effect.

5.12 Taxes.

(a) Each of Issuer and its Subsidiaries has accurately prepared and timely filed all material Returns concerning or attributable to Issuer or any of its Subsidiaries or to their operations, and all such Returns are true, complete and correct in all material respects.

(b) Each of Issuer and its Subsidiaries: (i) has paid all material Taxes it is obligated to pay whether or not reflected on any Returns; (ii) has withheld all material Taxes required to be withheld with respect to its employees or otherwise; and (iii) has kept all records that it is required to keep for taxation purposes, such records being available for inspection at the premises of Issuer.

(c) There is no Tax deficiency outstanding, proposed or assessed against Issuer or any of its Subsidiaries that is not accurately reflected as a liability on the Issuer most recent balance sheet in accordance with GAAP, nor has Issuer or any of its Subsidiaries executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax, nor is there any pending audit, action, suit, proceeding, investigation or other examination regarding Taxes for which Issuer or any of its Subsidiaries may have liability. There are no Tax Liens on any assets of Issuer or on any assets of any Subsidiary of Issuer.

(d) Neither Issuer nor any of its Subsidiaries has any liability for unpaid Taxes that has not been properly accrued for and reserved for on its most recent balance sheet, whether asserted or unasserted, contingent or otherwise.

5.13 Environmental Matters.

(a) Issuer and its Subsidiaries are in compliance with all Environmental Laws, which compliance includes, without limitation, the possession by the Issuer and its Subsidiaries of all material Permits required under all applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof, except for instances of non-compliance which individually or in the aggregate have not had and would not reasonably be expected to have an Issuer Material Adverse Effect.

(b) Issuer has not received any written communication from a Governmental Authority or other Person that alleges that either Issuer or any of its Subsidiaries is not in compliance with any Environmental Laws or any Permit required under any applicable Environmental Law, except for instances of non-compliance that individually or in the aggregate have not had and would not reasonable be expected to have an Issuer Material Adverse Effect, or that it is responsible (or potentially responsible) for the cleanup of any Materials of Environmental Concern at, on, beneath or emanating from its facilities, and Issuer has no knowledge that there are conditions existing at such facilities that could reasonably be expected to prevent or interfere with such full compliance in the future, except for instances of non-compliance that individually or in the aggregate could not reasonably be expected to result in an Issuer Material Adverse Effect.

(c) Issuer has no knowledge of any past or present facts, circumstances or conditions, including, without limitation, the release of any Materials of Environmental Concern, that could reasonably be expected to result in a material liability for Issuer or any of its Subsidiaries under any Environmental Law.

(d) None of the facilities used by Issuer or any of its Subsidiaries (which shall not be deemed to include facilities used by Persons with whom Issuer has contracted for the manufacture of its products) is, or has ever been to the knowledge of Issuer, a site for the use, generation, manufacture, discharge, assembly, processing, storage, release, disposal or transportation to or from of any Materials of Environmental Concern, except for such Materials of Environmental Concern used in the ordinary course of business of Issuer and its Subsidiaries or by unrelated tenants or occupants of such facilities, all of which used by Issuer or its Subsidiaries have been stored and used in material compliance with all applicable Permits and Environmental Laws.

5.14 Intellectual Property.

(a) As used herein, (i) “Issuer Trademarks” means all Trademarks that are (A) registered or subject to a registration application, (B) owned by or exclusively licensed to Issuer or any of its Subsidiaries and (C) used by Issuer or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses; (ii) “Issuer Patents” means all Patents that are (A) owned by or exclusively licensed to Issuer or any of its Subsidiaries and (B) used by Issuer or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses; and (iii) “Issuer Copyrights” means all Copyrights that are (A) registered, (B) owned by or exclusively licensed to Issuer or any of its Subsidiaries and (C) used by Issuer or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses. The Issuer Trademarks, Issuer Patents, Issuer Copyrights, together with all Trade Secrets that are (x) owned or exclusively licensed by Issuer or any of its Subsidiaries immediately prior to the Closing and (y) used by Issuer or any of its Subsidiaries and required for the continued and currently contemplated conduct and operation of their respective businesses, are referred to herein collectively as the “Issuer Intellectual Property”.

(b) Generally. The Issuer Intellectual Property rights that have been issued or registered by a Governmental Authority are valid and enforceable, and with respect to applications, are still pending, and have not expired or been cancelled or abandoned, and neither Issuer nor any of its Subsidiaries has taken any action or failed to take any action therein that is likely to result in unenforceability of claims later allowed therein, in each case except as would not reasonably be expected to have an Issuer Material Adverse Effect.

(c) Issuer Trade Secrets. Issuer and each of its Subsidiaries has taken commercially reasonable steps in accordance with normal industry practice to protect its rights in its Trade Secrets. Without limiting the scope of the foregoing representation, Issuer and each of its Subsidiaries enforces a policy of requiring each employee, consultant and contractor involved in the development of Issuer Intellectual Property to execute proprietary information, confidentiality and assignment agreements that assign to Issuer or one of its Subsidiaries all rights to any Intellectual Property relating to its business that are developed by such employees, consultants or contractors, as applicable, and that, consistent with commercially reasonable standards, otherwise protect the Issuer Intellectual Property and, to the knowledge of Issuer, no such employee, consultant or contractor is in violation of any material term of any such agreement.

(d) Ownership. Issuer or one of its Subsidiaries is the sole and exclusive owner of (or, with respect to Issuer Trademarks, Issuer Patents and Issuer Copyrights that are in-licensed from a third party, the holder of a valid right to use) the Issuer Trademarks, Issuer Patents and Issuer Copyrights. The owned Issuer Trademarks, Issuer Patents and Issuer Copyrights are free and clear of any and all Liens, other than Permitted Issuer Encumbrances. None of the directors, corporate officers or employees of Issuer or any of its Subsidiaries owns, directly or indirectly (except for ownership of equity securities of Issuer or any of its Subsidiaries), in whole or in part, any of the Issuer Intellectual Property and neither Issuer nor any of its Subsidiaries has paid or is required to pay, by Law or contract or otherwise, any amounts to any directors, corporate officers or employees of Issuer or any of its Subsidiaries in respect of the Issuer Intellectual Property.

(e) Sufficiency of Intellectual Property Assets. To the knowledge of Issuer, the Issuer Intellectual Property, together with the rights granted to Issuer under material contracts, licenses and other agreements relating to Intellectual Property and to which Issuer or any of its Subsidiaries is a party (the “Issuer Intellectual Property Agreements”), constitute all the material Intellectual Property required for the continued or currently contemplated conduct and operation of its business, except for non-exclusive licenses of generally commercially available software, content or other Intellectual Property pursuant to a “shrink wrap,” “clickwrap,” or similar end-user license or other standard form agreement. All material Issuer Intellectual Property Agreements are in full force and effect. Each of Issuer and its Subsidiaries is in material compliance with, and has not breached, and has not committed any action or omission that, with the giving of notice or lapse of time or both, would reasonably be expected to result in a breach of, any such material Issuer Intellectual Property Agreements and, to the knowledge of Issuer, all other parties to such Issuer Intellectual Property Agreements are in material compliance with, and have not breached any material term of, such Issuer Intellectual Property Agreements. Issuer and each of its Subsidiaries has taken all commercially reasonable steps in accordance with normal industry practice to protect its rights in and to the Issuer Intellectual Property, which is sufficient for the continued and currently contemplated conduct and operation of their business.

(f) No Infringement by Issuer. To the knowledge of Issuer, the operation of the businesses of Issuer and its Subsidiaries as such businesses are currently conducted, including the design, development, marketing and sale of the products or services of Issuer and its Subsidiaries does not infringe, dilute (with respect to Trademarks) or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the Laws of any jurisdiction. To the knowledge of Issuer, there is no Action being asserted or threatened in writing by any Person (A) with respect to the ownership, validity or enforceability of any Issuer Intellectual Property owned by Issuer or any of its Subsidiaries or (B) claiming that Issuer or any of its Subsidiaries has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party, including any claims of misappropriation of Issuer Trade Secrets. Neither Issuer nor any of its Subsidiaries has received any written notice or claim challenging or questioning the validity or enforceability of any Issuer Intellectual Property or indicating an intention on the part of any person or otherwise threatening to bring a claim that any Issuer Intellectual Property right is invalid, is unenforceable, or has been misused.

(g) No Infringement by Third Parties. To the knowledge of Issuer and its Subsidiaries, no third party is misappropriating, infringing, diluting or violating any Issuer Intellectual Property, and no claims for any of the foregoing have been brought against any third party by Issuer or any of its Subsidiaries, which claim is currently pending.

(h) Change of Control. The execution, delivery and performance by Issuer of this Agreement and each of the other documents contemplated hereby to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any rights of Issuer or its Subsidiaries in any Issuer Intellectual Property, nor require the consent of any Governmental Authority or third party in respect of any such Issuer Intellectual Property, except as would not be expected to result in an Issuer Material Adverse Effect.

5.15 Regulatory Compliance.

(a) As to each Issuer product that is developed, manufactured, tested, distributed and/or marketed by or on behalf of Issuer or any of its Subsidiaries and that is subject to (i) the FDCA, (ii) comparable Laws of the European Community including, without limitation, the MDD and national laws implementing the MDD, (iii) the requirements of AFSSAPS or (iv) similar Laws in any other jurisdiction (each such product, an “Issuer Medical Device”), each such Issuer Medical Device is being or has been developed, manufactured, tested, distributed, imported and/or marketed in compliance with all applicable requirements under the FDCA, the MDD, national implementations of the MDD and similar Laws, including those relating to investigational use, premarket notification and clearance, conformity assessment or approval to market an Issuer Medical Device, good manufacturing practices, Issuer Medical Device quality systems, labeling (including non-participation in misbranding), avoidance of adulteration, advertising, record keeping (including maintenance of technical files by authorized representatives), filing of reports and security, registration of establishments and listing of products, product material vigilance and reporting, clinical trials, and in compliance with any anti-bribery Law or anti-

kickback statute (including 41 U.S.C. §§ 51-58 and 42 U.S.C. §§ 1320a et. seq.), the False Claims Act, 31 U.S.C. §§ 3729-3731, the Stark Law, 42 U.S.C. §1395 nn, the Health Insurance Portability and Accountability Act of 1996, and any applicable state anti-kickback statute in the U.S., except in each case for instances of non-compliance that individually or in the aggregate have not had and would not reasonably be expected to result in an Issuer Material Adverse Effect. Each such Issuer Medical Device marketed with in the European Economic Area is in material compliance with the MDD, has undergone the appropriate conformity assessment procedures, where applicable involving an appropriate notified body, benefits from all relevant certificates and declarations of conformity and lawfully bears the applicable CE (conformité européenne) marks. Neither Issuer nor any of its Subsidiaries has received any notice or other communication from the FDA, AFSSAPS or any other Governmental Authority or relevant notified body (A) contesting the premarket clearance, approval or conformity assessment of, the uses of or the labeling and promotion of any products of Issuer or any of its Subsidiaries or (B) otherwise alleging any violation applicable to any Issuer Medical Device of any Law or applicable harmonized standards, including EN ISO 14971:2007 or, if in Europe, EN ISO 13485:2003, in the case of (A) and (B), that individually or in the aggregate have had or would reasonably be expected to have an Issuer Material Adverse Effect.

(b) No Issuer Medical Device is currently under consideration by senior management of Issuer or any of its Subsidiaries for recall, withdrawal, suspension, seizure or discontinuance, nor has any Issuer Medical Device been recalled, withdrawn, suspended, seized or discontinued (other than for commercial or other business reasons) since January 1, 2006 by Issuer or any of its Subsidiaries (whether voluntarily or otherwise), and in each case except as would not reasonably be expected to have an Issuer Material Adverse Effect. No proceedings of which Issuer has knowledge (whether completed or pending) seeking the recall, withdrawal, suspension, seizure or discontinuance of any Issuer Medical Device are pending against Issuer or any of its Subsidiaries or any licensee of any Issuer Medical Device which individually or in the aggregate have had or would reasonably be expected to have an Issuer Material Adverse Effect. Neither Issuer nor any of its Subsidiaries is now or has ever been subject to the FDA’s Application Integrity Policy.

(c) To the knowledge of Issuer, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action or proceeding against or affecting Issuer or any of its Subsidiaries relating to or arising under (i) the FDCA, (ii) the MDD, the national implementations of the MDD and equivalent laws, (ii) the FCPA and equivalent anti-bribery Laws, (iii) the Social Security Act or any equivalent Law relating to the pricing and reimbursement of Issuer Medical Devices, (iv) regulations of the Office of the Inspector General of the Department of Health and Human Services, or (v) any other Governmental Authority, in each case individually or in the aggregate that has had or would reasonably be expected to have an Issuer Material Adverse Effect.

(d) Issuer or its Subsidiaries have, filed all annual reports and other reports (including adverse event reports), supplemental applications and notices with the FDA, each notified body that has issued a certificate of conformity for an Issuer Medical Device, and AFSSAPS, as well as any similar state or foreign Governmental Authority with respect to any Issuer Medical Device of Issuer or its Subsidiaries.

(e) As to any investigational medical devices under evaluation in the United States, Issuer and its Subsidiaries, as applicable, are in compliance in all material respects with all reporting and record-keeping and labeling requirements set forth in 21 C.F.R. Part 812 with regard to their investigational medical devices, and other applicable requirements regarding the promotion of investigational devices.

5.16 Certain Business Practices. Neither Issuer, its Subsidiaries or, to the knowledge of Issuer and of its Subsidiaries, any director, officer, employee or agent of Issuer or any of its Subsidiaries has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; or (b) made any unlawful payment to any government official or employee or to any political party or campaign or violated any provision of the FCPA.

5.17 Payment Programs.

(a) Issuer or any of its Subsidiaries, as applicable, is a participating provider, in good standing, in each Payment Program in which Issuer or any of its Subsidiaries has participated at any time during the last two years (the “Issuer Payment Programs”). To the knowledge of Issuer, there is no threatened or pending or concluded investigation, or civil, administrative or criminal proceeding relating to participation in any Payment Program by Issuer or any of its Subsidiaries. Neither Issuer nor any Subsidiary is subject to, nor has any of them been subjected to in the two years prior to the date of this Agreement, any pre-payment utilization review or other utilization review by any Payment Program. No Payment Program has requested or threatened any material recoupment, refund, or set-off from Issuer or any of its Subsidiaries and there is no basis therefor. No Payment Program has imposed a material fine, penalty or other sanction on Issuer or any of its Subsidiaries. Neither Issuer nor any of its Subsidiaries has been excluded from participation in any Payment Program in the two years prior to the Closing Date. Neither Issuer nor any of its Subsidiaries has knowingly submitted to any Payment Program any false or fraudulent claim for payment, nor has Issuer or any of its Subsidiaries at any time knowingly violated any material condition for participation, or any material rule, regulation, policy or standard of, any Payment Program. All Medicare cost reports, if any, for all periods prior to the Closing have been accurately completed and timely filed in all material respects.

(b) All billing practices of Issuer and its Subsidiaries with respect to all Payment Programs have been true, fair and correct and in compliance with all applicable Laws, and all regulations and policies of all such Payment Programs in all material respects, and neither Issuer nor any of its Subsidiaries has knowingly billed for or received any payment or reimbursement in excess of amounts permitted by Law or the rules and regulations of Payment Programs or contracts therewith.

5.18 Products. Each of the products produced, licensed or sold and services rendered by Issuer or any of its Subsidiaries (each an “Issuer Product”) is fit for the ordinary purposes for which it is intended to be used and conforms to any promises or affirmations of fact made on the container, label or instructions for use for such Issuer Product or in connection with its sale.

5.19 Product or Service Liability. Since January 1, 2008, there has been no claim, suit, action, proceeding or investigation by or before any Governmental Authority pending or, to the knowledge of Issuer, threatened against or involving Issuer or any of its Subsidiaries relating to (a) any Issuer Products delivered or sold by Issuer or any of its Subsidiaries and alleged to have been defective or improperly rendered or not in compliance with contractual or regulatory requirements, or (b) any Issuer Products delivered or sold by Issuer or any of its Subsidiaries which are defective or not in compliance with contractual or regulatory requirements, except in each case as would not reasonably be expected to result in Losses of more than $100,000 in any individual instance, or more than $250,000 in the aggregate, and in which the plaintiff sought damages of less than $500,000, in any individual instance. Before January 1, 2008, and since January 1, 2006, to the knowledge of Issuer, there has been no claim, suit, action, proceeding or investigation by or before any Governmental Authority pending or threatened against or involving Issuer or any of its Subsidiaries relating to any of the matters set forth in clauses (a) or (b) above

5.20 Product Warranty. Each Issuer Product manufactured, sold or delivered by Issuer or any of its Subsidiaries has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and neither Issuer nor any of its Subsidiaries has any material liability for replacement or repair thereof or other damages in connection therewith, except for claims arising in the normal course of business, which in the aggregate, are not material to the financial condition of Issuer.

5.21 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including the Schedules and Exhibits to this Agreement), none of the Issuer, or any of its Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to the Sellers or HPC, express or implied, at law or in equity, on behalf of Issuer or any Subsidiary of Issuer, and the

Issuer and its Subsidiaries by this Agreement disclaim any such representation or warranty, whether by Issuer or any of its Representatives or any other Person, notwithstanding the delivery or disclosure to the Sellers or HPC or any other Person of any documentation or other information by Issuer or any of its Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF ACQUSITIONHOLDCO AND

ACQUISITIONCO

AcquisitionHoldCo and AcquisitionCo, upon their joinder to this Agreement after the date hereof, shall hereby represent and warrant to the Sellers and HPC as follows:

6.1 Organization and Qualification.

(a) AcquisitionCo is a Dutch cooperatie met uitsluiting van aansprakelijkheid duly organized, validly existing and in corporate and tax good standing (to the extent such concepts are applicable) under the Laws of The Netherlands. AcqusitionHoldCo is a Dutch commanditaire vennootschap, duly organized, validly existing and in corporate and tax good standing (to the extent such concepts are applicable) under the Laws of The Netherlands. AcquisitionCo has made available to the Sellers and HPC true, complete and correct copies of its deed of incorporation or formation and entity charter or other organizational documents, as applicable (the “AcquisitionCo Organizational Documents”) and AcquisitionHoldCo has made available to the Sellers and HPC true, complete and correct copies of its deed of incorporation or formation and entity charter or other organizational documents, as applicable (the “AcquisitionHoldCo Organizational Documents”). Neither AcquisitionCo nor AcquisitionHoldCo is in default under or in violation of any provision, respectively, of the AcquisitionCo Organizational Documents or the AcquisitionHoldCo Organizational Documents.

(b) AcquisitionCo and AcquisitionHoldCo were formed solely for the purposes of engaging in the transactions contemplated by this Agreement and neither has (i) engaged in any business activities, (ii) conducted any operations other than in connection with the transaction contemplated by this Agreement, (iii) incurred any liabilities other than in connection with the transactions contemplated by this Agreement or (iv) entered into any agreements or arrangements other than in connection with the transactions contemplated by this Agreement.

(c) Neither of AcquisitionCo nor AcquisitionHoldCo is in a state of insolvency or unable to meet its payment obligations as they become due and is not and neither has ever been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy proceedings provided for by applicable Law, nor has it requested an extension period pursuant to applicable Law.

6.2 Capital Structure.

(a) The equity interests of AcquisitionCo consist of membership interests in AcquisitionCo (the “AcquisitionCo Equity”), which, as of the date of the joinder of AcqusitionCo to this Agreement, are owned 100% by AcquisitionHoldCo and its Affiliates. All of the AcquisitionCo Equity is validly issued, fully paid-up and has been issued in full compliance with the AcquisitionCo Organizational Documents.

(b) The equity interests of AcquisitionHoldCo consist of general partnership and limited partnership interests (the “AcquisitionHoldCo Equity”), which, as of the date of the joinder of AcqusitionHoldCo to this Agreement, are owned 100% by Issuer and its Affiliates. All of the AcquisitionHoldCo Equity is validly issued, fully paid-up and has been issued in full compliance with the AcquisitionHoldCo Organizational Documents.

(c) As of the date hereof, there are no options, warrants, convertible notes or other securities exercisable, convertible or exchangeable for AcquisitinoCo Equity, AcquisitionHoldCo Equity, or any rights thereto. Except as described in Section 6.2(a) or (b) above, there are no shares of voting or non-voting capital stock, equity interests or other securities of AcquisitionCo or AcquisitionHoldCo authorized, issued, reserved for issuance or otherwise outstanding.

(d) There are no bonds, debentures, notes or other indebtedness of AcquisitionCo or AcquisitionHoldCo having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of AcquisitionCo or AcqusitionHoldCo may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which AcquisitionCo or AcquisitionHoldCo is a party or bound obligating AcquisitionCo or AcquisitionHoldCo to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of AcquisitionCo or AcquisitionHoldCo.

(e) There are no outstanding contractual obligations of AcquisitionCo or AcquisitionHoldCo to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of AcquisitionCo or AcquisitionHoldCo. There are no stock-appreciation rights, security-based performance units, phantom stock or other security rights pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of AcquisitionCo or AcquisitionHoldCo.

(f) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which AcquisitionCo or AcquisitionHoldCo or any of the shareholders of AcquisitionCo or AcquisitionHoldCo is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of AcquisitionCo or AcquisitionHoldCo.

6.3 Authority; No Conflict; Required Filings.

(a) AcquisitionCo and AcquisitionHoldCo have all requisite corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Issuer Transactions and other transactions contemplated hereby. The execution and delivery of this Agreement, the performance of their obligations hereunder and the consummation of the Issuer Transactions and other transactions contemplated hereby, have been duly authorized by all corporate action on the part of AcquisitionCo and AcquisitionHoldCo and no other corporate proceedings are necessary.

(b) An instrument of joinder to this Agreement has been duly and validly executed and delivered by AcquisitionCo and AcquisitionHoldCo and this Agreement constitutes a valid, legal and binding obligation of AcquisitionCo and AcquisitionHoldCo, enforceable against each of them in accordance with its terms, subject only to the Equitable Exceptions.

(c) The execution and delivery of an instrument of joinder to this Agreement do not, and the performance by AcquisitionCo and AcquisitionHoldCo of their obligations hereunder and the consummation of the Issuer Transactions and other transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under: (i) respectively, the AcquisitionCo Organizational Documents or the AcquisitionHoldCo Organizational Documents; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any (A) Permit or Law or (B) judgment, decree or order, in each case applicable to either of them, or by which any of their respective properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which either of them is a party or by which their respective properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of the Issuer Transactions or otherwise prevent or materially delay AcquisitionCo or AcquisitionHoldCo from performing their obligations under this Agreement, and except for any such conflicts, violations, defaults or other occurrences arising under, in connection with or resulting from the Issuer Credit Facility.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to AcquisitionCo or AcqusitionHoldCo in connection with the execution and delivery of this Agreement or the consummation of the Issuer Transactions or other transactions contemplated hereby except for: (i) the filing by the Issuer with the SEC of preliminary and definitive proxy materials under the SEC’s proxy rules related to approval by Issuer’s stockholders of the Issuer Transactions; (ii) filings and consents to be made or obtained by Issuer in respect of the listing of the Shares to be issued in connection with the Issuer Transactions; (iii) compliance with the HSR Act and the requirements of the Antitrust Laws of any applicable jurisdiction worldwide, (iv) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Scient’x Shares with the French tax authorities, and (v) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Issuer Transactions on a timely basis.

6.4 Investment Intent. AcquisitionCo represents and warrants that it (i) is acquiring the Acquired Scient’x Shares for investment for its own account, and not with a view to, or for sale in connection with, any distribution thereof, (ii) either alone or together with its advisors, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquired Scient’x Shares and is capable of bearing the economic risks of such investment, (iii) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, (iv) has requested, received, reviewed and considered all information it deems relevant in making an informed decision to acquire the Acquired Scient’x Shares, (v) has, in connection with its decision to acquire the Acquired Scient’x Shares, relied solely upon an independent investigation made by Issuer and its advisors and the representations and warranties of the Sellers and HPC contained herein and (vi) understands and acknowledges that the Acquired Scient’x Shares have not been registered under the Securities Act and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

6.5 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including the Schedules and Exhibits to this Agreement), none of AcquisitionCo, AcquisitionHoldCo or any of their Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to the Sellers or HPC, express or implied, at law or in equity, on behalf of AcquisitionCo, AcquisitionHoldCo or any other Subsidiary of Issuer, and the Issuer and its Subsidiaries by this Agreement disclaim any such representation or warranty, whether by AcquisitionCo, AcquisitionHoldCo or any of their Representatives or any other Person, notwithstanding the delivery or disclosure to the Sellers or HPC or any other Person of any documentation or other information by Issuer or any of its Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE VII

CONDUCT OF BUSINESS PENDING THE TRANSACTION

7.1 Conduct of Scient’x Business Pending the Issuer Transactions.

(a) HPC covenants and agrees that, between the date hereof and the earlier to occur of the Closing or such earlier time as this Agreement is terminated in accordance with ARTICLE IX (such period being hereinafter referred to as the “Interim Period”), except as expressly required by this Agreement or as required by applicable Law or unless Issuer shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, it shall cause each of Scient’x and its Subsidiaries to: (i) use its best efforts to conduct its business only in the ordinary course of business consistent with past practice in all material respects; (ii) use its best efforts to pay its debts and Taxes when due subject to (1) good faith disputes over such debts or Taxes, and (2) Issuer’s consent to the filing of material Returns, if applicable; (iii) use its best efforts to pay or perform other material obligations when due; and (iv) use its commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees, and preserve its relationships with material customers, suppliers, distributors, licensors, licensees, and others having business dealings with it; (v) use its commercially reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; (vi) use its commercially reasonable efforts to prevent the lapse of any material Scient’x Intellectual Property; (vii) operate its business in all material respects in compliance with all applicable Laws; and (viii) subject to applicable Law confer with Issuer concerning operational matters of a material nature. HPC agrees to promptly notify Issuer of any event which would reasonably be expected to have an Scient’x Material Adverse Effect. By way of amplification and not limitation, except as expressly permitted by this Agreement or as required by applicable Law, HPC shall use its best efforts to cause Scient’x and its Subsidiaries, during the Interim Period, not to directly or indirectly, do any of the following without the prior written consent of Issuer (which shall not be unreasonably withheld, conditional or delayed):

(i) amend its organizational documents, or otherwise alter its corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

(ii) issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of Scient’x or any of its Subsidiaries (except for the issuance of Scient’x Shares issuable upon the exercise of outstanding Scient’x Options);

(iii) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of Scient’x or interest in or securities of any of its Subsidiaries;

(iv) sell, transfer, pledge, dispose of or encumber any properties, facilities, equipment or other assets, except for (i) sales of inventory and equipment in the ordinary course of business, and (ii) such pledges or encumbrances as are required pursuant to the Scient’x Credit Facility;

(v) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of its capital stock or other equity interests;

(vi) split, combine or reclassify any shares of its capital stock or other securities or equity interests, or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock or equity interests;

(vii) sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Scient’x Intellectual Property other than (i) non-exclusive licenses made in the ordinary course of business consistent with past practice, and (ii) such pledges or encumbrances as are required pursuant to the Scient’x Credit Facility; or amend or modify any existing agreements with respect to any Scient’x Intellectual Property;

(viii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, joint venture or other business organization or division thereof;

(ix) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans, advances or enter into any financial commitments, except in the ordinary course of business and as otherwise permitted under any loan or credit agreement to which Scient’x or any of its Subsidiaries is a party as of the date of this Agreement;

(x) authorize any capital expenditures in excess of $500,000 in the aggregate;

(xi) take or permit to be taken any action to: (A) increase the compensation payable to its officers or employees, except for increases in salary or wages in accordance with agreements entered into prior to the date of this Agreement or otherwise in the ordinary course of business consistent with past practice; (B) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, its officers; (C) grant any severance or termination pay to, or enter into any employment or severance agreement with, any employee except in accordance with agreements entered into before the date of this Agreement or otherwise in the ordinary course of business consistent with past practice; (D) enter into any collective bargaining agreement; or (E) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees, other than as required to comply with applicable Law;

(xii) change any accounting policies or procedures (including, without limitation, procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by applicable accounting principles or Law;

(xiii) create, incur, suffer to exist or assume any Lien on any of its properties, facilities or other assets that would have been required to be disclosed in the Scient’x Disclosure Schedule if existing on the date of this Agreement, other than Liens pursuant to any loan or credit agreement to which Scient’x or any of its Subsidiaries is a party as of the date of this Agreement;

(xiv) other than in the ordinary course of business: (A) enter into any Scient’x Material Contract; (B) modify, amend, transfer or terminate any Scient’x Material Contract or waive, release or assign any rights or claims thereto or thereunder; or (C) enter into or extend any lease with respect to real property;

(xv) enter into any material agreement, or amend the terms of any existing material agreement, which grants to any Person exclusive supply, manufacturing, production, marketing or distribution rights with respect to any of its products or technologies;

(xvi) make any material Tax election, settle or compromise any material federal, state, local or foreign Tax liability, agree to an extension of a statute of limitations with respect thereto, file any material amendment to any material Return, or settle any material claim, action, suit proceeding, investigation or assessment in respect of Taxes;

(xvii) pay, discharge, satisfy or settle any litigation or waive, assign or release any rights or claims with respect thereto, other than settlements in the ordinary course of business that involve only the payment of non-material amounts of cash and do not involve any admission with respect to (A) any criminal wrongdoing or (B) the invalidity or unenforceability of, or any infringement with respect to, any Scient’x Intellectual Property;

(xviii) amend the terms of any outstanding Scient’x Options, except as expressly contemplated in this Agreement;

(xix) other than in the ordinary course of business consistent with past practice, except for insurance coverage that will terminate as a result of the transactions contemplated hereby, fail to maintain in full force and effect all insurance policies currently in effect, or permit any of the coverage thereunder to lapse, in each case without simultaneously securing replacement insurance policies which will be in full force and effect and provide coverage substantially similar to or greater than under the prior insurance policies;

(xx) take any action if such action could reasonably be expected to result in any of the conditions to the Closing set forth in ARTICLE IX of this Agreement not being satisfied as of the Closing Date; or

(xxi) authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

(b) During the Interim Period, HPC shall use its commercially reasonable efforts to cause Scient’x and each of its Subsidiaries to: (i) solicit and accept customer orders in the ordinary course of business; and (ii) consistent with applicable Antitrust Laws, cooperate with Issuer in communicating with suppliers and customers to accomplish the orderly transfer of the business and operations of Scient’x and its Subsidiaries to the control of Issuer on the Closing Date.

(c) Notwithstanding anything to the contrary herein, neither the Sellers nor HPC shall have any liability hereunder for failure to take any action that results in any breach of representation, warranty, agreement or covenant herein and for which HPC has made a reasonable request for consent required under this Section 7.1 if the Issuer has unreasonably refused to consent to, or has unreasonably delayed its consent for, such action under this Section 7.1.

7.2 Conduct of Issuer Business Pending the Issuer Transactions.

(a) The Issuer covenants and agrees that during the Interim Period, except as expressly required by this Agreement, or as required by applicable Law or unless the Sellers and HPC shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, each of the Issuer and its Subsidiaries shall (i) conduct its business only in the ordinary course of business consistent with past practice in all material respects, (ii) use commercially reasonable efforts to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, (iii) use commercially reasonable efforts to pay or perform other material obligations when due, and (iv) use its commercially reasonable efforts to preserve its relationships with material customers, suppliers, distributors, licensors, licensees and others having business dealings with it. By way of amplification and not limitation, except as expressly permitted by this Agreement or as required by Law, neither the Issuer nor any of its Subsidiaries shall, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of the Sellers and HPC (which shall not be unreasonably withheld, conditioned or delayed):

(i) amend its organizational documents, except for any amendments required by any Law, or otherwise alter its corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

(ii) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of the Issuer or interest in or securities of any of its Subsidiaries, other than repurchases of unvested shares of restricted stock issued under the Issuer’s equity compensation plans;

(iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of its capital stock or other equity interests;

(iv) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible, exercisable or exchangeable securities (other than the issuance of securities pursuant to Issuer’s employee benefits plans in the ordinary course of business);

(v) take any action if such action could reasonably be expected to result in any of the conditions to the Closing set forth in ARTICLE IX of this Agreement not being satisfied as of the Closing Date; or

(vi) authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

(b) During the Interim Period, the Issuer shall, and shall cause each of its Subsidiaries to, make commercially reasonable efforts to: (i) solicit and accept customer orders in the ordinary course of business, and (ii) consistent with applicable Antitrust Laws, cooperate with Scient’x in communicating with suppliers and customers to accomplish the orderly transfer of the business and operations of Scient’x and its Subsidiaries to the control of the Issuer on the Closing Date.

7.3 Control of Other Party’s Business. Nothing contained in this Agreement shall give the Issuer, directly or indirectly, the right to control or direct Scient’x’s or any of its Subsidiaries’ operations prior to the Closing Date.

Prior to the Closing Date, each of the Issuer and Scient’x shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

7.4 HPC and Sellers No Solicitation. During the Interim Period, HPC and the Sellers hereby agree that they will, and will cause their respective Representatives to, cease any existing discussion or negotiation with any Persons (other than Issuer and its Representatives, and the other shareholders of Scient’x in accordance with Section 8.10 hereof) conducted prior to the date hereof with respect to any proposed, potential or contemplated Scient’x Acquisition Transaction, and HPC and the Sellers hereby agree that they shall not, directly or indirectly through any Representative or otherwise: (i) solicit, initiate, knowingly encourage or facilitate any Scient’x Acquisition Proposal; (ii) engage or participate in negotiations or discussions concerning, or provide or furnish any information to any Person relating to, any Scient’x Acquisition Proposal; or (iii) agree to, enter into, accept, approve or recommend any agreement or understanding with respect to any Scient’x Acquisition Proposal or any disposition of any interest in any of the Acquired Scient’x Shares.

7.5 Issuer No Solicitation. During the Interim Period, Issuer agrees that it will, and will cause its Representatives to, cease any existing discussion or negotiation with any Persons (other than Scient’x, HPC, the Sellers and the other shareholders of Scient’x) conducted prior to the date hereof with respect to any proposed, potential or contemplated Issuer Acquisition Transaction, and Issuer hereby agrees that it shall not, directly or indirectly through any Representative or otherwise: (i) solicit, initiate, knowingly encourage or facilitate any inquiries or proposals that constitute an Issuer Acquisition Proposal; (ii) engage or participate in negotiations or discussions concerning, or provide or furnish any information to any Person relating to, any Issuer Acquisition Proposal; or (iii) agree to, enter into, accept, approve or recommend any agreement or understanding with respect to any Issuer Acquisition Proposal. Notwithstanding the foregoing, if prior to the time that the condition set forth in Section 9.1(b) is satisfied (the “Specified Time”), the Issuer receives a bona fide, unsolicited, written third party Issuer Acquisition Proposal, the Issuer shall be entitled to engage or participate in negotiations or discussions concerning, or provide or furnish any information to any Person relating to, such Issuer Acquisition Proposal, subject to a confidentiality agreement which does not prohibit Issuer from complying with its obligations pursuant to this Section 7.5 or Section 8.6 of this Agreement, if (i) the Issuer Board or the Issuer Special Committee determines in good faith, after consultation with its outside legal counsel and financial advisor, that such Issuer Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, (ii) the Issuer Board or the Issuer Special Committee determines in good faith, after consultation with its outside legal counsel, that the failure to take such actions would reasonably be expected to result in a breach of its fiduciary duties under applicable Law and (iii) the Issuer has not intentionally and materially breached this Section 7.5 with respect to such Issuer Acquisition Proposal. Prior to the Specified Time, the Issuer will promptly (and in any event with 48 hours) notify the Sellers and HPC of the receipt of any Issuer Acquisition Proposal, which notice shall include the material terms of and identity of the Person(s) making such Issuer Acquisition Proposal. The Issuer shall keep the Sellers and HPC reasonably informed of the status and details of any such Issuer Acquisition Proposal and of any material amendments or proposed material amendments thereto and will promptly (and in any event within 48 hours) notify the Sellers and HPC of any determination by the Issuer Board or the Issuer Special Committee that such Issuer Acquisition Proposal constitutes a Superior Proposal.

ARTICLE VIII

ADDITIONAL AGREEMENTS

8.1 Reasonable Efforts; Further Assurances.

(a) Each Party shall use commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in ARTICLE IX, as applicable to each of them. Each Party, at the reasonable request of any other, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Issuer Transactions and other transactions contemplated by this Agreement.

(b) Subject to the terms and conditions hereof, each Party shall use its respective commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Issuer Transactions and other transactions contemplated by this Agreement including, without limitation, using their respective commercially reasonable efforts: (i) to obtain prior to the Closing Date all licenses, certificates, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts as are necessary for the consummation of the transactions contemplated hereby; (ii) to effect all necessary registrations and filings required by any Governmental Authority (in connection with which each Party shall cooperate with each other Party in connection with the making of all such registrations and filings, including, without limitation, providing copies, as reasonably necessary and to the extent permitted by Law, of all such documents to the non-filing party and its advisors prior to the time of such filing and, if requested, will accept reasonable additions, deletions or changes suggested in connection therewith); (iii) to furnish to each other Party such information and assistance as reasonably may be requested in connection with the foregoing; and (iv) to lift, rescind or mitigate the effects of any injunction, restraining order or other ruling by a Governmental Authority adversely affecting the ability of any Party to consummate the Issuer Transactions or other transactions contemplated hereby and to prevent, with respect to any such threatened injunction, restraining order or other such ruling, the issuance or entry thereof.

(c) No Party shall take any action or fail to take any commercially reasonable action permitted by this Agreement if such action or failure to take action could reasonably be expected to result in any of the conditions to the Closing set forth in ARTICLE IX of this Agreement not being satisfied as of the Closing Date.

8.2 Notification of Certain Matters.

(a) The Sellers and HPC shall give prompt notice to Issuer, and Issuer shall give prompt notice to the Sellers and HPC, of the occurrence or non-occurrence of (i) any event, the occurrence or non-occurrence of which would reasonably be expected to result in any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.2(a) shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

(b) The Sellers and HPC shall give prompt notice to Issuer, and Issuer shall give prompt notice to the Sellers and HPC of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Issuer Transactions or other transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Authority in connection with the Issuer Transactions or other transactions contemplated by this Agreement; (iii) any litigation relating to or involving or otherwise affecting Scient’x or any of its Subsidiaries or Issuer that relates to the Issuer Transactions or other transactions contemplated by this Agreement; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under either a Scient’x Material Contract or an Issuer Material Contract; and (v) any change that would be considered reasonably likely to result in a Scient’x or Issuer Material Adverse Effect, as the case may be, or is likely to impair the ability of any Party to consummate the transactions contemplated by this Agreement.

8.3 Public Announcements. Except as otherwise required by applicable Law, court process or as provided elsewhere herein, prior to the Closing or the earlier termination of this Agreement pursuant to ARTICLE X, no Party shall, nor shall any Party permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the Issuer Transactions or other transactions contemplated by this Agreement without the consent of each other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

8.4 Antitrust Laws.

(a) Each Party shall use commercially reasonable efforts to obtain as promptly as practicable after the date hereof the authorizations, consents, orders, approvals, actions or non-actions necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and for the consummation of the Issuer Transactions and all other transactions contemplated hereby. In furtherance and not in limitation of the foregoing, each Party shall (i) use commercially reasonable efforts to achieve compliance with, and make, as promptly as practicable after the date hereof, all filings required by, the HSR Act and all other applicable Antitrust Laws; (ii) use commercially reasonable efforts to submit as promptly as practicable all additional information and documents reasonably requested by a Governmental Authority under the HSR Act or any other applicable Antitrust Law; and (iii) not take or fail to take any action when such action or failure to act reasonably could be expected to have the effect of materially delaying, impairing or impeding the authorizations, consents, orders, approvals, actions or non-actions of a Governmental Authority necessary for the execution, delivery and performance of this Agreement, and for the consummation of the Issuer Transactions and all other transactions contemplated hereby.

(b) Each Party shall, in connection with the efforts referenced in Section 8.4(a), use its commercially reasonable efforts, to the extent permitted by law, to (i) cooperate with each other, including without limitation by supplying to each other all reasonably necessary information and documents, in connection with any filing, submission, or investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party timely informed of any communication received from, or given to, the Federal Trade Commission (“FTC”), the Antitrust Division of the United States Department of Justice (“DOJ”), or any other United States or foreign Governmental Authority and, in connection with any proceeding by a private party, of any communication received from or given to any Person (other than the Representatives or Affiliates of the Parties), in each case regarding any of the transactions contemplated hereby; (iii) permit the other Parties to review in advance any communication from it to the FTC, the DOJ, or any other Governmental Authority or, in connection with any proceeding by a private party, to any other Person (other than the Representatives or Affiliates of the Parties); and (iv) consult with the other Parties in advance of any meeting or conference with the FTC, the DOJ, or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person (other than the Representatives or Affiliates of the Parties) and, to the extent permitted by the FTC, the DOJ, or any other applicable Governmental Authority or other Person, give the other Parties the opportunity to attend and participate in such meetings and conferences.

(c) In furtherance and not in limitation of the covenants contained in Sections 8.4(a) and 8.4(b), if any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any claim, action, suit, proceeding or investigation is instituted, or threatened to be instituted, by the FTC, the DOJ, or any other applicable Governmental Authority or private party, challenging the Issuer Transactions or any of the other transactions contemplated hereby as violative of any Antitrust Law, or which would otherwise prohibit or materially impair or materially delay the consummation of the Issuer Transactions or other transactions contemplated by this Agreement (an “Antitrust Challenge”), each Party shall use commercially reasonable efforts to resolve all such Antitrust Challenges so as to permit consummation of the Issuer Transactions and the other transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement (including pursuant to the immediately preceding sentence), nothing in this Agreement obligates Issuer, AcqusitionHoldCo or AcquisitionCo (i) to divest, hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, Scient’x (or any of the businesses, product lines or assets of Scient’x or its Affiliates), Issuer (or any of the businesses, product lines or assets of Issuer or its Affiliates), AcquisitionHoldCo (or any of the businesses, product lines or assets of AcquisitionHoldCo or its Affiliates) or AcquisitionCo (or any of the businesses, product lines or assets of AcquisitionCo or its Affiliates); (ii) to alter or restrict materially the business or commercial practices of Issuer, AcquisitionHoldco AcquisitionCo, Scient’x, or any of their respective Affiliates. Notwithstanding anything to the contrary in this Agreement (including pursuant to the immediately preceding sentence), nothing in this Agreement obligates Issuer, AcquisitionHoldco, AcquisitionCo, the Sellers or HPC (i) to change or agree to change the proposed structure of the transactions contemplated hereby (including if such change would cause such Antitrust Challenge to be vacated, lifted, reversed or overturned in a manner that preserves the intended benefits of the transactions contemplated by this Agreement) or (ii) to agree to modify (A) the amount or kind of consideration to be received by the Sellers as provided in this Agreement or (B) any of the material terms of this Agreement.

8.5 Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement, Issuer, with the timely cooperation and assistance of HPC, Scient’x and the Sellers shall prepare and file with the SEC a proxy statement relating to the meeting of Issuer’s stockholders (the “Issuer Stockholders’ Meeting”) to be held to consider approval of the Issuer Transactions (such proxy statement, as amended or supplemented, the “Proxy Statement”). The Sellers and HPC shall provide all information regarding the Sellers, HPC, Scient’x Groupe and Scient’x as may reasonably be requested by Issuer for inclusion in the Proxy Statement. The Parties shall reasonably cooperate with each other in the preparation of the Proxy Statement and to have such document cleared by the SEC as promptly as reasonably practicable after such filing. HPC and its counsel shall be given a reasonable opportunity to review and comment upon the Proxy Statement prior to filing with the SEC. Issuer shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable upon the earlier of (x) receiving notification that the SEC is not reviewing the Proxy Statement and (y) the conclusion of any SEC review of the Proxy Statement. Issuer shall promptly provide copies, consult with the Sellers and HPC and prepare written responses with respect to any written comments received from the SEC with respect to the Proxy Statement and advise the Sellers and HPC of any oral comments received from the SEC. Issuer shall cause the Proxy Statement to comply as to form with the rules and regulations promulgated by the SEC under the Exchange Act.

(b) If, at any time prior to the Issuer Stockholders’ Meeting, any event or circumstance relating to any Party, or any of its respective Affiliates, shareholders, officers or directors should be discovered by any Party, which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, such Party shall promptly inform the other Parties. As promptly as practicable after discovering such event or circumstance or being so informed, Issuer, with the timely cooperation and assistance of the Sellers, HPC and Scient’x, shall prepare and file with the SEC an amendment or supplement to the Proxy Statement containing a description of such event or circumstance and disseminate such amendment or supplement to the Proxy Statement to the stockholders of Issuer. Prior to the occurrence of any Adverse Recommendation Change, HPC and its counsel shall be given a reasonable opportunity to review and comment upon such amendment or supplement prior to filing with the SEC.

(c) Issuer covenants that the information supplied by Issuer for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Issuer, (ii) the time of the Issuer Stockholders’ Meeting and (iii) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Issuer is responsible for filing with the SEC in connection with the Issuer Stockholders’ Meeting, the Issuer Transactions or the other transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(d) Each of the Sellers and HPC covenants that the information supplied by such Person for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Issuer, (ii) the time of the Issuer Stockholders’ Meeting and (iii) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

8.6 Issuer Stockholders’ Meeting. Issuer shall take all actions in accordance with Law, the organizational documents of Issuer and the rules of The NASDAQ Stock Market to promptly and duly call, give notice of, convene and hold as promptly as practicable, the Issuer Stockholders’ Meeting solely for the purpose of considering and voting upon the issuance of the Issuer Common Stock in the Issuer Transactions, including, without limitation, the Shares (the “Issuer Voting Proposal”). Once the Issuer Stockholders’ Meeting has been called and noticed, Issuer shall not postpone or adjourn the Issuer Stockholders’ Meeting without the consent of HPC, which consent shall not be unreasonably withheld or delayed, other than (i) for the absence of a quorum or (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that it believes in good faith is necessary under applicable Law and for such supplemental and amended disclosure to be disseminated and reviewed by Issuer’s stockholders prior to the Issuer Stockholders’ Meeting and for the satisfaction of the proviso to the fourth sentence of this paragraph; provided that in the event that the Issuer Stockholders’ Meeting is delayed to a date after the End Date as a result of either (i) or (ii) above, then the End Date shall be extended to the fifth business day after such date). Except as expressly permitted by this Section 8.6, (i) the Issuer Special Committee shall recommend approval of the Issuer Voting Proposal by the stockholders of Issuer and include such recommendation in the Proxy Statement, (ii) none of the Issuer Special Committee, the Issuer Board or any other committee of the Issuer Board shall withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify in any manner adverse to the Sellers or HPC, the recommendation of the Issuer Special Committee that the Issuer’s stockholders vote in favor of the Issuer Voting Proposal (any of the foregoing, or a failure by the Issuer Board or the Special Committee to recommend approval of the Issuer Voting Proposal in the Proxy Statement, an “Adverse Recommendation Change”) and (iii) Issuer shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the Issuer Voting Proposal and subject to the fiduciary duties of the directors, shall take all reasonably necessary action to secure the vote of stockholders required by applicable Law. Notwithstanding the foregoing, at any time prior to the Specified Time, the Issuer Board or the Issuer Special Committee may make an Adverse Recommendation Change if the Issuer Board or the Issuer Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to result in a breach of its fiduciary duties under applicable Law; provided, further, that, in addition to the condition in the immediately preceding clause, the following additional conditions must first be satisfied prior to effecting an Adverse Recommendation Change in response to a Superior Proposal: the Issuer has (A) provided to the Sellers and HPC three Business Days’ prior written notice which notice shall (1) state that it has received a Superior Proposal and describe the material terms and conditions of the Superior Proposal and the identity of the Person or group making the Superior Proposal, (2) include a copy of the current draft of each negotiated agreement comprising the Superior Proposal, and (3) state that the Issuer Board or Issuer Special Committee intends to effect an Adverse Recommendation Change due to the existence of such Superior Proposal; (B) provided to the Sellers and HPC a copy of all written due diligence materials made available to the Person making the Superior Proposal in connection with such Superior Proposal to the extent that such materials have not previously been provided to the Sellers and HPC; (C) during such three Business Days period, if requested by the Sellers or HPC, engaged in, and caused its financial advisors to have engaged in, good faith negotiations with respect to any counterproposal to a Superior Proposal or any amendments to this Agreement; and (D) the Sellers and HPC shall not have, during such three Business Days period, made, and not withdrawn, a bona fide written offer (that will be binding on the Sellers and HPC assuming due authorization and execution thereof by the Issuer) that the Issuer Board or the Issuer Special Committee has in good faith determined results in the Superior Proposal no longer being a Superior Proposal. Nothing contained in this Section 8.6 or otherwise contained in this Agreement shall be deemed to prohibit Issuer from taking and disclosing to its stockholders a position with respect to a tender offer required by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to Issuer’s stockholders if, in the good faith judgment of the Issuer Special Committee or the Issuer Board after consultation with outside legal counsel, failure to so disclose would conflict with applicable Law; provided, however, that except as specifically permitted in this Section 8.6, neither the Issuer, the Issuer Board nor the Issuer Special Committee shall withdraw or modify its recommendation to approve the Issuer Voting Proposal, or propose to any person outside the Issuer to approve or recommend an Issuer Acquisition Proposal. For the avoidance of doubt, the parties agree that notwithstanding an Adverse Recommendation Change, Issuer shall convene and hold the Issuer Stockholder Meeting, unless the Agreement is otherwise terminated in accordance with its terms.

8.7 Support Covenant. HPC shall appear at the Issuer Stockholders’ Meeting or otherwise cause the shares of Issuer Common Stock beneficially owned by HPC to be present thereat for purposes of establishing a quorum, and vote in favor of the Issuer Transactions.

8.8 NASDAQ Listing. Issuer shall use its commercially reasonable efforts to cause the Shares to be authorized for listing on the NASDAQ Global Market, subject to official notice of issuance, prior to the issuance of such Shares.

8.9 Tax Matters. No Party shall take any action that would reasonably be likely to prevent the Issuer Transactions from qualifying as a reorganization within the meaning of Section 368(a) of the Code (a “368(a) Reorganization”), and prior to the Closing Date, each Party shall use its best efforts to cause the Issuer Transactions to qualify as a 368(a) Reorganization.

8.10 Minority Shareholders. The Sellers and HPC shall use their commercially reasonable efforts to cause each of BROSE PE TREUHAND GmbH, a German Gesellschaft mit beschränkter Haftung (“Brose”), MEDICAL STRATEGIES MANAGEMENT & CONSULTING SERVICE LTD., a Cyprus corporation (“MSM”) and PRIM S.A., a Spanish Sociedad Anónima (“PRIM”) and together with Brose and MSM, the “Minority Scient’x Shareholders”) to enter into share purchase agreements with Issuer, AcqusitionHoldCo and AcquisitionCo (the “Minority Purchase Agreements”) providing for the sale and transfer of their Scient’x Shares to AcquisitionCo for the same consideration per share as contemplated herein and calculated based on the Exchange Ratio. The Minority Purchase Agreements shall be substantially in the form set forth as Exhibit C attached hereto. In the event that any Minority Scient’x Shareholder has not executed and delivered a Minority Purchase Agreement within a reasonable time after the date hereof, the Sellers and HPC will consult with Issuer and the Special Committee with regard to next steps to be taken with a goal to acquisition of any such Scient’x Shares not yet committed to be sold to Issuer.

8.11 Termination of 401(k) Plans. Effective as of the end of the last full payroll period prior to the Closing, if requested in writing by Issuer at least 10 Business Days prior to the Closing, the Sellers and HPC shall cause Scient’x to terminate any and all 401(k) plans sponsored or maintained by Scient’x or any of its Subsidiaries, and shall provide Issuer evidence that each such 401(k) plan has been terminated pursuant to resolutions of the board of directors of Scient’x or the applicable Subsidiary, as appropriate, that are reasonably acceptable to Issuer. HPC shall cause Scient’x to provide copies of all reports, notices, forms, returns or other documentation related to such plans as are reasonably requested by Issuer after the date hereof.

8.12 Formation and Joinder of AcquisitionCo and AcquisitionHoldCo. As promptly as is reasonably practicable after the date hereof, Issuer shall complete the formation of AcquisitionCo and AcquisitionHoldCo, including, as applicable, (i) the preparation, execution and delivery, notarization and, to the extent necessary, filing with the necessary Governmental Authorities the requisite documents, including the AcquisitionCo Organizational Documents and the AcquisitionHoldCo Organizational Documents, (ii) the provision of adequate capital, (iii) the appointment of the requisite officers, directors or managers, (iv) the making of the requisite U.S. federal income tax entity classification elections, and (v) the undertaking of such other acts as may be necessary or advisable to effect the formation of AcquisitionCo and AcquisitionHoldCo. Upon the completion of such formation, Issuer shall cause AcquisitionCo and AcquisitionHoldCo to join this Agreement as Parties hereto, by their execution and delivery of an instrument of joinder in substantially the form of Exhibit D attached hereto. Each of the other Parties hereby consents to such joinder, which shall not be deemed to constitute an amendment hereto, and which shall not require any other consent, agreement or signature.

ARTICLE IX

CONDITIONS TO CLOSING

9.1 Conditions to Obligations of Each Party to Effect the Issuer Transactions. The obligations of each Party to effect the Issuer Transactions and consummate the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived in writing by the Party entitled to the benefit thereof, in whole or in part, to the extent permitted by applicable Law:

(a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Law or prohibition preventing the consummation of any of the Issuer Transactions shall be and remain in effect, nor shall there be any action taken, or any Law enacted, entered, enforced or deemed applicable to any of the Issuer Transactions, which makes the consummation of any of the Issuer Transactions illegal. There shall not be any investigation, proceeding or litigation instituted, commenced, pending or threatened in writing by any Governmental Authority relating to the Issuer Transactions or any other transactions contemplated by this Agreement, that would or is reasonably likely to (i) restrain, limit, enjoin, prevent, restrict, prohibit, or make illegal in whole or in part, the Issuer Transactions or any other transactions contemplated by this Agreement or (ii) result in material damages being imposed on Issuer, AcquisitionHoldco, AcquisitionCo, HPC, the Sellers or any of their respective Affiliates.

(b) Stockholder Approval. The Issuer shall have obtained the Required Issuer Vote with respect to the Issuer Transactions; provided, that in the event that the Issuer Board or the Issuer Special Committee makes an Adverse Recommendation Change, then, in addition to the Required Issuer Vote, the Issuer shall also have obtained the Unaffiliated Stockholder Vote with respect to the Issuer Transactions.

(c) Regulatory Approval. All authorizations, consents, orders, approvals, actions or non-actions of a Governmental Authority that are required for the lawful consummation of the Issuer Transactions and all other transactions contemplated hereby, including without limitation the expiration or termination of all applicable waiting periods under the HSR Act and all other applicable Antitrust Laws, shall have occurred or been obtained and remain in full force and effect.

(d) NASDAQ. The Shares shall have been authorized for listing on the NASDAQ Global Market, subject to official notice of issuance.

(e) Consents. The material consents to the transactions contemplated by this Agreement required pursuant to Scient’x Material Contracts and the Issuer Material Contracts, limited to those listed on Schedule 9.1(e) hereto, shall have been obtained by or on behalf of Scient’x or the Issuer, as applicable, and copies shall have been delivered to Issuer or the Sellers and HPC, as applicable.

9.2 Additional Conditions to Obligations of Issuer. The obligations of Issuer to effect the Issuer Transactions are also subject to the following conditions, any and all of which may be waived in writing by Issuer, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. (i) The representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 3.1, 3.2, 3.3, 3.4, 4.1, 4.2, 4.3 and 4.4 shall be true and correct in all respects as of the date of this Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and complete as of such date); (ii) the other representations and warranties contained in Article II, Article III and ARTICLE IV shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), except with respect to this clause (ii) where the failure of such representations and warranties to be so true and correct (without giving effect to any materiality or Material Adverse Effect qualifications contained therein) would not, individually or in the aggregate, reasonably be expected to have an Scient’x Material Adverse Effect; and (iii) Issuer shall have received a certificate signed by the Sellers and HPC, dated as of the Closing Date, to such effect.

(b) Agreements and Covenants. The Sellers and HPC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Issuer shall have received a certificate signed by the Sellers and HPC, dated as of the Closing Date, to such effect.

(c) No Material Adverse Effect. From and after the date hereof, there shall not have occurred any event that has an Scient’x Material Adverse Effect.

(d) Corporate Governance Agreement. The Corporate Governance Agreement shall continue to be in full force and effect.

(e) Audited Financial Statements. Issuer shall have received (i) the consolidated audited balance sheets of Scient’x Groupe as of December 31, 2008, and the related consolidated audited statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereto, (ii) the consolidated audited balance sheets of Scient’x as of December 31, 2008, and the related consolidated audited statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereto, (iii) the consolidated balance sheets of Scient’x Groupe as of September 30, 2009, after review by Scient’x’s independent public accounting firm, and the related reviewed consolidated statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereto, and (iv) the consolidated balance sheets of Scient’x as of September 30, 2009, after review by Scient’x’s independent public accounting firm, and the related consolidated statements of income, retained earnings, stockholders’ equity and changes in financial position of Scient’x Groupe, together with all related notes and schedules thereto (collectively, the “Audited Scient’x Financial Statements”).

9.3 Additional Conditions to Obligations of the Sellers and HPC. The obligation of the Sellers and HPC to effect the Issuer Transactions is also subject to the following conditions, any and all of which may be waived in writing by the Sellers and HPC, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. (i) The representations and warranties of Issuer contained in Sections 5.1, 5.2 and 5.3 and the representations and warranties of AcquisitionCo and AcquisitionHoldCo contained in ARTICLE VI shall be true and correct in all respects as of the date of this Agreement (or the date of such party’s joinder hereto, as applicable) and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and complete as of such date); (ii) the other representations and warranties made by Issuer in ARTICLE V shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), except with respect to this clause (ii) where the failure of such representations and warranties to be so true and correct (without giving effect to any materiality or Material Adverse Effect qualifications contained therein) would not, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect; and (iii) the Representative shall have received a certificate signed by the President of Issuer, dated as of the Closing Date, to such effect.

(b) Agreements and Covenants. Issuer shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and the Sellers and HPC shall have received a certificate signed by the President of Issuer, dated as of the Closing Date, to such effect.

(c) No Material Adverse Effect. From and after the date hereof there shall not have occurred any event that has an Issuer Material Adverse Effect.

(d) Registration Rights Agreement. Issuer shall have executed and delivered to HPC the Registration Rights Agreement in substantially the form attached hereto as Exhibit E.

ARTICLE X

TERMINATION AND AMENDMENT

10.1 Termination. This Agreement may be terminated and the Issuer Transactions and other transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a) by mutual written consent of (i) Issuer and (ii) HPC;

(b) by either Issuer or HPC if a Governmental Authority shall have issued an order or taken any other action that, in each case, has become final and non-appealable and that restrains, enjoins or otherwise prohibits the consummation of the Issuer Transactions or a transaction on substantially similar terms and conditions, unless the Party seeking termination under this Section 10.1(b) has not complied in all material respects with its obligations under this Agreement;

(c) by Issuer, if Issuer is not in material breach of its obligations under this Agreement, and if (i) at any time any of the representations and warranties of the Sellers, or HPC herein are or become untrue or inaccurate such that Section 9.2(a) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 10.1(c)) or (ii) there has been a breach on the part of the Sellers or HPC of any covenants or agreements contained in this Agreement such that Section 9.2(b) will not be satisfied (treating such time as if it were the Closing for purposes of this Section 10.1(c)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within thirty (30) days after written notice thereof to the Sellers or HPC;

(d) by the Sellers or HPC, if the Sellers and HPC are not in material breach of their respective obligations under this Agreement, and if (i) at any time the representations and warranties of Issuer herein become untrue or inaccurate such that Section 9.3(a)(d) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 10.1(d)), or (ii) there has been a breach on the part of Issuer of any of its respective covenants or agreements contained in this Agreement such that Section 9.3(b) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 10.1(d)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within thirty (30) days after written notice thereof to Issuer;

(e) by either (i) Issuer or (ii) HPC (provided HPC has complied with Section 8.7), if, at the Issuer Stockholders’ Meeting at which a vote on the Issuer Voting Proposal is taken, (x) the Required Issuer Vote shall not have been obtained or (y) if an Adverse Recommendation Change has occurred, the Unaffiliated Stockholder Vote shall not have been obtained;

(f) by either (i) Issuer or (ii) HPC if the Issuer Transactions shall not have been consummated by the date that is four (4) months after the date of this Agreement (the “End Date”); provided that the right to terminate this Agreement under this Section 10.1(f) shall not be available to (x) any Party whose material breach or failure to fulfill any obligation under this Agreement has been the principal cause of the failure of the Issuer Transactions to be consummated before such date;

(g) by HPC if the Issuer Board (or any committee thereof) shall have made an Adverse Recommendation Change; and

(h) by Issuer, prior to the Specified Time, to accept a Superior Proposal, if it has not materially breached Section 7.5 or Section 8.6.

10.2 Effect of Termination. Except as provided in this Section 10.2, in the event of the termination of this Agreement pursuant to Section 10.1, this Agreement will forthwith become void, and there will be no liability on the part of any Party or any of its respective Representatives to the other and all rights and obligations of any Party will cease, except that nothing herein will relieve any Party from liability for any breach of any representation, warranty, covenant or agreement contained in this Agreement if such breach was willful and a material cause of such termination. The provisions of this Section 10.2 (Effect of Termination), Section 10.3 (Fees and Expenses) and ARTICLE XI (Miscellaneous Provisions) (to the extent applicable to such surviving sections) of this Agreement shall remain in full force and effect and shall survive any termination of this Agreement.

10.3 Fees and Expenses.

(a) Except as expressly provided herein, all fees and expenses incurred by the Parties in connection with this Agreement and the transactions contemplated hereby shall be paid by the relevant Party incurring such fees and expenses, whether or not the Issuer Transactions are consummated, provided, however, that (i) Issuer and the Participating Scient’x Shareholders shall share the filing fees for all pre-merger notification reports under the HSR Act and any other applicable Antitrust Law relating to the Issuer Transactions as follows: (A) all of such fees shall be paid in cash by Issuer as they are due to the applicable authorities; and (B) upon and subject to the Closing, twenty eight percent (28%) of the total amount of such fees shall be paid pro rata by the Participating Scient’x Shareholders through a reduction in the number of shares of Issuer Common Stock otherwise payable to the Participating Scient’x Shareholders in the manner set forth in Section 10.3(b) below, (ii) Issuer and HPC shall share equally the cost of registering the transfer of the Acquired Scient’x Shares and Acquired Groupe Shares with the French tax authorities and the relevant registration duties (droits d’enregistrement), as follows: (A) all of such fees shall be paid in cash by Issuer as they are due to the applicable authorities; and (B) upon and subject to the Closing, the total amount of such fees shall be paid by HPC through a reduction in the number of shares of Issuer Common Stock otherwise payable to HPC in the manner set forth in Section 10.3(b) below, (iii) Issuer shall reimburse Scient’x, upon request by Scient’x from time to time, for the accounting fees relating to the conversion of the Scient’x Financial Statements and the Scient’x Interim Financial Statements into GAAP, subject to receipt of invoices for same and proof of payment, and (iv) the attorney’s fees and the fees of Canaccord Adams incurred by HPC in connection with this Agreement and the transactions contemplated hereby (the “HPC Advisors’ Fees”) shall be paid as follows: (A) HPC shall provide a certificate executed by an authorized officer or partner of HPC, dated as of the Closing Date (the “Fee Certificate”), certifying as of such date the aggregate amount of the HPC Advisors’ Fees (including an itemized list showing the Person to whom such amount is owed as of the Closing Date, or to whom such fees have been paid prior to the Closing Date, and attaching proof of payment of same); (B) upon and subject to the Closing and receipt of the Fee Certificate, Issuer shall reimburse HPC for the portion of the HPC Advisors’ Fees that HPC has paid, as set forth in the Fee Certificate, and shall pay the remaining balance of such fees; and (C) the aggregate amount of the HPC Advisors’ Fees shall be paid pro rata by the Participating Scient’x Shareholders through a reduction in the number of shares of Issuer Common Stock otherwise payable to the Participating Scient’x Shareholders in the manner set forth in Section 10.3(b) below. The Sellers and HPC represent that Scient’x has not incurred or paid any legal fees in relation to the Issuer Transactions prior to the date hereof, and agree that Scient’x shall not incur or pay any such fees after the date hereof.

(b) The amounts due from the Participating Scient’x Shareholders under clauses (i) and (iv) of Section 10.3(a) above shall be aggregated as of the Closing and shall be paid by the Participating Scient’x Shareholders through a pro rata reduction in the number of shares of Issuer Common Stock otherwise payable to such Participating Scient’x Shareholder pursuant to Section 1.5 hereof (or the corresponding provision in the applicable Minority Purchase Agreement), provided, that for this purpose pro rata shall mean a fraction, the numerator of which is number of Scient’x Shares held by the Participating Scient’x Shareholder, and the denominator of which is the number of Scient’x Shares held by all of the Participating Scient’x Shareholders. The amounts due from HPC under clause (ii) above shall be aggregated as of the Closing and shall be paid by HPC through a reduction in the number of shares of Issuer Common Stock otherwise payable to HPC pursuant to Section 1.5 hereof. The number of shares of Issuer Common Stock subject to such reductions shall be determined based on the Issuer Common Stock Price.

(c) Issuer shall pay HPC a cash termination fee equal to $3,200,000 (the “Termination Fee”) in the event of the termination of this Agreement:

(i) by HPC pursuant to Section 10.1(g);

(ii) by Issuer pursuant to Section 10.1(h);

(iii) by Issuer or HPC pursuant to Section 10.1(e) (provided, in the event of a termination by HPC, HPC has complied with Section 8.7) or Section 10.1(f), if, at or prior to the time of such termination, there shall have been publicly announced a proposal for an Issuer Acquisition Transaction, and within twelve (12) months after such termination such Issuer Acquisition Transaction shall have been consummated; or

(iv) by HPC or Issuer pursuant to Section 10.1(e) if, at or prior to the time of such termination under Section 10.1(e), there shall have been an Adverse Recommendation Change.

(d) Any fee due under Section 10.3(c)(i), (c)(ii) or (c)(iv) shall be paid by wire transfer of same-day funds within one (1) Business Day after the date of termination of this Agreement. Any fee due under Section 10.3(c)(iii) shall be paid by wire transfer of same-day funds on the same Business Day as the consummation of the Issuer Acquisition Transaction. In no event shall the Issuer be required to pay the Termination Fee on more than one occasion.

(e) The parties acknowledge that the agreements contained in this Section 10.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If either party fails to promptly pay to the other party any fee due hereunder, the non-paying party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America, N.A. plus 2% per annum, compounded quarterly, from the date such expense reimbursement or fee was required to be paid. Payment of the fees and expenses described in this Section 10.3 shall not be in lieu of liability pursuant to Section 10.2.

10.4 Amendment. Any term of this Agreement may be amended, only with the written consent of Issuer, the Sellers and HPC. Any amendment effected in accordance with this Section 10.4 shall be binding upon each Party.

ARTICLE XI

MISCELLANEOUS

11.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within twenty-four (24) hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

(a) If to Issuer:

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, CA 92008

Attn: Ebun Garner, General Counsel

Fax: 760-431-9083

With a copy to:

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California, 94303

Telecopier: (650) 833-2001

E-Mail: diane.frankle@dlapiper.com

Attention: Diane Holt Frankle

(b) If to HPC or the Sellers:

c/o Healthpoint Capital, LLC

505 Park Avenue

12th Floor

New York NY 10022

Attention: John H. Foster

Fax: 212-935-6878

with a copy to:

Covington & Burling LLP

265 Strand

London WC2R 1BH

England

Telecopier: 44 (0) 20.7067.2222

E-Mail: plaveran@cov.com

Attention: Peter Laveran-Stiebar

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the date of receipt or refusal.

11.2 Interpretation. When a reference is made in this Agreement to Sections, subsections or Schedules, such reference shall be to a Section, subsection or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

11.4 Entire Agreement. This Agreement (including all schedules hereto), the Corporate Governance Agreement, the Registration Rights Agreement and other documents and instruments delivered in connection herewith constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

11.5 Assignment and Successors. Except as explicitly set forth herein, this Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and their successors and assigns. This Agreement shall not be assigned by operation of Law or otherwise, except that Issuer may assign all or any of its rights hereunder to any Affiliate, provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

11.6 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No covenant or other undertakings in this Agreement shall constitute an amendment to any employee benefit plan, policy, program, or arrangement and any covenant or undertaking that suggests that an employee benefit plan, policy, program, or arrangement will be amended shall be effective only upon the adoption of a written amendment in accordance with the amendment procedures of such plan, policy, program, or arrangement.

11.7 Failure or Indulgence Not Waiver; Remedies Cumulative; Waivers. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available. To the maximum extent permitted by Law, (i) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (ii) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. At any time prior to the Closing, any Party may extend the time for the performance of any of the obligations or other acts required hereunder of any other Party, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto made by any other Party and waive compliance with any of the agreements or conditions contained herein by any other Party. Any such extension or waiver shall be valid only if set forth in an instrument signed by the Party to be bound thereby.

11.8 Mutual Drafting; Further Representations. This Agreement is the mutual product of the parties hereto, and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of each of the parties and shall not be construed for or against any party hereto. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by any other party as to such tax consequences.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that jurisdiction excluding (to the greatest extent a Delaware court would permit) any rule of Law that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

11.10 Enforcement. Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party hereunder shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law on such party, and the exercise of any one remedy shall not preclude the exercise of any other. The parties acknowledge and agree that each other party hereunder would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by a party hereunder could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a party hereunder may be entitled, at Law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

11.11 Consent to Jurisdiction; Venue. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the state courts of the State of Delaware and (c) consents to service of process in the State of Delaware in the same manner as notice may be delivered in accordance with Section 11.1. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

11.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

11.13 Survival. All representations and warranties of the Sellers, HPC, AcquisitionCo, AcquisitionHoldCo and the Issuer contained in this Agreement or incorporated herein by reference or in any certificate delivered by any of the Parties pursuant hereto will terminate upon, and will not survive, the Closing. Except as otherwise expressly provided herein, the covenants and agreements contained in this Agreement to be performed by the Sellers, HPC and the Issuer prior to Closing will terminate and not survive the Closing.

11.14 Certain Definitions. For purposes of this Agreement, unless the context otherwise requires, the term:

(a) “Affiliate” means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; including, but not limited to, any partnership or joint venture in which the Person (either alone, or through or together with any of its Subsidiaries) has, directly or indirectly, an interest of 10% or more.

(b) “Antitrust Law” means any federal, state or foreign law, regulation or decree, including without limitation the HSR Act, designed to regulate mergers and acquisitions from the standpoint of competition or to prohibit, restrict or regulate actions having the purpose or effect of monopolization, abuse of dominance, unreasonable restraint of trade, creation or maintenance of a dominant position, or lessening of competition through merger or acquisition.

(c) “contract” means any contract, plan, undertaking, understanding, agreement, license, lease, permit, franchise, note, bond, mortgage, indenture, binding commitment or other instrument or obligation, whether written or oral.

(d) “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or other securities, as trustee or executor, by contract or credit arrangement or otherwise.

(e) “Scient’x Acquisition Proposal” means any inquiry or proposal that constitutes, or would reasonably be expected to lead to, a proposal or offer for an Scient’x Acquisition Transaction, other than the transactions contemplated by this Agreement.

(f) “Scient’x Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from Scient’x,

Scient’x Groupe or any shareholder of Scient’x by any Person or group of Persons (other than Issuer or any of its Affiliates) of 5% or more in interest of the total outstanding voting securities of Scient’x or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or group of Persons (other than Issuer or any of its Affiliates) beneficially owning 5% or more in interest of the total outstanding voting securities of Scient’x or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Scient’x pursuant to which the shareholders of Scient’x immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 5% or more of the assets of Scient’x and its Subsidiaries taken as a whole; or (iii) any liquidation or dissolution of Scient’x.

(g) “Scient’x Credit Facility” means the Loan and Security Agreement dated as of May 29, 2009 between Oxford Finance Corporation as lender and Scient’x USA, Inc. as borrower, as amended by the Consent and Loan Modification between Oxford Finance Corporation and Scient’x USA, Inc. dated as of November 4, 2009, and all other agreements and instruments contemplated therein and ancillary thereto to which Scient’x or any of its Subsidiaries is party.

(h) “Scient’x Outstanding Shares” means the number of Scient’x Shares outstanding on the Closing Date.

(i) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(j) “Exchange Ratio” means the quotient obtained by dividing the number of Issuer Consideration Shares by the number of Scient’x Outstanding Shares.

(k) “Healthcare Provider” means any physician, surgeon or other Person that is in a position to prescribe the use of Scient’x’s products for use in a patient.

(l) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(m) “Issuer Acquisition Proposal” means any inquiry or proposal that constitutes, or would reasonably be expected to lead to, a proposal or offer for an Issuer Acquisition Transaction, other than the transactions contemplated by this Agreement.

(n) “Issuer Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from the Issuer by any Person or group of Persons (other than shareholders of Scient’x) of 5% or more in interest of the total outstanding voting securities of the Issuer or any of its Subsidiaries, (ii) any merger, consolidation, business combination or similar transaction involving Issuer; (iii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 5% or more of the assets of Issuer and its Subsidiaries taken as a whole; (iv) any acquisition or purchase or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), of the assets of any Person or group of Persons by Issuer or any Subsidiary of Issuer; (v) any acquisition or purchase by Issuer or any Subsidiary of Issuer from any Person or group of Persons of securities of such Person; (vi) any tender offer or exchange offer involving Issuer or any of its Subsidiaries; or (vii) any liquidation or dissolution of the Issuer.

(o) “Issuer Credit Facility” means the Loan And Security Agreement dated as of December 5, 2008 between Silicon Valley Bank, Oxford Finance Corporation, Alphatec Spine, Inc. and Issuer.

(p) “Issuer Common Stock Price” means the average closing price of the Issuer Common Stock over the 5 trading day period ending on the trading day that is three (3) trading days prior to the Closing Date, as reported in the Wall Street Journal; provided, such average closing price is not (i) greater than the Maximum Issuer Price, in which case the Issuer Common Stock Price shall be equal to the Maximum Issuer Price, or (ii) less than the Minimum Issuer Price, in which case the Issuer Common Stock Price shall be equal to the Minimum Issuer Price.

(q) “Issuer Consideration Shares” means 24,000,000 shares of Issuer Common Stock.

(r) “Issuer Material Adverse Effect” means any change, event or effect that has material adverse effect on the business, operations, assets (including, without limitation, intangible assets), financial condition or results of operations of Issuer and its Subsidiaries, taken as a whole, excluding any changes, events or effects that arise out of or are attributable to: (i) general political, business, economic or securities markets conditions which do not disproportionately affect Issuer and its Subsidiaries relative to other participants in the spinal implant industry, (ii) conditions that materially and adversely affect the spinal implant industry, which changes do not disproportionately affect Issuer and its Subsidiaries relative to other participants in such industry, (iii) natural disasters, acts of war or other hostilities or terrorism, (iv) the loss of customers, prospective customers, suppliers, prospective suppliers, employees, prospective employees, business relationships, or prospective business relationships as a result of the announcement, pendency or consummation of the Issuer Transactions or other transactions contemplated by this Agreement, (v) changes in any applicable accounting regulations or principles or the interpretation thereof, (vi) failure of Issuer to meet revenue, earnings or other projections (provided that the underlying causes of such failure shall not be excluded pursuant to this clause), or (vii) any breach of this Agreement by the Sellers or HPC. For the avoidance of doubt, any decrease in Issuer’s stock price in and of itself is not an Issuer Material Adverse Effect, provided that this sentence shall not preclude the other Party from asserting that the underlying cause of any such decrease in stock price is an Issuer Material Adverse Effect.

(s) “Issuer Stockholders’ Meeting” means the meeting of the stockholders of Issuer convened to approve the Issuer Transactions.

(t) “knowledge” means (i) in the case of an individual, knowledge of a particular fact or other matter if (A) such individual is actually aware of such fact or other matter, or (B) a reasonably prudent individual would become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter; (ii) in the case of the Sellers, the actual or deemed knowledge (as provided in clause (i)(B) above) of (A) any individual who is serving on the board of managers of any Seller, (B) any individual who is serving as a director, officer, or general partner (or in any similar capacity) of HPC, and (C) Oliver Burckhardt or Ann Custin; (iii) in the case of Issuer, the actual or deemed knowledge (as provided in clause (i)(B) above) of Dirk Kuyper, Peter Wulff or Ebun Garner; and (iv) in the case of any other Person, the actual or deemed knowledge (as provided in clause (i)(B) above) of any individual who is serving as a director, officer, or general partner (or in any similar capacity) of such Person.

(u) “Law” or “Laws” means any U.S., French, Luxembourg, provincial, state, local or foreign statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination or decision that has been be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(v) “Maximum Issuer Price” shall be the price that is equal to the closing price of the Issuer Common Stock on the trading date immediately prior to the date of this Agreement plus $1.00.

(w) “Minimum Issuer Price” shall be the price that is equal to the closing price of the Issuer Common Stock on the trading date immediately prior to the date of this Agreement minus $1.00.

(x) “Participating Scient’x Shareholders” means LuxCo I, LuxCo II and those Minority Scient’x Shareholders who deliver to Issuer Minority Purchase Agreements by the Closing containing an expenses provision substantially equivalent to Section 10.3(a) and 10.3(b) hereof.

(y) “Permitted Scient’x Encumbrances” means (i) all Liens approved in writing by Issuer; (ii) statutory Liens arising out of operation of Law with respect to a liability or obligation incurred in the ordinary course of business and which is not delinquent; (iii) such Liens and other imperfections of title as are not known to the Sellers and do not materially detract from the value or impair the use of the property subject thereto, make such property unmarketable or are not otherwise material; (iv) Liens for Taxes, business improvement district charges, water and sewer charges, and other governmental charges and impositions not yet subject to penalties for nonpayment or which are being actively contested in good faith by appropriate proceedings; (v) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ or other like Liens and security obligations that are not delinquent.

(z) “Permitted Issuer Encumbrances” means (i) all Liens approved in writing by the Sellers and HPC; (ii) statutory Liens arising out of operation of Law with respect to a liability or obligation incurred in the ordinary course of business and which is not delinquent; (iii) such Liens and other imperfections of title as are not known to Issuer and do not materially detract from the value or impair the use of the property subject thereto, make such property unmarketable or are not otherwise material; (iv) Liens for Taxes, business improvement district charges, water and sewer charges, and other governmental charges and impositions not yet subject to penalties for nonpayment or which are being actively contested in good faith by appropriate proceedings; (v) mechanics’, materialmens’, carriers’, workmens’, warehousemens’, repairmens’, landlords’ or other like Liens and security obligations that are not delinquent.

(aa) “Person” means any natural person, corporation, partnership, association, trust, unincorporated organization, limited liability company, joint stock company, joint venture, non-corporate business enterprise, or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

(bb) “Representatives” mean the directors, officers, employees, independent contractors, agents, attorneys, advisors and other representatives of a Person.

(cc) “SEC” means the United States Securities and Exchange Commission.

(dd) “Subsidiary” means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party (or any other Subsidiary of such party) is a general partner (excluding partnerships, the general partnerships of which held by such party or a Subsidiary of such party do not have a majority of the voting interest of such partnership) or (ii) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

(ee) “Superior Proposal” means any unsolicited, bona fide written Issuer Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) made by a third party on terms which the Issuer Board or Issuer Special Committee determines in its good faith judgment to be more favorable from a financial point of view to the Issuer Stockholders than the Issuer Transactions, taken as a whole, and to have a reasonable likelihood of closing (assuming that HPC and its Affiliates would vote in favor of such Issuer Acquisition Proposal, if a vote of Issuer’s stockholders were required), after receiving advice from its financial advisor and outside counsel and taking into account all the terms and conditions of such proposal and this Agreement, the likelihood of consummation (assuming that HPC and its Affiliates would vote in favor of such Issuer Acquisition Proposal, if a vote of Issuer’s stockholders were required) and all financial, regulatory, legal and other factors.

(ff) “Unaffiliated Stockholder Vote” means the approval of the Issuer Voting Proposal by the affirmative vote of the holders of a majority of the outstanding shares of Issuer Common Stock present and entitled to vote on such matter at the Issuer Stockholders Meeting, and voting for, against or abstaining on such proposal

(excluding any shares beneficially owned or held of record by HPC, the Sellers, any of their respective Affiliates, and the directors and officers of the Issuer).

11.15 Certain Additional Definitions. As used in this Agreement, the following terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term below:

Term	Section
368(a) Reorganization	8.9
Acquired Groupe Shares	Recitals
Acquired Scient’x Shares	Recitals
Acquired Scient’x Shares	Recitals
AcquisitinoCo Equity	6.2(a)
AcquisitionCo	Preamble
AcquisitionCo Organizational Documents	6.1(a)
AcquisitionHoldCo	Preamble
AcquisitionHoldCo Equity	6.2(b)
AcquisitionHoldCo Organizational Documents	6.1(a)
Action	2.11
Adverse Recommendation Change	8.6
AFSSAPS	2.22(a)
Agreement	Preamble
Antitrust Challenge	8.4(c)
Benefit Plan	2.20(a)
Brose	8.10
Business	3.6
Business Day	1.9
Closing	1.9
Closing Date	1.9
COBRA	2.19(c)(viii)
Code	Recitals
Copyrights	2.17(a)
Corporate Governance Agreement	Recitals
Deductible
DOJ	8.4(b)
End Date	10.1(f)
Environmental Law	2.16(e)
Equitable Exceptions	4.2
ERISA	2.19(a)(v)
ERISA Affiliate	2.19(a)(vi)
Excluded	2.9(c)
FCPA	2.23
FDA	2.22
FDCA	2.22
Fee Certificate	10.3(a)
FTC	8.4(b)
GAAP	2.5
Governmental Authority	2.4(a)
Groupe Acquired Scient’x Shares	Recitals
HPC	Preamble
HPC Advisors’ Fees	10.3(a)
HPC I	Preamble

Term	Section
HPC II	Preamble
Insurance Policies	2.14(a)
Intellectual Property	2.17(a)
Interim Period	7.1(a)
IRS	2.19(c)
Issuer	Preamble
Issuer Board	Recitals
Issuer Common Stock	Recitals
Issuer Copyrights	5.14(a)
Issuer Financial Statements	5.4(b)
Issuer Intellectual Property	5.14(a)
Issuer Intellectual Property Agreements	5.14(e)
Issuer Material Contracts	5.5(a)
Issuer Medical Device	5.15
Issuer New Redeemable Preferred Stock	5.2(a)
Issuer Patents	5.14(a)
Issuer Payment Programs	5.17(a)
Issuer Permits	5.8
Issuer Preferred Stock	5.2(a)
Issuer Product	5.18
Issuer SEC Reports	5.4(a)
Issuer Special Committee	Recitals
Issuer Stock Plans	5.2(a)
Issuer Stockholders’ Meeting	8.5(a)
Issuer Trademarks	5.14(a)
Issuer Transactions	Recitals
Issuer Voting Proposal	8.6
Liens	2.3(d)(vi)
Losses	2.11
LuxCo I	Recitals
LuxCo I Acquired Scient’x Shares	Recitals
LuxCo I Shares	1.2(a)
LuxCo II	Preamble
LuxCo II Shares	1.2(b)
Materials of Environmental Concern	2.16(e)
MDD	2.22
Medical Device	2.22
Minority Purchase Agreements	8.10
Minority Scient’x Shareholders	8.10
Minority Shareholder Agreements	8.10
MSM	8.10
Patents	2.17(a)
Payment Programs	2.27(a)
Permits	2.10
Prim	8.10
Products	2.17(j)(i)
Proxy Statement	8.5(a)
Purchase Price	1.2
Qualified Plan	2.19(a)(vii)
Related Parties	2.24
Release	1.4(b)

Term	Section
Required Issuer Vote	5.3
Returns	2.15(b)
Scient’x	Recitals
Scient’x Audited Financial Statements	9.2(e)
Scient’x Benefit Plan	2.20(a)
Scient’x Copyrights	2.17(a)
Scient’x Disclosure Schedule	ARTICLE II
Scient’x Distribution Agreement	2.6(a)
Scient’x Financial Statements	2.5
Scient’x Foreign Benefit Plan	2.19(a)(iii)
Scient’x Groupe	Recitals
Scient’x Groupe Acquisition Agreement	Recitals
Scient’x Groupe Shares	Recitals
Scient’x Intellectual Property	2.17(b)
Scient’x Intellectual Property Agreements	2.17(b)
Scient’x Interim Financial Statements	2.5
Scient’x Material Adverse Effect	ARTICLE II
Scient’x Material Contract	2.6
Scient’x Most Recent Balance Sheet	2.7
Scient’x Most Recent Balance Sheet Date	2.7
Scient’x Option	1.4(a)
Scient’x Option Plans	1.4(a)
Scient’x Option Termination Consideration	1.6(a)(ii)
Scient’x Patents	2.17(b)
Scient’x Payment Programs	2.27(a)
Scient’x Permits	2.10
Scient’x Return
Scient’x Shares	Recitals
Scient’x Trademarks	2.17(b)
Scient’x US Benefit Plan	2.19(a)(iv)
Securities Act	2.3(d)(vi)
Seller, Sellers	Preamble
Shares	1.2(b)
Specified Time	8.6
Statuts	2.1(a)
Tax	2.15(a)
Termination Fee	10.3(b)
Trade Secrets	2.17(a)
Trademarks	2.17(a)

11.16 Currency Conversion. Any provision in this Agreement containing a reference to a given number of United States dollars shall be deemed to refer to an equivalent value in any other applicable currency, based on the United States dollar foreign-exchange rates on the date of this Agreement, as published in the Wall Street Journal.

11.17 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

11.18 Language. The Parties hereto confirm that it is their wish that this Agreement, as well as all other documents related hereto, including legal notices, have been and shall be drawn up in the English language only and that such documents will be construed only in the English language. Les parties confirment leur desir que cet accord ainsi que tous les documents, y compris toutes les notifications qui s’y rattachent, soient rediges en langue anglaise.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

ALPHATEC HOLDINGS, INC.

By:	/s/ Dirk Kuyper
Name:	Dirk Kuyper
Title:	President & CEO

[ISSUER SIGNATURE PAGE TO ACQUISITION AGREEMENT]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

HEALTHPOINTCAPITAL PARTNERS, LP

BY: HGP, LLC, its general partner

By:	/s/ John H. Foster
Name:	John H. Foster
Title:	General Partner / Managing Director

HEALTHPOINTCAPITAL PARTNERS II, LP

BY: HGP II, LLC, its general partner

By:	/s/ John H. Foster
Name:	John H. Foster
Title:	General Partner / Managing Director

[HPC SIGNATURE PAGE TO ACQUISITION AGREEMENT]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

HEALTHPOINT (LUXEMBOURG) I SÀRL

Alexandra Petitjean
Manager

/s/ Alexandra Petitjean

Luxembourg Corporation Company S.A.
Manager

By:	/s/ Jan Willem Overheul
Name:	Jan Willem Overheul
Title:	Attorney in fact A

By:	/s/ Alexandra Petitjean
Name:	Alexandra Petitjean
Title:	Attorney in fact A

HEALTHPOINT (LUXEMBOURG) II SÀRL

Alexandra Petitjean
Manager

/s/ Alexandra Petitjean

Luxembourg Corporation Company S.A.
Manager

By:	/s/ Jan Willem Overheul
Name:	Jan Willem Overheul
Title:	Attorney in fact A

By:	/s/ Alexandra Petitjean
Name:	Alexandra Petitjean
Title:	Attorney in fact A

[LUXCO SIGNATURE PAGE TO ACQUISITION AGREEMENT]

Omitted Schedules

*Schedule 1.4(b) — Cancellation of Scient’x Options

*Schedule 2.2(a) — Subsidiaries

*Schedule 2.3(b) — Capital Structure

*Schedule 2.6 — Material Contracts

*Schedule 2.13(b) — Properties and Assets

*Schedule 2.17(b) — Intellectual Property Generally

*Schedule 2.17(f) — Intellectual Property Royalties

*Schedule 2.17(j) — Intellectual Property Agreements

*Schedule 2.18(a) — Officers, Directors and Key Employees

*Schedule 2.18(b) — Employment Contracts

*Schedule 2.18(c) — Severance Obligations

*Schedule 2.19(b) — Scient’x Benefit Plans

*Schedule 2.19(e) — Workers’ Compensation

*Schedule 2.20(c) — Employee Matters

*Schedule 2.25 — Customers

*Schedule 2.26 — Suppliers

*Schedule 2.29 — Product or Service Liability

*Schedule 9.1(e) — Consents

*	Schedules have not been filed pursuant to paragraph (b)(2) of Item 601 of Regulation S-K. Alphatec Holdings, Inc. agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

EXHIBIT A TO

ACQUISITION AGREEMENT

This CORPORATE GOVERNANCE AGREEMENT (this “Agreement”) is entered into on December 17, 2009, between Alphatec Holdings, Inc., a Delaware corporation (the “Company”), and HealthpointCapital Partners, L.P., a Delaware limited partnership (“HPC I”), and HealthpointCapital Partners II, L.P., a Delaware limited partnership (“HPC II” and together with HPC I, the “Stockholders”).

WHEREAS, the Stockholders, together with their Affiliates and Associates, currently Beneficially Own in the aggregate 38.5% of the Company’s outstanding Common Stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Stockholders currently Beneficially Own 43.8% of the Company’s outstanding New Redeemable Preferred Stock, par value $0.0001 per share (the “Preferred Stock”);

WHEREAS, the Company, HealthPoint (Luxembourg) I SÀRL, HPC I, HealthPoint (Luxembourg) II, SÀRL and HPC II have entered into that certain Acquisition Agreement dated as of the date hereof (the “Acquisition Agreement”) pursuant to which the Company has agreed to issue to Affiliates of the Stockholders additional shares of Common Stock;

WHEREAS, the Company and the Stockholders desire to establish in this Agreement certain terms and conditions concerning the acquisition and disposition of securities of the Company by the Stockholders, and related provisions concerning the Stockholders’ relationship with the Company; and

WHEREAS, the parties’ entering into this Agreement is a condition to the parties’ entering into the Acquisition Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and promises made in this Agreement by the parties, and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties hereto agree as follows:

SECTION I: DEFINITIONS

“Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

“Associate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

“Beneficially Own” or “Beneficial Ownership” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

“Board of Directors” shall mean the board of directors of the Company.

“Current Share Number” shall mean the number of Voting Shares Beneficially Owned by the Stockholder Group as of the date hereof, as adjusted for stock splits.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Independent Committee” shall mean a committee of the Board of Directors comprised solely of directors who are not Affiliates of the Stockholders or officers of the Company and who are otherwise considered “independent” for the purpose of any stock exchange on which the Voting Shares are then listed.

“Issuer Transactions” shall mean the transactions contemplated under the Acquisition Agreement.

“Permitted Ownership Number” shall mean the number of Voting Shares Beneficially Owned by the Stockholder Group in the aggregate immediately following the closing of the Issuer Transactions, as adjusted pursuant to this Agreement or pursuant to any consent of an Independent Committee pursuant to Article II, and as adjusted for stock splits.

“Person” shall mean any individual, partnership, joint venture, limited liability company, estate, association, corporation, trust, unincorporated organization, or other entity of any kind or nature.

“SEC” shall mean the Securities and Exchange Commission.

“Stockholder Group” means the Stockholders and their Affiliates and Associates.

“Stockholder Ownership Number” shall mean the number of the Total Outstanding Shares Beneficially Owned in the aggregate by the Stockholder Group from time to time.

“Termination Date” shall mean the earlier of (1) the date on which the Acquisition Agreement terminates prior to the closing of the Issuer Transactions and (2) the date on which the Stockholder Group ceases to Beneficially Own Voting Shares in excess of the Current Share Number.

“Total Outstanding Shares” at any time shall mean the total number of outstanding Voting Shares.

“Transfer,” with respect to any security, shall mean any direct or indirect sale, exchange, transfer, pledge, assignment, conveyance, encumbrance or other disposition or other action that alters the number of such securities Beneficially Owned by any Person or group, and to “Transfer” shall have corresponding meaning.

“Voting Shares” shall mean shares of capital stock of the Company entitled to vote generally in the election of directors.

SECTION II: STANDSTILL

Each of the Stockholders agrees that, from and after the date hereof, unless specifically invited in writing by an Independent Committee, neither it nor any of its Affiliates or Associates will in any manner, directly or indirectly:

(a) effect, seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist any other Person to effect, seek, offer or propose (whether publicly or otherwise) to effect or participate in:

(i)	any acquisition of any securities (or Beneficial Ownership thereof) of the Company or any of its subsidiaries,

(ii)	any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries,

(iii)	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, or

(iv)	any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company;

(b) form, join or in any way participate in a “group” (as defined under the 1934 Act) with respect to the securities of the Company (other than with respect to a “group” existing on the date of this Agreement);

(c) make any public announcement with respect to, or submit an unsolicited proposal for or offer of (with or without condition), any extraordinary transaction involving the Company or its securities or assets;

(d) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or

(e) enter into any agreements or arrangements with any third party with respect to any of the foregoing.

Notwithstanding this provision, a Stockholder may make a proposal to an Independent Committee with respect to any transaction described in paragraphs (a) or (c) above, so long as any such proposal is not publicly disclosed. Each Stockholder also agrees not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Article II (including this sentence) unless such request is not publicly disclosed. If at any time after the closing of the Issuer Transactions any Stockholder becomes aware that the Stockholder Group Beneficially Owns in the aggregate more than the Permitted Ownership Number, then the Stockholders shall promptly take all action necessary to reduce the amount of Voting Shares Beneficially Owned in the aggregate by such Persons to an amount not greater than the Permitted Ownership Number. If at any time after the closing of the Issuer Transactions the Stockholder Ownership Number shall be decreased, then the Permitted Ownership Number in effect immediately prior to such Transfer shall be reduced to such lower Stockholder Ownership Number. For the avoidance of doubt, the Permitted Ownership Number shall only remain the same or be reduced for the term of this Agreement; it shall not be increased, except to the extent approved by an Independent Committee. For the avoidance of doubt, the restrictions contained in this Section II shall not apply to (i) actions taken by directors of the Company solely in their capacity as directors of the Company, (ii) the Issuer Transactions or (iii) transactions pursuant to which Voting Shares may be Transferred pursuant to Section III(c) or Section III(d) hereof.

SECTION III: TRANSFER RESTRICTIONS

Following the closing of the Issuer Transactions and prior to the Termination Date, no Stockholder shall Transfer or permit any of its Affiliates or Associates to Transfer any Voting Shares except for: (a) Transfers by the Stockholder Group of Voting Shares if, as a result of such Transfer, no transferee would Beneficially Own more than the Current Share Number; (b) Transfers by the Stockholder to any of its controlled Affiliates, provided that such Affiliate becomes a signatory to this Agreement; (c) Transfers pursuant to a tender or exchange offer, merger or other business combination approved by the Board of Directors; (d) Transfers approved by an Independent Committee or (e) Transfers to limited partners or general partners of the Stockholder Group, if, as a result of such Transfers, no transferee would Beneficially Own more than the Current Share Number.

SECTION IV: REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of the Company. The Company represents and warrants to the Stockholders that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms.

Section 4.02. Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to the Company that (a) it is an entity duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has the entity power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary entity action on the part of the Stockholder and no other entity proceedings on the part of the Stockholder are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, and is enforceable against the Stockholder in accordance with its terms and (d) as of the date hereof, the Stockholder Group Beneficially Owns 20,224,146 shares of the Company’s Voting Shares.

SECTION V: MISCELLANEOUS

Section 5.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given,

if to the Stockholders, to:

c/o Healthpoint Capital, LLC

505 Park Avenue

12th Floor

New York NY 10022

Attention: John H. Foster

Fax: 1-212-935-6878

with a copy to:

Covington & Burling LLP

265 Strand

London WC2R 1BH

England

Telecopier: 44 (0) 20.7067.2222

E-Mail: plaveran@cov.com

Attention: Peter Laveran-Stiebar

if to the Company, to:

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, CA 92008

Attn: Ebun Garner, General Counsel

Fax: 760-431-9083

with a copy to:

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California, 94303

Telecopier: (650) 833-2001

E-Mail: diane.frankle@dlapiper.com

Attention: Diane Holt Frankle

or such address as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered personally, or, if mailed, five business days after the date of the mailing.

Section 5.02. Entire Agreement; Amendment; Waivers. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, amendment or waiver of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby, provided that any such supplement, amendment or waiver shall be effective only if approved by an Independent Committee. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.03. Successors; Assignment. Except as otherwise provided in this Agreement, all of the terms, provisions, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 5.04. Governing Law; Jurisdiction; Selection of Forum. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. THE PARTIES AGREE THAT THE COURT OF CHANCERY IN THE STATE OF DELAWARE HAVE EXCLUSIVE JURISDICTION OVER ANY ACTION OR PROCEEDING THAT ARISES FROM OR RELATES TO THIS AGREEMENT. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURT OF CHANCERY FOR ALL PURPOSES IN CONNECTION WITH ANY ACTION OR PROCEEDING THAT ARISES FROM OR RELATES TO THIS AGREEMENT AND HEREBY WAIVES ANY RIGHT IT MAY HAVE TO PERSONAL SERVICE OF SUMMONS, COMPLAINT OR OTHER PROCESS IN CONNECTION THEREWITH AND AGREES THAT SERVICE MAY BE MADE AS SET FORTH IN SECTION 5.01 OF THIS AGREEMENT WITH RESPECT TO SERVICE OF NOTICES, AND THAT SERVICE SO MADE SHALL BE AS EFFECTIVE AS IF PERSONALLY MADE IN THE STATE OF DELAWARE. THE PARTIES HERETO WAIVE ANY OBJECTION, INCLUDING WITHOUT LIMITATION ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR THEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT IN ANY JURISDICTION SET FORTH ABOVE.

Section 5.05. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 5.06. Specific Performance. The Company and the Stockholders acknowledge and agree that the parties’ respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by the Company or the Stockholders of the provisions of this Agreement, in addition to any remedy at law, the Stockholders and the Company, respectively, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

Section 5.07. Termination. This Agreement shall terminate on the Termination Date.

Section 5.08. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or enforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or enforceable.

Section 5.09. Headings. Section headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

(Signatures on following page.)

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

ALPHATEC HOLDINGS, INC.

By:
Name:	Dirk Kuyper
Title:	President & CEO

[COMPANY SIGNATURE PAGE TO CORPORATE GOVERNANCE AGREEMENT]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

HEALTHPOINTCAPITAL PARTNERS, LP

BY: HGP, LLC, its general partner

By:
Name:	John H. Foster
Title:	General Partner / Managing Director

HEALTHPOINTCAPITAL PARTNERS II, LP

BY: HGP II, LLC, its general partner

By:
Name:	John H. Foster
Title:	General Partner / Managing Director

[HPC SIGNATURE PAGE TO CORPORATE GOVERNANCE AGREEMENT]

EXHIBIT B

TO ACQUISITION AGREEMENT

OPTION CANCELLATION AGREEMENT AND RELEASE

This OPTION CANCELLATION AGREEMENT AND RELEASE (this “Release”) is entered into as of the date set forth on the signature page hereto, by and between Scient’x S.A., a French société anonyme (“Scient’x”), and the undersigned holder of options to purchase ordinary shares of Scient’x (“Holder”). This Release shall become effective at the time of the closing of the transaction (the “Effective Time”) contemplated by the Acquisition Agreement, dated as of December 17, 2009 (the “Acquisition Agreement”), by and among Alphatec Holdings Inc., a Delaware corporation (“Issuer”), [AcquisitionCo COOP], a Dutch cooperatie met uitsluiting van aansprakelijkheid, [AcquisitionHoldCo C.V.], a Dutch commanditaire vennootschap, HealthPoint (Luxembourg) I SÀRL, a Luxembourg société á responsabilité limitée unipersonnelle, HealthpointCapital Partners, L.P., a Delaware limited partnership, HealthPoint (Luxembourg) II, SÀRL, a Luxembourg société á responsabilité limitée unipersonnelle, and HealthpointCapital Partners II, L.P., a Delaware limited partnership.

1. Holder hereby represents and warrants that Holder is the holder of options to acquire ordinary shares of Scient’x (such options held by Holder, the “Scient’x Options”). Holder and Scient’x agree that at the Effective Time all of the Scient’x Options shall terminate, and thereafter the agreements pursuant to which the Scient’x Options were issued and any other instruments evidencing the Scient’x Options shall be of no further force or effect.

2. Provided that Holder remains an employee, a director or a service provider, as the case may be, to Scient’x or its Affiliates immediately following the Effective Time, Issuer shall grant to Holder immediately following the Effective Time an option to acquire shares of the common stock of Issuer (the “Issuer Option”) under the terms and conditions described in the Appendix to this Release.

3. Holder, as a condition to receiving the Issuer Option and on behalf of Holder and each of Holder’s affiliates, family members, beneficiaries and assigns (“Related Persons”), hereby releases and forever discharges Scient’x, Issuer and their individual, joint or mutual, affiliates, stockholders, successors and assigns (“Releasees”), from any and all claims, demands, proceedings, causes of action, court orders, obligations, agreements (express or implied), debts or liabilities whatsoever, whether known or unknown, both at law and in equity, which Holder or any of its Related Persons now has, has ever had or may hereafter have against the respective Releasees arising out of any matter, cause or event regarding the Scient’x Options.

4. This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. Holder acknowledges and agrees that all representations, warranties and agreements of Holder will be for the benefit of, and enforceable by, Scient’x (including from and after the Effective Time).

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Release as of the respective dates set forth below.

HOLDER:

Print Name:

Date:

, 2009

SCIENT’X S.A.:

By:
Print Name:
Title:

Date:

, 20

APPENDIX

TO

OPTION CANCELLATION AGREEMENT AND RELEASE

Terms of Option to Be Granted to Holder under

the Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan, including,

if applicable,

the French Sub-Plan Thereunder (collectively, the “Plan”)

Holder

Grant date	Closing date of the transaction contemplated by the Acquisition Agreement

Number of shares

Exercise price per share	The fair market value per share of Issuer common stock on the grant date determined in accordance with the Plan

Vesting schedule	Subject to Holder’s continued service, 25% of the option will vest and become exercisable on each of the first four anniversaries of the grant date

Sale of shares	After the fourth anniversary of the grant date

Expiration	After nine and one half (9.5) years, in the case of options granted under the French sub-plan, or ten (10) years in the case of all other options, after the grant date of the option, subject to earlier termination as provided by the Plan or stock option agreement

Other terms and conditions	The option will be subject to the terms and conditions of the Plan, including, if applicable, the French sub-plan and the applicable stock option agreement

EXHIBIT C

TO ACQUISITION AGREEMENT

SHARE PURCHASE AGREEMENT

by and among

ALPHATEC HOLDINGS, INC.,

[MINORITY SHAREHOLDER],

HEALTHPOINT (LUXEMBOURG) I SÀRL,

SCIENT’X GROUPE S.A.S.,

and, upon their joinder

in accordance with Section 5.7 hereof

[ACQUISTIONCO COOP]

and

[ACQUISITIONHOLDCO CV]

Dated as of              , 20

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of             , 2009, by and among Alphatec Holdings, Inc., a Delaware corporation (“Issuer”), [MINORITY SHAREHOLDER], a [jurisdiction of organization, type of entity] (“Seller”) and upon their joinder hereto as contemplated in Section 5.7, [AcquisitionCo COOP], a Dutch cooperatie met uitsluiting van aansprakelijkheid (“AcquisitionCo”) and [AcquisitionHoldCo C.V.], a Dutch commanditaire vennootschap (“AcquisitionHoldCo”), and, solely for purposes of Section 5.6, Scient’x Groupe S.A.S. (“Scient’x Groupe”) and Healthpoint (Luxembourg) I SÀRL (“LuxCo I”). Issuer, AcquisitionCo, AcquisitionHoldCo and Seller are sometimes referred to herein each, individually, as a “Party” and, collectively, as the “Parties.” Certain terms are defined in Section 10.14 or 10.15.

WHEREAS, the Board of Directors of Issuer (the “Issuer Board”), upon the unanimous recommendation of a special committee of the Issuer Board, has determined that it is in the best interests of its stockholders for Issuer to acquire 100% of the equity interests in Scient’x S.A., a French société anonyme (“Scient’x”);

WHEREAS, on the date hereof there are outstanding an aggregate of 13,936,262 ordinary shares, nominal value €0.25 per share (the “Scient’x Shares”) of Scient’x, and no other capital shares have been issued by Scient’x;

WHEREAS, Issuer has entered into an agreement with LuxCo I, HealthPoint (Luxembourg) II, S.à r.l., a Luxembourg société à responsabilité limitée (“LuxCo II”), HealthpointCapital Partners, L.P. (“HPC I”), HealthpointCapital Partners II, L.P. (“HPC II” and together with HPC I, “HPC”), and upon their joinder thereto as contemplated in Section 8.12 thereof, AcquisitionCo and AcquisitionHoldCo, dated as of December 17, 2009 (the “Scient’x Majority Acquisition Agreement”) pursuant to which Issuer proposes to indirectly acquire approximately 94.8% of the outstanding Scient’x Shares;

WHEREAS, Seller owns [                            ] Scient’x Shares (such Scient’x Shares owned by Seller, the “Minority Scient’x Shares”), representing approximately [    ]% of the outstanding Scient’x Shares;

WHEREAS, Issuer now desires to acquire, and Seller now desires to sell, the Minority Scient’x Shares upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of such acquisition, Issuer will contribute a number of shares of the Issuer’s common stock, par value $0.0001 per share (“Issuer Common Stock”), determined in accordance with the terms of this Agreement, to AcquisitionHoldCo, which in turn shall contribute such shares to AcquisitionCo;

WHEREAS, in furtherance of such acquisition, AcquisitionCo will acquire the Minority Scient’x Shares in exchange for shares of Issuer Common Stock, upon the terms and subject to the conditions of this Agreement;

WHEREAS, the Issuer Board has approved this Agreement and the transactions contemplated by this Agreement, including the issuance of the shares of Issuer Common Stock to Seller upon the terms and subject to the conditions of this Agreement, in exchange for the Minority Scient’x Shares hereunder (collectively, the “Transaction”); and

WHEREAS, the Seller, Scient’x Groupe, and LuxCo I are party to that certain Shareholders’ Agreement dated as of             , 2008 (the “Shareholders’ Agreement”), setting forth certain rights, restrictions and other agreements relating to their relationship as shareholders of Scient’x.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES

1.1 Exchange of Shares. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to AcquisitionCo, and AcquisitionCo shall purchase, acquire and accept for delivery from Seller, the Minority Scient’x Shares.

1.2 Purchase Price. The aggregate purchase price (the “Purchase Price”) to be paid by AcquisitionCo to Seller for the Minority Scient’x Shares shall be a number of shares of Issuer Common Stock (the “Shares”) equal to the product obtained by multiplying the Exchange Ratio by the number of Minority Scient’x Shares, subject to Section 7.3 hereof.

1.3 Fractional Shares. No certificates or scrip representing fractional Shares shall be issued pursuant to this Agreement and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Issuer. In lieu of such fractional share interest, if any, Seller shall be paid an amount in cash (without interest and subject to the amount of any withholding taxes) equal to the product obtained by multiplying (i) such fractional share interest to which Seller would otherwise be entitled by (ii) the Issuer Common Stock Price.

1.4 Payment of Purchase Price. At the Closing, Issuer shall pay to Seller the Purchase Price by delivery to Seller of the Shares, subject to Section 7.3 hereof.

1.5 Closing Deliveries by Seller. At the Closing, Seller shall deliver, or cause to be delivered to AcquisitionCo:

(a) duly executed share transfer forms (ordres de mouvement) or similar applicable transfer instrument for all of the Minority Scient’x Shares, completed pursuant to the terms hereof, and any other documents necessary for the transfer of good and marketable title to the Minority Scient’x Shares;

(b) tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Minority Scient’x Shares with the French tax authorities; and

1.6 Closing Deliveries by Issuer. At the Closing, Issuer and/or AcquisitionCo, as applicable, shall deliver, or cause to be delivered, to Seller pursuant to Section 1.4:

(a) a stock certificate in the name of Seller evidencing the number of Shares determined in accordance with Section 1.2;

1.7 The Parties agree that all actions required to be taken, and all deliverables required to be delivered, at Closing shall be deemed to have been taken or delivered simultaneously.

1.8 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of ARTICLE VII, and subject to the satisfaction or waiver, as the case may be, of the conditions set forth in ARTICLE VI, the closing of the Transaction (the “Closing”) shall take place at 10:00 a.m. (Pacific time) on a date to be mutually agreed upon by the Parties (the “Closing Date”), which date shall be no later than the fifth Business Day after all the conditions set forth in ARTICLE VI (excluding conditions that, by their nature, cannot be satisfied until the Closing) shall have been satisfied or waived. The Closing shall take place at the offices of DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, CA 94303, or at such other location as is agreed to by the Parties. For purposes of this Agreement, “Business Day” means any day other than a Saturday or a Sunday on which banks are opened in each of San Francisco, California, United States, New York, New York, United States, Paris, France and Luxembourg, Luxembourg.

1.9 Taking of Necessary Action; Further Action. If, at any time and from time to time after the Closing, any further action is necessary or desirable to vest in AcquisitionCo full right, title and possession over the Scient’x

Shares or to vest in Seller full right, title and possession over the Shares to be issued pursuant to this Agreement, Seller and the Issuer, as applicable, shall take, or cause to be taken, all such lawful and necessary or desirable action as is consistent with this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES REGARDING SELLER

The Seller hereby represents and warrants to Issuer that:

2.1 Organization and Qualification.

(a) Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Seller is duly qualified or licensed as a foreign entity to conduct business, and is in good standing, under the Laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate would not have a material adverse effect upon the ability of Seller to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement. Seller is not in default under or in violation of any provision of its articles of association or similar governing document.

(b) Seller is not in a state of insolvency or unable to meet its payment obligations as they become due and is not and has never been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy or similar proceedings provided for by applicable Law.

2.2 Authority; No Conflict; Required Filings.

(a) Seller has all requisite corporate or partnership (as applicable) power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the Transaction, have been duly authorized by all corporate or partnership (as applicable) action on the part of Seller and no other proceedings are necessary.

(b) This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject only to: (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at Law); and (iii) an implied covenant of good faith and fair dealing (collectively, the “Equitable Exceptions”).

(c) The execution and delivery of this Agreement by Seller do not, and the performance of this Agreement by Seller will not result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Scient’x Shares owned by Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which Seller or the Scient’x Shares owned by Seller are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay Seller from performing its obligations under this Agreement.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Seller, in connection with the execution and delivery of this Agreement or the consummation of the Transaction, except for (i) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Scient’x Shares with the French tax authorities, and (ii) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Transaction on a timely basis.

2.3 Title to the Scient’x Shares. As of the date hereof, Seller is the record and beneficial owner of [NUMBER OF SHARES] Scient’x Shares. Such Minority Scient’x Shares are all the securities of Scient’x owned both of record or beneficially, by Seller. The Scient’x Shares owned by Seller are now and, at all times prior to the Closing will be, owned free and clear of all Liens, other than any Liens created by this Agreement.

2.4 No Prior Agreements. Other than as provided in the Shareholders’ Agreement, Seller has not entered into any binding commitment to sell, exchange, transfer, distribute or otherwise dispose of all or any portion of the Minority Scient’x Shares and is under no legal obligation to do so.

2.5 Investment Intent.

(a) Seller acknowledges that the information supplied by Seller in the representations contained herein will be relied upon by the Issuer in concluding that the Shares have been issued pursuant to Regulation D under the Securities Act or another exemption from the U.S. securities registration requirements.

(b) Seller represents and warrants to Issuer that it (i) is acquiring the Shares for investment for its own account, and not with a view to, or for sale in connection with, any distribution thereof, (ii) either alone or together with its advisors, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment, (iii) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, (iv) has requested, received, reviewed and considered all information it deems relevant in making an informed decision to acquire the Shares, (v) has, in connection with its decision to acquire the Shares, relied solely upon an independent investigation made by Seller and its advisors and the representations and warranties of the Issuer contained herein and (vi) understands and acknowledges that the Shares have not been registered under the Securities Act and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(c) Seller understands and acknowledges that the Shares issued under this Agreement will be “restricted securities” (as defined in Rule 144 under the Securities Act) and may not be sold or transferred, except in accordance with the terms of the legend set forth below. Seller further understands and acknowledges that the Shares will be inscribed with the following legends, or another legend to the same effect and agrees to the restrictions set forth therein:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, NOR WILL AN ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER OF THE SHARES BY THE ISSUER UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THE SHARES AND THE TRANSFER THEREOF SHALL THEN BE IN EFFECT, (II) THE SHARES ARE PERMITTED TO BE RESOLD UNDER RULE 144 UNDER THE SECURITIES ACT (III) THE RESALE IS MADE OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT AND THE APPLICABLE LAWS OF SUCH NON-U.S. JURISDICTION OR (IV) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, THE SHARES ARE TRANSFERRED IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(d) Seller represents and warrants to Issuer that it will not, directly or indirectly, offer, sell, pledge, sell short, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any Shares except in compliance with the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and any other applicable Laws.

2.6 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither the Seller, nor any of its Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Issuer, express or implied, at law or in equity, on behalf of Seller or any Subsidiary of Seller, and Seller and any of its Subsidiaries by this Agreement disclaim any such representation or warranty, whether by Seller, any of its Representatives or any other Person, notwithstanding the delivery or disclosure to Issuer or any other Person of any documentation or other information by Seller or any of its Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ISSUER

Except as may be set forth in Issuer’s SEC Reports (as defined below), Issuer represents and warrants to Seller as follows:

3.1 Organization and Qualification.

(a) Issuer is a corporation duly incorporated, validly existing and in corporate and tax good standing under the Laws of its jurisdiction of incorporation. Issuer is duly qualified or licensed as a foreign corporation to conduct business, and is in corporate good standing, under the Laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to a material adverse effect upon the Issuer. Issuer is not in default under or in violation of any provision of its certificate of incorporation or bylaws.

(b) Issuer is not in a state of insolvency or unable to meet its payment obligations as they become due and is not and has never been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy proceedings provided for by applicable Law, nor has it requested an extension period pursuant to applicable Law.

3.2 Capital Structure.

(a) The authorized capital stock of Issuer consists of 200,000,000 shares of Issuer Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 per share (the “Issuer Preferred Stock”), and 15,000,000 shares of the Issuer Preferred Stock have been designated as New Redeemable Preferred Stock (the “Issuer New Redeemable Preferred Stock”). At the close of business on December 15, 2009, (i) 52,556,828 shares of Issuer Common Stock were issued and outstanding, (ii) no shares of Issuer Common Stock were held by Issuer in its treasury, (iii) 6,400,000 shares of Issuer Common Stock were reserved for issuance under Issuer’s Amended and Restated 2005 Employee, Director and Consultant Stock Plan (collectively, the “Issuer Stock Plans”) (of which 2,900,097 shares of Issuer Common Stock were subject to outstanding options to purchase shares of Issuer Common Stock granted under the Issuer Stock Plans), and (iv) 3,333,206 shares of the Issuer New Redeemable Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Issuer Common Stock and Issuer Preferred Stock are validly issued, fully paid-up and have been issued in full compliance with Issuer’s organizational documents. All Shares deliverable pursuant to this Agreement have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid, nonassessable and free of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such Shares are free and clear of any Liens and restrictions imposed by applicable Law.

(b) As of the date hereof, except as may be disclosed in the Issuer SEC Reports (as defined below), there are no warrants, convertible notes or other securities convertible or exchangeable for Issuer Common Stock or Issuer Preferred Stock or any rights thereto. Except as described in paragraph (a) above, and except as may be disclosed in the Issuer SEC Reports, there are no shares of voting or non-voting capital stock, equity interests or other securities of Issuer authorized, issued, reserved for issuance or otherwise outstanding.

(c) Except as may be disclosed in the Issuer SEC Reports, there are no bonds, debentures, notes or other indebtedness of Issuer having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Issuer may vote. Except as described in subsections 3.2(a) or 3.2(b) above, and except as may be disclosed in the Issuer SEC Reports or pursuant to obligations of Issuer upon the achievement of milestones pursuant to license agreements previously delivered to HPC or its Representatives, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Issuer is a party or bound obligating Issuer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Issuer.

(d) Except as may be disclosed in the Issuer SEC Reports, there are no outstanding contractual obligations of Issuer to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of Issuer. Except as may be disclosed in the Issuer SEC Reports, there are no stock-appreciation rights, security-based performance units, phantom stock or other security rights pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of Issuer.

(e) Except as may be disclosed in the Issuer SEC Reports, There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which Issuer or any of its Subsidiaries or any of the shareholders of Issuer is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of Issuer or any of its Subsidiaries.

3.3 Authority; No Conflict; Required Filings.

(a) Issuer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the Transaction, have been duly authorized by all corporate action on the part of Issuer and no other corporate proceedings are necessary except for under Issuer’s agreement with The NASDAQ Stock Market and The NASDAQ Stock Market’s rules incorporated by reference therein, to obtain the affirmative vote by the holders of a majority of the shares of Issuer Common Stock present (in person or by proxy) and constituting a quorum at a meeting of Issuer’s stockholders convened for the purpose of approving the transactions contemplated in the Scient’x Majority Acquisition Agreement (collectively, the “Majority Acquisition Transaction”) for the purpose of voting on such matter, in favor of the Majority Acquisition Transaction.

(b) This Agreement has been duly and validly executed and delivered by Issuer and constitutes a valid, legal and binding obligation of Issuer, enforceable against it in accordance with its terms, subject only to the Equitable Exceptions.

(c) The execution and delivery of this Agreement do not, and the performance by Issuer of its obligations hereunder and the consummation of the Transaction will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under: (i) its certificate of incorporation, bylaws or other equivalent organizational documents; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any (A) Permit or Law or (B) judgment, decree or order, in each case applicable to it, or by which any of its properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which it is a party or by which its properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay Issuer from performing its obligations under this Agreement, and except for any such conflicts, violations, defaults or other occurrences arising under, in connection with or resulting from the Issuer Credit Facility.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Issuer in connection with the execution and delivery of this Agreement or the consummation of the Transaction except for: (i) the filing with the SEC of preliminary and definitive proxy materials under the SEC’s proxy rules related to approval by Issuer’s stockholders of the Majority Acquisition Transaction; (ii) filings and consents in respect of the listing of the Shares to be issued in connection with the Transaction and the Majority Acquisition Transaction; (iii) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Scient’x Shares with the French tax authorities; and (iv) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Transaction on a timely basis.

3.4 SEC Filings; Financial Statements.

(a) Issuer has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date of this Agreement by it with the SEC, together with all certifications required pursuant to the Sarbanes- Oxley Act of 2002, since June 2, 2006 (the “Issuer SEC Reports”), each of which, in each case as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be, and none of the Issuer SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no material unresolved comments issued by the staff of the SEC with respect to any of the Issuer SEC Reports. Issuer is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder applicable to it.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Issuer SEC Reports (collectively, the “Issuer Financial Statements”), at the time filed and as amended to date, (i) complies as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) is in conformity with GAAP applied on a consistent basis throughout the periods involved except as may otherwise be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Form 10-Q promulgated by the SEC, and (iii) fairly presents, in all material respects, the consolidated financial position of Issuer and its Subsidiaries as at the dates indicated and the consolidated results of operations and cash flows for the periods therein indicated, except, in the case of the unaudited interim financial statements for the absence of footnotes and normal year-end adjustments.

3.5 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, none of the Issuer, or any of its Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Seller, express or implied, at law or in equity, on behalf of Issuer or any Subsidiary of Issuer, and the Issuer and its Subsidiaries by this Agreement disclaim any such representation or warranty, whether by Issuer or any of its Representatives or any other Person, notwithstanding the delivery or disclosure to Seller or any other Person of any documentation or other information by Issuer or any of its Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ACQUISITIONHOLDCO AND ACQUISITIONCO

AcquisitionHoldCo and AcquisitionCo, upon their joinder to this Agreement after the date hereof, shall hereby represent and warrant to Seller as follows:

4.1 Organization and Qualification.

(a) AcquisitionCo is a Dutch cooperatie met uitsluiting van aansprakelijkheid duly organized, validly existing and in corporate and tax good standing (to the extent such concepts are applicable) under the Laws of The Netherlands. AcqusitionHoldCo is a Dutch commanditaire vennootschap, duly organized, validly existing and in corporate and tax good standing (to the extent such concepts are applicable) under the Laws of The Netherlands. AcquisitionCo has made available to Seller, to the extent requested by Seller in writing, true, complete and correct copies of its deed of incorporation or formation and entity charter or other organizational documents, as applicable (the “AcquisitionCo Organizational Documents”) and AcquisitionHoldCo has made available to Seller, to the extent requested by Seller in writing, true, complete and correct copies of its deed of incorporation or formation and entity charter or other organizational documents, as applicable (the “AcquisitionHoldCo Organizational Documents”). Neither AcquisitionCo nor AcquisitionHoldCo is in default under or in violation of any provision, respectively, of the AcquisitionCo Organizational Documents or the AcquisitionHoldCo Organizational Documents.

(b) AcquisitionCo and AcquisitionHoldCo were formed solely for the purposes of engaging in the transactions contemplated by this Agreement and by the Scient’x Majority Acquisition Agreement, and neither has (i) engaged in any business activities, (ii) conducted any operations other than in connection with the transaction contemplated by this Agreement and the Scient’x Majority Acquisition Agreement, (iii) incurred any liabilities other than in connection with the transactions contemplated by this Agreement and the Scient’x Majority Acquisition Agreement or (iv) entered into any agreements or arrangements other than in connection with the transactions contemplated by this Agreement and by the Scient’x Majority Acquisition Agreement.

(c) Neither of AcquisitionCo nor AcquisitionHoldCo is in a state of insolvency or unable to meet its payment obligations as they become due and is not and neither has ever been subject to a judicial reorganization, judicial liquidation or voluntary reorganization proceeding or any receivership or composition with creditors or collective bankruptcy proceedings provided for by applicable Law, nor has it requested an extension period pursuant to applicable Law.

4.2 Capital Structure.

(a) The equity interests of AcquisitionCo consist of membership interests in AcquisitionCo (the “AcquisitionCo Equity”), which, as of the date of the joinder of AcqusitionCo to this Agreement, are owned 100% by AcquisitionHoldCo and its Affiliates. All of the AcquisitionCo Equity is validly issued, fully paid-up and has been issued in full compliance with the AcquisitionCo Organizational Documents.

(b) The equity interests of AcquisitionHoldCo consist of general partnership and limited partnership interests (the “AcquisitionHoldCo Equity”), which, as of the date of the joinder of AcqusitionHoldCo to this Agreement, are owned 100% by Issuer and its Affiliates. All of the AcquisitionHoldCo Equity is validly issued, fully paid-up and has been issued in full compliance with the AcquisitionHoldCo Organizational Documents.

(c) As of the date hereof, there are no options, warrants, convertible notes or other securities exercisable, convertible or exchangeable for AcquisitinoCo Equity, AcquisitionHoldCo Equity, or any rights thereto. Except as described in Section 4.2(a) or (b) above, there are no shares of voting or non-voting capital stock, equity interests or other securities of AcquisitionCo or AcquisitionHoldCo authorized, issued, reserved for issuance or otherwise outstanding.

(d) There are no bonds, debentures, notes or other indebtedness of AcquisitionCo or AcquisitionHoldCo having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of AcquisitionCo or AcqusitionHoldCo may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which AcquisitionCo or AcquisitionHoldCo is a party or bound obligating AcquisitionCo or AcquisitionHoldCo to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of AcquisitionCo or AcquisitionHoldCo.

(e) There are no outstanding contractual obligations of AcquisitionCo or AcquisitionHoldCo to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of AcquisitionCo or AcquisitionHoldCo. There are no stock-appreciation rights, security-based performance units, phantom stock or other security rights pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of AcquisitionCo or AcquisitionHoldCo.

(f) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which AcquisitionCo or AcquisitionHoldCo or any of the shareholders of AcquisitionCo or AcquisitionHoldCo is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of AcquisitionCo or AcquisitionHoldCo.

4.3 Authority; No Conflict; Required Filings.

(a) AcquisitionCo and AcquisitionHoldCo have all requisite corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Transaction and other transactions contemplated hereby. The execution and delivery of this Agreement, the performance of their obligations hereunder and the consummation of the Transaction and other transactions contemplated hereby, have been duly authorized by all corporate action on the part of AcquisitionCo and AcquisitionHoldCo and no other corporate proceedings are necessary.

(b) An instrument of joinder to this Agreement has been duly and validly executed and delivered by AcquisitionCo and AcquisitionHoldCo and this Agreement constitutes a valid, legal and binding obligation of AcquisitionCo and AcquisitionHoldCo, enforceable against each of them in accordance with its terms, subject only to the Equitable Exceptions.

(c) The execution and delivery of an instrument of joinder to this Agreement do not, and the performance by AcquisitionCo and AcquisitionHoldCo of their obligations hereunder and the consummation of the Transaction and other transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under: (i) respectively, the AcquisitionCo Organizational Documents or the AcquisitionHoldCo Organizational Documents; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any (A) Permit or Law or (B) judgment, decree or order, in each case applicable to either of them, or by which any of their respective properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which either of them is a party or by which their respective properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay AcquisitionCo or AcquisitionHoldCo from performing their obligations under this Agreement

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to AcquisitionCo or AcquisitionHoldCo in connection with the execution and delivery of this Agreement or the consummation of the Transaction or other transactions contemplated hereby except for: (i) the filing by the Issuer with the SEC of preliminary and definitive proxy materials under the SEC’s proxy rules related to approval by Issuer’s stockholders of the Majority Acquisition Transaction; (ii) filings and consents to be made or obtained by Issuer in respect of the listing of the Shares to be issued in connection with the Transaction and the Majority Acquisition Transaction; (iii) the filing of tax registration forms (formulaires CERFA) for the sole purposes of registering the transfer of the Acquired Scient’x Shares with the French tax authorities, and (iv) such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to impair the ability of the Parties to consummate the Transaction on a timely basis.

4.4 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, none of AcquisitionCo, AcquisitionHoldCo or any of their Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Seller, express or implied, at law or in equity, on behalf of AcquisitionCo, AcquisitionHoldCo or any other Subsidiary of Issuer, and the Issuer and its Subsidiaries by this Agreement disclaim any such representation or warranty, whether by AcquisitionCo, AcquisitionHoldCo or any of their Representatives or any other Person, notwithstanding the delivery or disclosure to Seller or any other Person of any documentation or other information by Issuer or any of its Representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Restriction on Transfer. Seller covenants and agrees that, between the date hereof and the earlier to occur of the Closing or such earlier time as this Agreement is terminated in accordance with ARTICLE VII (such period being hereinafter referred to as the “Interim Period”), except as expressly required by this Agreement or as required by applicable Law or unless Issuer shall otherwise consent in writing, it shall not transfer, sell, assign, encumber, hypothecate, pledge, convey in trust, donate, or otherwise dispose of in any manner, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntarily or by operation of law, any of the Minority Scient’x Shares.

5.2 Reasonable Efforts; Further Assurances.

(a) Each Party shall use commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in ARTICLE VI, as applicable to each of them. Each Party, at the reasonable request of any other, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Transaction.

(b) Subject to the terms and conditions hereof, each Party shall use its respective commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction.

(c) No Party shall take any action or fail to take any commercially reasonable action permitted by this Agreement if such action or failure to take action could reasonably be expected to result in any of the conditions to the Closing set forth in ARTICLE VI of this Agreement not being satisfied as of the Closing Date.

5.3 Notification of Certain Matters.

(a) Seller shall give prompt notice to Issuer, and Issuer shall give prompt notice to Seller, of the occurrence or non-occurrence of (i) any event, the occurrence or non-occurrence of which would reasonably be expected to result in any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.3(a) shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

(b) Seller shall give prompt notice to Issuer, and Issuer shall give prompt notice to Seller of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transaction; (ii) any notice or other communication from any Governmental Authority in connection with the Transaction; and (iii) any change that would be considered reasonably likely to impair the ability of any Party to consummate the transactions contemplated by this Agreement.

5.4 NASDAQ Listing. Issuer shall use its commercially reasonable efforts to cause the Shares to be authorized for listing on the NASDAQ Global Market, subject to official notice of issuance, prior to the issuance of such Shares.

5.5 Public Announcements. Except as otherwise required by applicable Law, court process or as provided elsewhere herein, prior to the Closing or the earlier termination of this Agreement pursuant to ARTICLE IX, the Parties shall not issue or cause the publication of any press release or other public announcement with respect to the Transaction without the consent of Issuer.

5.6 Shareholders’ Agreement. Solely in connection with the Majority Acquisition Transaction, each of Seller, Scient’x Groupe and LuxCo I hereby waives any rights it may have in the Shareholders Agreement related to the Tag Along Rights [and the Seller Put Option] ([in each case ]as defined in the Shareholders’ Agreement). Each of Seller, Scient’x Groupe and LuxCo I hereby acknowledges and agrees that upon the consummation of the Transaction, the Shareholders’ Agreement shall terminate with respect to Seller, and upon the Consummation of the Majority Acquisition Transaction, the Shareholders’ Agreement shall terminate with respect to LuxCo I, and upon such terminations, the relevant party shall no longer be bound by the terms and conditions of the Shareholders’ Agreement, nor shall such party enjoy any rights thereunder. For the avoidance of doubt, it is understood that in the case of a conflict between the provisions of the Shareholders’ Agreement and this Agreement, the provisions of this Agreement shall prevail.

5.7 Formation and Joinder of AcquisitionCo and AcquisitionHoldCo. As promptly as is reasonably practicable after the date hereof, Issuer shall complete the formation of AcquisitionCo and AcquisitionHoldCo, including, as applicable, (i) the preparation, execution and delivery, notarization and, to the extent necessary, filing with the necessary Governmental Authorities the requisite documents, including the AcquisitionCo Organizational Documents and the AcquisitionHoldCo Organizational Documents, (ii) the provision of adequate capital, (iii) the appointment of the requisite officers, directors or managers, (iv) the making of the requisite U.S. federal income tax entity classification elections, and (v) the undertaking of such other acts as may be necessary or advisable to effect the formation of AcquisitionCo and AcquisitionHoldCo. Upon the completion of such formation, Issuer shall cause AcquisitionCo and AcquisitionHoldCo to join this Agreement as Parties hereto, by their execution and delivery of an instrument of joinder in substantially the form of Exhibit B attached hereto. Each of the other Parties hereby consents to such joinder, which shall not be deemed to constitute an amendment hereto, and which shall not require any other consent, agreement or signature.

ARTICLE VI

CONDITIONS TO CLOSING

6.1 Conditions to Obligations of Each Party to Effect the Transaction. The obligations of each Party to effect and consummate the Transaction shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived in writing by the Party entitled to the benefit thereof, in whole or in part, to the extent permitted by applicable Law:

(a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Law or prohibition preventing the consummation of the Transaction shall be and remain in effect, nor shall there be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Transaction, which makes the consummation of the Transaction illegal. There shall not be any investigation, proceeding or litigation instituted, commenced, pending or threatened in writing by any Governmental Authority relating to the Transaction, that would or is reasonably likely to (i) restrain, limit, enjoin, prevent, restrict, prohibit, or make illegal in whole or in part, the Transaction or (ii) result in material damages being imposed on Issuer, AcquisitionCo, Seller or any of their respective Affiliates.

(b) Closing Under Scient’x Majority Acquisition Agreement. The closing shall have occurred under the Scient’x Majority Acquisition Agreement and the Majority Acquisition Transactions shall have been consummated.

6.2 Additional Conditions to Obligations of Issuer. The obligations of Issuer to effect the Transaction are also subject to the following conditions, any and all of which may be waived in writing by Issuer, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties set forth in Article II shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and complete as of such date).

(b) Agreements and Covenants. Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

6.3 Additional Conditions to Obligations of Seller. The obligation of Seller to effect the Transaction is also subject to the following conditions, any and all of which may be waived in writing by Seller, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of Issuer set forth in Article III and the representations and warranties of AcquisitionCo and AcquisitionHoldCo set forth in Article IV shall be true and correct in all material respects as of the date of this Agreement (or the date of such party’s joinder hereto, as applicable) and as of the Closing as if made as of the Closing (except for representations and warranties made as of a specific date, which shall be true and complete as of such date).

(b) Agreements and Covenants. Issuer shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c) Registration Rights Agreement. Issuer shall have executed and delivered to Seller the Registration Rights Agreement in substantially the form attached hereto as Exhibit A.

ARTICLE VII

TERMINATION AND AMENDMENT

7.1 Termination. This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Closing:

(a) by mutual written consent of (i) Issuer and (ii) Seller;

(b) by either (i) Issuer or (ii) Seller if the Scient’x Majority Acquisition Agreement is terminated pursuant to its terms;

(c) by either Issuer or Seller if either (i) a Governmental Authority shall have issued an order or taken any other action that, in each case, has become final and non-appealable and that restrains, enjoins or otherwise prohibits the consummation of the Transaction or a transaction on substantially similar terms and conditions, unless the Party seeking termination under this Section 7.1(c) has not complied in all material respects with its obligations under this Agreement;

(d) by Issuer, if Issuer is not in material breach of its obligations under this Agreement, and if (i) at any time any of the representations and warranties of Seller herein are or become untrue or inaccurate such that Section 6.2(a) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 7.1(d)) or (ii) there has been a breach on the part of Seller of any covenants or agreements contained in this Agreement such that Section 6.2(b) will not be satisfied (treating such time as if it were the Closing for purposes of this Section 7.1(d)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within thirty (30) days after written notice thereof to Seller;

(e) by Seller, if Seller is not in material breach of its obligations under this Agreement, and if (i) at any time the representations and warranties of Issuer herein become untrue or inaccurate such that Section 6.3(a) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 7.1(e)), or (ii) there has been a breach on the part of Issuer of any of its respective covenants or agreements contained in this Agreement such that Section 6.3(b) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 7.1(e)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within thirty (30) days after written notice thereof to Issuer;

7.2 Effect of Termination. Except as provided in this Section 7.2, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement will forthwith become void, and there will be no liability on the part of any Party or any of its respective Representatives to the other and all rights and obligations of any Party will cease, except that nothing herein will relieve any Party from liability for any breach of any representation, warranty, covenant or agreement contained in this Agreement if such breach was willful and a material cause of such termination. The provisions of this Section 7.2 (Effect of Termination), Section 7.3 (Fees and Expenses) and Article X (Miscellaneous Provisions) (to the extent applicable to such surviving sections) of this Agreement shall remain in full force and effect and shall survive any termination of this Agreement.

7.3 Fees and Expenses.

(a) Except as expressly provided herein, all fees and expenses incurred by the Parties in connection with this Agreement and the transactions contemplated hereby shall be paid by the relevant Party incurring such fees and expenses, whether or not the Transaction is consummated, provided, however, that (i) Issuer and the Participating Scient’x Shareholders shall share the filing fees for all pre-merger notification reports under the HSR Act and any other applicable Antitrust Law relating to the Transaction and/or the Majority Acquisition Transaction as follows: (A) all of such fees shall be paid in cash by Issuer as they are due to the applicable authorities; and (B) upon and subject to the Closing, twenty eight percent (28%) of the total amount of such fees shall be paid pro rata by the Participating Scient’x Shareholders through a reduction in the number of shares of Issuer Common Stock otherwise payable to the Participating Scient’x Shareholders in the manner set forth in Section 7.3(b) below, (ii) Issuer and Seller shall share equally the cost of registering the transfer of the Scient’x Shares with the French tax authorities and the relevant registration duties (droits d’enregistrement), as follows: (A) all of such fees shall be paid in cash by Issuer as they are due to the applicable authorities; and (B) upon and subject to the Closing, the total amount of such fees shall be paid by Seller through a reduction in the number of shares of Issuer Common Stock otherwise payable to HPC in the manner set forth in Section 7.3(b) below, (iii) Issuer shall reimburse Scient’x, upon request by Scient’x from time to time, for the accounting fees relating to the conversion of the Scient’x Financial Statements and the Scient’x Interim Financial Statements into GAAP, subject to receipt of invoices for same and proof of payment, and (iv) the attorney’s fees and the fees of Canaccord Adams incurred by HPC in connection with the Scient’x Majority Acquisition Agreement and the transactions contemplated thereby (the “HPC Advisors’ Fees”) shall be paid as follows: (A) HPC shall provide to Issuer a certificate executed by an authorized officer or partner of HPC, dated as of the Closing Date (the “Fee

Certificate”), certifying as of such date the aggregate amount of the HPC Advisors’ Fees (including an itemized list showing the Person to whom such amount is owed as of the Closing Date, or to whom such fees have been paid prior to the Closing Date, and attaching proof of payment of same); (B) upon and subject to the Closing and receipt of the Fee Certificate, Issuer shall reimburse HPC for the portion of the HPC Advisors’ Fees that HPC has paid, as set forth in the Fee Certificate, and shall pay the remaining balance of such fees; and (C) the aggregate amount of the HPC Advisors’ Fees shall be paid pro rata by the Participating Scient’x Shareholders through a reduction in the number of shares of Issuer Common Stock otherwise payable to the Participating Scient’x Shareholders in the manner set forth in Section 7.3(b) below.

(b) The amounts due from the Participating Scient’x Shareholders under clauses (i) and (iv) of Section 7.3(a) above shall be aggregated as of the Closing and shall be paid by the Participating Scient’x Shareholders through a pro rata reduction in the number of shares of Issuer Common Stock otherwise payable to such Participating Scient’x Shareholder pursuant to Section 1.4 hereof, provided, that for this purpose pro rata shall mean a fraction, the numerator of which is number of Scient’x Shares held by the Participating Scient’x Shareholder, and the denominator of which is the number of Scient’x Shares held by all of the Participating Scient’x Shareholders. The amounts due from Seller under clause (ii) above shall be aggregated as of the Closing and shall be paid by Seller through a reduction in the number of shares of Issuer Common Stock otherwise payable to Seller pursuant to Section 1.4 hereof. The number of shares of Issuer Common Stock subject to such reductions shall be determined based on the Issuer Common Stock Price.

7.4 Amendment. Any term of this Agreement may be amended, only with the written consent of Issuer, Seller. Any amendment effected in accordance with this Section 7.4 shall be binding upon each Party.

ARTICLE VIII

MISCELLANEOUS

8.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within twenty-four (24) hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

(a)	If to Issuer:

Alphatec Holdings, Inc.
5818 El Camino Real
Carlsbad, CA 92008
Attn: Ebun Garner, General Counsel
Fax: 760-431-9083

With a copy to:

DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, California, 94303
Telecopier: (650) 833-2001
E-Mail: diane.frankle@dlapiper.com
Attention: Diane Holt Frankle

(b)	If to Seller:

c/o

Telecopier:
E-Mail:
Attn:

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the date of receipt or refusal.

8.2 Interpretation. When a reference is made in this Agreement to Sections, subsections or schedules, such reference shall be to a Section, subsection or schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

8.4 Entire Agreement. This Agreement (including any exhibits or schedules hereto), the Registration Rights Agreement and other documents and instruments delivered in connection herewith constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

8.5 Assignment and Successors. Except as explicitly set forth herein, this Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and their successors and assigns. This Agreement shall not be assigned by operation of Law or otherwise, except that Issuer may assign all or any of its rights hereunder to any Affiliate, provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

8.6 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No covenant or other undertakings in this Agreement shall constitute an amendment to any employee benefit plan, policy, program, or arrangement and any covenant or undertaking that suggests that an employee benefit plan, policy, program, or arrangement will be amended shall be effective only upon the adoption of a written amendment in accordance with the amendment procedures of such plan, policy, program, or arrangement

8.7 Failure or Indulgence Not Waiver; Remedies Cumulative; Waivers. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available. To the maximum extent permitted by Law, (i) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (ii) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. At any time prior to the Closing, any Party may extend the time for the performance of any of the obligations or other acts required hereunder of any other Party, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto made by any other Party and waive compliance with any of the agreements or conditions contained herein by any other Party. Any such extension or waiver shall be valid only if set forth in an instrument signed by the Party to be bound thereby.

8.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that jurisdiction excluding (to the greatest extent a Delaware court would permit) any rule of Law that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

8.9 Enforcement. Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party hereunder shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law on such party, and the exercise of any one remedy shall not preclude the exercise of any other. The parties acknowledge and agree that each other party hereunder would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by a party hereunder could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a party hereunder may be entitled, at Law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

8.10 Consent to Jurisdiction; Venue. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the state courts of the State of Delaware and (c) consents to service of process in the State of Delaware in the same manner as notice may be delivered in accordance with Section 8.1. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

8.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8.12 Survival. All representations and warranties of Seller, AcquisitionCo. and the Issuer contained in this Agreement or incorporated herein by reference or in any certificate delivered by any of the Parties pursuant hereto will terminate upon, and will not survive, the Closing. Except as otherwise expressly provided herein, the covenants and agreements contained in this Agreement to be performed by Seller, AcquisitionCo and the Issuer prior to Closing will terminate and not survive the Closing.

8.13 Certain Definitions. For purposes of this Agreement, unless the context otherwise requires, the term:

(a) “Affiliate” means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; including, but not limited to, any partnership or joint venture in which the Person (either alone, or through or together with any of its Subsidiaries) has, directly or indirectly, an interest of 10% or more.

(b) “contract” means any contract, plan, undertaking, understanding, agreement, license, lease, permit, franchise, note, bond, mortgage, indenture, binding commitment or other instrument or obligation, whether written or oral.

(c) “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or other securities, as trustee or executor, by contract or credit arrangement or otherwise.

(d) “Scient’x Outstanding Shares” means the number of Scient’x Shares outstanding on the Closing Date.

(e) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(f) “Exchange Ratio” means the quotient obtained by dividing the number of Issuer Consideration Shares by the number of Scient’x Outstanding Shares.

(g) “Governmental Authority” means any government, governmental, statutory, regulatory or administrative authority, agency, body or commission or any court, tribunal or judicial body, constituted anywhere in the world, whether it be national, federal, provincial, state, local or municipal.

(h) “Issuer Common Stock Price” means the average closing price of the Issuer Common Stock over the 5 trading day period ending on the trading day that is three (3) trading days prior to the Closing Date, as reported in the Wall Street Journal; provided, such average closing price is not (i) greater than the Maximum Issuer Price, in which case the Issuer Common Stock Price shall be equal to the Maximum Issuer Price, or (ii) less than the Minimum Issuer Price, in which case the Issuer Common Stock Price shall be equal to the Minimum Issuer Price.

(i) “Issuer Consideration Shares” means 24,000,000 shares of Issuer Common Stock.

(j) “Law” or “Laws” means any U.S., French, Luxembourg, provincial, state, local or foreign statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination or decision that has been be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(k) “Lien” means any lien, claim, security interest, pledge or encumbrance of any kind or nature whatsoever.

(l) “Maximum Issuer Price” shall be the price that is equal to the closing price of the Issuer Common Stock on the trading date immediately prior to the date of this Agreement plus $1.00.

(m) “Minimum Issuer Price” shall be the price that is equal to the closing price of the Issuer Common Stock on the trading date immediately prior to the date of this Agreement minus $1.00.

(n) “Participating Scient’x Shareholders” means Seller, LuxCo I, LuxCo II and those other holders of Scient’x Shares who deliver to Issuer purchase agreements by the Closing in substantially the form hereof, or otherwise containing an expenses provision substantially equivalent to Section 7.3 hereof.

(o) “Permit” means any license, permit, franchise, approval, registration, certificate and authorization issued by any Governmental Authority.

(p) “Person” means any natural person, corporation, partnership, association, trust, unincorporated organization, limited liability company, joint stock company, joint venture, non-corporate business enterprise, or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

(q) “Representatives” means the directors, officers, employees, independent contractors, agents, attorneys, advisors and other representatives of a Person.

(r) “SEC” means the United States Securities and Exchange Commission.

(s) “Securities Act” means United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(t) “Subsidiary” means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party (or any other Subsidiary of such party) is a general partner (excluding partnerships, the general partnerships of which held by such party or a Subsidiary of such party do not have a majority of the voting interest of such partnership) or (ii) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

8.14 Certain Additional Definitions. As used in this Agreement, the following terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term below:

Term	Section
AcquisitionCo	Preamble
AcquisitionCo Equity	4.2
AcquisitionCo Organizational Documents	4.1
AcquisitionCo Organizational Documents	4.1
AcquisitionHoldCo	Preamble
AcquisitionHoldCo Equity	4.2
Agreement	Preamble
Business Day	1.8
Closing	1.8
Closing Date	1.8
Equitable Exceptions	2.2
Fee Certificate	7.3
HPC	Recitals
HPC Advisors’ Fees	7.3
HPC I	Recitals
HPC II	Recitals
Interim Period	5.1
Issuer	Preamble
Issuer Board	Recitals
Issuer Common Stock	Recitals
Issuer Financial Statements	3.4
Issuer New Redeemable Preferred Stock	3.2
Issuer Preferred Stock	3.2
Issuer SEC Reports	3.4
Issuer Stock Plans	3.2
LuxCo I	Preamble
LuxCo II	Recitals
Majority Acquisition Transaction	3.3
Minority Scient’x Shares	Recitals
Party or Parties	Preamble
Purchase Price	1.2
Scient’x	Recitals
Scient’x Groupe	Preamble
Scient’x Majority Acquisition Agreement	Recitals
Scient’x Shares	Recitals
Seller	Preamble
Shareholders’ Agreement	Recitals
Shares	1.2
Transaction	Recitals

8.15 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.16 Language. The Parties hereto confirm that it is their wish that this Agreement, as well as all other documents related hereto, including legal notices, have been and shall be drawn up in the English language only and that such documents will be construed only in the English language.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

ALPHATEC HOLDINGS, INC.

By:
Name:
Title:

[SELLER]

By:
Name:
Title:

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above solely for purposes of Section [5.6] hereof.

SCIENT’X GROUPE S.A.S.

By:
Name:
Title:

HEALTHPOINT (LUXEMBOURG) I SÀRL

Alexandra Petitjean
Manager

Luxembourg Corporation Company S.A.
Manager

By:
Name:	Jan Willem Overheul
Title:	Attorney in fact A

By:
Name:	Alexandra Petitjean
Title:	Attorney in fact A

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

(see Exhibit E to Scient’x Majority Acquisition Agreement)

EXHIBIT B

Joinder to Share Purchase Agreement dated as of [•], 20

As set forth in Section 5.7 of that certain Share Purchase Agreement, dated as of [•], 20     (the “Agreement”), by and among Alphatec Holdings, Inc., a Delaware corporation, [MINORITY SHAREHOLDER], Healthpoint (Luxembourg) I SÀRL, a société à responsabilité limitée registered with the Luxembourg trade and companies register, and Scient’x Groupe S.A.S., a French société par actions simplifiée, by executing this Joinder, the undersigned hereby agree to become party to and to be bound as either AcquisitionCo or AcquisitionHoldCo (as set forth below) and shall be entitled to all of the benefits and subject to all of the obligations of either AcquisitionCo or AcquisitionHoldCo pursuant to the terms and subject to the conditions of the Agreement.

ACQUISITIONCO

By: [AcquisitionCo COOP], a Dutch cooperatie met uitsluiting van aansprakelijkheid

By:
Name:
Title:
Date:

ACQUISITIONHOLDCO

By: [AcquisitionHoldCo C.V.], a Dutch commanditaire vennootschap

By:
Name:
Title:
Date:

EXHIBIT D

TO ACQUISITION AGREEMENT

Joinder to Acquisition Agreement dated as of December 17, 2009

As set forth in Section 8.12 of that certain Acquisition Agreement, dated as of December 17, 2009 (the “Agreement”), by and among Alphatec Holdings, Inc., a Delaware corporation, HealthpointCapital Partners, L.P., a Delaware limited partnership, HealthpointCapital Partners, II L.P., a Delaware limited partnership, HealthPoint (Luxembourg) I S.à r.l., a société à responsabilité limitée registered with the Luxembourg trade and companies register, and HealthPoint (Luxembourg) II, S.à r.l., a société à responsabilité limitée registered with the Luxembourg trade and companies register, by executing this Joinder, the undersigned hereby agree to become party to and to be bound as either AcquisitionCo or AcquisitionHoldCo (as set forth below) and shall be entitled to all of the benefits and subject to all of the obligations of either AcquisitionCo or AcquisitionHoldCo pursuant to the terms and subject to the conditions of the Agreement.

ACQUISITIONCO

By: [AcquisitionCo COOP], a Dutch cooperatie met uitsluiting van aansprakelijkheid

By:
Name:
Title:
Date:

ACQUISITIONHOLDCO

By: [AcquisitionHoldCo C.V.], a Dutch commanditaire vennootschap

By:
Name:
Title:
Date:

EXHIBIT E

TO ACQUISITION AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of [•], 2010 (this “Agreement”), by and among Alphatec Holdings, Inc., a Delaware corporation (the “Issuer”), HealthpointCapital Partners, L.P., a Delaware limited partnership (“HPC”), HealthpointCapital Partners II, L.P., a Delaware limited partnership (“HPC II” and together with HPC, the “HPC Entities”), and each additional person who becomes a party hereto pursuant to Section 11(b) or 11(c) by signing a counterpart signature page to this Agreement in the form of Exhibit A attached hereto.

INTRODUCTION

Reference is made to (i) the Stockholders’ Agreement, dated as of March 17, 2005 (the “Stockholders’ Agreement”), among the Issuer, HPC and the Investors party thereto, and (ii) the Subscription Agreement, dated June 4, 2009, by and between the Issuer and HPC II (the “Subscription Agreement”). Pursuant to Section 5 of the Stockholders’ Agreement and Article IV of the Subscription Agreement, HPC and HPC II, respectively, have certain registration rights with respect to shares of the Issuer’s common stock, par value $0.0001 per share (“Issuer Common Stock”).

Reference is made to the Acquisition Agreement, dated as of December 17, 2009, by and among the Issuer, the HPC Entities, Healthpoint (Luxembourg) I S.à r.l., a Luxembourg société à responsabilité limitée (“LuxCo I”), HealthPoint (Luxembourg) II, S.à r.l, a Luxembourg société à responsabilité limitée (“LuxCo II”), [AcquisitionCo COOP], a Dutch cooperatie met uitsluiting van aansprakelijkheid (“AcquisitionCo”) and [AcquisitionHoldCo CV], a Dutch commanditaire vennootschap (“AcquisitionHoldCo”), (the “Acquisition Agreement”). Pursuant to the Acquisition Agreement, AcquisitionCo acquired ordinary shares of Scient’x, S.A. (“Scient’x”) and Scient’x Groupe S.A.S. from Affiliates of the HPC Entities in exchange for a number of shares of Issuer Common Stock determined in accordance with the Acquisition Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Acquisition Agreement.

In connection with the acquisition of such shares of Issuer Common Stock by the HPC Entities, and to induce the HPC Entities and Issuer to consummate the transactions set forth in the Acquisition Agreement, (i) the Issuer has agreed to enter into this Agreement and to grant to the HPC Entities the rights set forth in this Agreement and (ii) the HPC Entities have agreed to enter into this Agreement and to waive or terminate previously granted registration rights under the Stockholders Agreement and the Subscription Agreement as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained in this Agreement, the HPC Entities and the Issuer agree as follows:

1. Definitions. For purposes of this Agreement:

“Acquisition Closing Date” means the date on which the closing of the transactions contemplated by the Acquisition Agreement occurs.

“Commission” means the United States Securities Exchange Commission.

“Eligible Market” means (i) The Nasdaq Global Market Select, (ii) The Nasdaq Global Market, (iii) The Nasdaq Capital Market, (iv) The New York Stock Exchange, Inc., (v) the American Stock Exchange or (vi) the OTC Bulletin Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Registration” means until the 135th day after the Acquisition Closing Date, a resale registration of shares of Issuer Common Stock that are issued and sold by Issuer to third parties in a private placement transaction that is consummated after the signing of the Acquisition Agreement and prior to the Acquisition Closing Date. For the avoidance of doubt, a resale registration that qualifies as an “Excluded Registration” pursuant to the previous sentence shall no longer qualify as an “Excluded Registration” if such registration has not become effective by the 135th day after the Acquisition Closing Date.

“Holder” means (i) each of the HPC Entities with respect to shares of Issuer Common Stock held by the HPC Entities and/or any of their Affiliates, (ii) upon becoming a party to this Agreement in accordance with Section 11(c), the Minority Scient’x Shareholders (as defined herein) with respect to shares of Issuer Common Stock held by the Minority Scient’x Shareholders, and (iii) any person to whom the rights or obligations under this Agreement with respect to all or a portion of the Registrable Securities have been transferred or assigned in accordance with Section 11(b).

“Post Closing Period” means the period ending on (a) the 90th day after the Acquisition Closing Date or (b) if a resale registration statement is filed by the Issuer prior to the Acquisition Closing Date to register shares of Issuer Common Stock that are issued and sold by Issuer to third parties in a private placement transaction that is consummated after the signing of the Acquisition Agreement and prior to the Acquisition Closing Date, the 135th day after the Acquisition Closing Date.

“prospectus” means any preliminary prospectus, final prospectus or summary prospectus prepared in connection with an offering of any Registrable Securities.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing with the Commission a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

“Registration Expenses” means all expenses in connection with the Issuer’s performance of or compliance with its obligations under this Agreement, including, without limitation, all (i) registration, qualification and filing fees; (ii) fees, costs and expenses of compliance with securities or blue sky laws (including reasonable fees, expenses and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters in a registration may designate); (iii) printing expenses; (iv) messenger, telephone and delivery (including delivery by mail or courier services) expenses; (v) fees, expenses and disbursements of counsel for the Issuer and of all independent certified public accountants retained by the Issuer (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (vi) Securities Act liability insurance if the Issuer so desires; (vii) fees, expenses and disbursements of any other individuals or entities retained by the Issuer in connection with the registration of the Registrable Securities; (viii) fees, costs and expenses incurred in connection with the listing of the Registrable Securities on each national securities exchange on which the Issuer has made application for the listing of its Common Stock; (ix) internal expenses of the Issuer (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and expenses of any annual audit) and (x) fees and expenses of one counsel selected by Holders of a majority of the Registrable Securities. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale of Registrable Securities, or counsel fees in addition to those provided for in clause (x) above and any other expenses incurred by Holders in connection with any registration that are not specified in the immediately preceding sentence.

“Registrable Securities” means any shares of Issuer Common Stock owned by any Holder, but only to the extent such shares of Issuer Common Stock constitute “restricted securities” under Rule 144 under the Securities Act or the Holder thereof is deemed to be an “affiliate” of the Issuer under Rule 144; provided, however, that Registrable Securities shall not include any shares of Issuer Common Stock (i) that have been sold to the public pursuant to a registration statement or Rule 144, (ii) that have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned, or (iii) that cease to be outstanding.

“Requestor” means either of the HPC Entities, until such time as neither of the HPC Entities, nor any of their Affiliates or limited or general partners, holds any Registrable Securities, and thereafter any Holder or Holders who, in the aggregate, beneficially own at least 50% of the securities that constitute Registrable Securities.

“Securities Act” means the Securities Act of 1933, as amended.

2. Demand Registrations.

(a) Request for Registration. At any time and from time to time after the expiration of the Post Closing Period, a Requestor may submit a written request (a “Demand Notice”) to the Issuer that the Issuer register Registrable Securities under and in accordance with the Securities Act (a “Demand Registration”), of all or any portion of the Registrable Securities; provided that the Registrable Securities to be included in such registration shall have a market value on the date such Demand Notice is received of at least $10 million, based on the closing price of the Issuer Common Stock on the trading day immediately preceding the day on which the Demand Notice is delivered, or shall represent at least three percent (3%) of the total shares of Issuer Common Stock then outstanding, or shall represent all Registrable Securities then outstanding. Such Demand Notice shall specify the number and description of Registrable Securities to be sold. Upon receipt of the Demand Notice, the Issuer shall:

(i) within five Business Days after receipt of such Demand Notice, give written notice of the proposed registration to all other Holders; and

(ii) as soon as commercially practicable after expiration of the notice period set forth in this Section 2(a)(ii), use commercially reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in written requests received by the Issuer and who provide the information required by Section 10 of this Agreement within 20 Business Days after the date the Issuer mails the written notice referred to in clause (i) above. If no request for inclusion from a Holder is received within such specified time, such Holder shall have no further right to participate in such registration.

Notwithstanding the foregoing, if the Issuer shall furnish to the Holders a certificate signed by the chief executive officer or chief financial officer of the Issuer stating that in the good faith judgment of the disinterested members of the board of directors of the Issuer, filing a registration statement on or before the date filing would be required in connection with any Demand Registration would materially interfere with any pending or contemplated acquisition, divestiture, financing, registered primary offering, or other transaction involving the Issuer, or would otherwise be materially detrimental to the Issuer and its stockholders other than the Holders or their Affiliates, the Issuer shall have the right to defer such filing or delay its effectiveness for a reasonable period not to exceed 60 calendar days; provided, that such right shall not be exercised more than twice with respect to a request for registration hereunder during any period of twelve consecutive months. The Issuer will pay all Registration Expenses in connection with such withdrawn request for registration.

(b) Shelf Registration. If at the time the Issuer registers Registrable Securities under the Securities Act pursuant to this Section 2, the sale or other disposition of such Registrable Securities by the Holders may be made on a delayed or continuous basis pursuant to a registration statement on Form S-3 (or any successor form that permits the incorporation by reference of future filings by the Issuer under the Exchange Act), or if Form S-3 is not available for use by the Issuer, Form S-1 (or any successor form that permits the incorporation by reference of future filings by the Issuer under the Exchange Act), then such registration statement, unless otherwise directed by the Requestor, shall be filed as a “shelf” registration statement pursuant to Rule 415 under the Securities Act (or any successor rule). Any such shelf registration shall cover the disposition of all Registrable Securities in one or more underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may be specified by the Requestor and set forth in the plan of distribution included in the registration statement. Except as provided in Section 6(b) hereof, the Issuer shall use commercially reasonable efforts to keep such “shelf” registration continuously effective as long as the delivery of a prospectus is required under the Securities Act in connection with the disposition of the Registrable Securities registered thereby and in furtherance of such obligation, shall supplement or amend such registration statement if, as and when required by the rules, regulations and instructions applicable to the form used by the Issuer for such registration or by the Securities Act or by any other rules and regulations thereunder applicable to shelf registrations. Upon their receipt of a certificate signed by the chief executive officer or chief financial officer of the Issuer stating that, in the judgment of the Issuer, it is advisable to suspend use of a prospectus included in a registration statement due to pending or contemplated material developments or other events that have not yet been publicly disclosed and as to which the Issuer believes public disclosure would be detrimental to the Issuer, the Holders will refrain from making any sales of Registrable Securities under the shelf registration statement for a period of up to 60 calendar days; provided, that this right to cause the Holders to refrain from making sales shall not be exercised by the Issuer more than twice in any twelve-month period (counting as a permitted exercise any exercise by the Issuer of its right to defer the filing or delay its effectiveness of a registration statement under the last paragraph of Section 2(a)). Each Holder agrees that, upon receipt of such notice from the Issuer, such Holder will forthwith discontinue any disposition of Registrable Securities pursuant to the shelf registration statement until the earlier of (X) the expiration of the period indicated in the certificate, if any, and (Y) the Holders’ receipt of a notice from the Issuer to the effect that such suspension has terminated; and shall treat such notice and any non-public information received in connection therewith in the strictest confidence and shall not disseminate such information. If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, then in the Holders’ possession, of the most recent resale prospectus covering such Registrable Securities at the time of receipt of such suspension notice.

(c) Underwriting. In connection with any registration under this Section 2, if the Requestor intends to distribute the Registrable Securities covered by any registration under this Section 2 by means of an underwriting, it shall so advise the Issuer in writing; provided that any such underwritten registration shall be on a firm commitment basis and shall represent gross offering proceeds to the Holders aggregating at least $10 million. In such event, the right of any Holder to include its Registrable Securities in such distribution shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Agreement. The Holders proposing to distribute their securities through such underwriting shall (together with the Issuer) enter into an underwriting agreement with one or more underwriters selected by the Requestor having terms and conditions customary for such agreements (which underwriter or underwriters shall be reasonably acceptable to the Issuer). Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit a portion of the number of Registrable Securities to be included in such distribution. The Issuer shall so advise all Holders distributing Registrable Securities through such underwriting, and the number of Registrable Securities that may be included in such underwriting shall be allocated among the Holders in such manner as may be determined by the Requestor.

(d) Limitations.

(i) The Issuer shall not be obligated to effect (A) more than two registrations under this Section 2 in any twelve (12) month period, (B) any Demand Registration covering more than 25 million shares of Registrable Securities, or (C) to have more than one (1) “shelf” registration statement pursuant to Rule 415 effective under the Securities Act at any time (other than shelf registrations filed pursuant to Rule 429 under the Securities Act); provided, that a registration pursuant to this Section 2 shall not be counted (X) unless the registration statement pursuant to which such Registrable Securities are being registered is declared effective by the SEC, or (Y) if following such effectiveness, the Issuer delivers a certificate pursuant to Section 2(b)

suspending the use of the related prospectus prior to the sale of at least a majority of the Registrable Securities by the Holders covered by such registration statement.

(ii) The Issuer shall be permitted to exclude such Holder’s Registrable Securities from a registration statement if such Holder fails to timely comply with the Issuer’s request for information pursuant to Section 10; provided, if such Holder provides such information prior to the filing of such registration statement (or prior to the final amendment thereto prior to such registration statement being declared effective) the Issuer shall use commercially reasonable efforts to include such Registrable Securities in such registration statement.

3. Piggy-back Registration.

(a) Notice of Registration. If at any time or from time to time the Issuer shall determine to register any of its capital stock, whether or not for its own account (other than pursuant to a Demand Registration, an Excluded Registration, any registration effected pursuant to Form S-4, S-8 or any successor forms, any registration relating solely to the sale of securities to participants in Issuer employee benefit plans, any registration relating to the reorganization of the Issuer or other transaction under Rule 145 of the Securities Act, or any registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (other than information relating to the Holders)), the Issuer shall:

(i) provide to each Holder written notice thereof at least 15 Business Days prior to the filing of the registration statement by the Issuer in connection with such registration; and

(ii) include in such registration, and in any underwriting involved therein, all those Registrable Securities specified in a written request by each Holder received by the Issuer within ten Business Days after the Issuer mails the written notice referred to above, subject to the provisions of this Section 3.

Upon their receipt of a certificate signed by the chief executive officer or chief financial officer of the Issuer stating that, in the judgment of the Issuer, it is advisable to suspend use of a prospectus included in a registration statement due to pending or contemplated material developments or other events that have not yet been publicly disclosed and as to which the Issuer believes public disclosure would be detrimental to the Issuer, the Holders will refrain from making any sales of Registrable Securities under the registration statement for a period of up to 60 calendar days; provided, that this right to cause the Holders to refrain from making sales shall not be exercised by the Issuer more than twice in any twelve-month period (counting as a permitted exercise any exercise by the Issuer of its right to defer the filing or delay its effectiveness of a registration statement under the last paragraph of Section 2(a)). Each Holder agrees that, upon receipt of such notice from the Issuer, such Holder will forthwith discontinue any disposition of Registrable Securities pursuant to the shelf registration statement until the earlier of (X) the expiration of the period indicated in the certificate, if any, and (Y) the Holders’ receipt of a notice from the Issuer to the effect that such suspension has terminated; and shall treat such notice and any non-public information received in connection therewith in the strictest confidence and shall not disseminate such information. If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, then in the Holders’ possession, of the most recent resale prospectus covering such Registrable Securities at the time of receipt of such suspension notice.

(b) Underwriting. The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon the participation by such Holder in the underwriting arrangements specified by the Issuer in connection with such registration and the inclusion of the Registrable Securities of such Holder in such underwriting to the extent provided in this Agreement. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Issuer) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Issuer and take all other actions, and deliver such opinions and certifications, as may be reasonably requested by such managing underwriter. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of a portion of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration. The Issuer shall so advise all Holders distributing Registrable Securities through such underwriting, and in the event that Registrable Securities in a registration would exceed twenty five percent (25%) of all shares included in such registration, the Issuer may limit the number of Registrable Securities included in such registration to not less than twenty five (25%) of the number of shares included in such registration, and in such case the number of Registrable Securities that may be included in such registration shall be allocated among the Holders in such manner as may be determined by the Requestor.

(c) Right to Terminate Registration. The Issuer shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any Holder has elected to include Registrable Securities in such registration without incurring any liability to any Holder.

(d) Limitations.

(i) The Issuer shall not be required to include more than 25 million shares of Registrable Securities in any individual registration under this Section 3.

(ii) The Issuer shall be permitted to exclude such Holder’s Registrable Securities from a registration statement if such Holder fails to timely comply with the Issuer’s request for information pursuant to Section 10; provided, if such Holder provides such information prior to the filing of such registration statement (or prior to the final amendment thereto prior to such registration statement being declared effective) the Issuer shall use commercially reasonable efforts to include such Registrable Securities on such registration statement.

(iii) Notwithstanding anything to the contrary contained herein, Registrable Securities which are subject to any lock-up or covered by an effective registration statement on Form S-3 will not be entitled to the registration rights set forth in this Section 3.

4. Holdback Agreements.

(a) Holders of Registrable Securities. Notwithstanding anything contained herein to the contrary and to the extent not inconsistent with applicable law, upon the request of the applicable underwriter, each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of Issuer Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the 10 days prior to and the 90 days after the effective time of any underwritten piggy-back registration pursuant to Section 3 hereof in which any of such holder’s Registrable Securities are included (except as part of such underwritten piggy back registration) (a “Stand-off Period”), except as otherwise agreed to by the underwriter managing any such underwritten registration. If (i) the Issuer issues an earnings release or other material news or a material event relating to the Issuer during the last 17 days of the Stand-off Period or (ii) prior to the expiration of the Stand-off Period, the Issuer announces that it will release earnings results during the 16 day period beginning upon the expiration of the Stand-off Period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4), the Stand-off Period shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be. Notwithstanding the foregoing, the provisions of this Section 4(a) shall only apply if (i) all officers and directors of the Issuer enter into similar agreements and (ii) no such officer or director is released in whole or in part from his or her obligations under such agreement unless all Holders are similarly released from the provisions of this Section 4(a) as to the same percentage of their Issuer Common Stock as to which such officer or director is released.

(b) The Issuer. The Issuer shall agree to such limitation on its public sale or distribution of Issuer Common Stock as may be reasonably requested by the managing underwriters in connection with any underwritten registration; provided, that such limitations shall not continue beyond the 135th day after the effective date of the registration statement in question.

5. Expense of Registration. All Registration Expenses incurred in connection with the registration and other obligations of the Issuer pursuant to Sections 2, 3 and 6 shall be borne by the Issuer, and all underwriting discounts and selling commissions incurred in connection with any such registrations shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.

6. Registration Procedures. If and whenever the Issuer is required by the provisions of this Agreement to effect the registration of Registrable Securities, the Issuer shall:

(a) promptly prepare and file with the Commission a registration statement with respect to such Registrable Securities on any form that may be utilized by the Issuer and that shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and use all commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable and remain effective thereafter as provided in this Agreement, provided, that if a Holder’s Registrable Securities are covered by such registration statement, then prior to filing a registration statement or prospectus or any amendments or supplements thereto, the Issuer will furnish to the Requestor, its counsel and the underwriters copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

(b) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments (including post-effective amendments) and supplements as may be necessary to reflect the intended method of disposition by the prospective seller or sellers of such Registrable Securities, provided, that, (i) except in the case of a shelf registration, such registration statement need not be kept effective and current for longer than 90 days subsequent to the effective date of such registration statement and (ii) in the case of a shelf registration, such shelf registration need not be kept effective and current after the second anniversary of the effective date of such registration statement;

(c) subject to receiving reasonable assurances of confidentiality and subject to limitations reasonably imposed by the Issuer to preserve attorney client privilege, for a reasonable period after the filing of such registration statement, and throughout each period during which the Issuer is required to keep a registration effective, make available for inspection by the Holders of Registrable Securities being offered, and any underwriters, and their respective counsel, such financial and other information and books and records of the Issuer, and cause the officers, directors, employees, counsel and independent certified public accountants (subject to such reasonable procedures and limitations as such parties may require) of the Issuer to respond to such inquiries as shall be reasonably necessary, in the judgment of such counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

(d) promptly notify the Holders of Registrable Securities being offered and any underwriters and confirm such advice in writing, (i) when such registration statement or the prospectus included in such registration statement or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the Commission, by the Financial Industry Regulatory Authority (“FINRA”), and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by any such entity for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and at the request of any Holder, the Issuer will prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(e) furnish to each Holder of Registrable Securities being offered, a signed counterpart, addressed to such Holder (and, if applicable, any of its Affiliates), of (i) any opinion of counsel to the Issuer delivered to any underwriter and (ii) any comfort letter from the Issuer’s independent public accountants delivered to any underwriter;

(f) furnish to each Holder of Registrable Securities being offered, and any underwriters, prospectuses or amendments or supplements thereto, in such quantities as they may reasonably request and as soon as practicable, that update previous prospectuses or amendments or supplements thereto;

(g) use all commercially reasonable efforts to (i) register or qualify the Registrable Securities to be included in a registration statement under this Agreement under such other securities laws or blue sky laws of such jurisdictions within the United States of America as any Holder of such Registrable Securities being offered or any underwriter of the securities being sold shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such Holder or underwriter to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Holder; provided, however, that the Issuer shall not be required for any such purpose to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 6(g) or (y) consent to general service of process in any such jurisdiction;

(h) cause all such Registrable Securities to be listed or accepted for quotation on an Eligible Market (provided, that the Issuer shall use all commercially reasonable efforts to cause such Eligible Market to be one of the stock exchanges identified in clauses (i) through (v) of the definition of “Eligible Market”);

(i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j) upon the sale of any Registrable Securities pursuant to such registration statement, remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities; and

(k) otherwise use all commercially reasonable efforts to comply with all applicable provisions of the Securities Act, and rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning not later than the first day of the Issuer’s fiscal quarter next following the effective date of the related registration statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

7. Indemnification. In the event any of the Registrable Securities are included in a registration statement under this Agreement:

(a) To the extent permitted by law, the Issuer agrees to indemnify and hold harmless each Holder, and each of its respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Holder within the meaning of the Securities Act (each, a “Holder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages, liabilities, charges, actions, proceedings, demands, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), whether joint or several, arising out of or based upon (i) any untrue statement (or allegedly untrue statement) of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to such registration statement, offering circular or other document incident to any such registration or compliance, (ii) any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Issuer of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer, or of any blue sky or other state securities law or any rule or regulation promulgated thereunder applicable to the Issuer, in each case, relating to action or inaction required of the Issuer in connection with any such registration; and the Issuer shall promptly reimburse any Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such Losses; provided, however, that the Issuer will not be liable in any such case to the extent that any such Losses arises out of or are based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such registration statement, prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Issuer, in writing, by such Holder expressly for use therein. If requested by any underwriter (as defined in the Securities Act) of the Registrable Securities, the Issuer also shall indemnify such underwriter and any of its officers, affiliates, directors, partners, members and agents and each person who controls such underwriter on substantially the same basis as that of the indemnification provided above in this Section 7(a).

(b) Each Holder of Registrable Securities being offered will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such Holder, indemnify and hold harmless the Issuer, each of its directors and officers and each underwriter (if any), and each other selling Holder and each other person, if any, who controls the Issuer, another selling Holder or such underwriter within the meaning of the Securities Act, against any Losses, whether joint or several, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or allegedly untrue statement of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to the registration statement, offering circular or other document incident to any such registration or compliance or (ii) any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, in each case if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Issuer by such selling Holder expressly for use therein, and shall reimburse the Issuer, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such Losses. The indemnification obligations hereunder of each Holder of Registrable Securities being offered shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such Holder from the sale of Registrable Securities giving rise to the applicable claim, less all other amounts paid as damages in respect thereof.

(c) In order for a person (the “Indemnified Party”) to be entitled to any indemnification provided for under Section 7(a) or (b) in respect of, arising out of or involving a claim made by any person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party must notify the party required to provide the indemnification (the “Indemnifying Party”) in writing of the Third Party Claim promptly following receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly following the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

(d) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof by notifying the Indemnified Party in writing to such effect within 30 days of receipt of the Indemnified Party’s notice of such Third Party Claim; provided, however, such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be that of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing of an election to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party then shall have the right to employ separate counsel at its own expense and to participate in the defense thereof, and shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by a majority of the Indemnified Parties who are eligible to select such counsel); provided, further, that the Indemnifying Party shall not have the right to assume the defense of such Third Party Claim unless (i) the Indemnifying Party acknowledges fully the rights of the Indemnified Party (and does not contest, as a whole or in part) the Indemnified Party’s indemnification rights for the Third Party Claim, (ii) the counsel selected by the Indemnifying Party is reasonably satisfactory to the Indemnified Party, (iii) the Indemnified Party is kept informed of all material developments and is furnished copies of all material papers filed or sent to or from the opposing party or parties and (iv) the Indemnifying Party prosecutes the defense of such Third Party Claim with commercially reasonable diligence in a manner which does not materially prejudice the defense of such Third Party Claim. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such Third Party Claim. In the event the Indemnifying Party elects (by notice in writing within such 30 day period) to assume the defense of or otherwise control the handling of any such Third Party Claim for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all reasonable professional fees (including attorneys’ fees, accountants, consultants and engineering fees) and investigation expenses incurred by the Indemnified Party prior to such election, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such Third Party Claim. If the Indemnifying Party assumes such defense in accordance with this Section 7(d), the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense.

Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No

Indemnified Party may consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

(e) If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(f) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to in this Agreement, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expenses in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The contribution obligation of a Holder hereunder, if any, shall be limited to the amount of any net proceeds actually received by such Holder from the sale of Registrable Securities giving rise to the applicable claim, less all other amounts paid as damages in respect thereof.

(g) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Issuer shall use all commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act; and

(c) furnish to any Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, and a copy of the most recent annual or quarterly report of the Issuer.

The provisions of this Section 8 shall terminate on the date on which there are no Holders of Registrable Securities

9. Termination of Registration Rights. With the exception of Section 8, no Holder shall be entitled to exercise any right provided for in this Agreement after the date on which all Registrable Securities held by such Holder may be sold in a single three-month period under Rule 144 under the Securities Act.

10. Information To Be Provided by and Received from the Holders. Each Holder whose Registrable Securities are to be included in any registration pursuant to this Agreement, as a condition to having such Registrable Securities so included, shall furnish the Issuer, upon at least three Business Days request, such information regarding such Holder and the distribution proposed by such Holder as may be reasonably requested in writing by the Issuer and as shall be required in connection with such registration or the registration or qualification of such securities under any applicable state securities law (including, without limitation, a signed

Notice and Questionnaire in the form attached as Exhibit B hereto). Each Holder agrees to provide the Issuer with any updates to such information as promptly as practicable during the effectiveness of the registration statement. The Issuer may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information at least five (5) Business Days prior to the initial filing of the registration statement (or such shorter period requested by the Issuer). The Holders each agree that information relating to the Issuer obtained by such Holder or by such Holder’s Affiliates or representatives shall be deemed confidential and shall not be used by such Holder as the basis for any market transactions in the securities of the Issuer unless and until such information is made generally available to the public.

11. Miscellaneous.

(a) No Inconsistent Agreements. Except for the registration rights being terminated or waived pursuant to Section 11(k) hereof, the Issuer represents and warrants to the Holders that it has not entered into, and covenants with the Holder that it will not enter into, any agreement with respect to the Issuer Common Stock which is inconsistent with, dilutes or violates the registration rights granted to the Holders under this Agreement.

(b) Transfer of Rights. Each Holder shall be entitled to transfer or assign at any time any of its rights (but only with all related obligations) under this Agreement, in connection with the transfer of all or a portion of its Registrable Securities, to any of the following: (i) any partner (including a general or limited partner) or retired partner of any Holder that is a partnership, (ii) any Affiliate of such Holder, (iii) any stockholder of any Holder that is a corporation, (iv) any member of any Holder that is a limited liability company or (v) any transferee that acquires at least the greater of 10% of the total number of Registrable Securities or 750,000 shares of Registrable Securities (subject to appropriate adjustment for any stock split, stock dividend, recapitalization or similar transaction); provided, that in each such case, the Issuer receives written notice within ten (10) days of any transfer and the transferee agrees to be bound by the terms of this Agreement by signing a counterpart signature page to this Agreement in the form of Exhibit A attached hereto.

(c) Minority Scient’x Shareholders. In the event that any of BROSE PE TREUHAND GmbH, a German Gesellschaft mit beschränkter Haftung (“Brose”), MEDICAL STRATEGIES MANAGEMENT & CONSULTING SERVICE LTD., a Cyprus corporation (“MSM”) and PRIM, S.A., a Spanish Sociedad Anónima (“PRIM” and together with Brose and MSM, the “Minority Scient’x Shareholders”) enter into share purchase agreements with Issuer, AcquisitionHoldCo and AcquisitionCo (the “Minority Purchase Agreements”) providing for the sale and transfer of their shares in Scient’x to AcquisitionCo for the same consideration per share as contemplated in the Acquisition Agreement and calculated based on the Exchange Ratio set forth in the Acquisition Agreement, then each such Minority Shareholder that has entered into a Minority Purchase Agreement shall have the right to become a party to this Agreement by execution of a counterpart signature page hereto in the form of Exhibit A attached hereto. Upon becoming a party to this Agreement, each such Minority Scient’x Shareholder shall be deemed a Holder for all purposes under this Agreement.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing to the address provided for notices set forth on the signature page hereto, as updated from time to time by written notice from the Holders to the Issuer, and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified below prior to 6:30 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified below on a day that is not a Business Day or later than 6:30 p.m. (Eastern time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

(e) Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(f) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Issuer and the Requestor; provided, that no amendment is required to effect the inclusion of the Minority Scient’x Shareholders as parties to this Agreement pursuant to Section 11(c). Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Issuer. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g) Governing Law; Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that jurisdiction excluding (to the greatest extent a Delaware court would permit) any rule of Law that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the state courts of the State of Delaware and (c) consents to service of process in the State of Delaware in the same manner as notice may be delivered in accordance with Section 11(d). Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(h) Attorneys’ Fees. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

(i) Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The Issuer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holders of a majority of the Registrable Securities.

(k) Termination and Waiver of Prior Registration Rights. Upon execution of this Agreement by the Issuer and HPC II, the registration rights set forth in Article IV of the Subscription Agreement shall terminate and be of no further force and effect, and HPC II waives any non-compliance therewith. For so long as this Agreement shall remain effective, the HPC Entities hereby waive any registration rights they may have with respect to shares of Issuer Common Stock under Section 5 of the Stockholders’ Agreement. In the event of any conflict between the Stockholders’ Agreement and this Agreement, this Agreement shall govern.

(l) Rule of Construction. The parties hereto acknowledge and agree that (i) each party and its counsel, if so represented, reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision and (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signatures appear on following pages]

IN WITNESS WHEREOF, the undersigned party has executed this Agreement as of the day and year first above written.

ALPHATEC HOLDINGS, INC.

By:
Name:
Title:

Address for Notice:

Alphatec Holdings, Inc. 5818 El Camino Real Carlsbad, CA 92008 Attn: Ebun Garner, General Counsel Fax: 760-431-9083 with a copy to:

Mintz Levin Chrysler Center 666 Third Avenue New York, NY 10017 Attention: Michael Fantozzi Facsimile: (212) 983-3115 Email: MLFantozzi@mintz.com

[Issuer Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned party has executed this Agreement as of the day and year first above written.

HEALTHPOINTCAPITAL PARTNERS, L.P.
BY:	HGP, LLC, its general partner

By:
Name:	John H. Foster
Title:	General Partner / Managing Director

ADDRESS FOR NOTICE:

505 Park Avenue 12th Floor New York, NY 10022 Attention: John H. Foster
Facsimile: (1) 212.935.6878 with a copy to:

Covington & Burling LLP 265 Strand London, WC2R 1BH Attention: Peter Laveran

Facsimile: (20) 7067 2222 Email: plaveran@cov.com

[HPC Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned party has executed this Agreement as of the day and year first above written.

HEALTHPOINTCAPITAL PARTNERS II, LP

BY:	HGP II, LLC, its general partner

By:
Name:	John H. Foster
Title:	General Partner / Managing Director

ADDRESS FOR NOTICE:

505 Park Avenue 12th Floor New York, NY 10022 Attention: John H. Foster
Facsimile: (1) 212.935.6878 with a copy to:

Covington & Burling LLP 265 Strand London, WC2R 1BH Attention: Peter Laveran

Facsimile: (20) 7067 2222 Email: plaveran@cov.com

[HPC II Signature Page to Registration Rights Agreement]

Exhibit A

Counterpart Signature Page

to Registration Rights Agreement dated as of [•], 2010

By executing this signature page, the undersigned hereby agrees to become party to and to be bound as a “Holder” by all of the terms and conditions of the Registration Rights Agreement, dated as of [•], 2010 (the “Agreement”), by and among Alphatec Holdings, Inc., a Delaware corporation (the “Issuer”), and the parties named therein and authorizes this signature page to be attached as a counterpart to such agreement. This counterpart signature page shall take effect and shall become an integral part of the Agreement immediately upon acceptance hereof by the Issuer.

EXECUTED this      day of                 .

Holder:

By:

Name:

Title:

Address for Notice:

ACCEPTED:

ALPHATEC HOLDINGS, INC.

By:

Name:

Title:

Exhibit B

Form of Notice and Questionnaire

Selling Shareholder Notice and Questionnaire

The undersigned beneficial holder of shares of common stock, par value $0.0001 per share (the “Registrable Securities”), of Alphatec Holdings, Inc. (the “Company”), understands that the Company has filed, or intends to file, with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”), for the registration and resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated [                     ], 2010 (the “Registration Rights Agreement”), between the Company, Healthpoint Capital Partners, L.P., Healthpoint Capital Partners II, L.P. and certain other shareholders of the Company. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling shareholder in the related Prospectus, deliver (or cause to be delivered) a Prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below).

Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling shareholders in the Prospectus and will not be permitted to sell any Registrable Securities pursuant to the Registration Statement. Beneficial owners are required to complete and deliver this Notice and Questionnaire on or before the third (3rd) day prior to the effectiveness of the Registration Statement so that such beneficial owners may be named as selling shareholders in the related Prospectus at the time the Registration Statement becomes effective.

Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling shareholder in the Registration Statement and the related Prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Shareholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company, each of its directors, each of its officers, each underwriter (if any), each other selling Holder, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against certain losses arising in connection with statements concerning the undersigned made in the Registration Statement or the related Prospectus in reliance upon the information provided in this Notice and Questionnaire.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1. (a) Full legal name of Selling Shareholder:

(b) Full legal name of registered holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:

(c) Full legal name of DTC participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) are held:

(d) Taxpayer identification or social security number of Selling Shareholder:

(e) If the Selling Shareholder is an entity, please state the jurisdiction of formation of the entity, the name of the natural person or persons ultimately controlling the voting and disposition of the entity’s shares, the person’s or persons’ relationship with the entity (including direct and indirect ownership and/or control of the entity), and the name and position of the authorized signatory for the entity:

Type of Entity:

Jurisdiction of Formation:

Natural Person’s or Persons’ Name(s) with control over voting of the shares:

Natural Person’s or Persons’ Name(s) with control over disposition of the shares:

Relationship of Natural Person or Persons with Entity:

Name/Position of Authorized Signatory:

2. Address for notices to Selling Shareholder:

Telephone:

Fax:

Email:

Contact Person: _________________________________________________________________________________

3. Beneficial ownership of Registrable Securities:

(a) Number of Registrable Securities beneficially owned:

(b) Do you disclaim beneficial ownership of any Registrable Securities?

YES              NO

If “YES,” please identify below the securities of which you are disclaiming beneficial ownership, and provide the name(s) of the person(s) who should be shown as the beneficial owner of such securities and the relationship of such person(s) to you.

(c) Do you intend to register for resale all of your Registrable Securities in the Prospectus? NOTE: The Registration Rights Agreement contains limitations on the number of shares that you may include in the Registration Statement.

YES              NO

If you answered “NO” to Question 3(c) above, please indicate below the maximum number of Registrable Securities that you request to include in the Registration Statement and the number of shares of Registrable Securities that you would own following the completion of the offering, assuming that you sold the maximum number of shares being included in the Registration Statement.

                     shares to be included in the Registration Statement

                     shares beneficially owned following the offering

4. Beneficial ownership of other securities of the Company’s owned by the Selling Shareholder:

EXCEPT AS SET FORTH BELOW IN THIS ITEM (4), THE UNDERSIGNED IS NOT THE BENEFICIAL OR REGISTERED OWNER OF ANY SECURITIES OF THE COMPANY OTHER THAN THE REGISTRABLE SECURITIES LISTED ABOVE IN ITEM (3) (“OTHER SECURITIES”).

(a) Type and amount of Other Securities beneficially owned by the Selling Shareholder:

(b) CUSIP No(s). (if applicable) of such Other Securities beneficially owned:

(c) Do you disclaim beneficial ownership of any Other Securities?

YES              NO

If “YES,” please identify below the securities of which you are disclaiming beneficial ownership, and provide the name(s) of the person(s) who should be shown as the beneficial owner of such securities and the relationship of such person(s) to you.

5. Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or their predecessors or affiliates) during the past three years.

State any exceptions here:

6. Nature of the Selling Shareholder:

(a) Is the Selling Shareholder:

a reporting company under the Exchange Act?

Yes              No

a majority owned subsidiary of a reporting company under the Exchange Act?

Yes              No

or a registered investment company under the Investment Company Act?

Yes              No

If so, please state which one

If the entity is a majority owned subsidiary of a reporting company, identify the majority shareholder that is a reporting company.

If the entity is not any of the above, identify the natural person or persons having voting and investment control over the Company’s securities that the entity owns.

(b) Is the Selling Shareholder a registered broker-dealer?

Yes              No

If yes, state whether the Selling Shareholder received the Registrable Securities as compensation for underwriting activities and, if so, provide a brief description of the transaction(s) involved.

State whether the Selling Shareholder is an affiliate of a broker-dealer and if so, list the name(s) of the broker-dealer affiliate(s). For purposes of this Item 6(b), an “affiliate” of a broker-dealer includes any company that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such broker-dealer, and does not include individuals employed by any such broker-dealers or by any of their affiliates.

Yes              No

If the answer is “Yes,” you must answer the following:

If the Selling Shareholder is an affiliate of a registered broker-dealer, the Selling Shareholder purchased the Registrable Securities (i) in the ordinary course of business and (ii) at the time of the purchase of the Registrable Securities, had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities.

Yes              No

If the answer is “No,” state any exceptions here:

If the answer is “No,” this may affect your ability to be included in the Registration Statement.

[SIGNATURE PAGE FOLLOWS]

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules and regulations promulgated thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Shareholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Shareholders against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related Prospectus.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:                      , 2010

Name of Beneficial Owner:

By:
Name:
Title:

Please return the completed and executed Notice and Questionnaire by [                     ], 2010 to:

Ebun S. Garner, Esq.

General Counsel and Vice President

Alphatec Spine, Inc.

5818 El Camino Real | Carlsbad, CA 92008

email: egarner@alphatecspine.com

phone: (760) 494.6748 | fax: (760) 431.9083

…………………………

Thomas Weisel Partners

390 Park Ave, 2nd Floor

New York, NY 10022

212.271.3700

www.tweisel.com

Annex C

PRIVILEGED AND

CONFIDENTIAL

December 17, 2009

Special Committee and Board of Directors

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, California 92008

Ladies and Gentlemen:

We understand that Alphatec Holdings, Inc., a Delaware corporation (“Buyer”), Alphatec Holdings International C.V., a Dutch commanditaire vennootschap in formation and a wholly-owned subsidiary of Buyer, Coöperatie Alphatec Holdings Europa U.A., a Dutch cooperatie met uitsluiting van aansprakelijkheid in formation and a wholly-owned indirect subsidiary of Buyer, Healthpoint Capital Partners, L.P., a Delaware limited partnership (“HPC I”), Healthpoint Capital Partners II, L.P., a Delaware limited partnership (“HPC II” and, together with HPC I, “HPC”), HealthPoint (Luxembourg) I S.à.r.l., a société à responsabilité limitée and a wholly-owned subsidiary of HPC I (“LuxCo I”), and HealthPoint (Luxembourg) II S.à.r.l., a société à responsabilité limitée and a majority-owned subsidiary of HPC II (“LuxCo II” and, together with LuxCo I, the “Sellers”) propose to enter into a transaction (the “Transaction”) evidenced by an Acquisition Agreement, in substantially the form presented to us on December 16, 2009 (the “Majority Purchase Agreement”), a Registration Rights Agreement, in substantially the form presented to us on December 16, 2009 (the “Registration Rights Agreement”), a Corporate Governance Agreement, in substantially the form presented to us on December 16, 2009 (the “Governance Agreement”), and Share Purchase Agreements, in substantially the form presented to us on December 16, 2009 (the “Minority Purchase Agreements” and, together with the Majority Purchase Agreement, the Registration Rights Agreement, and the Governance Agreement, the “Agreements”), pursuant to which Buyer will indirectly acquire shares of Scient’x S.A., a French société anonyme (“Target”), representing all of the issued and outstanding ordinary shares of Target, nominal value €0.25 per share (the “Target Shares”), from the Sellers and other shareholders of Target in exchange for an aggregate of 24,000,000 shares of the common stock of Buyer, par value $0.0001 per share (“Buyer Common Stock”), subject to certain adjustments, including, without limitation, adjustments relating to HPC’s cash deal expenses and a pro rata price adjustment in the event that less than 100% of the Target Shares are acquired (the “Consideration”). The terms and conditions of the Transaction are set forth in more detail in the Agreements.

You have asked for our opinion as investment bankers as to whether the Consideration to be paid by Buyer pursuant to the Transaction is fair to Buyer from a financial point of view, as of the date hereof. As you are aware, we were not retained to, nor did we, advise Buyer with respect to alternatives to the Transaction or Buyer’s underlying decision to proceed with or effect the Transaction.

In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Target and Buyer, including the consolidated financial statements for recent years and interim periods to September 30, 2009 and certain other relevant financial and operating data

Special Committee and Board of Directors

Alphatec Holdings, Inc.

December 17, 2009

relating to Target and Buyer made available to us from published sources and from the internal records of Target and Buyer; (ii) reviewed the financial terms and conditions of the Agreements as set forth in the drafts thereof, dated as of December 16, 2009, furnished to us; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Buyer Common Stock; (iv) compared Target and Buyer from a financial point of view with each other and with certain other companies in the medical device industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the medical device industry which we deemed to be comparable, in whole or in part, to the Transaction; (vi) reviewed and discussed with representatives of the management of Target and Buyer certain information of a business and financial nature regarding Target and Buyer, furnished to us by them, including financial forecasts and related assumptions of Target and Buyer; (vii) made inquiries regarding and discussed the Transaction and the Agreements and other matters related thereto with Buyer’s counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

In connection with our review, we have not assumed any obligation independently to verify, and have not independently verified, the foregoing information and have relied on it being accurate and complete in all material respects. With respect to the financial forecasts for Target and Buyer provided to us by their respective managements, upon their advice and with your consent, we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of Target and Buyer and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in Buyer’s or Target’s assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to Buyer as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Target and Buyer, the Transaction and the Agreements, including the legal status and financial reporting of litigation involving Target. We have assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Target or Buyer, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

We have further assumed with your consent that the Transaction will be consummated in accordance with the terms described in the draft Agreements referred to above, without any further amendments thereto, and without waiver by Buyer of any of the conditions to its obligations thereunder. We have also assumed that in the course of obtaining the necessary regulatory approvals for the Transaction, no restrictions, including any divestiture requirements, will be imposed that could have a meaningful effect on the contemplated benefits of the Transaction.

We have acted as financial advisor to the Special Committee in connection with the Transaction and will receive a fee for our services, including rendering this opinion, a significant portion of which will be due to us upon consummation of the Transaction or, in the event the Special Committee determines not to pursue an acquisition of Target based in substantial part on the work done by and advice provided by us, upon the

…………………………

Thomas Weisel Partners

390 Park Ave, 2nd Floor

New York, NY 10022

212.271.3700

www.tweisel.com

Special Committee and Board of Directors

Alphatec Holdings, Inc.

December 17, 2009

determination by the Special Committee that no further services or analyses are required of us. In the ordinary course of our business, we actively trade the equity securities of Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also acted as an underwriter in connection with offerings of securities of Buyer and performed various investment banking services for Buyer for which we have received customary fees. We expect to continue to provide investment banking services to Buyer in the future.

Based upon the foregoing and in reliance thereon, it is our opinion, as investment bankers, that the Consideration to be paid by Buyer pursuant to the Transaction is fair to Buyer from a financial point of view, as of the date hereof. We are not expressing an opinion regarding the price at which Buyer Common Stock may trade at any future time. The Consideration to be paid by Buyer pursuant to the Transaction is based upon a fixed number of shares of Buyer Common Stock and, accordingly, the market value of the Consideration may vary significantly.

This opinion has been approved by the fairness committee of Thomas Weisel Partners LLC. It is directed to the Special Committee and Board of Directors of Buyer in their consideration of the Transaction and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Transaction. Further, this opinion addresses only the financial fairness to Buyer of the Consideration to be paid by Buyer, and does not address the relative merits of the Transaction and any alternatives to the Transaction, Buyer’s underlying decision to proceed with or effect the Transaction, or any other aspect of the Transaction. Moreover, it does not address the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of Buyer; nor does it address the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Target, or class of such persons, in connection with the Transaction, whether relative to the Consideration or otherwise. This opinion may not be used or referred to by Buyer, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in the Proxy Statement to be filed with the Securities and Exchange Commission in connection with the Transaction.

Very truly yours,

/s/  THOMAS WEISEL PARTNERS LLC

…………………………

Thomas Weisel Partners

390 Park Ave, 2nd Floor

New York, NY 10022

212.271.3700

www.tweisel.com

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

ALPHATEC HOLDINGS, INC.

00000

‚ FOLD AND DETACH HERE ‚

Please mark your votes as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

		FOR	AGAINST	ABSTAIN
PROPOSAL 1.	Approval of the issuance of 24,000,000 shares of the Company’s common stock in consideration for 100% of the outstanding shares of Scient’x	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the recommendations of the board of directors, just sign below. You need not mark any boxes.

Please sign below. When signing as attorney or as an executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized official. If a partnership, please sign in partnership name by authorized person.

THE SPECIAL COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ISSUANCE OF THE SHARES.

UPON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ISSUANCE OF THE SHARES.

Will Attend Meeting	☐	YES

Mark Here for Address Change ☐
or Comments
SEE REVERSE

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

‚ FOLD AND DETACH HERE ‚

PROXY

ALPHATEC HOLDINGS, INC.

5818 EL CAMINO REAL

CARLSBAD, CA 92008

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [            ], 2010

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [            ], 2010, in connection with the Special Meeting to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at 666 Third Avenue, 25th Floor, New York, NY 10076, at [            ], Eastern Standard Time, on [            ], 2010, and hereby appoints Ebun S. Garner, Esq. (with full power to act alone), as the attorney and proxy of the undersigned, with power of substitution, to vote all shares of the common stock of Alphatec Holdings, Inc. registered in the name provided herein, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS SIGNED AND RETURNED WITHOUT SPECIFIC DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)
00000